   As filed with the Securities and Exchange Commission on December 24, 1996
                                                      REGISTRATION NO.  333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                             CUC INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                 8699                        06-0918165
(State or Other Jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)        Identification Number)

                                707 SUMMER STREET
                          STAMFORD, CONNECTICUT  06901
                                 (203) 324-9261

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                COSMO CORIGLIANO                         AMY N. LIPTON, ESQ.
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER       SENIOR VICE PRESIDENT
             CUC INTERNATIONAL INC.                      AND GENERAL COUNSEL
                707 SUMMER STREET                      CUC INTERNATIONAL INC.
          STAMFORD, CONNECTICUT 06901                    707 SUMMER STREET
                 (203) 324-9261                     STAMFORD, CONNECTICUT 06901
                                                           (203) 324-9261

  (Name, Address, Including Zip Code, and Telephone Number, Including
                    Area Code, of Agent for Service)

                                      COPIES TO:

            BRADFORD P. WEIRICK, ESQ.               MARGARET E. NIBBI, ESQ.
           GIBSON, DUNN & CRUTCHER LLP                 GUNDERSON DETTMER
             333 SOUTH GRAND AVENUE                    STOUGH VILLENEUVE
         LOS ANGELES, CALIFORNIA  90071             FRANKLIN & HACHIGIAN, LLP
                 (213) 229-7000                     155 CONSTITUTION DRIVE
                                                  MENLO PARK, CALIFORNIA 94025
                                                         (415) 321-2400

                          ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of KA Acquisition Corp., a Delaware corporation and wholly owned subsidiary of CUC International Inc., a Delaware corporation ("CUC International"), with and into Knowledge Adventure, Inc., a Delaware corporation ("Knowledge Adventure"), as described in the Agreement and Plan of Merger dated as of October 11, 1996 attached as Annex A-1 to the Proxy Statement/Prospectus forming part of this Registration Statement (as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of December 20, 1996 attached as Annex A-2 to the Proxy Statement/Prospectus forming part of this Registration Statement, the "Merger Agreement").

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                        ------------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                      AMOUNT         PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   TITLE OF EACH CLASS OF              TO BE          OFFERING PRICE        AGGREGATE OFFERING         REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED (1)       PER UNIT                PRICE (2)                 FEE (3)
-----------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value....     3,472,785            $22.375               $77,703,564               $23,547
-----------------------------------------------------------------------------------------------------------------------

(1) The aggregate number of shares of common stock, $.01 par value, of CUC International Inc. (the "CUC Common Stock") to be issued in the Merger and registered hereunder include (a) 3,416,621 shares of CUC Common Stock, and
    (b) 56,164 shares of CUC Common Stock assuming that the effective time of the Merger occurs on February 15, 1997. A portion of the shares of CUC Common Stock to be registered hereunder may be issued in the form of options to acquire CUC Common Stock.
(2) Estimated pursuant to Rule 457(f)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of the shares of CUC Common Stock to be received by the holders of shares of capital stock of Knowledge Adventure in the Merger ($22.375 per share, i.e.,
                                                                           ----
    the average of the high and low sales prices per share of the CUC Common Stock as reported in The New York Stock Exchange, Inc. ("NYSE") Composite Transactions on December 17, 1996 (within 5 business days prior to the filing date)).
(3) The registration fee for the CUC Common Stock registered hereby, $23,547, has been calculated pursuant to Section 6(b) of, and Rule 457(c) promulgated under, the Securities Act as follows: 1/33rd of 1% of the product of (x) $22.375, the average of the high and low sales prices per share of CUC Common Stock as reported in the NYSE Composite Transaction on December 17, 1996 (within 5 business days prior to the filing date), and (y) 3,472,785.
                        ------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                           KNOWLEDGE ADVENTURE, INC.
                           1311 Grand Central Avenue
                          Glendale, California  91201

                               ___________, 1997

To Our Stockholders:

     You are hereby cordially invited to attend a special meeting of the stockholders of Knowledge Adventure, Inc., a Delaware corporation (the "Company"), to be held at the Company's principal executive offices located at 1311 Grand Central Avenue, Glendale, California 91201, on ________, _______, 1997 at ___ a.m., local time (the "Meeting").

     As described in the accompanying Proxy Statement/Prospectus, at the Meeting, holders of record of shares of common stock and preferred stock of the Company (collectively, the "Company Shares") at the close of business on December ___, 1996 will be requested to consider and vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 11, 1996 (as amended, the "Merger Agreement"), among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and KA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC International ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger"), with the Company, as the surviving corporation in the Merger, becoming a wholly owned subsidiary of CUC International, (ii) a proposal to approve an amendment (the "Charter Clarification") to Article IV, Section B.2 of the Restated Certificate of Incorporation of the Company to clarify that the fair market value of the merger consideration to be received by the holders of Company Shares in the Merger (for the purpose of allocating the merger consideration among the holders of Company Shares) will be determined as of the date of the closing of the Merger, and (iii) such other business as may properly be presented at the Meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company has received the written opinion dated October 4, 1996 of Piper Jaffray Inc., the Company's financial advisor, to the effect that, as of the date of the opinion, based on and subject to the assumptions, factors and limitations set forth in the opinion and as described herein, the aggregate consideration to be received by the holders of capital stock of the Company as a group in the Merger was fair, from a financial point of view, to such stockholders as a group. The full text of the written opinion of Piper Jaffray, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D to the accompanying
                                                     -------
Proxy Statement/Prospectus and should be read carefully and in its entirety.

     AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND THE CHARTER CLARIFICATION, THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE MERGER (AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT) AND THE CHARTER CLARIFICATION ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY) AND THE CHARTER CLARIFICATION AND RECOMMENDS THAT THE HOLDERS OF COMPANY SHARES VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CHARTER CLARIFICATION.

     You should read carefully the accompanying Notice of Special Meeting and Proxy Statement/Prospectus for details concerning the Merger, the Charter Clarification and additional related information.

     It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, I encourage you to sign, date and return the enclosed proxy card at your earliest convenience in the enclosed postage-prepaid envelope. Your Company Shares will be voted in accordance with the instructions you have given in your proxy card. If you attend the Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                              Very truly yours,

                              Lawrence S. Gross
                              President and Chief Executive Officer

                           KNOWLEDGE ADVENTURE, INC.
                           1311 Grand Central Avenue
                          Glendale, California  91201

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON _________, 1997

     A Special Meeting of the holders of shares of common stock, par value $.0001 per share ("Company Common Stock"), Series A Preferred Stock, par value $.0001 per share, Series B Preferred Stock, par value $.0001 per share, Series C Preferred Stock, par value $.0001 per share, Series D Preferred Stock, par value $.0001 per share, Series E Preferred Stock, par value $.0001 per share, and Series F Preferred Stock, par value $.0001 per share, of Knowledge Adventure, Inc., a Delaware corporation (the "Company") (the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the Company being collectively referred to herein as the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Shares"), will be held at the principal executive offices of the Company located at 1311 Grand Central Avenue, Glendale, California 91201, on ________, _______, 1997, convening at ___ a.m., local time (the "Meeting"). At the Meeting, you will be asked to consider and act upon the following matters, which are described more fully in the accompanying Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 11, 1996 (as amended, the "Merger Agreement"), among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and KA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC International ("Merger Sub"). Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of CUC International. At the effective time of the Merger (the "Effective Time"), all of the Company Shares that are outstanding immediately prior thereto (other than shares held by CUC International, Merger Sub or any other subsidiary of CUC International, any dissenting shares or any Company Shares held in the Company's treasury) will be converted into the right to receive, in the aggregate, the sum of (i) 3,416,621 shares of common stock, par value $.01 per share, of CUC International ("CUC Common Stock"), less (ii) the aggregate number of shares of CUC Common Stock
                ----
issuable upon the exercise of all CUC Replacement Options (as defined in the accompanying Proxy Statement/Prospectus) that are issued in the Merger to the holders of any options, whether vested or unvested, outstanding immediately prior to the Effective Time to acquire shares of Company Common Stock ("Company Common Options"), less (iii) the aggregate number of shares of CUC Common Stock
                  ----
issuable upon the exercise of all Preferred Replacement Options (as defined in the accompanying Proxy Statement/Prospectus) that are issued in the Merger to the holders of any options, whether vested or unvested, outstanding immediately prior to the Effective Time to acquire shares of Company Preferred Stock ("Company Preferred Options"), plus (iv) an additional 748.848 shares of CUC
                               ----
Common Stock for each calendar day after December 1, 1996 and prior to the date of the closing of the Merger (the "Closing Date"), in each case subject to the indemnification and escrow provisions of the Merger Agreement and a related Escrow Agreement (as defined in the accompanying Proxy Statement/Prospectus) (as more fully described in the accompanying Proxy Statement/Prospectus, the "Merger Consideration"). Each Company Share will be converted in the Merger into the right to receive that portion of the Merger Consideration to which such Company Share is entitled under, and in accordance with, Article IV, Section B.2 of the Restated Certificate of Incorporation of the Company (the "Applicable Charter Provision"), a copy of which is attached as Annex B to the accompanying Proxy
                                            -------
Statement/Prospectus. No fractional shares of CUC Common Stock will be issued to holders of Company Shares in the Merger.

     2. To consider and vote upon a proposal to approve an amendment (the "Charter Clarification") to the Applicable Charter Provision to clarify that the fair market value of the Merger Consideration to be received by the holders of Company Shares in the Merger (for the purpose of allocating the Merger Consideration among the holders of Company Shares) will be determined as of the Closing Date. The proposed text of the Charter Clarification is contained in "Proposal No. 2--The Charter Clarification--General," and should be read carefully and in its entirety. The obligations of CUC International and Merger Sub to effect the Merger are subject to, among other things, the approval and adoption of the Charter Clarification by the requisite votes of the stockholders of the Company.

     3. To transact such other business as may properly be presented at the Meeting and any adjournments or postponements thereof.

     The affirmative votes of the holders of at least (i) a majority of all of the outstanding shares of Company Common Stock voting together as a class with all of the outstanding shares of Company Preferred Stock, with each share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock may be converted at such time, and (ii) 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting together as a single class (with each such share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time, provided that in any event each share of Series D Preferred Stock will be deemed to be convertible at such time into six shares of Company Common Stock), are necessary to approve and adopt the Merger Agreement and the Charter Clarification.

     The Board of Directors of the Company (the "Company Board") has fixed the close of business on December ___, 1996 as the record date (the "Record Date") for the purpose of determining the holders of Company Shares who are entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof. No other business may be transacted at the Meeting absent the provision of proper notice in accordance with the Company's Bylaws.

     A list of the holders of Company Shares entitled to vote at the Meeting will be made available for examination by any holder of Company Shares, for any purpose germane to the Meeting, during ordinary business hours, at the offices of the Company located at 1311 Grand Central Avenue, Glendale, California 91201, commencing on _____________, 1997, and at the Meeting.

     Holders of Company Shares may be entitled to dissenters' rights in the Merger if their shares qualify as "dissenting shares" under applicable Delaware and California law. If properly exercised, these rights would require the Company to purchase such "dissenting shares" for cash at the fair market value thereof. The full texts of the pertinent statutory provisions relating to the proper exercise of such dissenters' rights are attached as Annexes C-1 and C-2
                                                           -----------     ---
to the accompanying Proxy Statement/Prospectus and should be read carefully and in their entirety. See "Proposal No. 1--The Merger--Rights of Dissenting Stockholders."

     It is important that your shares be represented at the Meeting. All stockholders are cordially invited to attend the Meeting in person. However, whether or not you attend the Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage pre-paid envelope. Any stockholder who so desires may revoke his or her proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and may vote thereat in person.

     THE MERGER (AND THE RELATED TRANSACTIONS CONTEMPLATED THEREBY) AND THE CHARTER CLARIFICATION ARE MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. THE FULL TEXT OF THE MERGER AGREEMENT AND THE AMENDMENT THERETO ARE ATTACHED AS ANNEX A-1 AND A-2 THERETO, RESPECTIVELY, AND THE
                        ---------     ---
PROPOSED TEXT OF THE CHARTER CLARIFICATION IS CONTAINED IN "PROPOSAL

NO. 2--THE CHARTER CLARIFICATION," AND SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY.

     AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND THE CHARTER CLARIFICATION, THE COMPANY BOARD HAS DETERMINED THAT THE MERGER (AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT) AND THE CHARTER CLARIFICATION ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE COMPANY BOARD HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY) AND THE CHARTER CLARIFICATION AND RECOMMENDS THAT THE HOLDERS OF COMPANY SHARES VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CHARTER CLARIFICATION.

                              Very truly yours,

                              Lawrence S. Gross
                              President and Chief Executive Officer
Glendale, California

____________, 1996

                          [FACING SIDE OF PROXY CARD]
                           KNOWLEDGE ADVENTURE, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ___________, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           KNOWLEDGE ADVENTURE, INC.

     The undersigned hereby appoints Lawrence S. Gross and Jay Meschel, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock and Preferred Stock of Knowledge Adventure, Inc. (the "Company"), held of record by the undersigned on December __, 1996, at the Special Meeting of stockholders of the Company (the "Meeting") to be held at the Company's principal executive offices located at 1311 Grand Central Avenue, Glendale, California 91201 on _______________, ______________, 1997, at ______ a.m., local time, and at any adjournments or postponements thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED ON THE FRONT OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNOWLEDGE ADVENTURE, INC.


                          [REVERSE SIDE OF PROXY CARD]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

1.  APPROVAL AND ADOPTION OF THE          FOR  AGAINST  ABSTAIN         3.  To transact such other business as may
    AGREEMENT AND PLAN OF MERGER          [_]    [_]      [_]               properly be presented at the meeting or
    DATED AS OF OCTOBER 11, 1996, AS                                        any adjournments or postponements
    AMENDED, AMONG THE COMPANY, CUC                                         thereof.
    INTERNATIONAL INC. AND KA
    ACQUISITION CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

2.  APPROVAL AND ADOPTION                 FOR  AGAINST  ABSTAIN
    OF THE CHARTER                        [_]    [_]      [_]
    CLARIFICATION

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed by a duly authorized officer of the partnership. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Signature(s)____________________________________________  Date:________________
NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                  Subject to Completion, Dated December 24, 1996

                           PROXY STATEMENT/PROSPECTUS

KNOWLEDGE ADVENTURE, INC.                                 CUC INTERNATIONAL INC.
1311 GRAND CENTRAL AVENUE                                      707 SUMMER STREET
GLENDALE, CALIFORNIA  91201                         STAMFORD, CONNECTICUT  06901
(818) 246-4400                                                    (203) 324-9261
                            ________________________
                          PROXY STATEMENT RELATING TO
          SPECIAL MEETING OF STOCKHOLDERS OF KNOWLEDGE ADVENTURE, INC.
                 TO BE HELD ON ______________, __________, 1997

               PROSPECTUS RELATING TO UP TO ___________ SHARES OF
                 CUC INTERNATIONAL COMMON STOCK, $.01 PAR VALUE
                            ________________________

     This Proxy Statement/Prospectus and the accompanying proxy card are being furnished to the holders of shares of common stock, par value $.0001 per share ("Company Common Stock"), Series A Preferred Stock, par value $.0001 per share, Series B Preferred Stock, par value $.0001 per share, Series C Preferred Stock, par value $.0001 per share, Series D Preferred Stock, par value $.0001 per share, Series E Preferred Stock, par value $.0001 per share, and Series F Preferred Stock, par value $.0001 per share, of Knowledge Adventure, Inc., a Delaware corporation (the "Company") (the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the Company being collectively referred to herein as the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Shares"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Company Board") for use at a Special Meeting of the stockholders of the Company to be held at the principal executive offices of the Company located at 1311 Grand Central Avenue, Glendale, California 91201, on ________, _______, 1997 at ___ a.m., local time, and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, holders of record as of December ___, 1996 (the "Record Date") of outstanding Company Shares will be requested to consider and vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 11, 1996 (as amended, the "Merger Agreement"), among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and KA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC International ("Merger Sub"), and (ii) a proposal to approve an amendment (the "Charter Clarification") to Article IV, Section B.2 of the Restated Certificate of Incorporation of the Company (the "Applicable Charter Provision") to clarify that the fair market value of the Merger Consideration (as defined below) to be received by the holders of Company Shares in the Merger (for the purpose of allocating the Merger Consideration among the holders of Company Shares) will be determined as of the date of the closing of the Merger (the "Closing Date").

     SEE "SUMMARY--RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF COMPANY SHARES IN DETERMINING HOW TO VOTE IN RESPECT OF THE MERGER AGREEMENT AND THE CHARTER CLARIFICATION.

     THE SHARES OF CUC COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN
       APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

     Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of CUC International. At the effective time of the Merger (the "Effective Time"), all of the Company Shares that are outstanding immediately prior thereto (other than shares held by CUC International, Merger Sub or any other subsidiary of CUC International, any dissenting shares and any Company Shares held in the Company's treasury) will be converted into the right to receive, in the aggregate, the sum of (i) 3,416,621 shares of common stock, par value $.01 per share, of CUC International ("CUC Common Stock"), less (ii) the aggregate number
                                                  ----
of shares of CUC Common Stock issuable upon the exercise of all CUC Replacement Options (as defined below) that are issued in the Merger to the holders of any options, whether vested or unvested, outstanding immediately prior to the Effective Time to acquire shares of Company Common Stock ("Company Common Options"), less (iii) the aggregate number of shares of CUC Common Stock
           ----
issuable upon the exercise of all Preferred Replacement Options (as defined below) that are issued in the Merger to the holders of any options, whether vested or unvested, outstanding immediately prior to the Effective Time to acquire shares of Company Preferred Stock ("Company Preferred Options"), plus
                                                                         ----
(iv) an additional 748.848 shares of CUC Common Stock for each calendar day after December 1, 1996 and prior to the Closing Date, in each case subject to the indemnification and escrow provisions of the Merger Agreement and a related Escrow Agreement (as defined below) (as more fully described herein, the "Merger Consideration"). Each Company Share will be converted in the Merger into the right to receive that portion of the Merger Consideration to which such Company Share is entitled under, and in accordance with, the Applicable Charter Provision, a copy of which is attached as Annex B hereto.
                                          -------

     As more fully described in "Proposal No. 1--The Merger," based upon the equity capitalization of CUC International and the Company, the stockholders of the Company, together with the holders of Company Common Options and Company Preferred Options, immediately prior to the Effective Time will own, in the aggregate and on a fully diluted basis, less than 1.0% of the shares of CUC Common Stock outstanding immediately after the Effective Time.

     CUC Common Stock is traded on The New York Stock Exchange, Inc. ("NYSE") under the symbol "CU." The closing sales price of CUC Common Stock as reported on the NYSE was $____ on December ___, 1996 (the latest practicable date preceding the mailing of this Proxy Statement/Prospectus for which such prices were available). Because the market price of shares of CUC Common Stock is inherently subject to fluctuation, the aggregate value of the Merger Consideration to be received by the Company's stockholders in the Merger is subject to fluctuation. The Merger Agreement does not contain any minimum or maximum price protection provisions. Furthermore, given that the Merger Consideration will be valued as of the Closing Date for the purpose of allocating the Merger Consideration among the Company's stockholders (see "Proposal No. 2--The Charter Clarification"), fluctuations in the market price for CUC Common Stock prior to the Closing Date will have an impact upon the relative portions of the Merger Consideration to be received by holders of Company Common Stock and Company Preferred Stock. For a discussion of the allocation of the Merger Consideration among the Company's stockholders, see "Proposal No. 1--The Merger--Provisions in the Merger Agreement--Exchange Ratios for Company Shares."

     This document, in addition to constituting the Company's Proxy Statement relating to the Meeting, also includes and constitutes the Prospectus of CUC International filed as part of its Registration Statement on Form S-4 (together with all amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the CUC Common Stock issuable in the Merger to holders of outstanding Company Shares. All information concerning CUC International contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to CUC International) in this Proxy Statement/Prospectus has been furnished or prepared by CUC International, and all information concerning the Company contained in this Proxy Statement/Prospectus has been furnished or prepared by the Company. No person has been authorized to give any information or to give any representation not contained in this Proxy Statement/Prospectus in connection with the Merger and, if given or made, such information or representation must not be relied upon as having been authorized by CUC International or the Company. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create an implication that there has been no change in the information contained herein since the date hereof.

     This Proxy Statement/Prospectus and the related form of proxy are first being mailed to holders of Company Shares on or about January __, 1997.

        The date of this Proxy Statement/Prospectus is January __, 1997.

                             AVAILABLE INFORMATION

     CUC International is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by CUC International with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at the Commission's Web site at (http://www.sec.gov). Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by CUC International may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, on which exchange the shares of CUC Common Stock are listed.

     If the Merger is consummated, CUC International will continue to file reports, proxy statements and other information with the Commission pursuant to the Exchange Act.

     CUC International has filed with the Commission the Registration Statement under the Securities Act with respect to the shares of CUC Common Stock to be issued in the Merger to holders of Company Shares. This Proxy Statement/Prospectus omits certain of the information contained in the Registration Statement as permitted by applicable rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to CUC International and CUC Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     THIS PROXY STATEMENT/PROSPECTUS, WHICH IS INCLUDED IN AND FORMS AN INTEGRAL PART OF THE REGISTRATION STATEMENT, INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMPANY SHARES TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO 707 SUMMER STREET, STAMFORD, CONNECTICUT 06901, ATTENTION: SECRETARY, TELEPHONE: (203) 324-9261. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE __________, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (and the amendments thereto) previously filed by CUC International (File No. -10308) with the Commission are incorporated by reference in and are made a part of this Proxy Statement/Prospectus:

          (i) CUC International's Annual Report on Form 10-K for its fiscal year ended January 31, 1996, filed with the Commission on April 26, 1996 (the "CUC International 10-K");

          (ii) CUC International's Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 1996, filed with the Commission on December 13, 1996 (the "CUC International 10-Q");

          (iii) CUC International's Current Reports on Form 8-K, filed with the Commission on February 21, 1996, February 22, 1996, March 12, 1996, April 22, 1996, August 5, 1996, August 14, 1996, September 17, 1996, September
     19, 1996, October 7, 1996 and October 28, 1996, and all other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since January 31, 1996 and prior to the date of this Proxy Statement/Prospectus; and

          (iv) The description of CUC Common Stock contained in CUC International's registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents filed by CUC International pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date any such report or other document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

     NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CUC INTERNATIONAL OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CUC INTERNATIONAL OR THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                               TABLE OF CONTENTS
                               -----------------


                                                                                                 Page
                                                                                                 ----
AVAILABLE INFORMATION                                                                              iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                     v

SUMMARY                                                                                             1

SELECTED FINANCIAL DATA OF CUC INTERNATIONAL                                                       18

MARKET PRICE INFORMATION OF CUC COMMON STOCK                                                       20

INFORMATION CONCERNING CUC  INTERNATIONAL INC.                                                     21

INFORMATION CONCERNING THE COMPANY                                                                 23

THE MEETING                                                                                        24

 General                                                                                           24

 Matters to be Considered at the Meeting                                                           24

 Record Date; Quorum; Vote Required                                                                24

 Proxies                                                                                           25

PROPOSAL NO. 1--THE MERGER                                                                         27

 Background of the Merger                                                                          27

 Reasons for the Merger                                                                            31

 Recommendation of the Board of Directors of the Company                                           33

 Opinion of the Company's Financial Advisor                                                        33

 Management of the Company After the Merger                                                        36

 Conduct of the Business of the Company and CUC International if the Merger is Not Consummated     36

 Interests of Certain Persons in the Merger                                                        36

 Accounting Treatment                                                                              39

 Certain Federal Income Tax Consequences                                                           40

 Regulatory Approvals                                                                              41

 Certain Federal Securities Laws Consequences                                                      41

 Stock Exchange Listing                                                                            42

 Rights of Dissenting Stockholders                                                                 42

 Provisions of the Merger Agreement                                                                47
  The Merger                                                                                       47
  Effective Time of the Merger                                                                     47
  Merger Consideration                                                                             48
  Exchange Ratios for Company Shares                                                               48
  Treatment of Company Common Options and Company Preferred Options                                52
  Exchange of Stock Certificates                                                                   54
  Stockholder Indemnification; Escrow Agreement                                                    55
  Representations and Warranties                                                                   56
  Certain Covenants                                                                                56
  Conditions to the Merger                                                                         58
  Termination; Fees and Expenses                                                                   59
  Amendment                                                                                        60
  Waiver                                                                                           61

 Loan Agreement                                                                                    61

 PROPOSAL NO. 2--THE CHARTER CLARIFICATION AMENDMENT                                               62

 General                                                                                           63

 Consent and Waiver                                                                                63

 Recommendation of Board of Directors of the Company                                               64

CERTAIN ADDITIONAL INFORMATION REGARDING CUC INTERNATIONAL AND THE COMPANY                         65

 SELECTED FINANCIAL DATA OF THE COMPANY                                                            65

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF THE COMPANY                                                                         68

 PRINCIPAL STOCKHOLDERS                                                                            76

 MANAGEMENT OF CUC INTERNATIONAL                                                                   79

 COMPARISON OF STOCKHOLDER RIGHTS                                                                  85

EXPERTS                                                                                            93

LEGAL MATTERS                                                                                      94

OTHER MATTERS                                                                                      94

FINANCIAL STATEMENTS OF THE COMPANY                                                               F-1

                                    ANNEXES

Annex A-1   Agreement and Plan of Merger dated as of October 11, 1996, among CUC
            International Inc., KA Acquisition Corp. and Knowledge Adventure, Inc.               A-1-1

Annex A-2   Amendment No. 1 to Agreement and Plan of Merger dated as of December 20, 1996,
            among CUC International Inc., KA Acquisition Corp. and Knowledge Adventure, Inc.     A-2-1

Annex B     Applicable Charter Provision                                                           B-1

Annex C-1   Section 262 of the Delaware General Corporation Law                                  C-1-1

Annex C-2   Section 1300 through and including Section 1312 of the California General
            Corporation Law                                                                      C-2-1

Annex D     Opinion of Piper Jaffray Inc.                                                          D-1

Annex E     Consent and Waiver                                                                     E-1

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO (INCLUDING, WITHOUT LIMITATION, THE MERGER AGREEMENT) AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY. UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. IN ADDITION, UNLESS OTHERWISE INDICATED, ALL BENEFICIAL OWNERSHIP INFORMATION AND SHARE AMOUNTS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS (A) HAVE BEEN ADJUSTED FOR, AND GIVE EFFECT TO, THE 3:2 SPLITS OF CUC COMMON STOCK EFFECTED ON EACH OF JUNE 12, 1992, APRIL 30, 1993, JUNE 30, 1995 AND OCTOBER 21, 1996, (B) HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE 4:1 SPLIT OF THE CAPITAL STOCK OF THE COMPANY EFFECTED IN APRIL 1993, AND (C) ASSUME THAT OUTSTANDING OPTIONS TO PURCHASE CUC COMMON STOCK WILL NOT BE EXERCISED PRIOR TO THE EFFECTIVE TIME.

                                 THE COMPANIES

CUC INTERNATIONAL INC........   CUC International is a leading technology-
                                driven, membership-based consumer services company. CUC International operates its businesses through two separate business segments, namely the membership-based consumer services segment and the interactive media segment. CUC International's primary line of business is providing membership-based consumer services, which provide more than 63.8 million customers worldwide with access to a variety of services, including home shopping, travel, insurance, automobile, dining, home improvement, lifestyle club, checking account enhancement, discount program and other services. CUC
                                International provides such services as
                                individual, wholesale or discount program memberships ("memberships") and derives its revenues from these services principally through membership fees. CUC International recently acquired Davidson & Associates, Inc.
                                ("Davidson") and Sierra On-Line, Inc.
                                ("Sierra"). Davidson and Sierra develop, publish, manufacture and distribute high-quality educational/entertainment (or "edutainment") and personal productivity (or "how to") interactive multimedia products for home and school use.
                                These products incorporate characters, themes, sound, graphics, music and speech in ways that CUC International believes are engaging to the user, and are designed for multimedia personal computers, including CD-ROM-based personal computer systems, and selected emerging platforms. Davidson's and Sierra's products are offered through a variety of distribution channels, including specialty retailers, mass merchandisers, discounters and schools. CUC
                                International's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261. See
                                "Information Concerning CUC International."

KNOWLEDGE ADVENTURE, INC.....   The Company is engaged in the design,
                                development and distribution of interactive, multimedia computer software for the children's educational market. The Company's products have been designed to encourage learning through exploration, discovery and creativity rather than through highly structured exercises and games. The

                                Company's award-winning JumpStart Series offers full-year curriculum software products designed for toddlers, preschool, kindergarten, first grade, second grade, third grade and fourth grade children. Each of the products, from JumpStart Toddlers to JumpStart Fourth Grade, blends an entire grade level of an appropriate curriculum with puzzles and games that include reading, math, language arts, science, art and music. The Company currently expects that sales of the JumpStart Series will account for more than 70% of its revenue in the fiscal year ending March 31, 1997. As a result, the Company's future operating results are significantly dependent upon continued market acceptance of the JumpStart Series. The Company's Cartoon Makers Series allows children to create their own cartoons using the action animations, artwork, sound effects and music from top-rated television cartoon programs. Characters available in the Cartoon Makers Series include Batman & Robin, Spider-Man and X-Men. The Company has products that allow children to participate through interactive technology in the movie-making process. Magic Theatre allows children to create, narrate and animate their own computer movies. The Company recently introduced a multimedia product, Steven Spielberg's Director's Chair, that allows the user to personally direct and produce any number of unique film sequences, receiving advice throughout the process from writers, cameramen, directors and producers from the film industry. The Company's executive offices are located at 1311 Grand Central Avenue, Glendale, California 91201, and its telephone number is (818) 246-4400. See "Information Concerning the Company."

KA ACQUISITION CORP..........   Merger Sub was incorporated in the State of
                                Delaware in October 1996 in order to effect the Merger. CUC International currently owns all of the outstanding capital stock of Merger Sub.
                                Merger Sub has no business activities other than those incident to its formation and the transactions contemplated by the Merger
                                Agreement.

                        SPECIAL MEETING OF STOCKHOLDERS

TIME, DATE AND PLACE.........   The Meeting will be held at ____ a.m., local
                                time, on ________, __________, 1997, at the
                                principal executive offices of the Company located at 1311 Grand Central Avenue, Glendale,
                                CA 91201. See "The Meeting--General."

MATTERS TO BE CONSIDERED AT     The purpose of the Meeting is to consider and
THE MEETING..................   vote upon (i) a proposal to approve and adopt
                                the Merger Agreement, (ii) a proposal to approve the Charter Clarification and (iii) such other business as may properly be presented at the Meeting and any adjournments or postponements thereof. See "The Meeting--Matters to be Considered at the Meeting."

RECORD DATE; SHARES ENTITLED    Only holders of record of Company Shares at the
TO VOTE......................   close of business on the Record Date are
                                entitled to notice of and to vote at the Meeting. As of [September 30, 1996], there were an aggregate of 8,947,017 shares of Company
                                Common Stock outstanding and an aggregate of 12,908,940 shares of Company Preferred Stock outstanding. See "The Meeting--Record Date;
                                Quorum; Vote Required."

QUORUM; VOTE REQUIRED;
PROXIES.....................    The presence, in person or by proxy, of the
                                holders of more than 50% of the issued and outstanding shares of capital stock of the Company entitled to vote at the Meeting is required to constitute a quorum at the Meeting.
                                The affirmative votes of the holders of at least
                                (i) a majority of all of the outstanding shares of Company Common Stock voting together as a class with all of the outstanding shares of Company Preferred Stock, with each share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock may be converted at such time, and (ii) 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred
                                Stock, Series D Preferred Stock, Series E
                                Preferred Stock and Series F Preferred voting together as a single class (with each such share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time), provided that in any event each share of Series D Preferred Stock will be deemed to be convertible at such time into six shares of Company Common Stock), are necessary to approve and adopt the Merger Agreement and the Charter
                                Clarification. See "The Meeting--Record Date;
                                Quorum; Vote Required."

                                Abstentions and failures to vote will have the practical effect of voting against approval and adoption of the Merger Agreement and the Charter Clarification. Company Shares represented by properly executed proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Company Shares represented by properly executed proxies for which no instruction is provided will be voted for adoption of the Merger Agreement and the Charter Clarification. If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore have effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. See "The Meeting--Proxies."

                          PROPOSAL NO. 1--THE MERGER

EFFECT OF THE MERGER.........   In the Merger, Merger Sub will be merged with
                                and into the Company and the Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of CUC International.
                                See "Proposal No. 1--The Merger--Provisions of the Merger Agreement--The Merger."

                                Based upon the equity capitalization of CUC
                                International and the Company, the stockholders of the Company, together with the holders of Company Common Options and Company Preferred Options, immediately prior to the Effective Time will own, in the aggregate and on a fully diluted basis, less than 1.0% of the shares of CUC Common Stock outstanding immediately after the Effective Time.

EFFECTIVE TIME...............   As soon as practicable after the satisfaction or
                                waiver of the conditions set forth in the Merger
                                Agreement, the parties thereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger. For a description of the conditions to the Merger, see "Proposal No. 1--The Merger--
                                Provisions of the Merger Agreement--Conditions to the Merger."

REASONS FOR THE MERGER.......   The Company. Among other things, the Company
                                Board believes that: (i) the Merger would provide the Company's stockholders with CUC
                                Common Stock in a tax-free exchange at a price for the Company believed by the Company Board to be fair; (ii) the substantial public float and trading volume of shares of CUC Common Stock should provide the Company's stockholders with liquidity in their investment; (iii) the Merger affords the Company's stockholders the opportunity to continue to participate in the long-term growth and appreciation of the Company's business through their continued ownership interest in CUC International; and
                                (iv) CUC International's substantial domestic and international direct sales capabilities should provide an expanded opportunity for direct distribution of the Company's products both within the United States and in international markets. See "Proposal No. 1--The
                                Merger--Reasons for the Merger--The Company."

                                CUC International. CUC International believes that the Merger will, among other things, better enable CUC International to compete in the multimedia computing market that both CUC International and the Company now address separately. In addition, the Merger is part of CUC Internationals strategy to derive continued growth through developing interactive media channels. Recently, CUC International acquired Davidson and Sierra in order to, among other things, strengthen CUC International's ability to take advantage of the rapidly expanding personal computer and interactive access information technology markets and better position CUC International to diversify its services by engaging in the development of educational and entertainment products for the global personal computer and Internet markets. See "Proposal No. 1--The Merger--Reasons for the Merger--CUC International."

AGGREGATE MERGER CONSIDERATION  At the Effective Time of the Merger, all Company
                                Shares that are outstanding immediately prior thereto (other than shares held by CUC International, Merger Sub or any other subsidiary of CUC International, dissenting shares and Company Shares held in the Company's treasury) will be converted into the right to receive, in the aggregate, the sum of (i) 3,416,621 shares of CUC Common Stock, less (ii)
                                                                      ----
                                the aggregate number of shares of CUC Common
                                Stock issuable upon the exercise of all CUC
                                Replacement Options that are issued in the
                                Merger to the holders of Company Common Options, less (iii) the aggregate number of shares of CUC
                                ----
                                Common Stock issuable upon the exercise of all Preferred Replacement Options that are issued in the Merger to the holders of Company Preferred Options, plus (iv) an additional 748.848 shares
                                         ----
                                of CUC Common Stock for each calendar day after December 1, 1996 and prior to the Closing Date, in each case subject to the indemnification and escrow provisions of the Merger Agreement and the Escrow Agreement. See "Proposal No. 1--The Merger--Provisions of the Merger Agreement-- Merger Consideration."

EXCHANGE RATIOS FOR COMPANY     Each Company Share will be converted in the
SHARES.......................   Merger into the right to receive that portion of
                                the Merger Consideration to which such share is entitled under, and in accordance with, the Applicable Charter Provision, as amended by the Charter Clarification. See "Proposal No. 2--The
                                Charter Clarification." The Applicable Charter
                                Provision provides that, in a transaction such as the Merger, holders of shares of Company
                                Preferred Stock will be entitled to receive distributions of "liquidation preferences" with respect to their respective series of Company
                                Preferred Stock before any shares of CUC Common
                                Stock will be allocated to the holders of Company Common Stock in the Merger. See
                                "Proposal No. 1--The Merger--Provisions of the
                                Merger Agreement--Exchange Ratios for Company
                                Shares" for a more detailed discussion of the respective liquidation preferences of each series of Company Preferred Stock.

                                Each series of Company Preferred Stock is
                                "participating," which means that in the Merger, after the issuance of shares of CUC Common Stock to the holders of each series of Company Preferred Stock in satisfaction of their respective liquidation preferences, the remaining shares of CUC Common Stock issued in the Merger will be allocated ratably among the holders of Company Common Stock and Company Preferred Stock (assuming the conversion of each series of Company Preferred Stock into shares of Company Common Stock at the then applicable conversion rates).

                                The number of shares of CUC Common Stock to which each holder of a Company Share is entitled in the Merger will depend upon the market value of the CUC Common Stock, and, for the purpose of satisfying the liquidation preferences of holders of Company Shares, the shares of CUC Common Stock to be issued in the Merger will be valued based upon the closing sales price of CUC Common Stock as reported on the NYSE on the Closing Date. See "Proposal No. 2--The Charter Clarification." To the extent that the market value of CUC Common Stock is higher on the date the valuation is determined, fewer shares of CUC Common Stock will be required to be issued to the holders of Company Preferred Stock in the Merger to satisfy their liquidation preferences, leaving more shares of CUC Common Stock to be distributed among the holders of Company Common Stock. Conversely, to the extent that the market value of CUC Common Stock is lower on the date the valuation is determined, more shares of CUC Common Stock will be required to be issued to the holders of Company Preferred Stock in the Merger to satisfy their liquidation preferences, leaving fewer shares of CUC Common Stock to be distributed among the holders of Company Common Stock. As a result, fluctuations in the market price of CUC Common Stock will have a greater impact, upward or downward, upon the value of the Merger Consideration to be received by the holders of Company Common Stock than upon the value of the Merger Consideration to be received by the holders of Company Preferred Stock.

                                In connection with the Merger, in order to induce the holders of Company Common Stock who do not hold Company Preferred Stock to vote their shares in favor of the Merger and not exercise dissenters' rights, the holders of all of the outstanding shares of Company Preferred Stock have irrevocably elected to forego a portion of their liquidation preferences by converting a portion of their shares of Company Preferred Stock into shares of Company Common Stock as of the Effective Time (as more fully discussed below, the "Preferred Conversion Amounts"). See "Proposal No. 1--Provisions of the Merger Agreement--The Merger--Exchange Ratios for Company Shares--Exchange Ratio Variables."

The following table sets forth certain exchange ratios in the Merger for each share of each series of Company Preferred Stock and each share of Company Common Stock, assuming a range of closing sales prices for CUC Common Stock from as of the Closing Date:

               Merger Consideration Exchange Ratios Per Share(1)
               ----------------------------------------------

     CUC
   Closing
 Sales Price
as of Closing
   Date(2)             Series A(2)       Series B      Series C     Series D(3)       Series E      Series F       Common
-------------          -----------      -----------   -----------   -----------      -----------   -----------   -----------
   $15.00                 0.3935           0.2921        0.2321        0.0000           0.4061        0.3823        0.0707
   $16.00                 0.3777           0.2263        0.2263        0.0000           0.3895        0.3672        0.0750
   $17.00                 0.3631           0.2207        0.2207        0.0000           0.3742        0.3532        0.0782
   $18.00                 0.3507           0.2162        0.2162        0.0000           0.3612        0.3414        0.0817
   $19.00                 0.3391           0.2116        0.2116        0.0000           0.3490        0.3303        0.0842
   $20.00                 0.3289           0.2078        0.2078        0.0000           0.3383        0.3205        0.0868
   $21.00                 0.3196           0.2043        0.2043        0.0000           0.3286        0.3116        0.0890
   $22.00                 0.3112           0.2011        0.2011        0.0000           0.3198        0.3036        0.0911
   $23.00                 0.3035           0.1982        0.1982        0.0000           0.3117        0.2962        0.0930
   $24.00                 0.2965           0.1956        0.1956        0.0000           0.3044        0.2895        0.0947
   $25.00                 0.2900           0.1931        0.1931        0.0000           0.2976        0.2833        0.0963
   $26.00                 0.2840           0.1909        0.1909        0.0000           0.2913        0.2776        0.0978
   $27.00                 0.2785           0.1888        0.1888        0.0000           0.2855        0.2723        0.0991
   $28.00                 0.2733           0.1869        0.1869        0.0000           0.2801        0.2673        0.1004
   $29.00                 0.2685           0.1850        0.1850        0.0000           0.2751        0.2628        0.1016
   $30.00                 0.2641           0.1834        0.1834        0.0000           0.2704        0.2585        0.1026

________________________
(1) The exchange ratios shown above are based upon the total number of Company Shares outstanding as of [September 30, 1996] and the total number of shares of Company Common Stock issuable upon the exercise of outstanding Company Common Options and Company Preferred Options as of [September 30, 1996], and give effect to the Preferred Conversion Amounts described below under "Proposal No. 1--The Merger--Provisions of the Merger Agreement-- Exchange Ratio for Company Shares." To the extent that the total number of shares of Company Common Stock is reduced prior to the Effective Time as a result of repurchases of Company Common Stock or the forfeiture of options in connection with any employee resignations or terminations, the exchange ratio per share would be marginally increased. The exchange ratios shown for each series of Company Preferred Stock reflect the total consideration to be received (including both the liquidation preference and "participating" liquidation rights) by each series.

(2) This column represents the assumed closing sales price per share of CUC Common Stock on the Closing Date. The exchange ratio per share will increase or decrease, as applicable, as the closing sales price of the CUC Common Stock on the Closing Date fluctuates between the whole dollar amounts shown above.

(3) The holder of all of the Series D Preferred Stock outstanding as of the Record Date has elected to convert all of the outstanding shares of Series D Preferred Stock immediately prior to the Effective Time. Accordingly, no shares of Series D Preferred Stock will be outstanding as of the Effective Time.

The foregoing table is for illustrative purposes only. The actual closing sales price of CUC Common Stock on the Closing Date may vary from the assumptions set forth in the tables. Stockholders should not conclude that they will receive the number of shares of CUC Common Stock indicated in the table, but should use the table as a means to understand how the exchange ratios for each Company Share will be determined.

FOR A MORE DETAILED DISCUSSION OF THE EXCHANGE RATIOS THAT WILL APPLY TO THE COMPANY COMMON STOCK AND EACH SERIES OF COMPANY PREFERRED STOCK IN THE MERGER, SEE "PROPOSAL NO. 1--THE MERGER--PROVISIONS OF THE MERGER AGREEMENT--EXCHANGE RATIOS FOR COMPANY SHARES."

TREATMENT OF COMPANY COMMON      At the Effective Time, each Company Common
OPTIONS AND COMPANY PREFERRED    Option will be assumed by CUC International and
OPTIONS......................    converted into an option (a "CUC Replacement
                                 Option") to acquire, on substantially the same terms and conditions as were applicable under such Company Common Option, the same number of shares of CUC Common Stock as the holder of such Company Common Option would have been entitled to receive in the Merger had such holder exercised such Company Common Option in full immediately prior to the Effective Time.
                                 In addition, at the Effective Time, each Company Preferred Option will be assumed by CUC
                                 International and converted into an option (a
                                 "Preferred Replacement Option") to acquire, on substantially the same terms and conditions as were applicable under such Company Preferred
                                 Option, the same number of shares of CUC Common
                                 Stock as the holder of such Company Preferred
                                 Option would have been entitled to receive in the Merger had such holder exercised such Company Preferred Option in full immediately prior to the Effective Time. The repurchase rights of the Company previously applicable to such Company Common Options (or to Company
                                 Common Stock previously issued pursuant to the exercise of Company Common Options) will not be assigned to, or assumed by, CUC International, Merger Sub or the Company, as the surviving corporation in the Merger. The Merger Agreement provides that, with respect to any Company
                                 Common Option to which Section 421 of the Code applies by reason of its qualification under
                                 Section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable and the terms and conditions of such option will be determined in order to permit such option to be treated as an incentive stock option immediately after the Effective Time. See "Proposal No. 1--The
                                 Merger--Provisions of the Merger Agreement--
                                 Treatment of Company Common Options."

EXCHANGE OF STOCK CERTIFICATES   As soon as practicable but no later than 30
                                 days after the Effective Time, The First
                                 National Bank of Boston (in such capacity, the "Exchange Agent"), or another bank or trust company designated by CUC International and acceptable to the Company, will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Shares (i) a letter of transmittal (specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Exchange Agent) and
                                 (ii) instructions for use in effecting the surrender of such certificates in exchange for certificates representing shares of CUC Common
                                 Stock. Promptly following the surrender of a certificate for cancellation to the Exchange
                                 Agent, together with such letter of
                                 transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of CUC Common
                                 Stock, less the number of Escrowed Shares to be withheld from such holder pursuant to the terms of the Merger Agreement and the Escrow
                                 Agreement, and, if applicable, a check
                                 representing the cash consideration to which such holder may be entitled on account of a fractional share of CUC Common Stock, and the certificate so surrendered will be cancelled.
                                 HOLDERS OF COMPANY SHARES SHOULD NOT SURRENDER
                                 THEIR CERTIFICATES UNTIL THEY RECEIVE SUCH
                                 LETTERS OF TRANSMITTAL OR INSTRUCTIONS AFTER
                                 THE EFFECTIVE TIME. See "Proposal No. 1--The
                                 Merger--Provisions of the Merger Agreement--
                                 Exchange of Stock Certificates."

INDEMNIFICATION BY STOCKHOLDERS AND
OPTIONHOLDERS; ESCROW AGREEMENT....   The Merger Agreement provides that the
                                      Company's stockholders (and all holders of Parent Replacement Options and Preferred
                                      Replacement Options) will indemnify,
                                      defend and hold harmless, jointly and
                                      severally, CUC International, Merger Sub, the Company, as the surviving corporation in the Merger, and certain other persons against and in respect of any and all Losses (as defined below) that CUC
                                      International, Merger Sub, the Company and such other persons actually incur or suffer in connection with, among other things, (a) any breach of any of the representations or warranties made by the Company in the Merger Agreement or in any certificate, instrument or other document delivered pursuant thereto and (b) any breach of any covenant of the Company contained in the Merger Agreement. See
                                      "Proposal No. 1--The Merger--Provisions of the Merger Agreement--Stockholder
                                      Indemnification; Escrow Agreement."

                                      In addition, certificates representing an aggregate of 9% of the total number of shares of CUC Common Stock to be issued in the Merger (the "Escrowed Shares") will be deposited into an escrow account to be held by The First National Bank of Boston (in such capacity, the "Escrow Agent") to serve as a source of satisfaction of indemnification claims and to be distributed pursuant to the terms and conditions of an escrow agreement among CUC International, the Company, as the surviving corporation in the Merger, the Escrow Committee (as defined below) and the Escrow Agent, substantially in the form of Exhibit D to the Merger Agreement (the "Escrow Agreement"). The Escrowed Shares, less the number of Escrowed Shares having a fair market value most nearly equal to the aggregate amount of all indemnification claims made (for such purposes, the fair market value of one share of Escrowed Shares shall be equal to the closing sales price of CUC Common Stock as of the Closing Date), will be released on the earlier to occur of (i) the four (4) month anniversary of the Closing Date and (ii) the date upon which audited consolidated financial statements of CUC International, which include the results of operations of the Company, as the surviving corporation in the Merger, are completed and CUC has received a signed opinion from its independent auditors with respect to such financial statements.

                                      The Escrowed Shares will be withheld pro rata from the number of shares of CUC Common Stock to be issued in the Merger. To the extent that CUC International, Merger Sub, the Company, as the surviving corporation, or such other persons have any indemnification claims, it or they may only seek recourse against the Escrowed Shares and a portion of the shares of CUC Common Stock issuable upon the exercise of the CUC Replacement Options and Preferred Replacement Options issued in the Merger in seeking satisfaction of such claims. See "Proposal No. 1--The Merger-- Provisions of the Merger Agreement-- Stockholder Indemnification; Escrow
                                      Agreement."

OWNERSHIP OF COMPANY SHARES BY
MANAGEMENT AND CERTAIN OTHER
PERSONS..........................   As of [September 30, 1996], the executive
                                    officers and directors of the Company (13 as a group) owned approximately 47.09% of the outstanding Company Common Stock and approximately 73.05% of the outstanding
                                    Company Preferred Stock. Neither CUC
                                    International, Merger Sub nor any of their subsidiaries, affiliates, directors or executive officers owns any Company Shares.

OPINION OF THE COMPANY'S FINANCIAL
ADVISOR..........................   Piper Jaffray Inc. ("Piper Jaffray") was
                                    retained by the Company to act as its
                                    financial advisor in connection with the
                                    Merger. Piper Jaffray delivered to the
                                    Company Board on October 4, 1996 its oral
                                    opinion, subsequently confirmed in writing,
                                    to the effect that, as of the date of the
                                    opinion, based on and subject to the
                                    assumptions, factors and limitations set
                                    forth in the opinion and as described
                                    herein, the aggregate consideration to be
                                    received by the holders of capital stock of
                                    the Company as a group in the Merger was
                                    fair, from a financial point of view, to
                                    such stockholders as a group. Piper Jaffray
                                    did not opine as to the appropriateness or
                                    effect of any right or claim of
                                    indemnification against the Escrowed Shares
                                    pursuant to the Merger Agreement and the
                                    Escrow Agreement. The full text of the
                                    written opinion of Piper Jaffray which sets
                                    forth assumptions made, matters considered
                                    and limitations on the review undertaken, is
                                    attached as Annex D to this Proxy
                                                -------
                                    Statement/Prospectus and should be read
                                    carefully and in its entirety. See "Proposal
                                    No. 1--The Merger--Opinion of the Company's
                                    Financial Advisor."

RECOMMENDATION OF THE COMPANY
BOARD WITH RESPECT TO THE
MERGER..........................    After careful review and consideration of
                                    the terms and conditions of the Merger
                                    Agreement, the Company Board has determined that the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders. The Company Board has approved the Merger Agreement (and the transactions contemplated thereby) and recommends that the holders of Company Shares vote FOR approval and adoption of the Merger
                                    Agreement.

MANAGEMENT OF THE COMPANY AFTER
THE MERGER......................    The officers of the Company immediately
                                    prior of the Effective Time will be the
                                    officers of the Company, as the surviving corporation in the Merger, immediately after the Effective Time, except that Jacques R.
                                    Allewaert, the Chief Financial Officer of
                                    Davidson, will become the Chief Financial
                                    Officer of the Company. Each of Lawrence S.
                                    Gross, the President and Chief Executive
                                    Officer of the Company, and Barton Listick,
                                    Vice President, Development of the Company, has entered into an employment agreement with CUC International and the Company, effective as of the Closing Date. At the Effective Time, the members of the Board of Directors of the Company, as the surviving corporation in the Merger, will be Mr.
                                    Gross, Robert M. Davidson, a Vice Chairman of CUC International and the Chief Executive
                                    Officer of Davidson, and Mr. Allewaert. See
                                    "Proposal No. 1--The Merger--Management of the Company after the Merger" and "--Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS
IN THE MERGER................   In considering the recommendations of the
                                Company Board, holders of Company Shares should consider that certain of the Company's executive officers and directors have interests in the Merger that are in addition to and not necessarily aligned with the interests of the holders of Company Shares generally. See
                                "Proposal No. 1--The Merger--Interests of
                                Certain Persons in the Merger."

CONDITIONS TO THE MERGER.....   The obligations of CUC International, Merger Sub
                                and the Company to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, the accuracy, in all material respects, of the representations and warranties and the performance, in all material respects, of the covenants and obligations of the respective parties to the Merger Agreement; the approval and adoption of the Merger Agreement by the requisite votes of the holders of Company
                                Shares; no statute, rule, regulation, executive order, decree, ruling or injunction having been enacted, entered, promulgated or enforced by a United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger; the Registration Statement having been declared effective under the Securities Act and not being subject to any stop order or proceedings seeking a stop order; CUC
                                International having received a letter from its independent auditors, Ernst & Young LLP ("E&Y"), to the effect that "pooling-of-interests" accounting (under Accounting Principles Board
                                Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger
                                Agreement, and such letter having not been withdrawn or modified in any material respect;
                                the receipt of all requisite consents, approval and authorizations of non-governmental third parties; the receipt by the Company of an opinion from Gunderson Dettmer Stough Villeneuve
                                Franklin and Hachigian LLP, counsel to the Company, as to certain tax matters; and the aggregate number of dissenting shares, if any, as of the Effective Time not exceeding 9% of the then outstanding Company Shares on an as-converted basis.

                                In addition, the obligations of CUC
                                International and Merger Sub to effect the
                                Merger are subject to, among other things, (i) the approval and adoption of the Charter Clarification by the requisite votes of the stockholders of the Company and (ii) the execution and delivery by (a) (x) all of the Management Stockholders (as defined below) and
                                (y) the holders of at least 90% of the
                                outstanding shares of Company Preferred Stock, of the Consent and Waiver, a copy of which is attached as Annex E to this Proxy
                                            -------
                                Statement/Prospectus, or (b) the conversion of each share of Company Preferred Stock prior to the Effective Time into shares of Company Common Stock. See "Proposal No. 1--The Merger-- Provisions of the Merger Agreement--Conditions to the Merger."

TERMINATION; FEES AND
EXPENSES.....................   The Merger Agreement may be terminated: (i) by
                                the mutual written consent of the parties thereto; (ii) by CUC International and Merger
                                Sub or the Company if the Merger has not been consummated by ____________, 1997, or as otherwise extended by the parties (the
                                "Termination Date"); (iii) by the Company if CUC
                                International or Merger Sub breaches its representations, warranties, covenants and agreements or the Company's stockholders fail to vote in favor of the Merger; or (iv) by CUC
                                International and Merger Sub if the Company breaches its representations, warranties, covenants and agreements or the Company Board withdraws, modifies or changes its approval or recommendation of the Merger, or recommends a "Third Party Acquisition" (as defined in the
                                Merger Agreement) or a "Significant Acquisition"
                                (as defined in the Merger Agreement), or the Companys stockholders fail to vote in favor of the Merger. See "Proposal No. 1--The Merger--
                                Provisions of the Merger Agreement--Termination;
                                Fees and Expenses."

                                If the Merger Agreement is terminated because
                                (i) the Company fails to obtain the requisite stockholder votes to approve the Merger after convening the Meeting, (ii) there is a breach on the part of the Company of a representation or warranty such that a condition of the Merger cannot be satisfied, (iii) there is a breach by the Company of its covenants and agreements having a Material Adverse Effect on the Company (as defined in the Merger Agreement) or materially adversely affecting (or materially delaying) the Merger, and such breach is not cured within the applicable grace period, or
                                (iv) the Company Board withdraws, modifies or changes its approval or recommendation of the Merger Agreement and the Merger, or recommends a Third Party Acquisition or a Significant Acquisition, then the Company will be obligated to reimburse CUC International and Merger Sub for their out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $250,000.

                                Alternatively, if the Merger Agreement is terminated because (i) there is a breach by CUC International or Merger Sub of any representation or warranty such that a condition of the Merger could not be satisfied or (ii) there is a breach by CUC International or Merger Sub of any covenant or agreement under the Merger Agreement having a Material Adverse Effect on CUC International (as defined in the Merger Agreement) or materially adversely affecting (or materially delaying) the Merger, and such breach is not cured within the applicable grace period, then CUC International will reimburse the Company for its out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $425,000. See "Proposal
                                No. 1--The Merger--Provisions of the Merger
                                Agreement--Termination; Fees and Expenses."

RIGHTS OF DISSENTING
STOCKHOLDERS.................   Stockholders of the Company who follow certain
                                procedures will be entitled, as dissenting stockholders, to have the "fair value" of their Company Shares determined by a court and to be paid in cash therefor. See "Proposal No. 1--The
                                Merger--Rights of Dissenting Stockholders."

ACCOUNTING TREATMENT.........   The Merger is intended to qualify as a "pooling-
                                of-interests" for accounting and financial reporting purposes. It is a condition to CUC
                                International's obligation to consummate the
                                Merger that CUC International shall have received a letter from its independent auditors, E&Y, to the effect that "pooling-of-interests" accounting (under Accounting Principles Board
                                Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger
                                Agreement, and such letter shall not have been withdrawn or modified in any material respect.
                                The Company has agreed to use commercially reasonable efforts to cause its independent auditors, Price Waterhouse LLP ("PW"), to cooperate fully with E&Y in connection with the delivery to CUC International of such letter
                                (including, without limitation, delivering to the Company, CUC International and E&Y a letter, subject to customary qualifications, to the effect that "pooling-of-interests" accounting
                                (under Accounting Principles Board Opinion No.
                                16) is appropriate for the Merger). See
                                "Proposal No. 1--The Merger--Accounting
                                Treatment."

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS...............   The Merger is expected to qualify as a tax-free
                                reorganization within the meaning of Section
                                368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholders are urged to consult their own tax advisors regarding such tax consequences. See "Proposal No. 1--The
                                Merger--Certain Federal Income Tax
                                Consequences."

REGULATORY APPROVALS.........   CUC International, Merger Sub and the Company
                                are not aware of any governmental or regulatory approvals that will be required in order to consummate the Merger, except for compliance with applicable federal and state securities laws and the filing and recording of the Agreement of Merger required under the Delaware
                                General Corporation Law (the "DGCL"). See
                                "Proposal No. 1--The Merger--Regulatory
                                Approvals."

                     PROPOSAL NO. 2--CHARTER CLARIFICATION

PURPOSE OF CHARTER
CLARIFICATION................   The purpose of the Charter Clarification is to
                                amend the Applicable Charter Provision to clarify that, for purposes of allocating the Merger Consideration among the holders of Company Shares, the fair market value of the CUC
                                Common Stock to be received by such holders in the Merger will be determined as of the Closing
                                Date. See "Proposal No. 2--The Charter
                                Clarification."

                                The obligations of CUC International and Merger Sub to effect the Merger are subject to, among other things, the approval of the Charter Clarification by the requisite votes of the stockholders of the Company. See "Proposal
                                No. 1--The Merger--Provisions of the Merger
                                Agreement--Conditions to the Merger."

REASONS FOR THE CHARTER
CLARIFICATION................   The Applicable Charter Provision expressly
                                provides for the distribution among the
                                stockholders of the Company of the Merger
                                Consideration, including specific provisions pursuant to which the Merger Consideration would be distributed among the stockholders of the Company based upon the class or series of capital stock of the Company held by such stockholders. The date upon which the fair market value of the Merger Consideration is determined pursuant to the Applicable Charter
                                Provision will have an impact on the portion of the Merger Consideration to be received by the holders of Company Preferred Stock and, consequently, on the portion of the Merger
                                Consideration to be received by the holders of Company Common Stock. To the extent that the market value of CUC Common Stock is higher on the date the valuation is determined, fewer shares of CUC Common Stock will be required to be issued to the holders of Company Preferred
                                Stock in the Merger to satisfy their liquidation preferences, leaving more shares of CUC Common
                                Stock to be distributed among the holders of Company Common Stock. Conversely, to the extent that the market value of CUC Common Stock is lower on the date the valuation is determined, more shares of CUC Common Stock will be required to be issued to the holders of Company Preferred
                                Stock in the Merger to satisfy their liquidation preferences, leaving fewer shares (or, in the extreme, no shares) of CUC Common Stock to be distributed among the holders of Company Common
                                Stock.

                                The Applicable Charter Provision is not entirely clear regarding when the Merger Consideration should be valued. The Company Board believes the Applicable Charter Provision means, and the Charter Clarification amends the Applicable Charter Provision to clarify that the Applicable Charter Provision means that the fair market value of CUC Common Stock is to be computed as of the Closing Date for purposes of allocating the Merger Consideration among the holders of Company Shares. See "Proposal No. 2--The Charter Clarification."

RECOMMENDATION OF THE COMPANY
BOARD WITH RESPECT TO THE
CHARTER CLARIFICATION.........  The Company Board has determined that the
                                Charter Clarification is in the best interests of the Company and its stockholders. The Company Board has approved the Charter Clarification and recommends that holders of Company Shares vote FOR approval of the Charter Clarification.

                                ADDITIONAL INFORMATION
COMPARISON OF STOCKHOLDER
RIGHTS.......................   Upon the consummation of the Merger, among other
                                things, holders of Company Shares will become stockholders of CUC International. While both
                                CUC International and the Company are governed by the DGCL, there may be material differences between the rights of holders of Company Shares and the rights of holders of CUC Common Stock pursuant to the respective charters and bylaws of CUC International and the Company. See
                                "Certain Additional Information Concerning CUC
                                International and the Company--Comparison of
                                Stockholder Rights."

                                 RISK FACTORS

     In determining how to vote their Company Shares at the Meeting, holders of such shares should carefully consider all of the information contained in this Proxy Statement/Prospectus and, in particular, the factors discussed below:

FIXED NUMBER OF SHARES OF CUC
COMMON STOCK.................   Under the terms of the Merger Agreement, all of
                                the Company Shares outstanding immediately prior to the Effective Time will be converted into the right to receive a fixed number of shares of CUC
                                Common Stock. CUC Common Stock is traded on the
                                NYSE under the symbol "CU." The closing sales price of CUC Common Stock as reported on the NYSE was $____ on December ___, 1996 (the latest practicable date preceding the mailing of this Proxy Statement/Prospectus for which such prices were available). Because the market price of shares of CUC Common Stock is inherently subject to fluctuation, the aggregate value of the Merger Consideration to be received by the Company's stockholders in the Merger is subject to fluctuation. The Merger Agreement does not contain any minimum or maximum price protection provisions. Given that the holders of Company
                                Preferred Stock are entitled to receive a fixed liquidation preference per share (in addition to their "participating" liquidation rights) and because the Merger Consideration will not be valued until the Closing Date for the purpose of allocating the Merger Consideration among the Company's stockholders, fluctuations in the market price for CUC Common Stock prior to the Closing Date will have an impact upon the relative portion of the Merger Consideration to be received by holders of Company Common Stock and Company Preferred Stock. See "Proposal
                                No. 1--The Merger--Provisions of the Merger
                                Agreement--Exchange Ratios for Company Shares" and "Proposal No. 2--The Charter Clarification."

ESCROWED SHARES..............   The Merger Agreement provides that the Escrowed
                                Shares will be deposited into an escrow account with the Escrow Agent to serve as a source of satisfaction of indemnification claims and to be distributed pursuant to the terms and conditions of the Escrow Agreement. The Escrowed Shares will be withheld pro rata from the number of shares of CUC Common Stock to be issued in the Merger. To the extent that CUC International,
                                Merger Sub, the Company, as the surviving corporation, or such other persons have any indemnification claims, it or they may seek recourse against the Escrowed Shares and a portion of the shares of CUC Common Stock issuable upon the exercise of CUC Replacement
                                Options and the Preferred Replacement Options issued in the Merger in seeking satisfaction of such claims. To the extent that CUC
                                International, Merger Sub, the Company, as the surviving corporation, or any other indemnified party successfully asserts an indemnification claim in an amount in excess of the value of the shares of CUC Common Stock held in the escrow account (such value being determined as of the Closing Date), the shares of CUC Common Stock would not be released to the Company's stockholders but would be cancelled and, as a result, such shares would not be released to the stockholders. See "Proposal No. 1--The Merger--
                                Provisions of the Merger Agreement--Stockholder
                                Indemnification; Escrow Agreement."

EFFECT OF ANTITAKEOVER
PROVISIONS OF DELAWARE LAW AND
CUC INTERNATIONAL'S CHARTER
DOCUMENTS....................   Upon the consummation of the Merger, the
                                stockholders of the Company will become
                                stockholders of CUC International. The Restated
                                Certificate of Incorporation of CUC
                                International includes what is generally referred to as a "fair price provision," and CUC
                                International is subject to the provisions of
                                Section 203 of the DGCL. In contrast to the Company, the Board of Directors of CUC
                                International is divided into three classes, with each class standing for election once every three years. Directors of CUC International cannot be removed without cause, and amendments to the Certificate of Incorporation and By-Laws of CUC International cannot be effected, without the affirmative vote of holders of 80% of the outstanding shares of CUC Common Stock. These and other provisions of CUC International's organizational documents and applicable provisions of DGCL may have the effect of delaying, deterring or preventing changes in control of CUC International or its management.
                                See "Certain Additional Information Concerning
                                CUC International and the Company--Comparison of Stockholder Rights."

                  SELECTED FINANCIAL DATA OF CUC INTERNATIONAL

     The following selected financial data for the five years ended January 31, 1996 are derived from the audited consolidated financial statements of CUC International. The selected financial data for the nine months ended October 31, 1996 and 1995 are derived from the unaudited interim financial statements of CUC International. Operating results for the nine months ended October 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ending January 31, 1997. The following data should be read in conjunction with the audited consolidated financial statements, the unaudited interim financial statements and the related notes thereto and the other financial information, including Management's Discussion and Analysis of Financial Condition and Results of Operations, incorporated herein by reference to CUC International's Current Report on Form 8-K dated July 24, 1996 filed with the Commission on September 17, 1996 (the "September 17, 1996 Form 8-K") and the CUC International 10-Q.

                             CUC INTERNATIONAL INC.
                (IN THOUSANDS, EXCEPT FOR PER COMMON SHARE DATA)


                                                                                                         NINE MONTHS ENDED
                                                     YEAR ENDED JANUARY 31,                                  OCTOBER 31,
                                ------------------------------------------------------------         --------------------------
                                  1996(b)        1995(l)         1994        1993(m)      1992            1996          1995
                                ----------     ----------     ----------   ----------   --------       ----------     ----------
                                                                                                       (UNAUDITED)
INCOME STATEMENT DATA(A)
Total revenues...............   $1,935,232     $1,554,611     $1,278,664   $1,043,311   $904,052       $1,673,426     $1,389,263
Income from continuing
 operations before income
 taxes.......................      235,312(c)     256,931(f)     198,319      117,434    100,896(g)       129,512(e)     132,503(k)

Income from continuing
 operations..................      144,975(c)     162,057(f)     124,705       80,239     70,479(g)        74,573(e)      79,335(k)


Income per common share from
 continuing operations(d)....   $      .37(c)  $      .43(f)  $      .34   $      .24   $    .24(g)    $      .19(e)  $      .20(e)

Cash dividends per common
 share(i)....................   $      .01     $      .01     $      .01   $      .01   $    .01       $      .01     $      .01
                                ==========     ==========     ==========   ==========   ========       ==========     ==========

Weighted average number of
 common and dilutive common
 equivalent shares
 outstanding(d)..............      392,208        379,263        365,915      340,712    288,162          401,854        391,290
                                ==========     ==========     ==========   ==========   ========       ==========     ==========

BALANCE SHEET DATA(A)
Total assets.................   $2,068,196     $1,772,122     $1,199,805   $1,032,269   $814,961       $2,262,107
Long-term obligations(h).....        6,481         22,872         24,235       30,091     16,336            7,333
Zero-coupon convertible notes       14,410         15,046         22,176       37,295     69,228
Convertible debt.............       23,389         34,634            --            --         --           23,457
Stockholders' equity.........    1,002,523(j)     826,083        558,181      389,461    235,675        1,174,409(e)
Working capital..............      759,271        523,996        298,230      147,475    167,394          868,757

----------------------

(a) During the nine months ended October 31, 1996, CUC International acquired Davidson, Sierra and Ideon. These acquisitions were accounted for in accordance with the "pooling-of-interests" method. Accordingly, all financial data has been restated for all prior periods to include Davidson, Sierra and Ideon. See "Information Concerning CUC International--Recent Developments."

(b) During the fiscal year ended January 31, 1996, CUC International acquired Welcome Wagon International, Inc., CUC Europe Limited and Credit Card Sentinel, and Ideon acquired National Leisure Group, Inc. These acquisitions were accounted for in accordance with the purchase method and, accordingly, have been included in CUC International's results of operations from the respective dates of acquisition. The results of operations of these acquired entities for the periods prior to their acquisition were not significant to the historical financial statements of CUC International.

(c) During fiscal 1996, Ideon recorded pre-tax charges of $43.8 million related to the abandonment of certain new product development efforts and the restructuring of its SafeCard division and its corporate infrastructure.

(d) Adjusted to give effect to the three-for-two stock split effected on October 21, 1996 for holders of record of CUC Common Stock on October 7, 1996.

(e) Includes provisions for costs incurred in connection with the acquisitions of Davidson, Sierra and Ideon. The charges aggregated $175.8 million ($114.6 million or $.29 per common share after-tax effect). Such costs in connection with the Davidson Acquisition and Sierra Acquisition (approximately $48.6 million) are non-recurring and are comprised primarily of transaction costs, other professional fees and integration costs. Such costs associated with the Ideon Acquisition (approximately $127.2 million) are non-recurring and include integration and transaction costs as well as a provision relating to certain litigation matters, giving consideration to CUC International's intended approach to these matters. Most of such provision is related to these outstanding litigation matters. See Notes 2 and 5 to the unaudited interim financial statements incorporated herein by reference.

(f) During fiscal 1995, Ideon recorded a pre-tax charge of $7.9 million for various severance agreements and a lease termination in connection with a reorganization of its operations and senior management team.

(g) Includes provision for costs incurred in connection with the integration of the operations of CUC International and Entertainment Publishing Corp. (acquired during fiscal 1992 in a transaction accounted for in accordance with the "pooling-of-interests" method) and costs of professional fees and other expenses related to the merger with Entertainment Publishing Corp. The charge aggregated $20.7 million ($15 million or $.05 per common share after-tax effect). Also includes a gain from the sale of an unconsolidated affiliate of Advance Ross Corporation ("Advance Ross"). The gain aggregated $11.7 million ($7 million or $.02 per common share after-tax effect). In addition, includes a pre-tax charge of $17.5 million in connection with Ideon's relocation of an operations center.

(h) Includes current portion of long-term debt of $1.4 million, $9 million, $6.3 million, $3.4 million, $1.2 million and $1.4 million at January 31, 1996, 1995, 1994, 1993, 1992 and October 31, 1996, respectively. Excludes
     $15.4 million, $11.8 million, $5.5 million, $23.2 million, $26.7 million and $30.2 million of amounts due under revolving credit facilities at January 31, 1996, 1995, 1994, 1993, 1992, and October 31, 1996,
     respectively, and $6 million due at January 31, 1993 under a note payable issued in connection with the acquisition of Sally Foster Gift Wrap, LP ("Sally Foster").

(i) Represents cash dividends paid to Ideon common stockholders. No CUC Common Stock cash dividends have been paid or declared during the five years ended January 31, 1996 and the nine-month periods ended October 31, 1996 and 1995. However, an insignificant amount of cash dividends were paid in respect of the common stock of North American Outdoor Group, Inc. ("NAOG") for the fiscal years ended January 31, 1994, 1993 and 1992.

(j) Effective January 1, 1995, Ideon changed its fiscal year end from October 31 to December 31 (the "Ideon Transition Period"). The Ideon Transition Period has been excluded from the accompanying supplemental consolidated statement of income. Ideon's revenues and net loss for the Ideon Transition Period were $34.7 million and $(49.9) million, respectively. The net loss for the Ideon Transition Period was principally the result of a $65.5 million one-time, non-cash, pre-tax charge recorded in connection with a change in accounting for deferred membership acquisition costs.

(k) Includes Ideon pre-tax charges of $45.0 million related to the abandonment of certain new product development efforts and the restructuring of its SafeCard division and its corporate infrastructure. Also includes marketing and operational costs incurred for Ideon products abandoned of $52.6 million.

(l) During the fiscal year ended January 31, 1995, CUC International acquired Essex Corporation ("Essex") and subsidiaries and Ideon acquired Wright Express Corporation. These acquisitions were accounted for in accordance with the purchase method and, accordingly, have been included in CUC Internationals results of operations from the respective dates of acquisition. The results of operations of these acquired entities for the periods prior to their acquisition were not significant to the historical financial statements of CUC International.

(m) During the fiscal year ended January 31, 1993, CUC International acquired Leaguestar plc and Sally Foster. These acquisitions were accounted for in accordance with the purchase method and, accordingly, have been included in CUC International's results of operations from the respective dates of acquisition. The results of operations of these acquired entities for the periods prior to their acquisition were not significant to the historical financial statements of CUC International.

        MARKET PRICE INFORMATION OF CUC COMMON STOCK AND COMPANY SHARES

CUC INTERNATIONAL

     CUC Common Stock is traded on the NYSE under the symbol "CU." The following table sets forth the high and low closing sales prices for CUC Common Stock as reported on the NYSE Composite Transactions for the periods indicated:

                                           CUC COMMON STOCK
                                              PRICE RANGE
                                           -----------------
                                            HIGH       LOW
                                           -------   -------
FISCAL YEAR ENDED:

JANUARY 1995
First Quarter...........................   $14.583   $12.000
Second Quarter..........................    13.583    11.417
Third Quarter...........................    15.417    13.583
Fourth Quarter..........................    16.083    12.750

JANUARY 1996
First Quarter...........................    18.083    15.417
Second Quarter..........................    20.750    16.333
Third Quarter...........................    24.250    19.917
Fourth Quarter..........................    25.333    20.000

FISCAL YEAR ENDING:

JANUARY 1997
First Quarter...........................    26.083    18.667
Second Quarter..........................    26.250    21.250
Third Quarter...........................    27.328    21.922
Fourth Quarter (through December 19,
 1996)..................................    26.875    22.500

     The stock prices set forth above have been adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for holders of record of CUC Common Stock on June 19, 1995, and for the 3:2 stock split effected on October 21, 1996 for holders of record of CUC Common Stock on October 7, 1996. The last reported sales price of CUC Common Stock on the NYSE Composite Transactions on December __, 1996 was $______ per share (the latest practicable date preceding the mailing of this Proxy Statement/Prospectus for which such prices were available).

     CUC International has not paid any dividends in respect of CUC Common Stock since its inception, other than an extraordinary dividend of cash and convertible subordinated debentures distributed to stockholders in connection with the recapitalization of CUC International effected in fiscal year 1990.

     Because the market price of shares of CUC Common Stock is inherently subject to fluctuation, the exact number and market value of shares of CUC Common Stock that the holders of Company Shares will receive in the Merger may increase or decrease prior to the Effective Time. The Company does not have the right to terminate the Merger Agreement or abandon the Merger if the market price of shares of CUC Common Stock changes.

THE COMPANY

     There is no public market for the Company. In addition, the Company has not paid any dividends in respect of any Company Shares since its inception.

STOCKHOLDERS OF THE COMPANY ARE ENCOURAGED TO OBTAIN CURRENT QUOTATIONS FOR SHARES OF CUC COMMON STOCK.

                    INFORMATION CONCERNING CUC INTERNATIONAL

GENERAL

     CUC International is a leading technology-driven, membership-based consumer services company. CUC International operates its businesses through two separate business segments, namely the membership-based consumer services segment and the interactive media segment.

     MEMBERSHIP-BASED CONSUMER SERVICES SEGMENT. CUC International's primary line of business is providing membership-based consumer services, which provide more than 63.8 million customers worldwide with access to a variety of services, including home shopping, travel, insurance, automobile, dining, home improvement, lifestyle club, checking account enhancement, discount program and other services. CUC International provides such services as individual, wholesale or discount program memberships ("memberships") and derives its revenues from these services principally through membership fees. Individual memberships, whereby members pay directly for services and CUC International pays the associated marketing costs, include Shoppers Advantage(R), Travelers Advantage(R), Autovantage(R) and insurance products; individual membership fees generally range between $10 and $250 per year. Wholesale memberships include credit card and checking account enhancement packages sold through banks and credit unions, and insurance products sold through credit unions, for which CUC International acts as a third-party administrator; fees for these memberships generally range between $6 and $50 per year. Discount program memberships, which are sold primarily through fund-raising institutions or merchant-sponsored or general advertising, include the Entertainment(R) and Gold C(R) coupon book programs; fees for these memberships generally range from $10 to $50 per year.

     CUC International's activities in this area are conducted principally through its Comp-U-Card division and certain of CUC International's wholly owned subsidiaries, including FISI, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

     INTERACTIVE MEDIA SEGMENT. As noted below under "--Recent Developments," CUC International recently acquired Davidson and Sierra. Davidson and Sierra develop, publish, manufacture and distribute high-quality educational/entertainment (or "edutainment") and personal productivity (or "how to") interactive multimedia products for home and school use. These products incorporate characters, themes, sound, graphics, music and speech in ways that CUC International believes are engaging to the user, and are designed for multimedia personal computers, including CD-ROM-based personal computer systems, and selected emerging platforms. Davidsons and Sierras products are offered through a variety of distribution channels, including specialty retailers, mass merchandisers, discounters and schools. See "--Recent Developments," set forth below, for a further description of such acquisitions.

     FURTHER INFORMATION. For a more detailed description of the various businesses of CUC International, see the descriptions set forth in the CUC International 10-K and the other documents referred to above under "Incorporation of Certain Documents by Reference" which were previously filed with the Commission by CUC International.

     LOCATION OF EXECUTIVE OFFICES. CUC International's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

RECENT DEVELOPMENTS

     IDEON ACQUISITION. On August 7, 1996, CUC International acquired all of the outstanding capital stock of Ideon Group, Inc. ("Ideon") for a purchase price of approximately $393.0 million (the "Ideon Acquisition"). Pursuant to the Ideon Acquisition, approximately 16.6 million shares of CUC Common Stock were issued to the former holders of Ideon common stock. The Ideon Acquisition was accounted for as a "pooling-of-interests." Ideon is a holding company with three principal business units: SafeCard Services, Incorporated ("SafeCard"), Wright Express Corporation ("Wright Express") and National Leisure Group, Inc. ("NLG"). SafeCard, which is the largest subsidiary of Ideon, is a provider of credit card enhancement and continuity products and services. Wright Express is a provider of information processing, information management and financial services to commercial car, van and truck fleets in the United States. NLG is a provider of vacation travel packages and cruises directly to consumers in association with established retailers and warehouse clubs throughout New England, New York and New Jersey and with credit card issuers and travel club members nationwide.

     DAVIDSON ACQUISITION. On July 24, 1996, CUC International acquired all of the outstanding capital stock of Davidson for a purchase price of approximately $1.0 billion (the "Davidson Acquisition"). Pursuant to the Davidson Acquisition, approximately 45.1 million shares of CUC Common Stock were issued to the former holders of Davidson common stock. The Davidson Acquisition was accounted for as a "pooling-of-interests." See "--Interactive Media Segment."

     SIERRA ACQUISITION. In addition, on July 24, 1996, CUC International acquired all of the outstanding capital stock of Sierra for a purchase price of approximately $858.0 million (the "Sierra Acquisition"). Pursuant to the Sierra Acquisition, approximately 38.4 million shares of CUC Common Stock were issued to the former holders of Sierra common stock. The Sierra Acquisition was accounted for as a "pooling-of-interests." See "--Interactive Media Segment."

                       INFORMATION CONCERNING THE COMPANY

     The Company is engaged in the design, development and distribution of interactive, multimedia computer software for the children's educational market. The Company's products have been designed to encourage learning through exploration, discovery and creativity rather than through highly structured exercises and games. The Company's award-winning JumpStart Series offers full-year curriculum software products designed for toddlers, preschool, kindergarten, first grade, second grade, third grade and fourth grade children. Each of the products, from JumpStart Toddlers to JumpStart Fourth Grade, blends an entire grade level of an appropriate curriculum with puzzles and games that include reading, math, language arts, science, art and music. The Company's Cartoon Makers Series allows children to create their own cartoons using the action animations, artwork, sound effects and music from top-rated television cartoon programs. Characters available in the Cartoon Makers Series include Batman & Robin, Spider-Man and X-Men. The Company has products that allow children to participate through interactive technology in the movie-making process. Magic Theatre allows children to create, narrate and animate their own computer movies. The Company recently introduced a multimedia product, Steven Spielberg's Director's Chair, that allows the user to personally direct and produce any number of unique film sequences, receiving advice throughout the process from writers, cameramen, directors and producers from the film industry.

     The Company's award-winning Adventure series, including such titles as 3-D Dinosaur Adventure, 3-D Body Adventure and Undersea Adventure, provides the user with focused exploration experiences of the selected topic in a highly interactive, multi-sensory experience. Other products such as Casper's Brainy Book and My First Encyclopedia provide rich interactive experiences for children at the early and pre-reading level.

     The Company, through its Internet World Wide Web site (the "Company's Web site"), has also created on-line resources designed for children. The Company's Web site offers children the opportunity to explore a variety of multimedia games and activities and to experience aspects of many of the Company's popular titles. The Company has made available on its Web site innovative games such as The Scavenger Hunt, which offers daily, weekly and monthly prizes, as well as a fully navigable 3-D Knowledge Land world where kids can discover the JumpStart elementary school campus. These on-line resources are designed to increase access to the Company's products by providing convenient, cost-effective distribution and marketing opportunities.

     The Company has entered into a variety of commercial relationships with a number of key publishing and entertainment companies to develop and market its products and on-line resources. Steven Spielberg has previously collaborated in the development of certain of the Company's multimedia products. The Company also has an agreement with Random House to co-develop and jointly distribute multimedia titles. The Company's relationships with both Mr. Spielberg and Random House include significant equity investments in the Company. Additional alliances were formed with Marvel Entertainment Group and DC Comics to develop and market products based on their popular children's characters resulting in the Cartoon Makers series. In August 1995, the Company acquired substantially all of the assets of Fanfare Software, an independent developer of early learning software. See "Proposal No. 1--The Merger--Interests of Certain Persons in the Merger--Additional Payments to Barton Listick."

     The Company's executive offices are located at 1311 Grand Central Avenue, Glendale, California 91201, and its telephone number is (818) 246-4400.

                                  THE MEETING

GENERAL

     This Proxy Statement/Prospectus and the accompanying proxy card are being furnished to the holders of Company Shares in connection with the solicitation of proxies by the Company Board for use at the Special Meeting of stockholders of the Company and any adjournments or postponements thereof to be held on ___________, 1997 at _____ a.m., local time, at the Company's principal executive offices located at 1311 Grand Central Avenue, Glendale, California 91201.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Meeting, holders of Company Shares will be requested to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) a proposal to approve the Charter Clarification to clarify that the fair market value of the Merger Consideration to be received by the holders of Company Shares in the Merger (for purposes of allocating the Merger Consideration among the holders of Company Shares) will be determined as of the Closing Date and
(iii) such other business as may properly be presented before the Meeting or any adjournments or postponements thereof.

RECORD DATE; QUORUM; VOTE REQUIRED

     The Company Board has fixed December __, 1996 as the Record Date. Accordingly, only holders of record of Company Shares at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. The following table sets forth the number of Company Shares outstanding of each class or series thereof, as of [September 30, 1996]:

                                            Issued and Outstanding Company
     Class or Series of Capital Stock      Shares as of [September 30, 1996]
     --------------------------------      --------------------------------
     Company Common Stock                             8,947,017
     Series A Preferred Stock                         3,253,754
     Series B Preferred Stock                         2,764,096
     Series C Preferred Stock                         3,634,412
     Series D Preferred Stock                           321,942
     Series E Preferred Stock                         2,186,053
     Series F Preferred Stock                          748,683
                                                     ----------
                        Total                        21,855,957

     As of [September 30, 1996], there were outstanding Company Common Options to purchase 3,268,458 shares of Company Common Stock and Company Preferred Options to purchase 275,000 shares of Series A Preferred Stock. As of [September 30, 1996], there were 25,413,164 shares of Company Common Stock on a fully diluted basis.

     The presence, in person or by proxy, of the holders of more than 50% of the issued and outstanding capital stock of the Company entitled to vote at the Meeting is required to constitute a quorum at the Meeting. The affirmative votes of the holders of at least (i) a majority of all of the outstanding shares of Company Common Stock voting together as a class with all of the outstanding shares of Company Preferred Stock, with each share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock may be converted at such time, and (ii) 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting together as a single class (with each such share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time, provided that in any event each share of Series D Preferred Stock will be deemed to be convertible at such time into six shares of Company Common Stock), are necessary to approve and adopt the Merger Agreement and the Charter Clarification. The holder of all of the Series D Preferred Stock outstanding as of the Record Date has elected to convert all of the outstanding shares of Series D Preferred Stock immediately prior to the Effective Time.

     In the event that the aggregate number of dissenting shares, if any, as of the Effective Time exceeds 9% of the then outstanding Company Shares on an as-converted basis, CUC International and Merger Sub could elect not to consummate with the Merger. See "Proposal No. 1--The Merger--Provisions of the Merger Agreement--Conditions to the Merger."

PROXIES

     This Proxy Statement/Prospectus and the accompanying proxy card are being furnished to the holders of Company Shares in connection with the solicitation of proxies by and on behalf of the Company Board for use at the Meeting.

     Abstentions and failures to vote will have the practical effect of voting against approval and adoption of the Merger Agreement and the Charter Clarification. Company Shares represented by properly executed proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Company Shares represented by properly executed proxies for which no instruction is provided will be voted for adoption of the Merger Agreement and the Charter Clarification. If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     Holders of Company Shares are requested to complete, date and sign the proxy card and return it promptly in the enclosed postage-prepaid envelope. Any holder of Company Shares who so desires may revoke his or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

     If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     No other business may be transacted at the Meeting absent the provision of proper notice in accordance with the Company's Bylaws. If any other matters properly are presented at the Meeting for consideration, including among other things, consideration of a motion to adjourn the Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The Company will bear the cost of soliciting proxies from the holders of Company Common Stock, including the cost of preparing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of the Company will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

IN CONNECTION WITH THE MEETING, HOLDERS OF COMPANY SHARES SHOULD NOT RETURN TO THE COMPANY ANY STOCK CERTIFICATES WITH THEIR PROXIES.

                            PROPOSAL NO. 1--THE MERGER

BACKGROUND OF THE MERGER

     The timing, terms and conditions of the Merger Agreement are the result of arm's-length negotiations between representatives of CUC International and the Company. Set forth below is a summary of the background of these negotiations.

     After the Christmas selling season of 1995, it became clear to the Company Board that obtaining retail shelf space was becoming more difficult and product development costs were increasing. These trends, combined with the quickening pace of consumer software industry consolidation, led the Company Board to conclude that large companies with greater financial resources offered better opportunities for long-term viability. Therefore, the Company Board decided to pursue a strategy of allying itself with a well-capitalized company with large market share in the educational and/or entertainment software industry, strong product lines and a desire to be a leader in its segment of the software industry.

     In January 1996, the Company Board engaged the investment banking firm of Piper Jaffray as its exclusive agent to assist the Company in evaluating possible mergers, acquisitions and direct investments. The Company Board authorized Piper Jaffray to approach a number of companies in the educational software industry to determine their level of interest in a possible acquisition of the Company. Since the educational software industry is relatively small, Piper Jaffray's approach was to contact key individuals at each of these companies and present limited financial and market data about the Company to see if there was an interest in a possible business combination. A number of the parties expressed interest in discussing a transaction, executed confidentiality agreements, received certain confidential data and met with senior management of the Company. However, no negotiations with such parties were entered into at that time.

     At the January 1996 Consumer Electronics Show in Las Vegas, Nevada, Lawrence S. Gross, President and Chief Executive Officer of the Company, William
T. Gross, the Company's Chairman of the Board, and a representative from Piper Jaffray met with Kenneth A. Williams and Michael Brochu, Chief Executive Officer and Chief Operating Officer, respectively, of Sierra, now a wholly owned
subsidiary of CUC International.   At that meeting, financial schedules were
reviewed and possible merger scenarios were discussed. A subsequent meeting to discuss further details was planned for February 14, 1996 at the Piper Jaffray conference in New York. During the second half of the month of January and the first half of February 1996 before the Piper Jaffray conference, Lawrence S. Gross met with two other interested parties and had similar discussions
regarding a possible merger.   Then at the Piper Jaffray conference, Mr. Gross
met again with the interested parties, including Mr. Brochu, to discuss such details.

     On February 20, 1996, CUC International announced that it had signed definitive merger agreements to acquire both Sierra and Davidson. As a result, further merger discussions with Sierra were suspended.

     During the month of May 1996, the Company was contacted by two other companies who were interested in discussing a possible business combination. One company was contacted on behalf of the Company by Piper Jaffray, and the other company contacted Piper Jaffray on its own initiative. Each company executed confidentiality agreements, received certain confidential data and met with senior management of the Company. Preliminary negotiations proceeded with both companies, but the Company discontinued its negotiations with one of the companies.

     At the May 21, 1996 meeting of the Company Board, the president of the other company made a presentation to the Company Board describing the benefits to the Company and its stockholders of a possible merger transaction between his company and the Company. After much discussion, the members of the Company Board who were present at the meeting voted unanimously in favor of pursuing further discussions with this company. During the remainder of May and June 1996, representatives of this company and the Company held several meetings to discuss a merger transaction. Preliminary financial and legal due diligence followed. Nevertheless, external market conditions during June and July 1996 caused further actions to be suspended.

     By July 1996, CUC International's acquisitions of Sierra and Davidson were near completion and, at the July 16, 1996 meeting of the Company Board, the Company Board requested that Piper Jaffray contact Robert M. Davidson, Chairman and Chief Executive Officer of Davidson and now a Vice Chairman of CUC International, regarding a potential acquisition of the Company. Later that day, the Company entered into a confidentiality agreement among itself, Davidson and CUC International.

     Mr. Davidson extended an invitation to Lawrence S. Gross to meet with him on August 5, 1996 to discuss the possible synergies between CUC International and the Company and to discuss financial and strategic information regarding the Company. The meeting was held at Davidson's offices in Torrance, California. Mr. Davidson gave Mr. Gross a tour of the Davidson facilities and discussed with him certain financial data of the Company received by Mr. Davidson from Piper Jaffray.

     On August 7, 1996, Mr. Gross met with representatives of another software company to discuss a possible acquisition of the Company. The meeting was held at the Company's executive offices and was the third such meeting between the two companies, the first of which occurred in February 1996. Discussions regarding a merger with this company regained momentum due to favorable market conditions and renewed interest on their part in further acquisitions.

     Subsequently, a number of meetings took place at the Company's executive offices between August 9, 1996 and August 14, 1996 between several senior managers of the Company and several senior managers of Davidson. Representing the Company were Lawrence S. Gross, William T. Gross, George Lichter, Vice President of Business Development and Legal Affairs, and Jay Meschel, acting Chief Financial Officer. Representing CUC International were Mr. Davidson, Jacques R. Allewaert, the Chief Financial Officer of Davidson, Paula V. Duffy, Vice President and General Counsel, John R. Sosoka, Chief Technical Officer and Brooke Abercrombie, Manager of Product Development. At these meetings, representatives of CUC International and the Company explored the feasibility of a possible business combination, and representatives of CUC International commenced technological and financial due diligence with respect to the Company and its products. During such meetings, more detailed financial, legal and technical information was provided to CUC International.

     On August 14, 1996, representatives of CUC International presented a non-binding letter of interest to the Company Board containing a summary of the principal terms of a possible merger of the Company into CUC International or a subsidiary of CUC International, including a proposed valuation of the Company of $82.5 million in the aggregate. The letter of interest also provided, among other things, that the transaction would have to qualify as a tax-free reorganization and be recorded as a "pooling-of-interests" for accounting purposes.

     Senior management of the Company was also presented with a formal letter of intent dated August 14, 1996 from the other potential acquiring party with which the Company met on August 7th. The letter of intent provided for an acquisition of all of the capital stock of the Company on terms substantially similar to those contained in CUC International's letter of interest. The proposals differed, however, with respect to the price offered, the time required for closing and the registration of the shares of CUC Common Stock to be received by the Company's stockholders in the transactions.

     On August 14, 1996, the Company Board met by telephonic conference, together with representatives of Piper Jaffray and Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP, the Company's financial advisor and legal counsel, respectively, to discuss CUC International's proposal and the proposal submitted by the other potential acquiror. At that meeting, the Company Board discussed the advantages and disadvantages of each proposal, including strategic, financial, employee and shareholder issues. As a result of the Company Board's deliberations, the Company directed Piper Jaffray to continue negotiating with both parties.

     On August 15, 1996, representatives of Piper Jaffray discussed the proposals with representatives of CUC International and the other potential acquiring party, respectively. Negotiations proceeded with each bidder separately and the specific terms of each bidder's proposal were not discussed with the other.

     On August 16, 1996, the Company Board met again by telephonic conference, together with the Company's legal and financial advisers, to discuss the most recent proposals of CUC International and the other potential acquiror. The Company Board discussed the merits of the two proposals, including the relative stability of the stock of the two potential acquirors, their management teams, the timing of the proposed transactions, the penetration of the two parties in the institutional educational software market, the registration of the shares of the potential acquiror to be issued in the transaction and other diligence matters regarding the potential acquirors. In particular, the Company Board focused on the stock price trading histories of both potential acquirors and noted that, over the long-term, CUC Common Stock had been historically less volatile. The price proposed by the other potential acquiring party was nominally higher than that proposed by CUC International, based on the then-current market price of the stock of such other potential acquiror. However, the Company Board concluded that, on balance, after considering the terms of each party's proposal, the proposal by CUC International was more desirable than the other party's proposal. The Company Board directed Piper Jaffray to proceed with final negotiations with both bidders. Later that day, after discussions with representatives of Piper Jaffray, the other potential acquiring company withdrew its proposal.

     Between August 17 and 30, 1996, representatives of the Company and CUC International held a number of telephonic meetings to discuss further the structure and terms of a possible merger transaction. The parties decided that it was in their mutual best interests to enter into a letter of intent that would set forth more completely the terms and conditions of the merger, and negotiations then ensued concerning the principal terms thereof, including terms regarding, among other things, the structure of the merger, the timing of the valuation of the CUC Common Stock to be issued to the Company's stockholders in the merger (for purposes of determining the number of shares having a value equal to $82.5 million), the treatment of Company stock options, indemnification and escrow provisions, employment and non-competition arrangements with certain senior management of the Company, the conditions to closing, the conduct of the Company's business until the closing, the exclusivity of negotiations between the Company and CUC International, break-up fees and expenses, a possible loan, accounting and tax issues and other related matters. The parties reiterated their desire to structure the transaction as a stock-for-stock exchange to be accounted for as a "pooling-of-interests" in order to provide the Company's stockholders with the future equity appreciation of CUC Common Stock, to preserve CUC International's cash position and to maximize the financial position of CUC International and its subsidiaries.

     On August 26, 1996, the Company and CUC International entered into a confidentiality agreement pursuant to which the Company agreed to keep confidential certain financial and other information regarding CUC International furnished to representatives of the Company. From August 26 through August 30, 1996 representatives of the Company continued the Company's due diligence investigation of CUC International. Generally, this diligence consisted of reviewing CUC International's publicly available financial and other information and development strategies as well as meeting with key CUC International executives to understand its organizational structure.

     On August 30, 1996, the Company entered into a letter of intent with CUC International that provided for, among other things, the delivery of consideration in the form of CUC Common Stock valued at $82.5 million in the aggregate (based upon a trading price at a time to be determined), an agreement by the Company not to solicit offers during a certain period, the reservation for issuance to employees of the Company of options to purchase CUC Common Stock and a possible loan to the Company of up to $3.0 million prior to the Closing.

     Throughout the month of September 1996 and the first half of October 1996, representatives of the Company and CUC International and their respective counsel exchanged drafts of the proposed merger agreement and engaged in negotiations regarding the terms of the proposed merger agreement and ancillary agreements. At the same time, representatives of both CUC International and the Company continued due diligence investigations of one another.

     On September 17, 1996, the Company Board met at the Company's executive offices, together with the Company's legal and financial advisors, to discuss the latest draft of the merger agreement and ancillary agreements. Among other things, the Company Board discussed issues regarding termination dates, fees and expenses, indemnification and the escrow period. Mr. Davidson also participated in a portion of this meeting to provide information regarding the proposed timing of the transaction. The Company Board proposed, and CUC International subsequently agreed, that the value of CUC Common Stock on September 16, 1996 of $24.15 would be used to determine the aggregate number of shares of CUC Common Stock to be issued in the Merger to the stockholders of the Company in the transaction, and determined to provide for the issuance of a fixed number of additional shares for each day that passes after December 1, 1996 and prior to the Closing Date.

     At a meeting of the Board of Directors of CUC International held on September 10, 1996, the Board of Directors of CUC International, by unanimous vote of all of the directors, approved the Merger Agreement and ancillary agreements (with such changes thereto as management deemed appropriate) and authorized management to execute and deliver the Merger Agreement and ancillary documents and to perform the transactions contemplated thereby.

     On October 4, 1996, the Company Board met by telephonic conference, together with the Company's legal and financial advisors, to consider and vote upon the proposed transaction (the "October 4th Meeting"). All members of the Company Board were in attendance at the meeting, other than Messrs. Alberto Vitale and Jonathan Feiber. At the outset of the October 4th Meeting, the Company's Chief Executive Officer provided the Company Board with an overview of the discussions and negotiations that had occurred since the last meeting of the Company Board and presented management's recommendations that the Merger be effected pursuant to the terms of the revised merger agreement. The Board asked questions relating to the proposed transaction, the Merger Agreement and ancillary agreements, and representatives from the Company's legal counsel reviewed for the Company Board all of the principal terms as proposed in the latest draft of the Merger Agreement.

     Piper Jaffray then made a financial presentation to the Company Board and rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated October 4, 1996) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be received by the holders of capital stock of the Company as a group in the Merger was fair, from a financial point of view, to the stockholders of the Company as a group. See "--Opinion of the Company's Financial Advisor." The fairness opinion and the rationale for extending such opinion were discussed at that meeting. In addition to the aforementioned presentation and opinion, the Company Board considered the potential risks and benefits of the proposed transaction described under "--Reasons for the Merger--The Company."

     In considering its fiduciary responsibilities, the Company Board discussed information regarding the market prices and trading activities in the securities of CUC International, the management of CUC International and its wholly owned subsidiaries, the respective technological and competitive positions of the Company and CUC International, potential synergies that could be achieved through a possible combination and the availability and desirability of other alternatives through which similar or greater long-term value or liquidity could be achieved for the Company's shareholders.

     The Company Board then determined that the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and its stockholders and approved the Merger Agreement and the transactions contemplated thereby. The Company Board authorized management to execute and deliver the Merger Agreement and the ancillary agreements (with such changes thereto as management deemed appropriate) and to perform the transactions contemplated thereby. The Company Board also recommended to the Company's stockholders that they vote for approval and adoption of the Merger Agreement.

     During the week of October 7, 1996, representatives of the Company and CUC International engaged in further negotiations regarding certain provisions of the most recent drafts of the Merger Agreement and ancillary agreements. On October 11, 1996, the Merger Agreement was executed and delivered.

     In early December 1996, CUC International and the Company entered into negotiations to amend certain provisions of the Merger Agreement to, among other things, clarify the formula for allocating the Merger Consideration between the Company's stockholders and the holders of Company Common Options and Company Preferred Options and to revise the treatment of Company Common Options and Company Preferred Options remaining outstanding and unexercised as of the Effective Time.

     On December 17, 1996, the Company Board met to discuss the Charter Clarification and the amendments to the Merger Agreement. At such meeting, the Company Board, by the unanimous vote of all of the directors present, approved the Charter Clarification and the amendments to the Merger Agreement. On December 20, 1996, the parties entered into Amendment No. 1 to the Merger Agreement.

     Other than discussions and negotiations relating to, and the execution of, the Merger Agreement discussed above, and the ancillary documents thereto, neither CUC International nor the Company knows of any past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions in the last five years between the Company and its affiliates and CUC International and its affiliates.

REASONS FOR THE MERGER

     The Company. The Company Board believes that the terms of the Merger are fair to and in the best interests of the Company and its stockholders, and the Company Board has approved the Merger Agreement and the transactions contemplated thereby. In its evaluation, the directors considered a number of factors, including the following:

     . The Merger would provide the Company's stockholders with CUC Common Stock in a tax-free exchange at a price for the Company believed by the Company Board to be fair;

     . The substantial public float and trading volume of shares of CUC Common Stock should provide the Company's stockholders with liquidity in their investment;

     . The Merger affords the Company's stockholders the opportunity to continue to participate in the long-term growth and appreciation of the Company's business through their continued ownership interest in CUC International;

     . CUC International's substantial domestic and international direct sales capabilities should provide an expanded opportunity for direct distribution of the Company's products both within the United States and in international markets;

     . Information with respect to the financial condition and businesses of CUC International including, among other things, CUC International's recent and historical stock and earnings performance, the ability of CUC International to successfully implement its growth strategy, the ability of CUC International to access capital markets and CUC International's commitment to the institutional educational software market; and

     . The financial presentation and opinion of Piper Jaffray to the effect that, as of the date of the opinion, based on and subject to the assumptions, factors and limitations set forth in the opinion and as described herein, the aggregate consideration to be received by the holders of capital stock of the Company as a group in the Merger was fair, from a financial point of view, to such stockholders as a group.

     In the course of its deliberations, the Company Board reviewed a number of additional factors relevant to the Merger, including principally: (i) reports from management and legal advisors on specific terms of the Merger

Agreement, the Escrow Agreement, the employment and non-competition agreements and the ancillary transaction documents described in the Merger Agreement to be entered into in connection with the Merger; (ii) public information concerning the financial performance, business operations and prospects of CUC International presented at meetings of the Company Board; (iii) the process that had been undertaken by the Company in soliciting indications of interest to acquire or merge with the Company prior to the commencement of discussions with CUC International; (iv) the performance of the management of CUC International and its wholly owned subsidiaries; (v) the potential benefits to be derived from a combination of Davidson, Sierra and the Company, including potential cost savings through production efficiencies and selling, general and administrative cost savings and the enhanced ability to compete in what the Company believes will be a consolidating and increasingly competitive software industry; (vi) the favorable results of the due diligence investigation regarding CUC International performed on behalf of the Company; and (vii) the proposed terms, timing and structure of the Merger.

     The Company Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including, among other things: (i) the fact that CUC Common Stock has historically traded at a high multiple of price to earnings and any decline in future earnings growth could have a material adverse effect on the trading price of CUC Common Stock; (ii) the potential volatility in the trading price of CUC Common Stock; and (iii) the loss of independence which would result from being a wholly owned subsidiary of CUC International and the resulting loss of the stockholder's ability to realize fully the benefits of any potential future growth of the Company's business as an independent entity. The Company Board concluded, however, that the benefits of the transaction to the Company and its stockholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive but is intended to include the material factors considered by the directors. In view of the wide variety of factors considered by the Company Board, the directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have ascribed differing weights to different factors.

     CUC International. CUC International has identified several potential benefits of the Merger, including:

     . Changing Nature of Multimedia Computing Market. CUC International believes that the Merger will better enable CUC International to compete in the multimedia computing market that both CUC International and the Company now address separately. Specifically, CUC International will have greater sales and marketing, product distribution and research and development resources and broader, more diverse product offerings that should allow it to realize greater efficiencies in this market. CUC International further believes that these additional resources and efficiencies should give it a larger presence in the marketplace, more complete solutions to both distribution channels and end-users and expansion of the combined companys product offerings into new markets and through new channels.

     . Enhanced Development of Interactive Media Channels. The Merger is part of CUC International's strategy to derive continued growth through developing interactive media channels. Recently, CUC International acquired Davidson and Sierra in order to, among other things, strengthen CUC Internationals ability to take advantage of the rapidly expanding personal computer and interactive access information technology markets and better position CUC International to diversify its services by engaging in the development of educational and entertainment products for the global personal computer and Internet markets. See "Information Concerning CUC International--Recent Developments."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

     AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, THE COMPANY BOARD HAS DETERMINED THAT THE MERGER (AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER

AGREEMENT) ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE COMPANY BOARD HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY) AND RECOMMENDS THAT THE HOLDERS OF COMPANY SHARES VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     Piper Jaffray was retained by the Company as of January 15, 1996 to act as financial advisor to the Company in connection with a possible business combination involving the Company and, if requested by the Company, to render an opinion to the Company Board concerning the fairness, from a financial point of view, of the aggregate consideration to be paid to the stockholders of the Company as a group in the proposed transaction.

     Piper Jaffray delivered to the Company Board on October 4, 1996, its oral opinion, subsequently confirmed in writing, to the effect that, as of the date of the opinion, based on and subject to the assumptions, factors and limitations set forth in the opinion and as described below, the aggregate consideration proposed to be paid to the holders of capital stock of the Company as a group in the Merger was fair, from a financial point of view, to such stockholders as a group. A copy of the opinion letter dated October 4, 1996 (the "Opinion"), is attached as Annex D to this Proxy Statement/Prospectus and is incorporated
            -------
herein by reference. Holders of capital stock of the Company are urged to read the attached Opinion in its entirety.

     Piper Jaffray provided financial advice to the management of the Company in connection with the structuring and negotiation of the Merger, but made no recommendation to the Company Board as to the form or amount of the consideration to be received by the stockholders of the Company in the Merger, which was determined through negotiations between the parties to the Merger.
The Opinion is directed to the Company Board only and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Meeting. The Opinion does not address (i) the Company's underlying business decision to proceed with or effect the Merger or (ii) whether the consideration proposed to be paid to the holders of capital stock of the Company is fair from a financial point of view to any particular class of capital stock of the Company as compared to any other class of capital stock of the Company.

     In arriving at the Opinion, Piper Jaffray reviewed (i) the latest available draft of the Merger Agreement, (ii) certain information relative to the business, financial condition and operations of the Company, (iii) certain internal financial planning information of the Company furnished by management of the Company, (iv) certain financial and securities data of the Company and companies deemed similar to the Company or representative of the business sector in which the Company operates, (v) to the extent publicly available, the financial terms of certain acquisition transactions, (vi) certain publicly available information relative to the business, financial condition and operations of CUC International and (vii) certain publicly available financial and securities data of CUC International and companies deemed similar to CUC International or representative of the business sector in which CUC operates.
In addition, Piper Jaffray engaged in discussions with members of management of CUC International and the Company concerning the respective financial conditions, current operating results and business outlook of CUC International and the Company and the plans and business outlook for CUC International following the Merger.

     In delivering the Opinion to the Company Board on October 4, 1996, Piper Jaffray prepared and delivered to the Company Board certain written materials containing various analyses and other information material to the Opinion. The following is a summary of these materials.

          Estimated Purchase Price. Piper Jaffray calculated an estimate of the total purchase price of $91.7 million (the "Estimated Purchase Price") for the capital stock of the Company based on the closing price of CUC International's Common Stock on the NYSE on October 3, 1996 of $26.83 (the last trading day prior to the Opinion) and an aggregate of approximately 3,416,621 shares of CUC Common Stock to be issued to holders of capital stock of the Company. With the consent of the Company, Piper Jaffray made no adjustment for, and expressed no opinion concerning, the terms and conditions of the escrow of CUC Common Stock contemplated by the Merger Agreement and assumed for purposes of its Opinion that the holders of capital stock of the Company would receive all the shares of CUC Common Stock proposed to be exchanged.

          Stock Price Analysis. Piper Jaffray reviewed the stock trading history of CUC Common Stock and presented data from published analysts' reports and data concerning relative stock price performance for CUC International against certain indices and the CUC Comparable Companies (as defined below).

          Comparable Public Company Analyses. Piper Jaffray compared certain financial information and valuation ratios relating to CUC International and the Company to corresponding data and ratios from a group of selected publicly traded companies deemed comparable to CUC International and the Company.

          The comparable companies selected for comparison to CUC International (the "CUC Comparable Companies") included seven publicly traded personal services and business services providers with a noncyclical recurring revenue base and a market capitalization in excess of $1.0 billion. Based upon the closing sales price for CUC Common Stock of $26.83 on October 3, 1996, this analysis produced multiples of selected valuation data as follows: market price to latest twelve months (LTM) earnings for the CUC Comparable Companies ranging from 20.8x to 79.2x, with a mean and median of 35.2x and 26.7x, respectively, and for CUC International of 42.4x; market price to 1996 calendar earnings estimate for CUC Comparable Companies ranging from 18.7x to 68.8x, with a mean and median of 30.8x and 24.0x, respectively, and for CUC International of 38.6x; market price to 1997 calendar earnings estimate for CUC Comparable Companies ranging from 15.7x to 54.4x, with a mean and median of 25.8x and 20.5x, respectively, and for CUC International of 30.1x; company value (market capitalization plus debt less cash) to LTM revenue for CUC Comparable Companies ranging from 2.1x to 12.5x, with a mean and median of 5.1x and 3.5x, respectively, and for CUC International of 5.1x; company value to LTM operating income for CUC Comparable Companies ranging from 13.5x to 50.9x, with a mean and median of 22.8x and 18.9x, respectively, and for CUC International of 27.8x.
     Earnings estimates were based on publicly available analysts' reports.

          The comparable companies selected for comparison to the Company (the "Company Comparable Companies") included five publicly traded educational software companies with market capitalizations in excess of $50.0 million. This analysis produced multiples of selected valuation data as follows: market capitalization to fiscal 1997 earnings estimate (adjusted for a March 31 year end) for the Company Comparable Companies ranging from 10.8x to 71.2x, with a mean and median of 36.4x and 31.9x, respectively, and for the Company (using the Estimated Purchase Price in lieu of market capitalization) of 54.1x; market capitalization to forward four quarters earnings for the Company Comparable Companies ranging from 10.3x to 52.0x, with a mean and median of 25.4x and 19.7x, respectively, and for the Company of 36.9x; company value to LTM revenue for the Company Comparable Companies ranging from 1.9x to 5.4x, with a mean and median of 2.9x and 2.4x, respectively, and for the Company of 4.4x; and company value to forward four quarters revenues for the Company Comparable Companies ranging from 1.4x to 3.2x, with a mean and median of 2.1x and 2.0x, respectively, and for the Company of 3.4x. Earnings estimates for the Company Comparable Companies were based on publicly available analysts' reports. Company value for the Company was based on Estimated Purchase Price less cash and the estimated value of the Company's investment in Worlds, Inc.

          Comparable Acquisition Analysis. Piper Jaffray reviewed merger and acquisition transactions since June 1, 1992 for which information was publicly available involving target companies in the prepackaged software business comparable to the Company and transaction values greater than $10.0 million. This review produced 20 transactions (the "Comparable Transactions") deemed comparable to the Merger. Piper Jaffray calculated company value to LTM revenues for the Comparable Transactions ranging from 1.0x to 9.4x, with a mean and median of 3.6x and 3.5x, respectively, and for the Merger of 4.1x. No other valuation multiple produced meaningful comparisons due to the Company's history of losses.

          Dilution/Accretion Analysis. Piper Jaffray examined the hypothetical pro forma effect of the Merger on CUC International's earnings per share for one quarter ending January 31, 1997 and for the four quarters ending January 31, 1998, without anticipated synergies and with synergies anticipated by Company management. In each case, this analysis indicated no meaningful accretion or dilution. Estimated earnings for CUC International were based on published analyst reports, and estimated earnings for the Company were based on internal financial planning data furnished to Piper Jaffray by management of the Company.

          Contribution Analysis. Piper Jaffray also analyzed the expected contributions of each of CUC International and the Company to revenue, operating income, pre-tax income and net income of CUC for the quarter ending January 31, 1997 and the four quarters ending January 31, 1998 based on the Company's financial planning data and publicly available analysts reports for CUC International. This analysis indicated that the percentage ownership of CUC International by the Company stockholders following the Merger approximated the relative contribution of the Company to revenue, operating income, pre-tax income and net income of CUC International for the periods indicated above.

     In reaching its conclusion as to the fairness of the aggregate consideration to be received in the Merger and in its presentation to the Company Board, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its Opinion. The preparation of a fairness opinion is a complete process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying the Opinion. The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any comparable analysis as a comparison is identical to CUC International, the Company or the Merger. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and judgments concerning differences in the various characteristics of the Comparable Transactions to which the Merger was compared and in financial and operating characteristics of the CUC Comparable Companies or the Company Comparable Companies and other factors that could affect the public trading value of the CUC Comparable Companies or the Company Comparable Companies to which CUC International and the Company were compared.

     For purposes of the Opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not assume responsibility independently to verify such information. Piper Jaffray relied upon the assurances of the respective managements of CUC International and the Company that the information provided by CUC International and the Company had a reasonable basis and, with respect to financial planning data of the Company, products and technologies under development and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. Financial planning data of the Company was prepared based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and actual results could vary significantly from those set forth in such financial planning data. Piper Jaffray has assumed no liability for such financial planning data. Piper Jaffray was not provided access to internal financial planning data of CUC International. Upon the advice of CUC International and the Company and their legal and accounting advisors, Piper Jaffray assumed (i) the Merger would be treated as a "pooling-of-interests" for accounting purposes and (ii) the Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code. In arriving at the Opinion, Piper Jaffray did not perform and was not provided any appraisal or valuation of specific assets or liabilities (contingent or otherwise) of CUC International or the Company (other than relative to the Company's investment in Worlds, Inc.) and expressed no opinion regarding the liquidation value of any entity. Piper Jaffray did not make any physical inspection of the properties or assets of the Company or CUC International. No other limitations were imposed by the Company on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its Opinion. Piper Jaffray expressed no opinion as to the price at which shares of CUC Common Stock may trade at any future time. The Opinion is based upon information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the Opinion. Events occurring after such date could materially affect the assumptions used in preparing the Opinion.

     Piper Jaffray, as a customary part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, underwritings and other distributions of securities, private placements and evaluations for estate, corporate and other purposes. The Company Board selected Piper Jaffray because of its expertise, reputation and familiarity with the software industry in general and the Company in particular.

     For rendering its services to the Company Board in connection with the Merger, the Company has agreed to pay Piper Jaffray fees of $200,000 upon rendering the Opinion, and has agreed to pay a fee of 1.5% of the total consideration paid in the Merger (net of the Opinion fee) upon consummation of the Merger. The contingent nature of a portion of these fees may have created a potential conflict of interest in that the Company would be unlikely to consummate the Merger unless it had received the Opinion. Whether or not the Merger is consummated, the Company has agreed to pay the reasonable out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) in connection with the engagement of Piper Jaffray by the Company.

MANAGEMENT OF THE COMPANY AFTER THE MERGER

     The officers of the Company immediately prior to the Effective Time will be the officers of the Company, as the surviving corporation in the Merger, immediately after the Effective Time, except that Jacques R. Allewaert, the Chief Financial Officer of Davidson, will become the Chief Financial Officer of the Company. Each of Lawrence S. Gross, the President and Chief Executive Officer of the Company, and Barton Listick, Vice President, Development, of the Company, has entered into an employment agreement with CUC International and the Company, effective as of the Closing Date. See "--Interests of Certain Persons in the Merger--Employment Agreement with Lawrence S. Gross" and "--Employment Agreement with Barton Listick."

     At the Effective Time, the members of the Board of Directors of the Company, as the surviving corporation, will be Lawrence S. Gross, Robert M. Davidson, a Vice Chairman of CUC International and the Chief Executive Officer of Davidson, and Mr. Allewaert.

CONDUCT OF THE BUSINESS OF THE COMPANY AND CUC INTERNATIONAL IF THE MERGER IS NOT CONSUMMATED

     If the Merger is not consummated, it is expected that the business and operations of the Company will continue to be conducted substantially as they are currently being conducted, provided that the Loan Agreement will terminate by its terms. See "--Provisions of the Merger Agreement--Loan Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Company Board with respect to the Merger Agreement, holders of Company Shares should be aware that certain executive officers and employees of the Company have certain interests in the Merger that are in addition to and not necessarily aligned with the interests of holders of Company Shares generally. The Company Board has considered these interests, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    Employment Agreement with Lawrence S. Gross. Lawrence S. Gross, the President and Chief Executive Officer of the Company and a member of the Company Board, has entered into an employment agreement with CUC International and the Company, effective as of the Closing Date. The employment agreement provides that Mr. Gross will serve as President and Chief Executive Officer of the Company, and the Company will use its best efforts to maintain Mr. Gross as a member of the Board of Directors of the Company. The initial term of Mr. Gross' employment will be for a period of five years, commencing on the Closing Date. Mr. Gross will receive an annual base salary of $175,000, and will receive an annual bonus (the "Annual Bonus"), to be awarded by the

Board of Directors of the Company, of up to 40% of the amount of his base salary during the applicable year, provided that for 1997 fiscal year, Mr. Gross will be entitled to receive an annual bonus of $75,000. In addition to the Annual Bonus, Mr. Gross will be entitled to receive an additional bonus (the "Additional Bonus") in the aggregate amount of $562,000, payable in ten equal installments of $56,200 each every six months, commencing on July 1, 1997 continuing to and including February 1, 2002. CUC International will also grant to Mr. Gross an option to acquire 150,000 shares of CUC Common Stock at an exercise price equal to the fair market value of CUC Common Stock. During the term of Mr. Gross' employment agreement, CUC International will maintain at its expense a term life insurance policy in the amount of $1,000,000 and a disability income insurance policy in an amount to be determined. The Company may terminate Mr. Gross' employment at any time after the first year of the employment term for any reason, with or without "Cause" (as defined therein), and may terminate Mr. Gross' employment during the first year of the employment term only for Cause. In the event that the Company terminates Mr. Gross' employment for any reason other than for Cause, or Mr. Gross terminates his employment for "Good Reason" (as defined therein), he will be entitled to receive salary continuation payments for a period of one year following the date of termination, an Annual Bonus equal to the maximum Annual Bonus payable for the fiscal year in which such termination occurs, all Additional Bonuses that have not been previously paid and continued health, life and disability insurance coverage for one year after termination. Mr. Gross may terminate his employment at any time for any reason by giving at least 30 days prior written notice.

     Employment Agreement with Barton Listick. Barton Listick, the Vice President, Development of the Company, has entered into an employment agreement with CUC International and the Company, effective as of the Closing Date. The employment agreement provides that Mr. Listick will serve as Vice President of the JumpStart products division of the Company, as the surviving corporation in the Merger. The term of Mr. Listick's employment will be for a period of five years, commencing on the Closing Date; the employment period will continue thereafter for one-year terms unless either party elects not to commence a new one-year term. Mr. Listick will receive an annual base salary of $162,500, and will receive a basic bonus (the "Basic Bonus") in the aggregate amount of $377,750, payable as follows: (i) $151,000 on February 1, 1997; (ii) $75,550 on
July 1, 1997; (iii) $75,550 on February 1, 1998; and (iv) $75,550 on July 1,
1998. In addition to the Basic Bonus, commencing for the period commencing July 1, 1998, Mr. Listick will be entitled to receive an additional annual bonus ("Additional Annual Bonus"), to be awarded by the Board of Directors of the Company, of up to 25% of the amount of his base salary during the applicable year; the Additional Annual Bonus will be prorated for any partial year based upon the amount of base salary paid during such partial fiscal year. CUC International will also grant to Mr. Listick an option to acquire 15,000 shares of CUC Common Stock at an exercise price equal to the fair market value of CUC Common Stock as of the Closing Date. The Company may terminate Mr. Listick's employment at any time after the first year of the employment term for any reason, with or without "Cause" (as defined therein), and may terminate Mr. Listick's employment during the first year of the employment term only for Cause. In the event that the Company terminates Mr. Listick's employment for any reason other than for Cause, or Mr. Gross terminates his employment for "Good Reason" (as defined therein), he will be entitled to receive salary continuation payments for a period of six months following the date of termination, an Additional Annual Bonus equal to the maximum Additional Annual Bonus payable for the fiscal year in which such termination occurs, all Basic Bonuses that have not been previously paid and continued health, life and disability insurance coverage for six months after termination. Mr. Listick may terminate his employment at any time for any reason by giving at least 30 days prior written notice.

     Non-Competition Agreements with Messrs. Gross and Listick. Lawrence S. Gross and Barton Listick have entered into identical Non-Competition Agreements (as defined below), effective as of the Closing Date. The Non-Competition Agreements provide, among other things, that for the period (the "Covenant Period") commencing on the Closing Date and ending on the later of (i) one year from the Closing Date and (ii) either (A) if such person's employment is terminated by the Company for Cause or if such person voluntarily terminates his employment with the Company without Good Reason, the date that is six months following the date of termination, or (B) if such person's employment with the Company is terminated by the Company other than for Cause or if such person terminates his employment with the Company with Good Reason, the date of such termination, such person will not, directly or indirectly, manage, operate or control, or join or participate in the management, operation or control of, or be actively participating in any manner with any "Competing Business" (as defined therein) that is located in or doing business in any counties, cities, states and countries throughout the world in which the

Company distributes its products on the Closing Date, either as a general partner, officer, director, agent, employee, consultant, manager, operator, trustee or otherwise, but only for so long as CUC International, the Company or any of their subsidiaries is engaged in any business that is competitive with the business of the Company as such business is conducted on the Closing Date.

     Additional Payments to Barton Listick. Pursuant to an Asset Purchase Agreement dated as of August 1, 1995, between the Company and Barton Listick, the Company acquired from Mr. Listick substantially all of the assets of Fanfare Software, an independent developer of early learning software, including, among others, the computer software and related materials and technology developed or being developed by Mr. Listick known as the Broadway engine, and other technology proposed or intended to be included in the JumpStart Series of programs, and all related intellectual property. In consideration therefor, the Company agreed to pay to Mr. Listick a purchase price equal to $1.35 million, payable in several installments. The Asset Purchase Agreement provides that upon the occurrence of any "Corporate Transaction," which definition includes the Merger, the remaining balance of the purchase price will be accelerated and become due and payable 30 days after the consummation of such Corporate Transaction. Accordingly, thirty (30) days following the Closing Date, the Company will be obligated to pay to Mr. Listick the outstanding balance of the purchase price which, assuming the Closing Date occurs prior to April 1, 1997, will be $787,500.

     Indemnification of Directors and Executive Officers of the Company. The directors and executive officers of the Company will be entitled to certain indemnification rights. See "--Provisions of the Merger Agreement--Certain Covenants--Indemnification of Directors and Executive Officers."

     Liquidation Preferences of Company Preferred Stock. The holders of each series of Company Preferred Stock will be entitled to receive a liquidation preference on its series of Preferred Stock pursuant to the Applicable Charter Provision. All of the members of the Company Board either hold shares of Company Preferred Stock or have been designated to serve on the Company Board by a holder of Company Preferred Stock. See "--Provisions of the Merger Agreement--Exchange Ratios for Company Shares."

     Acceleration of Company Common Options; Lapse of Repurchase Rights. In addition, substantially all of the Company Common Options are subject to the right of the Company to repurchase unvested shares of Company Common Stock that may be acquired upon the exercise of such Company Common Options. To the extent that any Company Common Options and Company Preferred Options are subject to the Company's repurchase rights, such repurchase rights will not be assigned to CUC International, Merger Sub or the Company, as the surviving corporation in the Merger. Consequently, in accordance with the terms of the Company Common Options and Company Preferred Options subject to the Company's repurchase rights, such repurchase rights will lapse in their entirety, and the Company Common Options and Company Preferred Options will become fully vested at the Effective Time. See "--Provisions of the Merger Agreement--Treatment of Company Common Options and Preferred Options."

     CUC Replacement Options. At the Effective Time, each Company Common Option will be assumed by CUC International and converted into a CUC Replacement Option to acquire, on substantially the same terms and conditions as were applicable under such Company Common Option, the same number of shares of CUC Common Stock as the holder of such Company Common Option would have been entitled to receive in the Merger had such holder exercised such Company Common Option in full immediately prior to the Effective Time (assuming, for the purpose of such calculation, that all outstanding and unexercised Company Common Options and Company Preferred Options, whether or not then exercisable, were exercised in full immediately prior to the Effective Time and that, for the purpose of such calculation, the Merger Consideration equals the sum of the Base Consideration (as defined below) and the Additional Consideration (as defined below)). In addition, in the case of any Company Common Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code (an "incentive stock option"), the option price, the number of shares purchasable and the terms and conditions of such option will be determined in order to permit such option to be treated as an incentive stock option immediately after the Effective Time.

     In addition, each Company Preferred Option will be assumed by CUC International and converted into a Preferred Replacement Option to acquire, on substantially the same terms and conditions as were applicable under such Company Preferred Option, the same number of shares of CUC Common Stock as the holder of such Company Preferred Option would have been entitled to receive in the Merger had such holder exercised such Company Preferred Option in full immediately prior to the Effective Time. See "--Provisions of the Merger Agreement--Treatment of Company Common Options and Company Preferred Options."

     As of [September 30, 1996], the executive officers and directors of the Company (13 as a group) held Company Common Options and Company Preferred Options to purchase up to an aggregate of 4,502,498 shares of Company Common Stock and 9,640,862 shares of Company Preferred Stock, respectively. See "Certain Additional Information Concerning CUC International and the Company--Principal Stockholders--The Company."

     Option Plan. At the Closing, CUC International has agreed to grant to certain employees of the Company identified by Lawrence S. Gross, President and Chief Executive Officer of the Company, and agreed upon by CUC International, options to acquire an aggregate of 450,000 shares of CUC Common Stock under CUC International's 1992 Employee Stock Option Plan at an exercise price equal to the closing sales price per share of CUC Common Stock as reported on the NYSE on the business day immediately preceding the Effective Time. Each CUC Stock Option will vest over a five year period in accordance with the custom and practice of grants made by CUC International to its own employees under such Stock Option Plan. See "--Provisions of the Merger Agreement--Certain Covenants."

     Bonus Pool. As an incentive to cause existing employees of the Company to remain in the employment of the Company following the Merger, CUC International will cause the Company, as the surviving corporation in the Merger, to establish a cash bonus pool of up to $1.16 million that will be available for persons (other than Lawrence S. Gross and Barton Listick) who are employees of the Company on the Closing Date and who remain employees of the Company for a minimum of six months following the Closing Date (the "Remaining Employees").
On July 1, 1997, the Company will make cash bonus awards totaling approximately 20% of the bonus pool in the aggregate to the Remaining Employees, in specific amounts for each Remaining Employee as determined by the Board of Directors of the Company (each such Remaining Employee's July 1, 1997 cash bonus being referred to as his or her "Base Award"). On each of February 1, 1998, July 1, 1998, February 1, 1999 and July 1, 1999, the Company will make cash bonus awards to each of the Remaining Employees who remains in the employ of the Company as of such date in an amount equal to each Remaining Employee's Base Award.
See "--Provisions of the Merger Agreement--Certain Covenants."

ACCOUNTING TREATMENT

     The Company and CUC International have each agreed that they will not engage in or take any action that could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes, and the Company has agreed to bring to the attention of CUC International, and CUC International has agreed to bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent CUC International from accounting for the Merger as a "pooling-of-interests." CUC International has agreed to use commercially reasonable efforts to cause its independent auditors, E&Y, to deliver to CUC International a letter to the effect that "pooling-of-interests" accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is closed and consummated in accordance with the terms of the Merger Agreement. The Company has agreed to use commercially reasonable efforts to cause its independent auditors, Price Waterhouse LLP ("PW"), to cooperate fully with E&Y in connection with the delivery to CUC International of such letter (including, without limitation, delivering to the Company, CUC International and E&Y a letter, subject to customary qualifications, to the effect that "pooling-of-interests" accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger). The Company has also agreed to inform all Affiliates (as defined below) and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a "pooling-of-interests."

     Pursuant to the Merger Agreement each person who is an "Affiliate" of the Company for purposes of Rule 145 promulgated under the Securities Act has delivered to CUC International a written agreement that such "Affiliate" will not sell or in any other way reduce such "Affiliate's" risk relative to any shares of CUC Common Stock received in the Merger (within the meaning of the Commission's Financial Reporting Release No. , "Codification of Financial Reporting Policies," (S) 201.01 47 F.R. 21028 (May 17, 1982), until such time as financial results (including combined sales and net income) covering at least 30 days of post-Effective Time operations have been published. See "Federal Securities Law Consequences."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations relevant to the Merger that are applicable to holders of Company Shares. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to CUC International, the Company or the Company's stockholders as described herein.

     Stockholders of the Company should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Company Shares as capital assets, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who receive cash for their Company Shares pursuant to the exercise of their dissenters' rights under the DGCL or the CGCL. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, nor does this discussion address the tax consequences of any transaction undertaken prior to or after the Merger, including, without limitation, the tax consequences of sales, conversions or other dispositions of Company Shares or CUC Common Stock. ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE LAW.

     It is expected that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code (a Reorganization). Provided that the Merger does so qualify, the following tax consequences will obtain with respect to the Merger:

          (i) No gain or loss will be recognized by a holder of Company Shares as a result of the exchange of Company Shares for CUC Common Stock pursuant to the Merger (except to the extent of cash received in lieu of a fractional share of CUC Common Stock);

          (ii) The aggregate tax basis of the CUC Common Stock received by a holder of Company Shares in the Merger (including any fractional share of CUC Common Stock not actually received and the Escrowed Shares) will be the same as the aggregate tax basis of the Company Shares surrendered in exchange therefor; and

          (iii) The holding period of the CUC Common Stock received by a holder of Company Shares in the Merger (including any fractional share of CUC Common Stock not actually received and the Escrowed Shares) will include the period for which the Company Shares surrendered in exchange therefor were considered to be held, provided that the Company Shares so surrendered were held as capital assets at the time of the Merger.

     Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP will render an opinion to the Company Board to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP will rely upon and assume as correct as of the Effective Time, the information contained in this

Proxy Statement/Prospectus, and certain representations as to factual matters made by the Company, CUC International and certain stockholders of the Company. In addition, such opinion will be subject to certain assumptions, limitations and qualifications as set forth in such opinion. Any inaccuracy or change with respect to such information, representations or assumptions, or any past or future actions by the Company, CUC International or the stockholders of the Company contrary to such representations or assumptions, could adversely affect the conclusions reached in such opinion and herein.

     The opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP will be based upon the federal income tax laws in effect as of the date of such opinion, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service and court decisions, which are subject to change, possibly with retroactive effect. The opinion will represent counsel's best legal judgment as to the matters addressed herein, but will not be binding on the Internal Revenue Service or the courts. Any change in such authorities might affect the conclusions stated in such opinion and herein. The parties have not and will not request a ruling from the Internal Revenue Service in connection with the federal income tax consequences of the Merger. If the Internal Revenue Service successfully challenges the status of the Merger as a tax-free reorganization, holders of the Company's Shares will be treated as if they sold their Company Shares in a taxable transaction. In such event, each holder of Company Shares would recognize gain or loss equal to the difference between the holder's tax basis in the Company Shares surrendered in the Merger and the fair market value, at the Effective Time, of the CUC Common Stock received in exchange therefor (plus any cash received for fractional shares).

REGULATORY APPROVALS

     CUC International, Merger Sub and the Company are not aware of any governmental or regulatory approvals that will be required in order to consummate the Merger, except for compliance with applicable federal and state securities laws and the filing and recording of the Agreement of Merger required under Delaware law.

CERTAIN FEDERAL SECURITIES LAWS CONSEQUENCES

     The issuance in the Merger of shares of CUC Common Stock has been registered under the Securities Act and, therefore, such shares will be freely transferable, except that any shares of CUC Common Stock received by persons who are deemed to be "Affiliates" (as such term is defined under the Securities Act) of the Company prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act if such persons are or become Affiliates of CUC International) or as otherwise permitted under the Securities Act. Persons who may be deemed to be Affiliates of the Company or CUC International generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. Prior to execution of the Merger Agreement, certain persons identified by the Company as Affiliates of the Company have executed a written agreement to the effect, among other things, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of CUC Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act.

STOCK EXCHANGE LISTING

     CUC International has agreed to use its reasonable efforts to cause the shares of CUC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. A supplemental application has been filed for the listing of such additional shares of CUC Common Stock on the NYSE. It is a condition to the Company's obligation to consummate the Merger that the shares of CUC Common Stock to be issued in the Merger be authorized for listing on the NYSE upon official notice of issuance. See--"Provisions of the Merger Agreement-- Conditions to the Merger."

RIGHTS OF DISSENTING STOCKHOLDERS

     Stockholders of the Company who do not wish to accept the Merger Consideration provided for in the Merger Agreement and who follow certain procedures will be entitled, as dissenting stockholders, to seek an appraisal of, and be paid the fair cash value for, his or her Company Shares, as determined by a court. Because the Company's operating facilities are located in California and the majority of the Company Shares are held of record by persons having California addresses, the Company is subject to certain California laws, including those governing the availability of dissenters' rights, in addition to the comparable provisions of the DGCL. Both the DGCL and the CGCL provide a statutory dissenters' rights procedure, and the Company's stockholders may utilize the law of either state in exercising dissenters' rights.

     IN THE EVENT THAT THE AGGREGATE NUMBER OF DISSENTING SHARES, IF ANY, AS OF THE EFFECTIVE TIME EXCEEDS 9% OF THE THEN OUTSTANDING COMPANY SHARES ON AN AS-CONVERTED BASIS, CUC INTERNATIONAL AND MERGER SUB COULD ELECT NOT TO CONSUMMATE THE MERGER. SEE "PROPOSAL NO. 1--THE MERGER--PROVISIONS OF THE MERGER AGREEMENT--CONDITIONS TO THE MERGER."

     Delaware Law

     If the Merger Agreement is adopted by the requisite vote of the stockholders of the Company and is not terminated, any holder of record of Company Shares who holds such Company Shares from the date of making a demand for appraisal continuously through the effective date of the Merger and who has neither voted in favor of the Merger nor consented thereto in writing may, by complying with Section 262 of the DGCL, dissent from the Merger and be entitled to have the "fair value" of his or her dissenting shares at the Effective Time of the Merger determined by the Delaware Court of Chancery (the "Court") and paid to them by complying with the provisions of Section 262 of the DGCL.

     The following is intended as a brief summary of the material provisions of
Section 262 of the DGCL which sets forth the statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect the stockholder's appraisal rights under the DGCL. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF DELAWARE LAW RELATING TO THE RIGHTS OF HOLDERS OF COMPANY SHARES TO AN APPRAISAL OF THE VALUE OF THEIR SHARES, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262 OF THE DGCL WHICH IS ATTACHED AS ANNEX C-1 HERETO. FAILURE TO FOLLOW SUCH PROCEDURES
                          ---------
PRECISELY COULD RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     If any holder of record elects to demand appraisal of his or her Company Shares, such stockholder must satisfy each of the following conditions:

     (i) such stockholder must deliver to the Company a written demand for appraisal of his or her Company Shares before the vote with respect to the Merger is taken (this written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger; voting against or failing to vote for the Merger by itself does not constitute a demand for appraisal within the meaning of Section 262); and

     (ii) such stockholder must not vote in favor of the Merger (an abstention or failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, will constitute a waiver of such stockholder's appraisal right in respect of the Company Shares so voted and will nullify any previously filed written demands for appraisal).

     Within ten days after the Effective Time, the Company must give written notice that the Merger has become effective to each holder of record of Company Shares who so filed a written demand for appraisal and who did not vote in favor of the Merger. Within 120 days after the Effective Time, but not thereafter, either the Company or any stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the fair value of the Company Shares held by all stockholders entitled to appraisal. The Company does not presently intend to file such a petition in the event there are dissenting stockholders. INASMUCH AS THE COMPANY HAS NO OBLIGATION TO FILE SUCH A PETITION, THE FAILURE OF A STOCKHOLDER TO DO SO WITHIN THE PERIOD SPECIFIED WOULD NULLIFY SUCH STOCKHOLDER'S PREVIOUSLY WRITTEN DEMAND FOR APPRAISAL. At any time within 60 days after the Effective Time, any such stockholder who has demanded appraisal has the right to withdraw the demand and to accept the payment of the Merger Consideration pursuant to the Merger Agreement.

     If any stockholder fails to comply with the above provisions of Section 262 and the Merger becomes effective, the stockholder will be entitled to receive the Merger Consideration as provided for in the Merger Agreement but will have no appraisal rights with respect to his or her Company Shares.

     All demands for appraisal should be addressed to the Company at Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, Attention: Margaret E. Nibbi, Esq., before the vote on the Merger Agreement is taken at the Meeting, and should be executed by, or on behalf of, the holder of record of the Company Shares. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her Company Shares.

     To be effective, a demand for appraisal must be made by or in the name of such holder of record of Company Shares, fully and correctly, as the holder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner of Company Shares. The beneficial owner must, in such cases, have the holder of record of such Company Shares submit the required demand in respect of such Company Shares.

     If Company Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such a capacity, and if the Company Shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Company Shares as a nominee for others, may exercise his or her right of appraisal with respect to the Company Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of Company Shares as to which appraisal is sought. Where no number of Company Shares is expressly mentioned, the demand will be presumed to cover all Company Shares held in the name of such record owner.

     If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to the Company, the Company will then be obligated within 20 days thereafter to provide the Registry of Chancery with a duly verified list containing the names and addresses of all stockholders who have properly demanded an appraisal of their Company Shares. After notice, the Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded payment for their Company Shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to an appraisal, the Court will appraise the Company Shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court will direct the payment by the Company of such value, with interest thereon accrued during the pendency of the proceeding if the Court so determines, to the stockholders entitled to receive the same, upon surrender to the Company by such holders of the certificates representing such Company Shares. In determining fair value, the Court is required to take into account all relevant factors provable by techniques or methods generally considered acceptable in the financial community and that are otherwise admissible in court, excluding only those speculative elements of value that may arise from the accomplishment or expectation of the Merger. Elements of value which are not a part of the Company as a going concern as of the date of the Merger would not be excluded merely because the value arose for reasons related to the Merger.

     Stockholders considering seeking appraisal should be aware that the fair value of their Company Shares determined under Section 262 could be more, the same or less than the Merger Consideration that they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their Company Shares, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

     Costs of the appraisal proceeding may be imposed upon the parties thereto (i.e., the Company and the stockholders participating in the appraisal proceeding) by the Court as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all Company Shares entitled to appraisal.

     Any stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote Company Shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such Company Shares (other than with respect to payment as of a record date prior to the Effective Time) or to receive the Merger Consideration pursuant to the Merger Agreement; however, if no petition for appraisal is filed within 120 days after the Effective Time, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the Merger, either within 60 days after the Effective Time, or thereafter with written approval of the Company and the Court (if such petition is filed), then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the Merger Consideration without interest.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, STOCKHOLDERS OF THE COMPANY WHO ARE CONSIDERING DISSENTING FROM THE MERGER SHOULD CONSULT THEIR LEGAL ADVISORS.

     California Law

     If the Merger is approved by the requisite vote of the stockholders of the Company and is not terminated, any holder of Company Shares may, by complying with the provisions of Sections 1300 to and including 1312 of the CGCL, require the Company to purchase for cash at fair market value the Company Shares owned by such holder which were not voted in favor of the Merger. The fair market value will be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     The following is intended as a brief summary of the material provisions of Sections 1300 to and including 1312, which sets forth certain procedures for dissenting from the Merger and demanding statutory appraisal rights under the CGCL. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO THE RIGHTS OF HOLDERS OF COMPANY SHARES TO AN APPRAISAL OF THE VALUE OF THEIR SHARES, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTIONS 1300 TO AND INCLUDING 1312 OF THE CGCL WHICH IS ATTACHED AS ANNEX C-2 HERETO. FAILURE TO FOLLOW SUCH PROCEDURES
                     ---------
PRECISELY COULD RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     For a holder of Company Shares to exercise dissenters' rights, the procedures to be followed under Chapter 13 of the CGCL include the following requirements:

     (1)  The stockholder of record must not have voted in favor of the Merger.

     (2) Any such stockholder who does not vote in favor of the Merger, and who wishes to have his or her Company Shares purchased, must make a written demand to have the Company purchase such Company Shares for cash at their fair market value. The demand must include the information specified below and must be received by the Company not later than the date of the Meeting. Merely voting or delivering a proxy directing a vote against the approval of the Merger does not constitute a demand for purchase. A written demand is essential.

     The written demand that the dissenting stockholder must deliver to the Company shall:

     (1) Be made by the person who was the stockholder of record on the Record Date (or such stockholder's duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a stockholder who acquired the shares subsequent to the Record Date;

     (2) State the number and class of dissenting shares held of record by the dissenting stockholders; and

     (3) Include a demand that the Company purchase his or her Company Shares at the dollar amount that the stockholder claims to be the fair market value of such shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Company believes that this day is November 4, 1996. A stockholder may take the position in the written demand that a different date is applicable. The stockholder's statement of fair market value constitutes an offer by such dissenting stockholder to sell the shares to the Company at such price.

     The written demand should be delivered to the Company at Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, Attention: Margaret E. Nibbi, Esq.

     A stockholder may not withdraw a demand for payment without the consent of the Company. Under the terms of the CGCL, a demand by a stockholder is not effective for any purpose unless it is received by the Company (or any transfer agent thereof).

     Within 10 days after the approval of the Merger by the Company's stockholders, the Company must notify all holders of dissenting shares of the approval and must offer all of such stockholders a cash price for their shares which the Company considers to be the fair market value thereof. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL to dispute the price offered and attach a copy of the relevant provisions of the CGCL in order for a stockholder to exercise the right to have the Company purchase his or her dissenting shares.

     Within 30 days after the date on which the notice of the approval of the Merger is mailed by the Company to holders of dissenting shares, the stockholder's certificates, representing any shares which the stockholder demands be purchased, must be submitted to the Company, at its principal office, or at the office of any transfer agent, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfer of those shares, the new certificates will be similarly stamped, together with the name of the original dissenting stockholder.

     If the Company and a holder of dissenting shares agree that the shares held by such stockholder are eligible for dissenters' rights and agree upon the price of such shares, such holder of dissenting shares is entitled to receive from the Company the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between the Company and the holders thereof must be filed with the Secretary of the Company at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount has been agreed upon or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to the surrender of the certificate therefor, unless provided otherwise by agreement.

     If the Company and a holder of dissenting shares fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either such holder of dissenting shares or the Company may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the respective notice of approval is mailed to the stockholders. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. Two or more holders of dissenting shares may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court must first decide that issue. If the fair market value of the shares is in dispute, the court must determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The cost of the action will be assessed or apportioned as the court considers equitable. If, however, the appraised value of the dissenting shares exceeds the price offered by the Company, the Company must pay the costs.

     Any demands, notices, certificates or other documents required to be delivered to the Company may be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025,
Attention:  Margaret E. Nibbi, Esq.

PROVISIONS OF THE MERGER AGREEMENT

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, AS AMENDED, COPIES OF WHICH ARE ATTACHED AS ANNEXES A-1 AND A-2 HERETO. THIS
                                            -----------     ---
SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS USED AND NOT DEFINED BELOW HAVE THE RESPECTIVE MEANINGS SET FORTH IN THE MERGER AGREEMENT. BOLDFACE SECTION REFERENCES ARE REFERENCES TO THE APPLICABLE SECTIONS OF THE MERGER AGREEMENT. ALL STOCKHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

     THE MERGER

     The Merger Agreement provides that, subject to the satisfaction or waiver of the terms and conditions contained therein, including the adoption thereof by the requisite vote of the stockholders of the Company, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation in the Merger and become a wholly owned subsidiary of CUC International. At the Effective Time, the Certificate of Incorporation of the Company in effect immediately prior to such time will become the Certificate of Incorporation of the Company as the surviving corporation in the Merger, and the Bylaws of the Company in effect immediately prior to such time will become the Bylaws of the Company as the surviving corporation in the Merger, in each case until thereafter amended or restated (SECTIONS 1.1, 1.2 AND 1.5).

     EFFECTIVE TIME OF THE MERGER

     The Merger Agreement provides that, subject to the satisfaction or waiver of the terms and conditions contained therein, including the adoption thereof by the requisite vote of the stockholders of the Company, the Merger will become effective on the date on which a Certificate of Merger is filed with the Secretary of State of Delaware or at such time thereafter as provided in the Certificate of Merger. It is currently expected that the Effective Time will occur on or about _________, 1997 (SECTION 1.2). See "--Conditions to the Merger."

     MERGER CONSIDERATION

     The Merger Agreement provides that, at the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, CUC International, Merger Sub or any holder of Company Shares, all of the Company Shares will be exchanged for and converted into the right to receive, in the aggregate:

   (i)    3,416,621 shares of CUC Common Stock (the "Base Consideration"), minus
                                                                           -----

   (ii) the aggregate number of shares of CUC Common Stock issuable upon the exercise of all CUC Replacement Options that are issued in the Merger to holders of Company Common Options outstanding immediately prior the Effective Time, minus
                          -----

   (iii) the aggregate number of shares of CUC Common Stock issuable upon the exercise of all Preferred Replacement Options issued in the Merger to holders of Company Preferred Options outstanding immediately prior to the Effective Time, plus
                              ----

   (iv) an additional 748.848 shares of CUC Common Stock (the "Additional Consideration") for each calendar day after December 1, 1996 and prior to the Closing Date;

in each case subject to the indemnification and escrow provisions contained in the Merger Agreement and the Escrow Agreement (SECTION 1.8).

     EXCHANGE RATIOS FOR COMPANY SHARES

     Applicable Charter Provision. Each Company Share will be converted in the Merger into the right to receive that portion of the Merger Consideration to which such share is entitled under, and in accordance with, the Applicable Charter Provision, as amended by the Charter Clarification. The Applicable Charter Provision provides that, in a transaction such as the Merger, holders of shares of Company Preferred Stock will be entitled to receive distributions of "liquidation preferences" with respect to their respective series of Company Preferred Stock before any shares of CUC Common Stock will be allocated to the holders of Company Common Stock in the Merger. In addition, each series of Company Preferred Stock is "participating," which means that, after payment of the liquidation preferences to the holders of each series of Company Preferred Stock, the remaining shares of CUC Common Stock issued in the Merger will be allocated ratably among the holders of Company Common Stock and Company Preferred Stock (assuming the conversion of each series of Company Preferred Stock into shares of Company Common Stock at the then applicable conversion rates). See "Certain Additional Information Concerning CUC International and the Company--Comparison of Stockholder Rights--Preferred Stock--The Company."

     Specifically, the Applicable Charter Provision provides that the holders of Company Shares are entitled to receive the following amounts (payable in shares of CUC Common Stock issued in the Merger) in the following order of priority:

   (i) First, holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are entitled to receive an amount per share equal to $0.8885, $2.4213, $6.2123, $5.0319 or $4.6749, respectively, plus any declared but unpaid dividends on such shares;

   (ii) Second, holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive amounts per share equal to $3.0656 and $1.5328, respectively, plus any declared and unpaid dividends on such shares of Series A Preferred Stock;

   (iii) Third, holders of Series A Preferred Stock are entitled to receive an amount per share equal to $1.777; and

   (iv) Finally, the remaining Merger Consideration will be distributed among the holders of Company Preferred Stock and Company Common Stock pro rata and on an as-converted basis. See "Certain Additional Information Concerning CUC International and the Company--Comparison of Stockholder Rights--Preferred Stock--The Company."

     Exchange Ratio Variables. The number of shares of CUC Common Stock to which each holder of a Company Share is entitled in the Merger will depend upon the market value of the CUC Common Stock and, for the purpose of satisfying the liquidation preferences of holders of Company Shares, the shares of CUC Common Stock to be issued in the Merger will be valued based upon the closing sales price per share of CUC Common Stock as reported on the NYSE on the Closing Date. See "Proposal No. 2--The Charter Clarification." To the extent that the market value of CUC Common Stock is higher on the date the valuation is determined, fewer shares of CUC Common Stock will be required to be issued to the holders of Company Preferred Stock in the Merger to satisfy their liquidation preferences, leaving more shares of CUC Common Stock to be distributed among the holders of Company Common Stock. Conversely, to the extent that the market value of CUC Common Stock is lower on the date the valuation is determined, more shares of CUC Common Stock will be required to be issued to the holders of Company Preferred Stock in the Merger to satisfy their liquidation preferences, leaving fewer shares of CUC Common Stock to be distributed among the holders of Company Common Stock. As a result, fluctuations in the market price of CUC Common Stock will have a greater impact, upward or downward, upon the value of the Merger Consideration to be received by the holders of Company Common Stock than upon the value of the Merger Consideration to be received by the holders of Company Preferred Stock.

     The number of shares of CUC Common Stock to which each holder of a Company Share is entitled in the Merger also depends on the number of shares of Company Common Stock and of each series of Company Preferred Stock outstanding as of the Closing Date (i.e., the number of shares of Company Preferred Stock that are
              ----
converted into Company Common Stock prior to the Effective Time). To the extent that holders of Company Preferred Stock convert their shares into Company Common Stock prior to the Effective Time, they will forego a portion of their liquidation preference, which will have the effect of marginally increasing the portion of the Merger Consideration to be received by each holder of Company Common Stock in the Merger.

     The holders of all of the outstanding shares of Company Preferred Stock, in order to induce the holders of Company Common Stock who do not hold Company Preferred Stock to vote their shares in favor of the Merger and not exercise dissenters' rights, have voluntarily irrevocably elected to forego a portion of their liquidation preferences by converting a portion of their shares of Company Preferred Stock into shares of Company Common Stock as of the Effective Time. The number of shares of Company Preferred Stock that such holders will convert in the aggregate will be determined as of the Effective Time and will be calculated so that the aggregate value of the Merger Consideration to be received in the Merger by all holders of Company Common Stock prior to such conversion who do not hold Company Preferred Stock will be increased by $7,943,359 (the "Net Increase Amount") as a result of such conversion. The precise number of shares of each series of Company Preferred Stock that such holders will convert in order to cause the aggregate value of the Merger Consideration to be received in the Merger by all such holders of Company Common Stock to be increased by the Net Increase Amount will depend upon the closing sales price per share of CUC Common Stock on the Closing Date.

     For informational purposes, the following table illustrates the numbers of shares of Company Preferred Stock that will be converted into Company Common Stock (the "Preferred Conversion Amounts") immediately prior to the Effective Time, based upon a range of closing sales prices for CUC Common Stock on the Closing Date as indicated below:

                         Preferred Conversion Amounts
                         ----------------------------

  CUC Closing
Sales Prices on
 Closing Date(1)     Series A        Series B        Series C      Series D(2)     Series E     Series F       Total
----------------   -------------   -------------   ------------   -------------   ----------   ----------   ------------
     $15.00          2,454,087       1,787,073       1,513,755       321,942        439,104     161,507       6,677,448
     $16.00          2,405,202       1,772,969       1,575,554       321,942        457,027     168,101       6,700,795
     $17.00          2,364,928       1,761,359       1,626,532       321,942        471,816     173,542       1,720,119
     $18.00          2,331,131       1,751,610       1,869,285       321,942        484,218     178,103       6,736,289
     $19.00          2,302,379       1,743,316       1,705,859       321,942        494,768     181,984       6,750,048
     $20.00          2,277,612       1,736,169       1,736,979       321,942        503,854     185,325       6,761,881
     $21.00          2,256,067       1,729,956       1,764,239       321,942        511,761     188,234       6,772,199
     $22.00          2,237,146       1,724,496       1,788,172       321,942        518,704     190,787       6,781,247
     $23.00          2,220,401       1,719,666       1,809,357       321,942        524,849     193,048       6,789,263
     $24.00          2,205,478       1,715,364       1,828,245       321,942        530,328     195,063       6,796,420
     $25.00          2,192,089       1,711,502       1,845,182       321,942        535,241     196,870       6,802,826
     $26.00          2,180,015       1,708,020       1,860,461       321,942        539,673     198,500       6,808,611
     $27.00          2,169,065       1,704,859       1,874,307       321,942        543,690     199,977       6,813,840
     $28.00          2,159,095       1,701,984       1,886,923       321,942        547,349     201,323       6,818,616
     $29.00          2,149,979       1,699,356       1,898,460       321,942        550,695     202,554       6,822,986
     $30.00          2,141,606       1,696,939       1,909,049       321,942        553,767     203,684       6,826,987

_____________________
(1) This column represents the assumed closing sales price per share of CUC Common Stock on the Closing Date. The number of shares of each series of Company Preferred Stock to be converted will increase or decrease, as applicable, as the closing sales price of the CUC Common Stock on the Closing Date fluctuates between the whole dollar amounts shown.

(2) The holder of all of the Series D Preferred Stock outstanding as of the Record Date has elected to convert all of the outstanding shares of Series D Preferred Stock immediately prior to the Effective Time. Accordingly, no shares of Series D Preferred Stock will be outstanding as of the Effective Time.

     Because the holders of all of the outstanding Company Preferred Stock have irrevocably elected to convert an agreed upon portion of their shares of Company Preferred Stock into Company Common Stock immediately prior to the Effective Time, the number of shares of Company Common Stock and Company Preferred Stock that will be outstanding as of the Effective Time (and the number of shares of Company Common Stock outstanding on a fully diluted basis) for any assumed closing sales price for CUC Common Stock on the Closing Date have been fixed (subject to the possibility that the number shares of Company Common Stock outstanding on a fully diluted basis could be reduced as a result of the repurchase of Company Shares or the forfeiture of options in connection with any employee resignations or terminations). As a result, the exchange ratios per share in the Merger and the value of the Merger Consideration to be received per Company Share may be calculated for any assumed closing sales price for CUC Common Stock on the Closing Date. See "Merger Exchange Ratio Tables," below.

     Merger Exchange Ratio Tables. For the purpose of providing holders of Company Shares with an indication of the approximate number of shares of CUC Common Stock into which their Company Shares could be converted in the Merger, the following tables illustrate, first, the exchange ratios for each share of Company Preferred Stock and Company Common Stock and, second, the corresponding dollar values of the consideration to be received for each share of Company Preferred Stock and Company Common Stock assuming a range of closing sales prices for CUC Common Stock on the Closing Date. The tables set forth the results based on closing sales prices per share of CUC Common Stock on the Closing Date ranging from $15 to $30 per share.

     THE FOLLOWING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY. THE ACTUAL CLOSING SALES PRICE OF CUC COMMON STOCK ON THE CLOSING DATE MAY VARY FROM THE ASSUMPTIONS SET FORTH IN THE TABLES. STOCKHOLDERS SHOULD NOT CONCLUDE THAT THEY WILL RECEIVE THE NUMBER OF SHARES OF CUC COMMON STOCK INDICATED IN THE "MERGER CONSIDERATION EXCHANGE RATIO PER SHARE" TABLE OR THAT THEY WILL RECEIVE THE SPECIFIC VALUE PER SHARE INDICATED IN THE "MERGER CONSIDERATION VALUE PER SHARE" TABLE, BUT SHOULD USE THE TABLES AS A MEANS TO UNDERSTAND HOW THE EXCHANGE RATIO FOR EACH COMPANY SHARE WILL BE DETERMINED.

               Merger Consideration Exchange Ratios Per Share(1)
               ----------------------------------------------

    CUC
  Closing
 Sales Price
as of Closing
   Date(2)        Series A      Series B      Series C      Series D(3)      Series E     Series F      Common
-------------    ----------    ----------    ----------    -------------    ----------   ----------    --------
    $15.00          0.3935        0.2921        0.2321        0.0000          0.4061       0.3823       0.0707
    $16.00          0.3777        0.2263        0.2263        0.0000          0.3895       0.3672       0.0750
    $17.00          0.3631        0.2207        0.2207        0.0000          0.3742       0.3532       0.0782
    $18.00          0.3507        0.2162        0.2162        0.0000          0.3612       0.3414       0.0817
    $19.00          0.3391        0.2116        0.2116        0.0000          0.3490       0.3303       0.0842
    $20.00          0.3289        0.2078        0.2078        0.0000          0.3383       0.3205       0.0868
    $21.00          0.3196        0.2043        0.2043        0.0000          0.3286       0.3116       0.0890
    $22.00          0.3112        0.2011        0.2011        0.0000          0.3198       0.3036       0.0911
    $23.00          0.3035        0.1982        0.1982        0.0000          0.3117       0.2962       0.0930
    $24.00          0.2965        0.1956        0.1956        0.0000          0.3044       0.2895       0.0947
    $25.00          0.2900        0.1931        0.1931        0.0000          0.2976       0.2833       0.0963
    $26.00          0.2840        0.1909        0.1909        0.0000          0.2913       0.2776       0.0978
    $27.00          0.2785        0.1888        0.1888        0.0000          0.2855       0.2723       0.0991
    $28.00          0.2733        0.1869        0.1869        0.0000          0.2801       0.2673       0.1004
    $29.00          0.2685        0.1850        0.1850        0.0000          0.2751       0.2628       0.1016
    $30.00          0.2641        0.1834        0.1834        0.0000          0.2704       0.2585       0.1026

________________________
(1) The exchange ratios shown above are based upon the total number of Company Shares outstanding as of [September 30, 1996] and the total number of shares of Company Common Stock issuable upon the exercise of outstanding Company Common Options and Company Preferred Options as of [September 30, 1996], and gives effect to the Preferred Conversion Amounts described under "Exchange Ratio Variables," above. To the extent that the total number of shares of Company Common Stock is reduced prior to the Effective Time as a result of repurchases of Company Shares or the forfeiture of options in connection with any employee resignations or terminations, the exchange ratio per share and the value of the Merger Consideration per share for all other stockholders of the Company would be marginally increased. The exchange ratios shown for each series of Company Preferred Stock reflect the total consideration to be received (including both the liquidation preference and "participating" liquidation rights) by each series.

(2) This column represents the assumed closing sales price per share of CUC Common Stock on the Closing Date. The exchange ratio per share will increase or decrease, as applicable, as the closing sales price of the CUC Common Stock on the Closing Date fluctuates between the whole dollar amounts shown above.

(3) The holder of all of the Series D Preferred Stock outstanding as of the Record Date has irrevocably elected to convert all of the outstanding shares of Series D Preferred Stock immediately prior to the Effective Time. Accordingly, no shares of Series D Preferred Stock will be outstanding as of the Effective Time.

                    Merger Consideration Value Per Share(1)
                    ------------------------------------

    CUC
  Closing
Sales Price
as of Closing
   Date(2)        Series A      Series B      Series C     Series D(3)       Series E     Series F    Common(4)
-------------    -----------   -----------   -----------   -----------      ----------   ----------   ----------
    $15.00          $5.90         $3.48         $3.48         $0.00           $6.09        $5.73        $1.06
    $16.00           6.04          3.62          3.62          0.00            6.23         5.87         1.20
    $17.00           6.17          3.75          3.75          0.00            6.38         8.00         1.33
    $18.00           6.31          3.89          3.89          0.00            6.50         6.14         1.47
    $19.00           6.44          4.02          4.02          0.00            6.83         6.27         1.60
    $20.00           6.58          4.16          4.16          0.00            6.77         6.41         1.74
    $21.00           6.71          4.29          4.29          0.00            6.90         6.54         1.87
    $22.00           6.85          4.43          4.43          0.00            7.04         6.68         2.00
    $23.00           6.98          4.56          4.56          0.00            7.17         6.81         2.14
    $24.00           7.12          4.69          4.69          0.00            7.30         6.95         2.27
    $25.00           7.25          4.83          4.83          0.00            7.44         7.08         2.41
    $26.00           7.38          4.96          4.96          0.00            7.57         7.22         2.54
    $27.00           7.52          5.10          5.10          0.00            7.71         7.35         2.68
    $28.00           7.65          5.23          5.23          0.00            7.84         7.49         2.81
    $29.00           7.79          5.37          5.37          0.00            7.98         7.62         2.95
    $30.00           7.92          5.50          5.50          0.00            8.11         7.75         3.08

________________________
(1) The Merger Consideration values per share shown above are based upon the total number of Company Shares outstanding as of [September 30, 1996] and the total number of shares of Company Common Stock issuable upon the exercise of outstanding Company Common Options and Company Preferred Options as of [September 30, 1996], and give effect to the Preferred Conversion Amounts described under "Exchange Ratio Variables," above. To the extent that the total number of shares of Company Common Stock is reduced prior to the Effective Time as a result of repurchases of Company Shares or the forfeiture of options in connection with any employee resignations or terminations, the exchange ratio per share and the value of the Merger Consideration per share for all other stockholders of the Company would be marginally increased. The Merger Consideration values per share for each series of Company Preferred Stock reflect the total consideration to be received (including both the liquidation preference and "participating" liquidation rights) by each series.

(2) This column represents the assumed closing sales price per share of CUC Common Stock on the Closing Date. The value of the Merger Consideration to be received per share will increase or decrease, as applicable, as the closing sales price of the CUC Common Stock on the Closing Date fluctuates between the whole dollar amounts shown above.

(3) The holder of all of the Series D Preferred Stock outstanding as of the Record Date has irrevocably elected to convert all of the outstanding shares of Series D Preferred Stock immediately prior to the Effective Time. Accordingly, no shares of Series D Preferred Stock will be outstanding as of the Effective Time.

(4) As the closing sales price of CUC Common Stock on the Closing Date increases or decreases, as applicable, the value of the Merger Consideration per share to be received in the Merger by holders of Company Common Stock increases or decreases, as applicable, at a higher rate than the value of the Merger Consideration to be received in the Merger by holders of Company Preferred Stock.

     No fractional shares of CUC Common Stock will be issued in the Merger to the Company's stockholders. See "--Exchange of Stock Certificates."

     TREATMENT OF COMPANY COMMON OPTIONS AND COMPANY PREFERRED OPTIONS

     At the Effective Time, each Company Common Option will be assumed by CUC International and converted into a CUC Replacement Option to acquire, on substantially the same terms and conditions as were applicable under such Company Common Option, the same number of shares of CUC Common Stock as the holder of such Company Common Option would have been entitled to receive in the Merger had such holder exercised such Company Common Option in full immediately prior to the Effective Time (assuming, for the purpose of such calculation, that all outstanding and unexercised Company Common Options and Company Preferred Options, whether or not then exercisable, were exercised in full immediately prior to the Effective Time and that, for the purpose of such calculation, the Merger Consideration equals the sum of the Base Consideration and the Additional Consideration), at a price per share equal to
(i) the aggregate exercise price for the shares of Company Common Stock subject to such Company Common Option, divided by (ii) the number of full shares of CUC Common Stock deemed purchasable pursuant to such Company Common Option as described above; provided, however, that (A) the number of CUC Replacement Options, and the number of shares of CUC Common Stock that may be purchased upon the exercise of such CUC Replacement Options, will be subject to the indemnification provisions of the Merger Agreement and (B) the number of shares of CUC Common Stock that may be purchased upon exercise of such CUC Replacement Options will not include any fractional shares and, upon exercise of the CUC Replacement Options, any fractional share shall be rounded down to the nearest whole share. In addition, in the case of any Company Common Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code (an "incentive stock option"), the option price, the number of shares purchasable and the terms and conditions of such option will be determined in order to comply with Section 424(a) of the Code (SECTION 1.11).

     In addition, at the Effective Time, each Company Preferred Option will be assumed by CUC International and converted into a Preferred Replacement Option to acquire, on substantially the same terms and conditions as were applicable under such Company Preferred Option, the same number of shares of CUC Common Stock as the holder of such Company Preferred Option would have been entitled to receive in the Merger had such holder exercised such Company Preferred Option in full immediately prior to the Effective Time (assuming, for the purpose of such calculation, that all outstanding and unexercised Company Common Options and Company Preferred Options, whether or not then exercisable, were exercised in full immediately prior to the Effective Time and that, for the purpose of such calculation, the Merger Consideration equals the sum of the Base Consideration and the Additional Consideration), at a price per share equal to (i) the aggregate exercise price for the shares of Company Preferred Stock subject to such Company Preferred Option, divided by (ii) the number of full shares of CUC Common Stock deemed purchasable pursuant to such Company Preferred Option as described above; provided, however, that (A) the number of Preferred Replacement Options, and the number of shares of CUC Common Stock that may be purchased upon the exercise of such Preferred Replacement Options, shall be subject to the indemnification provisions of the Merger Agreement and (B) the number of shares of CUC Common Stock that may be purchased upon exercise of such Preferred Replacement Options shall not include any fractional share and, upon exercise of the Preferred Replacement Options, any fractional share shall be rounded down to the nearest whole share (SECTION 1.11).

     To the extent that any Company Common Options and Company Preferred Options are subject to the Company's repurchase rights, such repurchase rights will not be assigned to CUC International, Merger Sub or the Company, as the surviving corporation in the Merger. Consequently, in accordance with the terms of the Company Common Options and Company Preferred Options subject to the Company's repurchase rights, such repurchase rights will lapse in their entirety, and the Company Common Options and Company Preferred Options will become fully vested at the Effective Time.

     No less than twenty (20) business days prior to the Effective Time, the Company will notify each holder of any Company Common Options and any Company Preferred Options, at the address of such holder shown on the Company's records, of the holder's right to exercise such Company Common Options or Company Preferred Options in accordance with its terms prior to the Effective Time and that, in the event the holder elects not to exercise such Company Common Options or Company Preferred Options prior to the Effective Time, such Company Common Option or Company Preferred Option will be assumed by CUC International and converted into CUC Replacement Options or Preferred Replacement Options, as the case may be, on substantially the same terms and conditions as were applicable to such Company Common Options or Company Preferred Options.

     CUC International has agreed to reserve for issuance a sufficient number of shares of CUC Common Stock for delivery upon exercise of the CUC Replacement Options and Preferred Replacement Options and to use its best efforts to cause to be effective as of the Effective Time, or as soon as practicable thereafter, a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the CUC Common Stock subject to any CUC Replacement Options and Preferred Replacement Options held by persons who are or were directors, officers, employees or consultants (subject to the rules of such form) of the Company. In addition, CUC International has agreed to use its best efforts to maintain the effectiveness of such registration statement for so long as such CUC Replacement Options and Preferred Replacement Options remain outstanding.

     EXCHANGE OF STOCK CERTIFICATES

     As of the Effective Time, CUC International will make available to the Exchange Agent for the benefit of holders of shares of CUC Common Stock, (i) certificates representing the appropriate number of shares of CUC Common Stock to be issued in the Merger and (ii) cash to be paid in lieu of fractional shares of CUC Common Stock. As soon as practicable but no later than 30 days after the Effective Time, the Exchange Agent, or another bank or trust company designated by CUC International and acceptable to the Company, will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Shares (i) a letter of transmittal (specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of such certificates in exchange for certificates representing shares of CUC Common Stock. Promptly following the surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of CUC Common Stock, less the number of Escrowed Shares to be withheld from such holder pursuant to the terms of the Merger Agreement and the Escrow Agreement, and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of CUC Common Stock, and the certificate so surrendered will be cancelled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of CUC Common Stock may be issued to a transferee if the certificates representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until a certificate representing Company Shares has been surrendered to the Exchange Agent, each such certificate will be deemed after the Effective Time to represent only the right to receive upon such surrender the certificate representing the number of shares of CUC Common Stock to which the stockholder is entitled under the Merger Agreement, and cash in lieu of any fractional shares of CUC Common Stock (SECTION 1.10).

     No fractional shares of a CUC Common Stock will be issued in the Merger, but in lieu thereof each holder of Company Shares otherwise entitled to a fraction of a share of CUC Common Stock will, upon surrender of his or her certificate or certificates representing Company Shares, be entitled to receive an amount of cash (without interest) equal to the product of (i) the closing sales price per share of CUC Common Stock as reported on the NYSE on the day immediately preceding the date of the Effective Time, multiplied by (ii) the
                                                      -------------
fractional share interest which such holder would otherwise be entitled to receive in the Merger.

     All shares of CUC Common Stock issued to the Company's stockholders in the Merger upon the surrender for exchange of Company Shares in accordance with the terms of the Merger, including the Escrowed Shares and any cash paid in lieu of fractional shares of CUC Common Stock, will be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares.

     CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF COMPANY SHARES UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     STOCKHOLDER INDEMNIFICATION; ESCROW AGREEMENT

     The Merger Agreement provides that the stockholders of the Company will indemnify, defend and hold harmless, jointly and severally, CUC International, Merger Sub, the Company, as the surviving corporation in the Merger, and certain other persons against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties (including, without limitation, interest, penalties, settlements costs and any legal, accounting or other fees and expenses for investigating or defending any claims or threatened actions) (collectively, "Losses") that CUC International, Merger Sub, the Company, as the surviving corporation, and such other persons actually incur or suffer in connection with
(a) any breach of any of the representations or warranties made by the Company in the Merger Agreement or in any certificate, instrument or other document delivered pursuant thereto, (b) any breach of any covenant of the Company contained in the Merger Agreement, (c) the restatement, if any, by the auditors of the Company of certain financial statements of the Company (provided that such indemnification will be limited to Losses actually incurred or suffered as a result of a claim or demand made by any person against CUC International, Merger Sub, the Company or such other persons) and (d) any default under or violation of the provisions of certain existing loan documents between the Company and its senior secured lender (SECTION 1.12).

     Of the total number of shares of CUC Common Stock to be issued to the Company Stockholders in the Merger, certificates representing an aggregate of 9% (the "Escrowed Shares") will be deposited into an escrow account with the Escrow Agent to serve as a source of satisfaction of indemnification claims and to be distributed pursuant to the terms and conditions of the Escrow Agreement. The Escrowed Shares will be withheld pro rata from the number of shares of CUC Common Stock to be issued in the Merger. To the extent that CUC International, Merger Sub, the Company, as the surviving corporation in the Merger, or such other persons have any indemnification claims, it or they may only seek recourse against the Escrowed Shares in seeking satisfaction of such claims, except as provided in the following sentence. If there are any Company Common Options or Company Preferred Options that remain outstanding and unexercised at the Effective Time, CUC International, Merger Sub, the Company, as the surviving corporation, or such other persons would also be permitted to seek recourse against holders of CUC Replacement Options and Preferred Replacement Options issued in the Merger in exchange for such options, which recourse would be limited to a demand for return (or cancellation) of a number of CUC Replacement Options, Preferred Replacement Options or CUC Common Stock if such CUC Replacement Options have previously been exercised, having a fair market value that does not exceed 9% of the fair market value of such CUC Replacement Options, Preferred Replacement Options, or CUC Common Stock, as applicable, received by such holders in exchange for their Company Common Options and Company Preferred Options (SECTION 1.12).

     The Escrowed Shares, less the number of Escrowed Shares having a fair market value most nearly equal to the aggregate amount of all indemnification claims made (for such purposes, the fair market value of one Escrowed Share shall be equal to the closing sales price of CUC Common Stock as of the Closing
Date), will be released to the respective former stockholders of the Company on the earlier to occur of (i) the four (4) month anniversary of the Closing Date and (ii) the date upon which audited consolidated financial statements of CUC International, which include the results of operations of the Company, as the surviving corporation in the Merger, are completed and CUC International has received a signed opinion from its independent auditors with respect to such financial statements. Upon the approval by the stockholders of the Company of the Merger Agreement, such stockholders will be deemed to have irrevocably appointed an escrow committee consisting of two current members of the Company Board, Michael Levinthal and Jon Feiber (the "Escrow Committee"), to act as their attorneys-in-fact on their behalf and on behalf of the holders, if any, of Company Common Options or Company Preferred Options to consent to, contest, settle, compromise or otherwise dispose of any indemnification claim. Stockholders are urged to read the Escrow Agreement carefully and in its entirety.

     REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties by the Company with respect to, among other things: corporate organization and qualification; capitalization; authority relative to the Merger Agreement and the transactions contemplated thereby; consents and approvals; financial statements; net assets; opinion of the Company's financial advisor; no default; information supplied; no undisclosed liabilities and absence of changes; litigation; compliance with applicable law; employee plans; brokers; information included in this Proxy Statement/Prospectus; tax matters; properties and inventories; intellectual and other intangible property; material contracts; returns; related party transactions; accounting matters; environmental laws and regulations; labor and employment matters; disclosure; and other matters (ARTICLE 2).

     CUC and Merger Sub also have made certain representations and warranties with respect to: organization; capitalization; authority relative to the Merger Agreement; reports filed with the Commission; financial statements; information supplied; consents and approvals; no violations; no undisclosed liabilities; brokers; accounting matters; litigation; disclosure; and other matters (ARTICLE
3).

     CERTAIN COVENANTS

     The Merger Agreement contains certain covenants and agreements, certain of which are summarized below.

     Conduct of Business of the Company. Pursuant to the Merger Agreement, the Company has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement or as otherwise consented to in writing by CUC International, the Company will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable efforts to (i) preserve intact its current business organizations, (ii) keep available the service of its current officers and employees and (iii) preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Merger Agreement includes a number of more restrictive covenants that limit the activities of the Company prior to the Effective Time (SECTION 4.1).

     Proxy Statement/Prospectus; The Meeting. The Company has agreed to call a meeting of the stockholders of the Company to be held for the purpose of voting upon (i) the Merger Agreement and related matters and (ii) the Charter Clarification. In addition, the Company has agreed that the Company Board would recommend to its stockholders adoption of the Merger Agreement and the Charter Clarification and use its best efforts to obtain the requisite stockholder approval (SECTION 4.3).

     Other Potential Acquirors. The Company has agreed that neither it nor any of its affiliates will, nor will the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than CUC International and Merger Sub, any affiliate or associate of CUC International and Merger Sub or any designees of CUC International and Merger Sub) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company (SECTION 4.4).

     Indemnification of Directors and Officers of the Company. CUC International and Merger Sub have agreed that all rights to indemnification or exculpation existing in favor of the directors, officers, employees and agents of the Company as provided in its charter or bylaws, the indemnification agreements of such persons with the Company or otherwise in effect with respect to matters occurring prior to the Effective Time or as a result of action taken by the Company Board in connection with the consummation of the Merger will survive the Merger and will continue in full force and effect for a period of five years from the Effective Time (SECTION 4.9).

     Pooling. Each of the Company and CUC International has agreed that it will not engage in, or take any action which might result in, any Pooling Prevention Event (as defined in the Merger Agreement) and will use its best efforts to refrain from taking any other action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes (SECTION 4.11). See "--Accounting Treatment."

     Employment and Non-Competition Agreements. The Merger Agreement provides that, on or prior to the Effective Time, the Company, as the surviving corporation in the Merger, will enter into an employment agreement with Lawrence
S. Gross, the President and Chief Executive Officer of the Company and a member of the Company Board, effective on the Closing Date, on substantially the terms set forth in the form of the Amended and Restated Employment Agreement attached as Exhibit F to the Merger Agreement, and that the Company will enter into an employment agreement with Barton Listick, Vice President, Development, of the Company, effective as of the Closing Date on terms to be agreed upon. In addition, pursuant to the Merger Agreement, CUC International will enter into non-competition agreements with Messrs. Gross and Listick (the "Non-Competition Agreements") (SECTION 4.14). Each of Messrs. Gross and Listick has entered into an employment agreement with CUC International and the Company and a Non-Competition Agreement with the Company, effective as of the Closing Date. See "--Interests of Certain Persons in the Merger--Employment Agreement with Lawrence S. Gross" and "--Employment Agreement with Barton Listick." See "--Interests of Certain Persons in the Merger."

     Option Plan. At the Closing, CUC International has agreed to grant to certain employees of the Company identified by Lawrence S. Gross and agreed upon by CUC International, options to acquire an aggregate of 450,000 shares of CUC Common Stock under CUC International's 1992 Employee Stock Option Plan (SECTION 4.16). See "--Interests of Certain Persons in the Merger."

     Bonus Pool. As an incentive to cause existing employees of the Company to remain in the employment of the Company following the Merger, CUC International will cause the Company to establish a cash bonus pool of up to approximately $1.16 million that will be available for persons (other than Lawrence S. Gross and Barton Listick) who are Remaining Employees of the Company (SECTION 4.16). See "--Interests of Certain Persons in the Merger."

     Consent and Waiver. The Company has agreed to obtain from Lawrence S. Gross, William Gross, Barton Listick, George Lichter and Jay Meschel (collectively, the "Management Stockholders"), and has agreed to use its best efforts to obtain from each holder of Company Preferred Stock (the "Preferred Stockholders"), a signed Consent and Waiver pursuant to which each Management Stockholder and each such holder of Company Preferred Stock will acknowledge and consent to the methodology adopted or to be adopted by the Company Board in connection with the allocation among the stockholders of the Company of the Merger Consideration to be received in the Merger and will agree to waive any rights, claims or causes of action such holder may have against CUC International, Merger Sub, the Company, as the surviving corporation in the Merger, or any of their respective affiliates arising out of or relating to the
application of such methodology by the Company Board (SECTION 4.17).   See
"--Conditions to the Merger" and "Proposal No. 2--The Charter Clarification."

     Other Covenants. Each of CUC International, Merger Sub and the Company has, with respect to the Merger, agreed to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, (i) cooperation in the preparation and filing of this Proxy Statement/Prospectus, any filings that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any amendments or supplements thereto, (ii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents under existing obligations of the Company or amend any agreements relating thereto to the extent required by such agreements; (iii) contesting any legal proceeding relating to the Merger; and (iv) the execution and delivery of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated by the Merger Agreement (SECTION 4.6).

     CONDITIONS TO THE MERGER

     The respective obligations of each of CUC International, Merger Sub and the Company to consummate the Merger are subject to the following conditions, among others, that: (i) the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company; (ii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by a United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger; and (iii) the Registration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order or proceedings seeking a stop order (SECTION 5.1).

     The obligations of CUC International and Merger Sub to effect the Merger are further subject to the following additional conditions, among others, that:
(i) the representations and warranties of the Company set forth in the Merger Agreement or in any other document delivered pursuant thereto shall be true and correct in all material respects on and as of the Effective Time and, at the Closing, the Company shall have delivered a certificate to such effect (provided that for any representation other than those contained in Sections 2.1, 2.2(b) or (d), 2.3, 2.5 or 2.9, it shall only be a condition to closing that the aggregate effect of any inaccuracies shall not have had, between the date of the Merger Agreement and the Effective Time and at and as of the Effective Time, and shall not be reasonably likely to have, a material adverse effect on the business, operations, condition or prospects of the Company); (ii) the Company shall have duly performed in all material respects at or before the Effective Time each of its obligations to be performed at or before the Effective Time, and the Company shall have delivered at the Effective Time an officers' certificate to such effect dated the Effective Time; (iii) each Company Affiliate shall have performed his or its obligations under the applicable Affiliate Letter, and CUC International shall have received a certificate signed by each of them to such effect; (iv) CUC International shall have received a letter from E&Y to the effect that "pooling-of-interests" accounting is appropriate for the Merger, provided that the Merger is closed and consummated in accordance with the terms and subject to the conditions of the Merger Agreement, and such letter shall not have been withdrawn or modified in any material respect; (v) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the surviving corporation pursuant to the Merger to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents or approvals would not, in the reasonable opinion of CUC International, individually or in the aggregate, have a Material Adverse Effect on the Company; (vi) the aggregate number of dissenting shares, if any, as of the Effective Time shall not exceed 9% of the then outstanding Company Shares on an as-converted basis; (vii) the Escrow Agreement shall have been duly executed and delivered by the Company, the Escrow Committee and the Escrow Agent and shall be in full force and effect; (viii) the Employment Agreement between the Company and Lawrence S. Gross shall be in full force and effect, and Lawrence S. Gross shall be in good physical and mental health and capable of performing his obligations under such Employment Agreement; (ix) the Non-Competition Agreements shall be in full force and effect; (x) the Restated Investors' Rights Agreement dated as of September 25, 1995 (the "Investors' Rights Agreement"), by and among the Company, the persons listed on Exhibit A thereto as Investors, the persons listed on Exhibit A thereto as Founders, and William Lohse and William Gross, as amended from time to time, and all registration rights existing with respect to any securities of the Company, shall have been terminated, and CUC International and Merger Sub shall have received written evidence of the same; (xi) the Charter Clarification shall have been approved and adopted by the requisite vote of the stockholders of the Company; (xii) all of the Management Stockholders, together with Preferred Stockholders holding at least 90% of the Company Shares held by all Preferred Stockholders, shall have executed and delivered to the Company a Consent and Waiver, or each share of Company Preferred Stock shall have been converted prior to the Effective Time into shares of Company Common Stock pursuant to Article IV, Section A5(c)(i) of the Restated Certificate of Incorporation of the Company; and (xiii) there shall have been no events, changes or effects with respect to the Company having or which could reasonably be expected to have a Material Adverse Effect on the Company and, at the Closing, the Company shall have delivered to CUC International and Merger Sub a certificate to that effect (SECTION 5.3).

     The obligations of the Company to effect the Merger is subject to the following additional conditions, among others, that: (i) the aggregate effect of any inaccuracies in the representations and warranties of CUC International and Merger Sub contained in the Merger Agreement and any other document delivered pursuant thereto shall not have had at and as of the Effective Time, and is not reasonably likely to have, a Material Adverse Effect on CUC International and its subsidiaries taken as a whole and, at the Closing, Parent and Merger Sub shall have delivered a certificate to such effect; (ii) CUC International and Merger Sub shall have duly performed in all material respects at or before the Effective Time each of its obligations to be performed at or before the Effective Time, and the Company shall have delivered at the Effective Time an officers' certificate to such effect dated the Effective Time; (iii) the shares of CUC Common Stock issuable to the stockholders of the Company and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;
(iv) the opinions of (a) Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel to the Company, addressed to the Company and its stockholders to the effect that the

Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (b) Robert Tucker, Esq., special counsel to CUC International and Merger Sub, to the effect that the CUC International Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, shall have been delivered, and such opinions shall not have been withdrawn or modified in any material respect; (v) CUC International shall have granted to certain employees of the Company, as the surviving corporation, identified by the Chief Executive Officer of the Company and agreed upon by CUC International the CUC Stock Options; and (vi) there shall have been no events, changes or effects with respect to CUC International or Merger Sub or any of their respective subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on CUC International and, at the Closing, CUC International shall have delivered to the Company a certificate to that effect (SECTION 5.2).

     TERMINATION; FEES AND EXPENSES

     Termination by Mutual Consent. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual written consent of the Boards of Directors of CUC International, Merger Sub and the Company (SECTION 6.1).

     Termination by Either CUC International and Merger Sub or the Company. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Boards of Directors of CUC International and Merger Sub or the Company Board if (i) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by the Termination Date (SECTION 6.1). Because the Registration Statement was declared effective by the Commission on _______, 199__, the Termination Date for all purposes under the Merger Agreement is ________, 1997.

     Termination by the Company. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Company Board if: (i) there shall have been a breach of any representation or warranty on the part of CUC International or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of CUC International or Merger Sub shall have become untrue, in either case such that the Company's conditions to closing would be incapable of being satisfied by the Termination Date, (ii) there shall have been a breach by CUC International or Merger Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on CUC International or materially adversely affecting (or materially delaying) the consummation of the Merger, and CUC International or Merger Sub, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, provided that, with respect to clauses (i) and (ii) above, the Company has not materially breached any of its obligations hereunder and has not failed to timely cure such breach, or (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger or solicited written consents to approve the Merger for thirty (30) days and, in either case, shall have failed to obtain the requisite vote or consent of its stockholders (SECTION 6.1).

     Termination by CUC International and Merger Sub. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Boards of Directors of CUC International and Merger Sub or the Company if: (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in the Merger Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that CUC International's conditions to closing would be incapable of being satisfied by the Termination Date, (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by CUC International or Merger Sub thereof, provided that, with respect to clauses (i) or (ii) above, neither CUC International nor Merger Sub has materially breached any of their respective obligations hereunder and has not failed to timely cure such breach, (iii) the Company Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger, or shall have recommended to the Company's stockholders a Third Party Acquisition or a Significant Acquisition, or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger Agreement or to solicit written consents to approve the Merger Agreement, or shall have adopted any resolution to effect any of the foregoing, or (iv) the Company shall have convened a meeting of its stockholders to vote upon the Merger Agreement or solicited written consents to approve the Merger Agreement for thirty (30) days and, in either case, shall have failed to obtain the requisite vote or consent of its stockholders (SECTION 6.1).

     The term "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than CUC International, Merger Sub or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company; or (iii) the acquisition by a Third Party of 30% or more of the outstanding shares of Company Common Stock. The term "Significant Acquisition" means the acquisition by the Company, by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 40% of the annual revenues, net income or assets of the Company.

     In the event of the termination of the Merger Agreement, the Merger Agreement will be void and have no effect. If the Merger Agreement is terminated because (i) the Company fails to obtain the requisite stockholder votes to approve the Merger after convening the Meeting, (ii) there is a breach by the Company of a representation or warranty such that a condition of the Merger cannot be satisfied, (iii) there is a breach by the Company of its covenants and agreements having a Material Adverse Effect on the Company (as defined in the Merger Agreement) or materially adversely affecting (or materially delaying) the Merger, and such breach is not cured within the applicable grace period, or (iv) the Company Board withdraws, modifies or changes its approval or recommendation of the Merger Agreement and the Merger, or recommends a Third Party Acquisition or a Significant Acquisition, then the Company will be obligated to reimburse CUC International and Merger Sub for their out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $250,000. Alternatively, if the Merger Agreement is terminated because (a) there is a breach by CUC International or Merger Sub of any representation or warranty such that a condition of the Merger cannot be satisfied or (b) there is a breach by CUC International or Merger Sub of its covenants and agreements having a Material Adverse Effect on CUC International (as defined in the Merger Agreement) or materially adversely affecting (or materially delaying) the Merger, and such breach is not cured within the applicable grace period, then CUC International will reimburse the Company for its out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $425,000 (SECTION 6.1).

     AMENDMENT

     The Merger Agreement may be amended by action taken by the Company, CUC International and Merger Sub at any time before or after approval of the Merger by the holders of a majority of the outstanding shares of Company Shares but, after any such approval, no amendment may be made which requires the approval of such stockholders under applicable law without such approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the parties to the Merger Agreement (SECTION 6.4).

     WAIVER

     At any time prior to the Effective Time, CUC International, the Company or Merger Sub may, in writing (i) extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document, certificate or writing delivered pursuant to the Merger Agreement; or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement (SECTION 6.5).

LOAN AGREEMENT

     In contemplation of the consummation of the Merger, CUC International and the Company have entered into a Loan Agreement (the "Loan Agreement") pursuant to which, on the terms and subject to the conditions set forth therein, the Company may borrow from CUC International up to a maximum of $3.0 million to repay certain of its outstanding indebtedness and to fund its business operations in the ordinary course. As of December 18, 1996, the Company has not made any borrowings under the Loan Agreement.

                    PROPOSAL NO. 2--THE CHARTER CLARIFICATION

GENERAL

     The Merger Agreement provides that each Company Share will be converted into the right to receive that portion of the Merger Consideration to which such Company Share is entitled under, and in accordance with, the Applicable Charter Provision. The Applicable Charter Provision expressly provides for the distribution among the stockholders of the Company of the consideration to be received in the event of a "Liquidating Event" (as defined therein), which includes the Merger, including specific provisions pursuant to which such consideration would be distributed among the stockholders of the Company based upon the class or series of capital stock of the Company held by such stockholders. See "Certain Additional Information Concerning CUC International and the Company--Comparison of Stockholder Rights--Preferred Stock."

     The Applicable Charter Provision is not entirely clear as to when the Merger Consideration is to be valued for the purpose of allocating the Merger Consideration among holders of Company Shares in satisfaction of their liquidation preferences. The Applicable Charter Provision provides that, for purposes of distributing the consideration in a transaction such as the Merger, if the consideration to be received by the corporation is other than cash, the value of such consideration will be deemed to be its fair market value. If securities or other property is paid or distributed, the Applicable Charter Provision provides that its value will be "computed at fair market value at the
                                                                         ------
time of payment to the corporation or at the time made available to [the
------------------------------------------------------------------------
Company's] stockholders, all as determined by the [Company Board] in the good
-----------------------
faith exercise of its reasonable business judgment," provided that if such securities are listed on any established national securities exchange (as are the shares of CUC Common Stock constituting the Merger Consideration), the fair market value of such securities shall be the closing sales price for such securities as quoted on such exchange "for the date the value is to be
                                       -------------------------------
determined . .  ." [Emphasis added]
----------

     The Company Board has concluded that the foregoing provisions mean that, for purposes of allocating the Merger Consideration among the holders of Company Shares, the fair market value of the CUC Common Stock to be received by such holders in the Merger is to be valued as of the Closing Date, notwithstanding that the parties to the Merger Agreement used the trading price of CUC Common Stock on September 16, 1996 for purposes of determining the aggregate number of shares of CUC Common Stock to be issued in the Merger. In order to clarify the Applicable Charter Provision, the Company Board is soliciting the vote of such holders on the Charter Clarification pursuant to this Proxy Statement/Prospectus. The Charter Clarification will explicitly provide that the fair market value of the Merger Consolidation will be determined as of the Closing Date. In order to implement the amendment to the Applicable Charter Provision, paragraph (f) of Section B.2 of Article IV of the Restated Certificate of Incorporation of the Company will be amended by deleting such paragraph in its entirety and replacing it with the following:

          "(f) If any of the events described in Section 2(e) shall occur and if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the corporation or at the time made available to stockholders (which, for such purposes, shall be the date upon which any such transaction described in Section 2(e) is consummated), all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) on the date payment to the corporation is made or on the date such securities or other property is made available to stockholders (which, for such purposes, shall be the date upon which any such transaction described in Section 2(e) is consummated) (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and
                                -------------------
     (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low ask prices for such securities on the date payment to the corporation is made or on the date such securities or other property is made available to stockholders

     (which, for such purposes, shall be the date upon which any such transaction described in Section 2(e) is consummated) (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices)." [Emphasis added]

     Approval of the Charter Clarification by the requisite vote of the holders of Company Shares is a condition to the obligation of CUC International and Merger Sub to consummate the Merger. See "Proposal No. 1--The Merger-Provisions of the Merger Agreement--Conditions to the Merger." However, whether or not the Charter Clarification is approved, the Company Board has interpreted the Applicable Charter Provision to mean that the CUC Common Stock to be issued in the Merger is to be valued as of the Closing Date. Even if the Charter Clarification is not approved by the requisite vote of the holders of Company Shares, CUC International could elect to waive the Charter Clarification requirement, although it is not obligated to do so, and the Merger could be consummated based upon the Company Board's interpretation of the Applicable Charter Provision.

     The holders of Company Preferred Stock have certain rights and preferences with respect to the allocation of the Merger Consideration described in the Applicable Charter Provision, and the date upon which the Merger Consideration is valued for the purpose of such allocation will have an impact upon the relative portion of the Merger Consolidation to be received by the holders of the Company Common Stock and the Company Preferred Stock. Specifically, to the extent that the market value of CUC Common Stock is higher on the date the valuation is determined, fewer shares of CUC Common Stock will be required to be issued to the holders of Company Preferred Stock in the Merger to satisfy their liquidation preferences, leaving more shares of CUC Common Stock to be distributed among the holders of Company Common Stock. Conversely, to the extent that the market value of CUC Common Stock is lower on the date the valuation is determined, more shares of CUC Common Stock will be required to be issued to the holders of Company Preferred Stock in the Merger to satisfy their liquidation preferences, leaving fewer shares of CUC Common Stock to be distributed among the holders of Company Common Stock. As a result, fluctuations in the market price of CUC Common Stock will have a greater impact, upward or downward, upon the value of the Merger Consideration to be received by the holders of Company Common Stock than upon the value of the Merger Consideration to be received by the holders of Company Preferred Stock. For a more detailed explanation of the impact of changes in the market price of CUC Common Stock on the relative portion of the Merger Consideration to be received by the holders of Company Shares, see "Proposal No. 1--The Merger--Provisions of the Merger Agreement--Exchange Ratios for Company Shares."

CONSENT AND WAIVER

     As a condition to the obligations of CUC International and Merger Sub to consummate the transaction, all of the Management Stockholders, together with Preferred Stockholders holding at least 90% of the Company Shares held by all Preferred Stockholders, will be required to execute and deliver to CUC International the Consent and Waiver. The purpose of the Consent and Waiver is to obtain (i) the consent of such persons to the methodology adopted by the Company Board to allocate, based upon the Applicable Charter Provision, as amended by the Charter Clarification, the Merger Consideration to be received by the holders of Company Shares in the Merger, and (ii) the waiver by such persons of (and release of CUC International, Merger Sub and the Company from) any claims and/or actions that such persons have or may have in connection with the
application of such methodology to determine such allocation.   Notwithstanding
that the Consent and Waiver may not be executed by the requisite number of holders of Company Shares, CUC International could elect to waive the requirement that the Consent and Waiver be executed by such holders.

     A copy of the Consent and Waiver is attached as Annex E to this Proxy
                                                     -------
Statement/Prospectus and should be read carefully and in its entirety. See "Proposal No. 1--The Merger--Provisions of the Merger Agreement--Conditions to the Merger."

RECOMMENDATION OF BOARD OF DIRECTORS OF THE COMPANY

     AT A REGULAR MEETING OF THE COMPANY BOARD HELD ON DECEMBER 17, 1996, THE DIRECTORS DETERMINED THAT THE CHARTER CLARIFICATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE COMPANY

BOARD HAS APPROVED THE CHARTER CLARIFICATION AND RECOMMENDS THAT HOLDERS OF COMPANY SHARES VOTE FOR APPROVAL OF THE CHARTER CLARIFICATION.

     CERTAIN ADDITIONAL INFORMATION CONCERNING CUC INTERNATIONAL AND THE
                                    COMPANY

                     SELECTED FINANCIAL DATA OF THE COMPANY

     The following selected financial data for the Company, insofar as it relates to each of the fiscal years ended 1991 through 1996, has been derived from annual financial statements, including the balance sheets at March 31, 1996 and 1995, and the related statements of operations and of cash flows for the years ended March 31, 1996 and 1995, the three-month period ended March 31, 1994, and the year ended December 31, 1993 and the notes thereto appearing elsewhere herein. The data for the six months ended September 30, 1996 and 1995 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Operating results for the six months ended September 30, 1996 are not necessarily indicative of the results for the entire year ending March 31, 1997. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the audited financial statements, related notes and other financial information appearing elsewhere in this Proxy Statement/Prospectus.

                           KNOWLEDGE ADVENTURE, INC.
                (IN THOUSANDS, EXCEPT FOR PER COMMON SHARE DATA)


                                                                                                 FOR THE
                                                         THREE                                PERIOD FROM
                                                         MONTHS                              JULY 1, 1991
                                    YEARS ENDED          ENDED            YEARS ENDED        (INCEPTION) TO      SIX MONTHS ENDED
                                     MARCH 31,          MARCH 31,        DECEMBER 31,         DECEMBER 31          SEPTEMBER 30,
                                --------------------    ---------     -------------------    --------------    --------------------
                                 1996 (3)     1995      1994 (1)        1993       1992           1991         1996 (3)    1995 (4)
                                ---------   --------    ---------     --------   --------    --------------    --------   ---------
                                                                                                                   (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net sales....................   $ 16,401    $21,461     $ 3,872       $ 8,837    $ 2,852         $  143        $11,575     $  6,073
Cost of goods sold...........      7,811      8,281       1,309         3,337      1,025            103          2,089        5,520
                                --------    -------     -------       -------    -------         ------        -------     --------
Gross profit.................      8,590     13,180       2,563         5,500      1,827             40          9,486          553

Selling and marketing
 expenses....................      7,709      9,086       1,428         4,393      1,400            117          3,658        4,167
Research and development
 expenses....................      7,289      7,627       1,167         2,387        757             95          3,377        3,971
General and administrative
 expenses....................      4,437      3,872       1,021         2,763        992            138          1,576        2,666
                                --------    -------     -------       -------    -------         ------        -------     --------
Income (loss) from operations    (10,845)    (7,405)     (1,053)       (4,043)    (1,322)          (310)           875      (10,250)
Interest income (expense),
 net.........................        (51)       230           9            66          4             (2)          (135)          73
                                --------    -------     -------       -------    -------         ------        -------     --------
Net income (loss)............   $(10,896)   $(7,175)    $(1,044)      $(3,977)   $(1,318)        $ (312)       $   740     $(10,177)
Net income (loss) per share
 (2).........................      (1.57)     (1.21)      (0.25)        (0.61)     (0.18)         (0.05)          0.03        (1.61)


Weighted average shares used
 in calculating net income
 (loss) per share (2) (5)....      6,955      5,926       4,132         6,495      7,427          6,839         24,681        6,330

                                        AT                  AT                       AT                          AT
                                     MARCH 31,          MARCH 31,                DECEMBER 31,                SEPTEMBER 30,
                                --------------------    ---------     -------------------------------     --------------------
                                  1996       1995         1994          1993       1992        1991         1996        1995
                                ---------   --------    ---------     --------   --------    --------     --------   ---------
                                                                                                               (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficit)....    $(1,425)   $ 4,640       $1,141       $1,412     $  (61)      $(93)       $ (903)   $  (754)
Total assets.................      8,514     11,482        5,717        6,048      1,584        120         8,690     10,629
Long-term debt, net of
 current portion.............      2,057        638        1,064           21         0          0          1,752      1,784
Total equity (deficit).......         93      7,284        1,452        2,555        163        (82)          979        524

---------------------
(1) Effective January 1, 1994, the Company changed its fiscal year end from December 31 to March 31.

(2) Adjusted to give effect to the four-for-one stock split effective in April 1993.

(3) Fiscal 1996 revenues reflect the expiration of certain licensing arrangements with original equipment manufacturers (OEMs).

(4) The results of operations for the six month period ended September 30, 1995 include (i) the write-off of in-process research and development of $644,000 in conjunction with the acquisition of substantially all of the assets of Fanfare Software and (ii) the write-off of certain purchased images and other media which has limited usefulness in the JumpStart products resulting in a charge against earnings of $3.0 million.

(5) The weighted average shares used in calculating net income (loss) per share for the six months ended September 30, 1996 is based on the total number of shares of Company Common Stock and common stock equivalents outstanding during such period, including dilutive stock options and dilutive convertible preferred stock outstanding. Because the effect of including common stock equivalents in the calculation of weighted average shares for periods other than the six months ended September 30, 1996 would have been antidilutive, such common stock equivalents were excluded from the calculation of weighted average shares for such other periods.

COMPARATIVE PER COMMON SHARE DATA

     The following table sets forth the book value and income per share from continuing operations of CUC Common Stock and the book value and income per share from continuing operations of Company Shares on a fully diluted basis. The pro forma combined information of CUC International is based on the consolidated financial statements included in the September 17, 1996 Form 8-K. The pro forma combined information and the Company equivalent pro forma information set forth below are unaudited. The information set forth below regarding CUC International should be read in conjunction with the audited and unaudited consolidated financial statements of CUC International, including the notes thereto, incorporated herein by reference, and the information set forth below regarding the Company should be read in conjunction with the audited and unaudited financial statements of the Company, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus.

                                                                           AT
                                                                    OCTOBER 31, 1996
                                                                    ----------------
Book Value Per Common Share:
Historical:
 CUC International...................................................     $2.96
 The Company.........................................................      0.11
Pro Forma Combined--CUC International and the Company................      2.94
Company Equivalent Pro Forma--CUC International and the Company (a)..      0.27

                                                                         CUC INTERNATIONAL
                                                           -------------------------------------------
                                                                                           NINE MONTHS
                                                               FISCAL YEAR ENDED              ENDED
                                                                  JANUARY 31,              OCTOBER 31,
                                                           ---------------------------     -----------
                                                             1996      1995     1994           1996
                                                           -------   -------   -------     -----------
Cash Dividends Per Common Share:
 Historical:
  CUC International (b).................................   $  .01    $  .01    $ .01          $ .01
Pro Forma Combined--CUC International and the Company...      .01       .01      .01            .01
Company Equivalent Pro Forma--CUC International and
 the Company (a)........................................      .00       .00      .00            .00

Income (Loss) Per Common Share From Continuing
 Operations
  Historical:
   CUC International....................................      .37       .43      .34            .19
   The Company (c)......................................    (1.57)    (1.21)    (.61)           .03
Pro Forma Combined--CUC International
 and the Company.........................                     .34       .41      .33            .19
Company Equivalent Pro Forma--CUC International and the
 Company (a)............................................      .03       .04      .03            .02

-----------------

(a) The Company equivalent pro forma information was computed by multiplying the pro forma combined information by the exchange ratio in the Merger applicable to shares of Company Common Stock, which equals .0911, assuming that the Closing Date is January 31, 1997, the holders of each series of Company Preferred Stock convert the Preferred Conversion Amounts (see "Proposal No. 1--The Merger--Provisions of the Merger Agreement--Exchange Ratios for Company Shares"), and the closing sales price of one share of CUC Common Stock as reported on the NYSE on the Closing Date is $22.00.

(b) Represents cash dividends paid to Ideon stockholders. CUC International, Davidson, Sierra and the Company paid no cash dividends on its common stock during the periods presented. In addition, an insignificant amount of cash dividends were paid in respect of the NAOG common stock for the year ended January 31, 1994.

(c) The weighted average shares used in calculating net income (loss) per share for the six months ended September 30, 1996 is based on the total number of shares of Company Common Stock and common stock equivalents outstanding during such period, including dilutive stock options and dilutive convertible preferred stock outstanding. Because the effect of including common stock equivalents in the calculation of weighted average shares for periods other than the six months ended September 30, 1996 would have been antidilutive, such common stock equivalents were excluded from the calculation of weighted average shares for such other periods. See "Certain Additional Information Concerning CUC International and the Company-- Selected Financial Data of the Company."

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS OF THE COMPANY

     THE FOLLOWING DISCUSSION AND ANALYSIS OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE "SELECTED FINANCIAL DATA OF THE COMPANY" AND THE COMPANY'S FINANCIAL STATEMENTS, AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. IN JANUARY 1994, THE COMPANY CHANGED ITS FISCAL YEAR-END FROM DECEMBER 31 TO MARCH 31. THE PERIOD COMMENCING JANUARY 1, 1994 AND ENDING MARCH 31, 1994 IS NOT DISCUSSED BELOW AS CHANGES IN SUCH PERIOD WERE NOT SIGNIFICANT AND TRENDS THEREIN ARE ADEQUATELY DISCUSSED IN THE DESCRIPTION OF THE PRIOR AND LATTER PERIODS. UNLESS OTHERWISE INDICATED, "FISCAL 1996" REFERS TO THE TWELVE MONTH PERIOD ENDING MARCH 31, 1996, "FISCAL 1995" REFERS TO THE TWELVE MONTH PERIOD ENDING MARCH 31, 1995, AND "FISCAL 1993" REFERS TO THE TWELVE MONTH PERIOD ENDING DECEMBER 31, 1993.

OVERVIEW

     Evolution of the Company's Product Line

     The Company is engaged in the design, development and distribution of interactive, multimedia computer software for the children's educational market. The Company's products have been designed to encourage learning through exploration, discovery and creativity rather than through highly structured exercises and games. Since its inception in August 1991, the Company has produced a family of multimedia software products designed to create unique, appealing and enriching educational experiences for children.

     In November 1991, the Company introduced its first software title, "Knowledge Adventure." Building upon the popularity of this initial product offering, the Company developed complementary software products which comprise the Company's Adventure Series. Titles in this Series include "Dinosaur Adventure," "Science Adventure," "Undersea Adventure" and "Space Adventure." As a result of the introduction of these multiple titles, and, in particular, the popularity of Dinosaur Adventure, the Company experienced rapid revenue growth in each of its first three years of existence. However, the titles comprising the Adventure Series experienced a relatively short life cycle; accordingly, the Company was required to develop new products on a continuous basis.

     Because of the nature of the development of the Company's products, including the substantial programming necessary to create unique interactive experiences of its products, the purchase of featured images and the inclusion of celebrity hosts, the cost of producing these titles was substantial. In addition, as part of management's effort to continue to offer new product offerings to consumers, the Company incurred significant costs in developing new titles, certain of which were abandoned prior to completion or failed to generate significant consumer interest. Moreover, in response to the Company's increased revenue growth, management made significant investments in sales and marketing as well as corporate infrastructure, including recruiting senior executives from outside the Company and expanding its corporate facilities. Despite increasing revenues derived from product sales, however, the Company continued to incur significant losses as a result of increased operating costs and required periodic infusions of equity capital to offset negative cash flows from operations.

     From 1993 to 1994, the Company continued to broaden its product line and, in so doing, introduced titles which were not strictly limited to the educational software market. As part of this strategy, the Company diversified into the game and entertainment software market, including licensing popular childrens characters to add to this new product line. The pursuit of this diversification strategy enabled the Company to continue its increasing revenue growth; however, these products, including "Speed," "Magic Theater," "Casper" and "X-Men," failed to achieve the sales levels reached by the Company's earlier educational software products. In addition, these new products, like those comprising the Adventure series, had relatively short shelf lives and were similarly costly to produce, due to significant programming costs, their dependence upon purchased images and the fees associated with licensing feature characters. The Company also faced increasing competition within the children's software market. In response to increased competition, management sought to differentiate its products through increased spending on promotions, as well as unique packaging for certain titles. The Company also continued to devote significant resources to developing new educational software products. During the spring and summer of 1994, the Company worked with Fanfare Software, a small software developer, to develop a new software product, "JumpStart Kindergarten," the first of a new line of educational software products. The Company successfully introduced JumpStart Kindergarten in the United States in October 1994.

     In August 1995, in connection with the Company's development of other products in its JumpStart Series, the Company acquired substantially all of the assets of Fanfare Software. In addition, due to the Company's development of new products, including products within the JumpStart Series, and expanded sales, marketing and executive functions, the Company relocated its corporate headquarters to a substantially larger and more costly facility. Management offset a portion of these increased operating costs by entering into licensing agreements with certain original equipment manufacturers ("OEMs"), PackardBell and other personal computer manufacturers that promoted the sale of certain of the Companys software titles in combination with other software titles or personal computers (a practice known within the software industry as "bundling"). While this strategy decreased the Company's sales and marketing expenses, the Company's other operating costs continued to increase.

     In September 1995, in response to continuing losses from operations and increased competition, management initiated a restructuring of the Company's operations. In conjunction with this restructuring, a significant number of the Company's product development, sales and marketing and administrative employees were terminated. This restructuring also included a strategic decision to refocus the Company's efforts on the educational software market. As a result, the Company de-emphasized titles that were not directly related to the children's education market and emphasized the development of the JumpStart Series. The success of JumpStart Kindergarten led to the introduction of a wider range of similar titles. The JumpStart product line currently offers full year curriculum software products designed for toddlers, preschool, kindergarten, first grade, second grade, third and fourth grade children. Because of the complementary nature of products within the JumpStart Series, the Company has been able to effectively market such products at a lower cost than the diverse titles previously offered. In addition, many of the JumpStart products have been developed from a single software development "engine" which reduces both product development costs and the time required from product design to its completion. Moreover, these products are not dependent upon the inclusion of significant amounts of purchased media or the licensing of popular television or comic book characters. The decision to concentrate resources on the JumpStart series, in combination with cost reductions implemented in connection with the restructuring, has recently enabled the Company to achieve profitable operations.

     The Company currently expects that sales of the JumpStart Series will account for more than 70% of its revenue in the fiscal year ending March 31, 1997. As a result, the Company's future operating results are significantly dependent upon continued market acceptance of the JumpStart Series.

     Market for the Company's Products

     The Company's revenues are derived from the sale of its software products and, to a lesser extent, product licensing and royalty agreements. The Company sells its multimedia educational software products primarily through large software distributors, such as Ingram Micro and Merisel, Inc. Distributors accounted for an aggregate of approximately 42%, 34%, and 60% of the Company's
net sales for fiscal years 1996, 1995 and 1993, respectively.   The Company's
products are also sold through specialty software stores, retail chains, computer superstores and mass merchants. The Company's has recently begun efforts to distribute is product via the Internet through its World Wide Web site, www.Adventure.com.

     The Company recognizes revenue from the sale of its products upon shipment. However as the Company provides to its customers full rights of return for its products or, alternatively, price reductions, allowances for stock balancing and returns of defective, shelf-worn and damaged products, and for estimated potential future returns of products are established at the time of shipment. Product returns during fiscal 1996 amounted to $3.7 million, or 23.0% of net sales, compared to $2.8 million, or 13.0% of net sales, in fiscal 1995, compared to $1.5 million, or 17.0% of net sales, in fiscal 1993. The increase in returns in fiscal 1996 was primarily related to returns of MS-DOS based product resulting from the release of Windows 95 in August 1995.

     The educational software business for children is highly seasonal. Typically, sales are highest during the last calendar quarter (which includes the holiday buying season), and decline significantly in the first calendar quarter. This seasonal pattern is due primarily to the increased demand for educational software products during the year-end holiday buying season. Although the Company believes its curriculum-based software products may be subject to less pronounced seasonality factors than its previous product offerings, the Company expects its revenues and operating results will continue to significantly reflect seasonal factors.

     Although the Company has recently attained profitable operations, future operating results will depend on many factors, including the demand for the Company's products, the size, timing and structure of significant licenses, the level of product and price competition, the Company's success in expanding its direct sales force and indirect distribution channels, changes in pricing policies by the Company and its competitors, the ability of the Company to develop and market new products and managements ability to continue to control operating costs. There can be no assurance that the Company's revenue will grow or be sustained in future periods or that the Company will remain profitable in any future period. As is typical in the educational software industry, the Company depends on the introduction of new products or upgrades to existing products to replace declining revenues from older products. In addition, the market for the Company's products is highly competitive. Any significant reduction in the price of the Company's products or the market's acceptance of any products, in particular the JumpStart Series, could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company's future success depends in large part upon its ability to continue to offer a broad range of educational computer software products, to continue to enhance its existing products, to develop and introduce in a timely manner new products that take advantage of technological advances and to respond to developing customer demands. The Company also believes that providing a high level of technical support is key to success in the software market. Furthermore, while the Company updates its products on a regular basis, competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of the Company's existing products. As a result, the Company believes that continuing investments in product development and technical support, which may be substantial, are essential. The timing and amount of research and development expenses may vary significantly based upon the number of new products and upgrades to existing products under development during a given period.

RESULTS OF OPERATIONS

     The following table sets forth the percentage of total revenue for certain items in the Company's statements of operations for the fiscal years ended March 31, 1996, March 31, 1995 and December 31, 1993, and for the six months ended September 30, 1996 and 1995:

                                              YEARS ENDED       YEAR ENDED       SIX MONTHS ENDED
                                               MARCH 31,       DECEMBER 31,       SEPTEMBER 30,
                                           ------------------  ------------    --------------------
                                            1996      1995         1993          1996       1995
                                           -------   -------   ------------    --------   ---------
Net sales...............................   100.0%    100.0%        100.0%       100.0%      100.0%
Cost of goods sold......................    47.6%     38.6%         37.8%        18.1%       90.9%
Gross profit............................    52.4%     61.4%         62.2%        81.9%        9.1%
Expenses:
  Research and development..............    44.5%     35.5%         27.0%        27.9%       65.4%
  Sales and marketing...................    47.0%     42.3%         49.7%        34.3%       68.6%
  General and administrative............    27.1%     18.0%         31.3%        12.2%       43.9%
          Total operating expenses......   118.6%     95.8%        108.0%        74.4%      177.9%
Income (loss) from operations...........   (66.2%)   (34.4%)       (45.8%)        7.5%     (168.8%)
Other income (expense), net.............    (0.3%)     1.1%          0.7%        (1.2%)       1.2%
Net income (loss).......................   (66.5%)   (33.3%)       (45.1%)        6.3%     (167.6%)

SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

     Net Sales. Net sales increased 91% to $11.6 million during the six months ended September 30, 1996 from $6.1 million during the comparable period of 1995. This growth in net revenues was primarily attributable to the introduction of three new titles in the JumpStart Series, which brought the number of titles in this series to nine. Management believes that the Company's ability to offer a wider array of JumpStart products has enabled it to increase sales and decrease sales and marketing expenditures as a percentage of net sales. This increase in product sales was offset by a reduction in licensing revenue following the expiration of agreements with certain personal computer manufacturers and OEM's which were in place in the prior year, but which were not renewed in fiscal 1996. See "--Fiscal 1996 Compared to Fiscal 1995--Net Sales."

Gross Profit. Cost of goods sold includes the cost of disk and CD-ROM's, product packaging and other production costs, third party royalties and shipping costs. Gross profit increased 1615% to $9.5 million during the six months ended September 30, 1996 from $0.6 million during the comparable period in 1995, while gross margin increased to 82% from 9.1%. The primary reason for this increase, as more fully described below, arises from management's decision to charge to expense approximately $3.0 million of images and other purchased media which could not be used in the JumpStart products. This increase is also partially attributable to management's cost-reduction initiative designed to reduce direct manufacturing costs per product unit. Such efforts included simplifying product packaging, as well as standardizing packaging used for the JumpStart Series which enabled the Company to take advantage of quantity discounts.

     Sales and Marketing. Sales and marketing expenses, which consist primarily of salaries, sales commissions and bonuses, decreased 9% to $4.0 million during the six months ended September 30, 1996 from $4.4 million during the comparable period of 1995. This decrease was primarily the result of the Company's ability to leverage advertising and promotion costs across the JumpStart titles as a result of the commonality among these products. In addition, as part of management's cost reduction initiative, the Company decreased advertising expenditures and significantly reduced participation in industry trade shows. Despite the recent decrease in sales and marketing expenses, management anticipates that sales and marketing expenses will increase as the Company further expands its sales, marketing and support staff and responds to increased levels of competition.

     Research and Development. Research and development expenses decreased 15% to $3.4 million during the six months ended September 30, 1996 from $4.0 million during the comparable period in 1995. This decrease represents reduced product development costs, primarily attributable to reduced headcount, as the Company focused its development efforts on the JumpStart Series. Such cost reductions were offset by a charge of approximately $600,000 to research and development arising from the acquisition of substantially all of the assets of Fanfare Software.

     General and Administrative. General and administrative expenses decreased 49% to $1.4 million during the six months ended September 30, 1996 from $2.8 million during the comparable period of 1995. The decrease in such costs primarily reflected a reduction in the use of management consultants as part of the Company's cost cutting initiative. Despite the decrease, management believes that general and administrative costs will increase in the future in order to support anticipated revenue growth.

FISCAL 1996 COMPARED TO FISCAL 1995

     Net Sales. Net sales decreased 24% in fiscal 1996 to $16.4 million from $21.5 million in fiscal 1995. The decrease from fiscal 1995 to fiscal 1996 was primarily due to a decrease in licensing revenues from OEM's related to certain titles within the Adventure Series. During fiscal 1996, as part of management's revised marketing focus on the JumpStart Series, such agreements were not renewed. Decreased revenues from licensing with OEM's were partially offset by increased licensing revenues agreements with personal computer manufacturers IBM and PackardBell to market several of the Company's titles, including certain older titles in Japan and Western Europe.

     Gross Profit. Gross profit decreased 35% in fiscal 1996 to $8.6 million from $13.2 million in fiscal 1995. The primary cause of this decrease relates to management's decision to charge to expense approximately $3.1 million of images and other purchased content. These images had been accumulated for use in titles to be developed in the Company's Adventure Series. As a result of management's change in product development focus, such purchased images were deemed to have no future value and were accordingly charged to cost of goods sold during fiscal 1996. As a consequence, gross margin decreased to 61% from 52%.

     Sales and Marketing. Sales and marketing expenses decreased 15% in fiscal 1996 to $7.7 million from $9.1 million in fiscal. This decrease was primarily due to reduction in sales and sales support personnel and the termination of certain marketing and product promotion programs in connection with the Company, strategy to de-emphasize products not directly related to educational software market and, in particular, the JumpStart Series of products.

     Research and Development. Research and development decreased 4% from $7.6 million in fiscal 1995 to $7.3 million in fiscal 1996. This decrease resulted from reduced development efforts in connection with management's decision to focus research and development on the JumpStart line of products.

     General and Administrative. General and administrative expenses increased 15% in fiscal 1996 to $4.4 million from $3.9 million in fiscal 1995. This increase reflects increased occupancy costs due to the Company's relocation to its new facility in August 1995, and increased fees paid to management consultants and increased order fulfillment costs as the Company outsourced certain order processing and product delivery functions as a cost savings measure.

FISCAL 1995 COMPARED TO FISCAL 1993

     Net Sales. Net sales increased 143% in fiscal 1995 to $21.5 million from $8.8 million in fiscal 1993. This increase was primarily due to the broadening of the Company's product line as additional titles in the Adventure Series were developed and released, and the diversification of the Company's products into game and entertainment titles. In addition, the Company earned approximately $2 million in licensing revenue under a licensing agreement with PackardBell pursuant to which certain of the Company's titles were sold with personal computers, and an additional $2 million related to software bundling agreements with certain OEM's.

     Gross Profit. Gross profit increased 140% in fiscal 1995 to $13.2 million from $5.5 million for fiscal 1993; gross margin remained relatively unchanged, decreasing from 62% to 61%. Although the Company reduced per unit prices on certain titles within the Adventure Series in response to increased competition, the resultant decrease in gross profit was substantially offset by the higher margins generated under licensing agreements.

     Sales and Marketing. Sales and marketing expenses increased 107% in fiscal 1995 to $9.1 million from $4.4 million in fiscal 1993. This increase was primarily the result of a greater number of employees performing the sales and marketing function to support increased product revenues, increased advertising and trade show expenses and expanded third-party marketing activities and promotions related to new product releases.

     Research and Development. Research and development expenses increased 217% to $7.6 million in fiscal 1995 from $2.4 million in fiscal 1993. The increase primarily reflects additional headcount and related development costs incurred in support of efforts to expand the Company's product line.

     General and Administrative. General and administrative expenses increased 40% to $3.9 million in fiscal 1995 from $2.8 million in fiscal 1993. The increase is primarily attributable to the addition of executive and administrative personnel, including costs associated with the recruitment and relocation of a new Chief Executive Officer in November 1994 and the hiring of additional employees for the customer support function as the Company expanded its product line.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company's principal sources of liquidity have consisted of net proceeds of approximately $30.3 million derived from the private sales of Company Common Stock and Company Preferred Stock, cash generated from operations of approximately $53.6 million, borrowings from time to time pursuant to its existing revolving credit facilities and equipment leasing arrangements.

     As a consequence of infusions of cash arising from private sales of Company Preferred Stock and, to a lesser extent, the seasonality of the Company's business, the Company has periodically generated significant cash reserves. The Company's policy is to invest such excess cash in short-term and intermediate-term investment grade instruments, primarily obligations of the United States government. Management has in turn liquidated such investments, as required, to support the Company's growth and its ongoing investment activities in research and development. The Company's operating activities used cash of $5.6 million, $6.5 million, $0.2 million and $3.9 million for the fiscal years ended March 31, 1996 and 1995, the three month period ended March 31, 1994 and the fiscal year ended December 31, 1993, respectively, primarily as a consequence of continuing losses from operations.

     Investing activities provided cash of $0.2 million for the year ended March 31, 1996. The principal source of such funds arose as a result of the liquidation of certain short-term investments purchased with the proceeds from a private placement of Company Preferred Stock. For the year ended March 31, 1995, the three month period ended March 31, 1994 and the year ended December 31, 1993, investing activities used $4.5 million, $0.4 million and $1.0 million, respectively. Investing activities for these periods included the purchase of short-term investments, the acquisition of property and equipment, and the purchase of raw materials for inclusion in the Company's software products.

     The software development business is not capital intensive; however the Company is required to periodically upgrade equipment, comprising primarily personal computers and related peripherals, as part of its ongoing product development efforts. The Company has financed the majority of its computer equipment, through a capital lease line of credit arrangement. This capital lease arrangement provides for financing of equipment acquisitions of up to $1.5 million. The obligations arising from such acquisitions are to be repaid over a forty-two month term along with annual interest at a rate of 10.7%. As of September 30, 1996, the Company has acquired equipment aggregating $1.2 million pursuant to this arrangement. In addition, in connection with the relocation of the Company's facilities in August 1995, the Company obtained financing from a financial institution for certain leasehold improvements in exchange for a $0.8 million note. The note is to be repaid over a five year term and bears interest at an annual rate of 11%. The note is secured by a stand-by letter of credit, which also secures the Company's performance under the Company's lease of its facilities. In October 1996, the financial institution agreed to release the letter of credit in the event the Company repaid amounts outstanding under the note.

     Financing activities have provided $4.3 million, $11.9 million, $0.9 million and $6.2 million for the years ended March 31, 1996 and 1995, the three month period ended March 31, 1994 and the year ended December 31, 1993, respectively. Such cash inflows principally comprise proceeds from the sale of Company Preferred Stock and, to a lesser extent, borrowings under the Company's revolving credit facilities.

     As of September 30, 1996, the Company had $1.4 million in cash on deposit. The Company has no material cash commitments for debt repayment, equipment purchases or any other expenditure. Management believes that its existing cash resources in combination with cash flow expected to be provided by its continuing operations and the availability of funds under its existing revolving credit facilities will provide adequate funding to meet the Company's cash requirements as an independent entity through March 1998. However, in the event that the Merger is not consummated and management seeks to expand the Company's operations through additions to its existing product line, penetration of new markets or the acquisition of complementary businesses, the Company would be required to raise additional funds through the private placement of preferred stock of the Company, an initial public offering of Company Common Stock or other means.

     The Company presently has access to additional funds from its existing revolving credit facilities with a bank which provide for short-term borrowings of up to $3.0 million as well as from a revolving loan arrangement with CUC International which provides for short-term borrowings of a similar amount. See "Proposal No. 1--The Merger--Loan Agreement." Borrowings under each such credit arrangements are secured by the Company's assets and require the payment of interest on the outstanding principal balances at an annual rate of prime plus 2%. As of September 30, 1996, the Company had utilized $0.8 million of the amount available under the bank line of credit agreement in connection with the issuance of the letter of credit discussed above, and no amounts were outstanding under the agreement with CUC International.

     In the event the proposed Merger is not consummated, the lending agreement with CUC International will terminate by its terms. The revolving credit arrangements with the bank will expire in April 1997. As of September 30, 1996, the Company was not in compliance with certain covenants contained in its line of credit arrangement with the bank; a waiver of such events of non-compliance has been granted through January 31, 1997. Management believes it will be able to obtain further waivers, if necessary, and extend the term of the line of credit agreement or, if unable to do so, to obtain replacement financing under substantially similar terms. However, no assurances can be given that management would be successful in obtaining such waiver, extension or replacement financing.

IMPACT OF NEW ACCOUNTING STANDARDS

     In March 1995, the Financial Accounting Standards Board issued Statement No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS 121 will become effective for the year ending March 31, 1997. The Company has studied the implication of SFAS 121 and, based upon its initial evaluation, does not believe the adoption of this Statement will have a material impact on its financial condition or results of operations.

     In October 1995, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", which will be effective for the Company beginning April 1, 1997. SFAS 123 requires expanded disclosures on stock-based compensation arrangements with employees and encourages, but does not require, compensation costs to be measured based upon the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 for its stock-based compensation awards and will disclose the pro forma effect on its results of operations.

IMPACT OF INFLATION

     The Company does not believe that inflation will have a significant impact on its results of operations or financial condition.

                             PRINCIPAL STOCKHOLDERS

THE COMPANY

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of Company Shares as of [September 30, 1996] by (i) each person (or group of affiliated persons) who is known by the Company to beneficially own more than 5% of any class of the Company's capital stock, (ii) each of the Company's directors and executive officers and (iii) the Company's directors and executive officers as a group.

                                                        COMMON STOCK                         PREFERRED STOCK
                                            -------------------------------------   ---------------------------------
                                                                                       NUMBER OF
            5% STOCKHOLDERS,                NUMBER OF SHARES         PERCENT            SHARES            PERCENT
          DIRECTORS, EXECUTIVE                BENEFICIALLY         BENEFICIALLY      BENEFICIALLY       BENEFICIALLY
   OFFICERS AND DIRECTORS AS A GROUP            OWNED(1)           OWNED(1)(2)         OWNED(1)         OWNED(1)(2)
--------------------------------------     -----------------     ----------------   --------------    ---------------
Entities Affiliated with Mayfield                         -                 *          1,747,702             13.52%
 Ventures
2800 Sand Hill Road
Menlo Park, CA 94025

Mohr, Davidow Ventures III, L.P.                          -                 *          3,137,722             24.28%
3000 Sand Hill Road
Bldg. 1, Ste. 240
Menlo Park, CA 94025

Random House, Inc.                                        -                 *          2,216,940             17.16%
201 E. 50th St., 12th Flr.
New York, NY 10022

Steven Spielberg (3)                              1,645,487             15.53%           354,306              2.74%
c/o Sanders, Barnett, Goldman,
Simons & Mosk
1901 Avenue of the Stars
Suite 850
Los Angeles, California  90067

William T. Gross                                    996,749             11.14%         1,456,749             11.27%
Chairman of the Board
Knowledge Adventure, Inc.
1311 Grand Central Avenue
Glendale, CA  91201

Lawrence Gross(4)                                 1,380,000             14.92%           275,000              2.08%
President, Chief Executive Officer and
 Director
Knowledge Adventure, Inc.
1311 Grand Central Avenue
Glendale, CA  91201

Gerald Breslauer                                          -                 *                  -                 *
Director

Jon Feiber(5)                                             -                 *          3,137,722             24.28%
Director
Mohr, Davidow Ventures III, L.P.
3000 Sand Hill Road
Bldg. 1, Ste. 240
Menlo Park, CA 94025

Michael Levinthal(6)                                      -                 *          1,747,702             13.52%
Director
Entities Affiliated with Mayfield
 Ventures
2800 Sand Hill Road
Menlo Park, CA 94025

William Lohse                                       806,749              9.02%           806,749              6.24%
Director
c/o Brobeck, Phleger & Harrison
1301 Avenue of the Americas
New York, New York  10019

Alberto Vitale(7)                                         -                 *          2,216,940             17.16%
Director
Random House, Inc.
201 E. 50th St., 12th Flr.
New York, NY 10022

Jay A. Gordon                                       125,000              1.40%                 -                 *
Vice President of Sales

Robert Wrubel                                       200,000              2.19%                 -                 *
Vice President, Development

Barton Listick                                      609,000              6.80%                 -                 *
Vice President, Development
Knowledge Adventure, Inc.
1311 Grand Central Avenue
Glendale, CA  91201

George Lichter                                      125,000              1.39%                 -                 *
Vice President, Business Development
 and Legal Affairs

Jay Meschel                                         100,000              1.12%                 -                 *
Acting Chief Financial Officer

Marcee Kleinman (8)                                 160,000              1.79%                 -                 *
Vice President of Operations

All executive officers and directors as           4,502,498             47.49%         9,640,862             73.05%
 a group (13 persons)

*  Less than 1.0%
____________________

(1) Except as otherwise indicated in the other footnotes to the table, the information provided in the table is based upon information furnished to the Company by the persons named therein. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the Company Shares shown as beneficially owned by them.

(2) Percentage ownership reflected in the table is based on 8,947,017 shares of Company Common Stock and 12,922,688 shares of Company Preferred Stock outstanding on [September 30, 1996], calculated on an as-converted basis. The ownership of shares of Company Preferred Stock is expressed on an as-converted basis, and, consequently, the number of shares of Series D Preferred Stock and Series E Preferred Stock reflected in the table include anti-dilution adjustments pursuant to Article IV, Section 5(e) of the Restated Certificate of Incorporation of the Company of 1.02757-to-1 and 1.00223-to-1, respectively. The number of shares of Company Common Stock and Company Preferred Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within 60 days of [September 30, 1996]. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage owned by the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)  Includes options to purchase 1,645,487 shares of Company Common Stock.

(4) Includes options to purchase 300,000 shares of Company Common Stock and 275,000 shares of Series A Preferred Stock. Also includes 110,000 shares of Company Common Stock held by Lawrence Gross as custodian for a family member for which Mr. Gross disclaims beneficial ownership.

(5) Includes 3,137,722 shares of Company Preferred Stock held by funds affiliated with Mohr, Davidow Ventures. Mr. Feiber is a General Partner of Mohr, Davidow Ventures and disclaims beneficial ownership of shares held by funds affiliated with Mohr, Davidow Ventures except to the extent of his pecuniary interest.

(6) Includes 1,747,702 shares of Company Preferred Stock held by funds affiliated with Mayfield Venture Partners. Mr. Levinthal is a General Partner of Mayfield Venture Partners and disclaims beneficial ownership of shares held by funds affiliated with Mayfield Venture Partners except to the extent of his pecuniary interest.

(7) Includes 2,216,940 shares of Company Preferred Stock held by Random House, Inc.. Mr. Vitale is the Chairman of Random House, Inc. and disclaims beneficial ownership of shares held by Random House.

(8)  Marcee Kleinman is the sister of Lawrence S. Gross and William T. Gross.

     None of the current executive officers or directors of the Company will serve as an executive officer or director of CUC International.

CUC INTERNATIONAL

     CUC International is not aware of any person who owns, as of December 1, 1996, more than 5% of the outstanding shares of CUC Common Stock.

                        MANAGEMENT OF CUC INTERNATIONAL

DIRECTORS AND EXECUTIVE OFFICERS OF CUC INTERNATIONAL

     The following table sets forth certain information regarding the current directors of CUC International:

                                                                                       Year First Appointed
                                                                                            or Elected               Year Term
                                                                                           to the Board               Expires
Name                            Principal Occupation & Other Directorships     Age     --------------------          ---------
----                            ------------------------------------------     ---
 Walter A. Forbes               Mr. Forbes has been Chairman of CUC             54            1974                      1997
                                International's Board of Directors
                                since 1983 and its Chief Executive
                                Officer since 1976, and was CUC
                                International's President between 1982
                                and May 1991.  Mr. Forbes is a director
                                of Sierra and NFO Research, Inc.

 E. Kirk Shelton                Mr. Shelton has been President of CUC           41            1995                      1998
                                International since May 1991, Chief
                                Operating Officer of CUC International
                                since 1988 and Executive Vice President
                                of CUC International from 1984 to 1991.

 Christopher K. McLeod          Mr. McLeod has been an Executive Vice           41            1995                      1999
                                President of CUC International since
                                1986, a member of the Office of the
                                President of CUC International since
                                1988 and served as President of CUC
                                International's Comp-U-Card Division
                                between 1988 and August 1995.

 Robert M. Davidson             Mr. Davidson has been a Vice Chairman           52            1996                      1998
                                and a director of CUC International
                                since July 1996, when CUC International
                                acquired Davidson.  In addition, Mr.
                                Davidson is the Chief Executive Officer
                                and a director of Davidson, and is the
                                Chairman and Chief Executive Officer of
                                CUC Software.  Prior to joining CUC
                                International, Mr. Davidson was the
                                Chairman of the Board and Chief
                                Executive Officer of Davidson.  He
                                joined Davidson as an employee in 1989
                                and served as Secretary of Davidson
                                from 1984 to 1996.

 Janice G. Davidson             Ms. Davidson has been the President of          52            1996                      1997
                                Davidson and a director of CUC
                                International since July 1996, when CUC
                                International acquired Davidson.  Prior
                                to joining CUC International, Ms.
                                Davidson was the President and a
                                director of Davidson since she founded
                                Davidson in 1982.

 Kenneth A. Williams            Mr. Williams has been a Vice Chairman           42            1996                      1999
                                and a director of CUC International
                                since July 1996, when CUC International
                                acquired Sierra.  He is also a member
                                of the Office of the President of CUC
                                International.  In addition, Mr.
                                Williams is the Chief Executive Officer
                                and a director of Sierra.  Prior to
                                joining CUC International, Mr. Williams
                                was the Chairman of the Board and Chief
                                Executive Officer of Sierra.

 Bartlett Burnap                Mr. Burnap is an independent investor.          64            1976                      1997
                                Since 1978, he has been President of
                                the Ralph J. Weiler Foundation, a
                                charitable foundation.  Since 1981, he
                                has been President of CIB Associates, a
                                venture capital firm.  Mr. Burnap was
                                Chairman of the Board of Directors of
                                CUC International between 1976 and 1983.

 Stephen A. Greyser             Mr. Greyser is a professor of marketing         61            1984                      1998
                                at the Harvard Business School, on
                                whose faculty he has served for over 25
                                years.  He also serves as a director of
                                Edelman Worldwide (a public relations
                                firm) and Opinion Research Corporation
                                and is a past Vice Chairman of the
                                Public Broadcasting Service.

 Burton C. Perfit               In 1986, Mr. Perfit retired from Jack           67            1982                      1998
                                Eckerd Corporation after fifteen years
                                of service.  Mr. Perfit became a Senior
                                Vice President of Eckerd in 1980 and
                                served as such until 1986.

 Robert P. Rittereiser          Mr. Rittereiser is Chairman and Chief           57            1982                      1997
                                Executive Officer of Gruntal Financial
                                Corp., an investment services firm based in
                                New York City. He is Chairman of Yorkville
                                Associates Corp., a private investment
                                and financial concern formed in April
                                1989. He served as a Trustee of the DBL
                                Liquidating Trust from April 1992 until
                                April 1996. He served as a Director in 1990,
                                as Chairman in November 1992 and President
                                and Chief Executive Officer from March 1993
                                until February 1995 of Nationar Inc., a banking
                                services corporation.(1) He is Director of
                                Ferrofluidics Corporation, Interchange
                                Financial Services Corp. and Wallace Computer
                                Services, Inc.

------------------
(1) On February 6, 1995, the Acting Superintendent of Banks of the State of New York filed a petition to take over the business of such corporation and the New York State Banking Department has since been liquidating the assets of such corporation.

 T. Barnes Donnelley            Mr. Donnelley is, and has been for at           62            1977                      1999
                                least the past five years, an
                                independent investor.

 Stanley M. Rumbough, Jr.       Mr. Rumbough is, and has been for at            76            1976                      1999
                                least the past five years, an
                                independent investor and is a director
                                of International Flavors and
                                Fragrances, Inc.

          The following table sets forth certain information regarding the current executive officers of CUC International:

                 Name                               Age   Position and Period Served
                 ----                               ---   --------------------------
                 Walter A. Forbes                    54   Chairman of the Board of Directors of
                                                          CUC International since 1983, Chief
                                                          Executive Officer since 1976 and
                                                          President from 1982 to May 1991.

                 E. Kirk Shelton                     41   President of CUC International since
                                                          May 1991, Chief Operating Officer since
                                                          1988 and Executive Vice President from
                                                          1984 to May 1991.

                 Christopher K. McLeod               41   Executive Vice President of CUC
                                                          International since 1986, member of the
                                                          Office of the President since 1988 and
                                                          President of CUC International's
                                                          Comp-U-Card Division from 1988 to
                                                          August 1995.

                 Cosmo Corigliano                    37   Senior Vice President of CUC
                                                          International since 1991, Chief
                                                          Financial Officer of CUC International
                                                          since February 1, 1995 and Controller
                                                          of CUC International from 1984 through
                                                          January 1995.

                 Amy N. Lipton                       42   Senior Vice President and General
                                                          Counsel of CUC International since
                                                          1990, Vice President and General
                                                          Counsel of CUC International since 1987.

     All executive officers of CUC International are appointed at the annual meeting or interim meetings of the Board of Directors of CUC International.
Each executive officer is appointed by the Board to hold office until his or her successor is duly appointed and qualified.

EXECUTIVE COMPENSATION

     For certain information concerning the executive compensation of the directors and executive officers of CUC International, see the CUC International 10-K which is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning certain relationships and related transactions with respect to the directors and executive officers of CUC International other than Robert M. Davidson, Janice G. Davidson and Kenneth A. Williams, see the CUC International 10-K which is incorporated herein by reference. The following sets forth information concerning certain relationships and related transactions with respect to Mr. Davidson, Ms. Davidson and Mr. Williams:

     Registration Rights.

     In connection with the Davidson Acquisition, CUC International entered into a registration rights agreement (the "Davidson Registration Rights Agreement") with Robert M. Davidson, Janice G. Davidson and certain related parties (Mr. and Mrs. Davidson and such related parties are hereinafter referred to herein as the "Davidsons"). As more fully discussed below, the Registration Rights Agreement entitles the Davidsons to effect the registration of the shares they received pursuant to the Davidson Acquisition, including those shares received by the Davidsons in connection with the sale of certain real property owned by them to a wholly owned subsidiary of CUC International.

       Demand Registration. Pursuant to the Registration Rights Agreement, CUC International agreed, among other things, that at any time, and from time to time, commencing on July 24, 1996 (the "Davidson Effective Date") and ending on July 24, 2002 (such six-year period, the "Davidson Effective Period"), upon the written request of the Davidsons requesting that CUC International effect the registration under the Securities Act of Registrable Securities (as defined in the Registration Rights Agreement) which, in the aggregate, constitute at least 3,000,000 shares of CUC Common Stock, CUC International will use its best efforts to register under the Securities Act (a "Demand Registration"), as expeditiously as may be practicable, the Registrable Securities which CUC International has been requested to register, all to the extent requisite to permit the disposition of such Registrable Securities in accordance with the methods intended by the Davidsons; provided that (A) the Davidsons may not exercise a Demand Registration within three months of the effective date of any registration statement covering equity securities of CUC International (other than on Form S-4 or Form S-8 or any successor or similar registration form) and (B) CUC International will not be required to effect any Demand Registration if CUC International reasonably determines that the sale of the Registrable Securities would be likely to cause the Davidson Acquisition not to be accounted for as a "pooling-of-interests."

       Pursuant to the Demand Registration rights of the Davidsons, CUC International filed a registration statement covering the resale of CUC Common Stock issued by CUC International in connection with a certain acquisition, which registration statement was declared effective by the Commission on September 18, 1996. In connection therewith, CUC International waived the condition described in clause (A) above in order to allow the Davidsons to exercise the Demand Registration to which such offering related.

       Pursuant to the Registration Rights Agreement, CUC International also may defer the filing or effectiveness of any registration statement related to a Demand Registration for a reasonable period of time not to exceed 90 days after such request if (A) CUC International is, at such time, conducting an underwritten public offering of CUC Common Stock and is advised by the managing underwriter(s) that such offering would be adversely affected by such filing or (B) CUC International determines, in its good faith and reasonable judgment, that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving CUC International; provided, however, with respect to clauses (A) or (B) above, that CUC International is not entitled to postpone such filing or effectiveness if, within the preceding 12 months, it has effected two postponements, and following such postponements the Registrable Securities to be sold pursuant to the postponed registration statements were not sold (for any reason); and provided further, that during the period commencing on the Davidson Effective Date and ending 120 days thereafter, CUC International may not defer the filing or effectiveness of the first Demand Registration requested for more than 30 days.

       Incidental ("Piggyback") Registration. CUC International has further agreed that if at any time it proposes to register shares of CUC Common Stock under the Securities Act for its own account (other than a registration on Form S-4 or Form S-8, or any successor or similar registration form) in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will promptly give written notice to the Davidsons of its intention to do so and will use its best efforts to include in the proposed CUC International registration all Registrable Securities that CUC International is requested in writing to register by the Davidsons.

     Directorships. Immediately following the Davidson Acquisition and the Sierra Acquisition, CUC International increased the size of its Board of Directors by three directors and caused Robert M. Davidson, Janice G. Davidson and Kenneth A. Williams to be appointed to the Board of Directors of CUC International for initial ierms expiring two years, one year and three years, respectively, following the date of the Company's first annual meeting of stockholders next following February 19, 1996, and further caused each of Mr. Davidson and Mr. Williams to be elected as a Vice Chairman of the Board of Directors of CUC International. From and after the Davidson Effective Date, and for so long as Mr. and Mrs. Davidson collectively beneficially own (as such term is defined in Section 13 of the Exchange Act and the rules and regulations thereunder) 25% of the shares of CUC Common Stock received by them in the Davidson Acquisition, the Company has agreed to cause at least one of the Davidsons to be included in the slate of nominees for election to the Board of Directors of CUC International at each annual meeting of holders of CUC Common Stock and at any special meeting of such holders at which Directors are to be elected (unless one of the Davidsons is then a member of a director class whose term does not expire at such meeting).

     Employment and Noncompetition Agreements.

     In connection with the Davidson Acquisition, the Davidsons entered into separate employment and noncompetition agreements with CUC International.

     Pursuant to his employment agreement with CUC International, Mr. Davidson serves (i) as a Vice Chairman of the CUC International Board and as Davidson's Chief Executive Officer and a director of Davidson and (ii) as a director, Chairman and Chief Executive Officer of CUC International's educational and entertainment software division, and is responsible for the overall management of Davidson and CUC International's educational and entertainment software division. Pursuant to her employment agreement with CUC International, Mrs. Davidson serves as Davidson's President and as a director of Davidson, and serves as a director of CUC International's educational and entertainment software division. The term of each of the Davidsons' employment continues through July 24, 1999, subject to extension or termination as provided in their agreements. The Davidsons are eligible for discretionary annual incentive compensation awards and are entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of CUC International are eligible under any plan or program now in effect or later established by CUC International for salaried employees generally.

     The non-competition agreements with the Davidsons provide that, until July 24, 2001, without the prior written approval by the Board of Directors of CUC International, the Davidsons must abstain from (i) engaging in competition, or directly or indirectly owning or holding a proprietary interest in or being employed by, or consulting with or receiving compensation from, any party which competes in any way or manner with the business of Davidson or any of its subsidiaries, as such business or businesses may be conducted from time to time;
(ii) soliciting any clients of Davidson or any of its subsidiaries for any business of Davidson or any of its subsidiaries or discussing with any employee of CUC International or any of its affiliates information or operations of any business intended to compete with CUC International or any of its affiliates; and (iii) soliciting or inducing any person who is an employee of Davidson or any of its subsidiaries to terminate any relationship such person may have with Davidson or any of its subsidiaries. In addition, the Davidsons have agreed that during such period, they will not directly or indirectly engage, employ or compensate, or cause or permit any person with whom they may be affiliated to engage, employ or compensate, any employee of CUC International or any of its affiliates.

     In connection with the Sierra Acquisition, Mr. Williams entered into employment and noncompetition agreements with CUC International.

     Pursuant to his employment agreement with CUC International, Mr. Williams
(i) is a member of the Board of Directors of CUC International and serves as a Vice Chairman of such Board, and is a member of the Office of the President of CUC International, and (ii) continues to serve as a director and the Chief Executive Officer of Sierra and reports to the President of CUC International. The term of his employment continues for a period of 36 months, subject to extension or termination as provided in the agreement. Mr. Williams is eligible for discretionary annual incentive compensation awards and is entitled to participate in all compensation or employee

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

benefit plans or programs and receive all benefits and perquisites for which salaried employees of CUC International are eligible under any plan or program now in effect or later established by CUC International for salaried employees generally.

     The non-competition agreement with Mr. Williams provides, among other things, that, from the date of the closing of the Sierra Acquisition to the third anniversary thereof, he will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of Sierra or any of its subsidiaries or in any way injuring the interests of Sierra or any of its subsidiaries and, without the prior written approval of the Board of Directors of CUC International, he will not engage in competition, or directly or indirectly own or hold a proprietary interest in or be employed by, or consult with or receive compensation from, any party which competes, in any way or manner with the business of CUC International or any of its subsidiaries.

     Real Property Agreement. Pursuant to a certain agreement dated July 23, 1996, Mr. and Mrs. Davidson sold to a subsidiary of CUC International, simultaneously with the closing of the Davidson Acquisition, certain real property then owned by them and leased to Davidson. The purchase price was paid by delivery of 221,799 shares of CUC Common Stock, which shares constitute Registrable Securities pursuant to the Registration Rights Agreement.

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

                        COMPARISON OF STOCKHOLDER RIGHTS

     The rights of the stockholders of the Company are governed by the Restated Certificate of Incorporation of the Company (the "Company's Certificate"), its Bylaws (the "Company's Bylaws") and the DGCL. The rights of the stockholders of CUC International are governed by the Restated Certificate of Incorporation of CUC International ("CUC International's Certificate"), its By-Laws ("CUC International's By-Laws") and the DGCL. After the Effective Time, the rights of the stockholders of the Company who become CUC stockholders will be governed by CUC International's Certificate, CUC International's By-Laws and the DGCL. In most respects, the rights of the respective stockholders of the Company and CUC International are similar because the Company and CUC International are each governed by the DGCL. The following is a summary of the material differences between the rights of the Company's stockholders and the CUC International's stockholders under the Company's Certificate and Bylaws and CUC International's Certificate and By-Laws, respectively, and is qualified in its entirety by such documents.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     The authorized capital stock of CUC International consists of 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding, and 600,000,000 shares of CUC Common Stock, of which approximately 397,000,000 shares were issued and outstanding as of December 1, 1996.

     The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 30,000,000 shares of Company Preferred Stock, of which there are six outstanding series as more fully described under "--Preferred Stock--The Company" below. As of [September 30, 1996], there were 8,947,017 shares of Company Common Stock outstanding held of record by approximately 240 stockholders, and 12,908,940 shares of Company Preferred Stock outstanding held of record by approximately 33 stockholders.

COMMON STOCK

     Holders of CUC Common Stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of CUC Common Stock are not entitled to vote cumulatively for the election of directors. Holders of CUC Common Stock have no redemption, conversion, preemptive or other subscription rights. There are no sinking fund provisions relating to the CUC Common Stock. In the event of the liquidation, dissolution or winding up of CUC International, holders of CUC Common Stock are entitled to share ratably in all of the assets of CUC International, if any, remaining after satisfaction of the debts and liabilities of CUC International. The outstanding shares of CUC Common Stock are, and the shares of CUC Common Stock to be issued to the Company's stockholders in the Merger will be, upon payment therefor as contemplated therein, validly issued, fully paid and nonassessable.

     Holders of Company Common Stock are entitled to one vote per share upon such matters and in such manner as may be provided by law. Subject to preferences that may be applicable to any outstanding Company Preferred Stock, the holders of Company Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. As described more fully below under "--Preferred Stock--The Company--Liquidation Preference," in the event of liquidation, dissolution or winding up of the Company (which includes the Merger), the holders of Company Common Stock are entitled to share ratably with the holders of Company Preferred Stock in all assets remaining after the payment of liabilities and the liquidation preference rights of the holders of Company Preferred Stock. The Company Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Company Common Stock. All outstanding shares of Company Common Stock are fully paid and non-assessable.

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

PREFERRED STOCK

     CUC International

     The Board of Directors of CUC International is authorized, subject to certain limitations prescribed by law, to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, rights, qualifications, limitations or restrictions of any such class or series. The rights of holders of CUC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of CUC International. CUC International has no current plans to issue shares of preferred stock.

     The Company

     The Company Preferred Stock has been divided into six series as follows:
5,000,000 shares are designated Series A Preferred Stock, 3,253,754 of which were issued and outstanding as of the Record Date; 2,764,096 shares are designated Series B Preferred Stock, all of which were issued and outstanding as of the Record Date; 3,634,412 shares are designated Series C Preferred Stock, all of which were issued and outstanding as of the Record Date; 321,942 shares are designated Series D Preferred Stock, all of which were issued and outstanding as of the Record Date; 2,186,053 shares are designated Series E Preferred Stock, all of which were issued and outstanding as of the Record Date; and 800,000 shares are designated Series F Preferred Stock, 748,683 of which were issued and outstanding as of the Record Date.

     Liquidation Preference.
     ----------------------

     In the event of any liquidation, dissolution or winding up of the Company (which includes the Merger), the holders of Company Shares are entitled to receive the following amounts in the following order of priority:

     (i) First, holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are entitled to receive an amount per share equal to $0.8885, $2.4213, $6.2123, $5.0319 or $4.6749, respectively, plus any declared but unpaid dividends on such share;

     (ii) Second, holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive amounts per share equal to $3.0656 and $1.5328, respectively, plus any declared and unpaid dividends on such shares of Series A Preferred Stock;

     (iii) Third, holders of Series A Preferred Stock are entitled to receive an amount per share equal to $1.777; and

     (iv) Finally, the remaining assets of the Company available for distribution are distributed pro rata among the holders of shares of Company Preferred Stock and Company Common Stock on an as-converted basis. See "Proposal No. 2--The Charter Clarification."

     Dividends.
     ---------

     Subject to the preferences of any outstanding Company Preferred Stock, holders of Company Preferred Stock are entitled to receive ratably such noncumulative dividends, at the same time and on the same basis, as holders of Company Common Stock when, as and if declared by the Company Board.

     Redemption.
     ----------

     The holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock may elect to have their shares redeemed, and, upon such election, the Company is obligated to redeem, out of funds legally available therefor, on each of June 30, 1997, June 30, 1998, June 30, 1999 and June 30, 2000 (each of which is hereinafter referred to as a "Redemption Date") one-fourth of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each holder thereof . The Redemption Dates are intended to provide four separate opportunities for holders of Company Preferred Stock to elect a redemption. The Company would effect such redemption by paying in cash a sum per share equal to:

     (i) $0.8885 for each share of Series B Preferred Stock plus all declared but unpaid dividends on such share;

     (ii) $2.4213 for each share of Series C Preferred Stock plus all declared but unpaid dividends on such share;

     (iii) $6.2123 for each share of Series D Preferred Stock plus all declared but unpaid dividends on such share;

     (iv) $5.0319 for each share of Series E Preferred Stock plus all declared but unpaid dividends on such share; and

     (v) $4.6749 for each share of Series F Preferred Stock plus all declared but unpaid dividends on such share.

     Notwithstanding the redemption obligations of the Company set forth above, the Company is under no obligation to make any redemption payment on a Redemption Date if it receives a waiver of such obligation on the fifth day preceding such Redemption Date from holders of at least 66-2/3% of the then outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting together on an as-converted basis).

     Conversion.
     ----------

     At the option of the holder, each share of Company Preferred Stock may be converted at any time and from time to time into one share of Company Common Stock, subject to adjustment for, among other things, stock splits, stock dividends and issuances of additional shares of Common Stock and securities convertible into Company Common Stock at a per share price less than the original issue price of such share of Company Preferred Stock. In addition, each share of Company Preferred Stock shall automatically be converted into Company Common Stock upon the vote of 66-2/3% of the then outstanding Series B, Series C, Series D, Series E, and Series F Preferred Stock or upon the sale of the Company Common Stock in a firm commitment underwritten public offering in which the offering price is not less than $6.2123 per share, subject to adjustment, and $7.5 million in the aggregate.

     Voting.
     ------

     In general, the holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is entitled to the number of votes equal to the number of shares of Company Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock could be converted as of the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken, such vote to be counted together with all other shares of stock of the Company having general voting power and not separately as a class., on all matters on which holders of Company Common Stock are entitled to vote and as otherwise provided by law. See "--Directors--Election," below for information regarding the election of directors.

     Protective Provisions.
     ---------------------

     The protective provisions of the Company's Certificate require that the Company obtain the approval of the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting together as a single class and on an as-converted basis, and subject to the last paragraph of this subsection) to:

     (i) amend the charter or bylaws of the Company to change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

     (ii) increase the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

     (iii) authorize or issue shares of any class or Series of stock having any preference as to dividends, liquidation preferences, or voting rights, superior to any such preference or priority of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

     (iv) reclassify any shares of capital stock of the corporation into shares having any preference or priority as to dividends, liquidation preferences, or voting rights, superior to any such preference or priority of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

     (v)   pay any dividends on the Company Common Stock;

     (vi) repurchase, acquire, or retire any shares of Company Common Stock, other than pursuant to the terms of any agreement approved by the Company Board between the Company and any stockholder, employee, director, officer, consultant or vendor; or

     (vii) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of.

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

     For the purposes of voting on these matters, each share of Series D Preferred Stock shall be deemed to be convertible into six shares of Company Common Stock. In addition, the Company may not increase the authorized number of shares of Series D Preferred Stock without the approval of the holders of 66-2/3% of the outstanding shares of Series D Preferred Stock.

DIRECTORS

     Number. Under DGCL, the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. CUC International's Certificate does not fix the number of directors and, as a result, the Board of Directors of CUC International, acting without stockholder approval, may change such number in the manner provided in CUC International's By-Laws. CUC International's By-Laws currently provide that the Board cannot be fixed at less than three directors. The Board of Directors of CUC International currently has 12 members. See "Management of CUC International."

     The Company's Certificate also does not fix the number of directors and, as a result, the Company Board, acting without stockholder approval, may change such number in the manner provided in the Company's Bylaws. The Company's Bylaws currently provide that the Company Board shall not be less than five nor more than seven directors. The Company Board currently has seven members.

     Classified Board. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. The DGCL permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. CUC International's By-Laws provide for a classified board which is divided into three classes serving staggered terms of office, with one class of director elected annually. The Company does not have a staggered board.

     Election. In an election of directors, the holders of all CUC Common Stock vote together as a single class for the election of directors whose terms expire at the annual election of directors.

     In an election of directors to the Company Board, the Company's Certificate provides that, with respect to each of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as long as a majority of the shares of such Series originally issued remain outstanding, the holders of such Series will be entitled to elect one (1) director of the Company at each annual election of directors. The Company's Certificate further provides that holders of outstanding Company Common Stock and Series A Preferred Stock, voting together as a single class and on an as-converted basis, will be entitled to elect two (2) directors of the Company at each annual election of directors. Finally, the holders of all shares of Company Preferred Stock and Company Common Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect any remaining directors of the Company.

     Removal. CUC International's Certificate and By-Laws provide that any and all directors may be removed, with or without cause, by the affirmative vote of holders of at least 80% of the combined voting power of the outstanding shares of stock entitled to vote for the election of directors. The Company's Certificate provides that a director elected by the holders of a class or series of stock may be removed during their term of office, with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, and any vacancy created by such removal may be filled by the holders of that class or series of stock.

     Indemnification of Directors and Officers. CUC International's By-Laws provide that the corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the DGCL any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative The Company's Certificate and Bylaws provide that the Company shall, to the fullest extent authorized under the DGCL, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Company.

The Company Board, in its discretion, has the power under the Company's Certificate and Bylaws on behalf of the Company to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he is or was an officer or employee of the Company. The Company has entered into indemnification agreements with its directors and officers containing provisions that may require the Company to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers.

AMENDMENTS TO CHARTERS

     CUC International's Certificate requires the approval of the holders of at least 80% of the outstanding shares of stock entitled to vote to amend provisions of CUC International's Certificate relating to the following: (i) the number, election, term and nomination of directors and newly created directorships, vacancies in directorships and removal of directors; (ii) certain business combinations; (iii) amendment of certain provisions of CUC International's By-Laws dealing with shareholder meetings and directors; (iv) shareholder action without a meeting. All other amendments to CUC International's Certificate must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

     Under the DGCL, except as provided below, amendments to the Company's Certificate must be approved by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, unless such amendments would increase or decrease the number of authorized shares or any class or series or the par value of such shares or would adversely affect the shares of such class or series, in which case a majority of the outstanding stock of such class or series would have to approve the amendment. The Company's Certificate requires the consent of the holders of at least 66-2/3% of the outstanding shares of Series B, Series C, Series D, Series E and Series F, voting together on an as-converted basis and with each share of Series D Preferred Stock deemed for the purposes of such consent to be convertible into six (6) shares of Company Common Stock, to amend the Company's Certificate to:

     (i) change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, any series of Company Preferred Stock;

     (ii) increase the authorized number of shares of any series of Company Preferred Stock;

     (iii) authorize or issue any shares of any class or series of stock having any preference as to dividends, liquidation preferences, or voting rights, superior to any such preference or priority of any series of Company Preferred Stock, excluding Series A Preferred Stock; or

     (iv) reclassify any shares of capital stock into shares having any preference or priority as to dividends, liquidation preferences, or voting rights, superior to any such preference or priority of any series of Company Preferred Stock, excluding Series A Preferred Stock.

     In addition, the Company may not amend its Certificate to increase the authorized number of shares of Series D Preferred Stock without first obtaining the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series D Preferred Stock.

AMENDMENTS TO BYLAWS

     Amendments to certain provisions of CUC International's By-Laws dealing with shareholder meetings and directors must be approved by at least 80% of the shares of outstanding stock entitled to vote thereon. The Company's Bylaws provide that the Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Company Board, when such power is conferred upon the Company Board by the Company's Certificate. The Company's Certificate provides that the Company Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Company's Bylaws.

QUORUM

     CUC International's By-Laws provide that a quorum for the purpose of a meeting of the holders of CUC Common Stock shall consist of not less than one-third of the issued and outstanding shares of stock of CUC International. The Company's Bylaws provide that the holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all stockholder meetings for the transaction of business.

VOTE REQUIRED FOR MERGER UNDER THE DGCL AND CERTAIN OTHER TRANSACTIONS

     Under the DGCL and CUC International's Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of the corporation's assets must be approved by the Board of Directors of CUC International and then adopted by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon. Under the DGCL and the Company's Certificate, an agreement of merger, consolidation, sale, lease, exchange or other disposal of all or substantially all of the Company's assets must be approved by the Company Board and then adopted by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon. In addition, as described above, the Company's Certificate provides that a merger or consolidation with another corporation or any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series B, Series C, Series D, Series E and Series F, voting together on an as-converted basis and with each share of Series D Preferred Stock deemed for the purposes of such vote to be convertible into six
(6) shares of Company Common Stock.

BUSINESS COMBINATION FOLLOWING A CHANGE OF CONTROL

     CUC International's Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to approve certain business combinations (including certain mergers, recapitalizations, and the issuance or transfer of securities of CUC International or a subsidiary having an aggregate fair market value of $10 million or more) involving CUC International or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either
(i) such business combination is approved by a majority of disinterested directors or (ii) the stockholders receive a "fair price" for their holdings and certain other procedural requirements are met. The Company's charter does not include such provision.

     Section 203 of the DGCL also prohibits certain business combinations between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested stockholder" for a period of three years following the time that such person became an "interested stockholder" without board approval, unless certain conditions are met and unless the certificate of incorporation contains a provision expressly electing not to be governed by such provisions. CUC International's charter does not contain such an election. A "business combination" includes mergers, sales of assets and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon the consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors or by certain employee stock plans).

CUMULATIVE VOTING

     Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless specifically provided for in the certificate of incorporation. Neither CUC International's Certificate nor the Company's Certificate contains such a provision.

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY CONSENT

     CUC International's Certificate and CUC International's By-Laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The Company's Certificate and Bylaws provide that special meetings of the stockholders may be called by the President, upon the written request of a majority of the members of the Company Board or upon the written request of stockholders owning at least ten percent (10%) of the outstanding voting shares of the Company.

     CUC International's Certificate provides that any action taken by stockholders must be effected at an annual or special meeting and may not be effected by written consent without a meeting. The Company's Certificate and Bylaws provide that any action that is required to be taken at any annual or special meeting of stockholders of the Company or any action that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                    EXPERTS

     The consolidated financial statements and schedule of CUC International appearing in the CUC International 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the years ended January 31, 1995 and 1994, are based in part on the report of Deloitte & Touche LLP, independent auditors of Advance Ross. The consolidated financial statements of CUC International included in its Current Report on Form 8-K filed with the Commission on September 17, 1996, have also been audited by Ernst & Young LLP, as set forth in their report included therein and incorporated herein by reference which, as to the years ended January 31, 1996, 1995 and 1994, are based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra and Advance Ross, KPMG Peat Marwick LLP, independent auditors of Davidson, and Price Waterhouse LLP, independent auditors of Ideon. The consolidated financial statements and schedule referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods and nine-month periods ended October 31, 1996 and 1995 incorporated by reference in this Proxy Statement/Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in CUC International's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996 (filed with the Commission on December 13, 1996) and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements included in the CUC International 10-K and CUC International's Current Report on Form 8-K filed with the Commission on September 17, 1996, have not been adjusted to give effect to the three-for-two stock split effected on October 21, 1996.

     The financial statements of the Company as of March 31, 1996, 1995 and 1994 and as of December 31, 1993, and for each of the two fiscal years ended March 31, 1996, the three months ended March 31, 1994 and the year ended December 31, 1993 included in this Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Ideon as of December 31, 1995 and 1994 and as of October 31, 1994 and for the year ended December 31, 1995, the two months ended December 31, 1994 and each of the two years in the period ended October 31, 1994, incorporated in this Proxy Statement/Prospectus by reference to CUC International's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedules of Davidson, incorporated in this Proxy Statement/Prospectus by reference to CUC International's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule of Sierra as of March 31, 1996 and 1995 and the three years in the period ended March 31, 1996, incorporated in this Proxy Statement/Prospectus by reference to CUC International's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule of Advance Ross as of December 31, 1994 and for the two years ended December 31, 1994, incorporated in this Proxy Statement/Prospectus by reference to the CUC International 10-K and CUC International's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of CUC International Common Stock to be issued in connection with the Merger will be passed upon for CUC International by Robert T. Tucker, Esq., Corporate Secretary of CUC International.

     The opinion of counsel as described under "Proposal No. 1--The Merger-- Certain Federal Income Tax Consequences," will be rendered by Gunderson Dettmer Stough Villeneuve Franklin and Hachigian LLP, which opinion is based on current law, certain information and certain representations.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Company Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              Lawrence S. Gross
                              President and Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

Knowledge Adventure

Report of Independent Accountants.......................................................   F-2

Balance Sheet at March 31, 1995 and 1996 and September 30, 1996 (unaudited).............   F-3

Statement of Operations for each of the two years in the period ended
March 31, 1996, the three month period ended March 31, 1994, the year ended December 31, 1994 and for the (unaudited)
six months ended September 30, 1995 and 1996...........................................    F-4

Statement of Changes in Shareholders' Equity for each of the two years in the period ended March 31, 1996, the three month period ended
March 31, 1994, the year ended December 31, 1993 and for
the (unaudited) six months ended September 30, 1996....................................    F-5

Statement of Cash Flows for each of the two years in the
period ended March 31, 1996, the three month period
ended March 31, 1994, the year ended December 31, 1994
and for the (unaudited) six months ended September 30, 1995 and 1996...................    F-7

Notes to Financial Statements...........................................................   F-8

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Board of Directors and Stockholders of Knowledge Adventure, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Knowledge Adventure, Inc. at March 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, the three month period ended March 31, 1994, and the year ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP
Costa Mesa, California
May 31, 1996

                           KNOWLEDGE ADVENTURE, INC.

                                 BALANCE SHEET
                                 -------------

                                                                                March 31,
                                                                          ---------------------         September 30,
                                                                          1996          1995                 1996
                                                                          ----          ----                 ----
                                                                                                          (Unaudited)
                                    ASSETS
                                    ------
Current assets:
 Cash and cash equivalents                                            $  2,049,000   $  3,209,000        $  1,388,000
 Short-term investments                                                                 2,954,000
 Trade accounts receivable, net (Note 3)                                 1,769,000        434,000           2,269,000
 Inventories, net (Note 4)                                                 677,000      1,204,000             669,000
 Accounts receivable, other                                                304,000         63,000              38,000
 Current employee receivables                                               87,000        172,000             105,000
 Prepaid expenses and other assets                                          53,000        164,000             587,000
                                                                      ------------   ------------        ------------

   Total current assets                                                  4,939,000      8,200,000           5,056,000

Noncurrent employee receivables, net (Note 5)                              174,000        206,000             186,000
Advance royalties                                                          248,000        359,000             688,000
Property and equipment, net (Note 6)                                     2,604,000      1,932,000           2,281,000
Intangible assets, net                                                     424,000        660,000             354,000
Other assets                                                               125,000        125,000             125,000
                                                                      ------------   ------------        ------------

                                                                      $  8,514,000   $ 11,482,000        $  8,690,000
                                                                      ============   ============        ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------
Current liabilities:
 Accounts payable                                                     $  2,786,000   $  2,331,000       $  3,534,000
 Accrued royalty expense                                                   506,000                           443,000
 Accrued advertising expense                                               512,000
 Other accrued expenses                                                    778,000        661,000          1,447,000
 Bank line of credit (Note 8)                                            1,006,000
 Deferred royalties and license fees                                       270,000        333,000
 Current portion of capital lease obligations (Note 7)                     366,000        235,000            387,000
 Current portion of note payable (Note 8)                                  140,000                           148,000
                                                                      ------------   ------------       ------------

   Total current liabilities                                             6,364,000      3,560,000          5,959,000
                                                                      ------------   ------------       ------------

Noncurrent portion of capital lease obligations (Note 7)                   717,000        638,000            582,000
Noncurrent portion of notes payable (Note 8)                               594,000                           518,000
Other noncurrent liabilities (Note 9)                                      746,000                           652,000

Commitments and contingencies (Note 7)

Stockholders' equity: (Notes 10, 12 and 13)
 Series A convertible preferred stock, $.0001 par value ($15,757,000
 liquidation preference), 3,253,755 shares issued and outstanding            1,000          1,000              1,000
 Series B convertible preferred stock, $.0001 par value ($6,693,000
 liquidation preference), 2,764,096 shares issued and outstanding            1,000          1,000              1,000
 Series C convertible preferred stock, $.0001 par value ($8,800,000
 liquidation preference), 3,634,412 shares issued and outstanding            1,000          1,000              1,000
 Series D convertible preferred stock, $.0001 par value ($2,000,000
 liquidation preference), 321,942 shares issued and outstanding              1,000          1,000              1,000
 Series E convertible preferred stock, $.0001 par value ($11,000,000
 liquidation preference), 2,186,053 shares issued and outstanding            1,000          1,000              1,000
 Series F convertible preferred stock, $.0001 par value ($3,500,000 liquidation preference), 800,000 shares authorized, 748,683 issued
 and outstanding                                                             1,000                             1,000
 Common stock, $.0001 par value, 50,000,000 shares authorized,
 8,557,568, 6,264,230 and 8,947,017 shares issued and outstanding            1,000          1,000              1,000
 Additional paid-in capital                                             30,332,000     25,606,000         30,573,000
 Common stock subscriptions receivable from related parties             (2,115,000)    (1,093,000)        (2,211,000)
 Accumulated deficit                                                   (28,131,000)   (17,235,000)       (27,390,000)
                                                                      ------------   ------------       ------------
  Total stockholders' equity                                                93,000      7,284,000            979,000
                                                                      ------------   ------------       ------------
                                                                      $  8,514,000   $ 11,482,000       $  8,690,000
                                                                      ============   ============       ============

    See accompanying notes to financial statements.

                           KNOWLEDGE ADVENTURE, INC.

                            STATEMENT OF OPERATIONS
                            -----------------------

                                                                  For the
                                      For the Year             Three Months      For the                For the Six
                                        Ended                     Ended         Year Ended           Months Ended
                                        March 31,                 March 31,     December 31,           September 30,
                                ----------------------------   -------------   -------------   -----------------------------
                                     1996           1995            1994           1993            1996             1995
                                -------------   ------------   -------------   -------------   --------------  -------------
                                                                                                        (Unaudited)

Net sales                       $ 16,401,000    $21,461,000    $  3,872,000    $  8,837,000     $ 11,575,000   $  6,073,000
Cost of goods sold                 7,811,000      8,281,000       1,309,000       3,337,000     $  2,089,000   $  5,520,000
                                ------------    -----------    ------------    ------------     ------------   ------------

Gross profit                       8,590,000     13,180,000       2,563,000       5,500,000        9,486,000        553,000

Expenses:
  Selling and marketing            7,709,000      9,086,000       1,428,000       4,393,000        3,657,000      4,167,000
  Research and development         7,289,000      7,627,000       1,021,000       2,763,000        3,378,000      3,971,000
  General and administrative       4,437,000      3,872,000       1,167,000       2,387,000        1,576,000      2,666,000
                                ------------    -----------    ------------    ------------     ------------   ------------

                                  19,435,000     20,585,000       3,616,000       9,543,000        8,611,000     10,804,000
                                ------------   ------------    ------------    ------------    -------------   ------------

Income (loss) from operations    (10,845,000)    (7,405,000)     (1,053,000)     (4,043,000)         875,000    (10,251,000)

Interest income                     (249,000)      (305,000)         15,000          71,000           87,000        157,000
Interest expense                     300,000         75,000          (6,000)         (5,000)        (221,000)       (84,000)
                                ------------    -----------    ------------    ------------     ------------   ------------

Net income (loss)               ($10,896,000)   ($7,175,000)    ($1,044,000)    ($3,977,000)    $    741,000   ($10,178,000)
                                ============   ============    ============     ===========     ============   ============

Net income (loss) per share           ($1.57)        ($1.21)         ($0.25)         ($0.61)    $       0.03         ($1.61)
                                ============    ===========    ============    ============     ============   ============

Weighted average number of
 shares outstanding                6,955,060      5,926,364       4,131,796       6,495,474       24,681,407      6,330,111
                                ============    ===========    ============    ============     ============   ============


                 See accompanying notes to financial statements.

                           KNOWLEDGE ADVENTURE, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------


                                                                Series A                 Series B                  Series C
                                     Common Stock           Preferred  Stock          Preferred Stock           Preferred Stock
                              ----------------------     ---------------------    ----------------------   ----------------------
                                Shares      Amount       Shares       Amount      Shares     Amount        Shares         Amount
                                ------      ------       ------       ------      ------     ------        ------         ------
Balance at
 December 31, 1992            6,953,716  $   407,000                              2,774,096   $2,465,000

Exercise of common
 stock options                  443,647       48,000

Repurchase of stock
 (Note 9)                      (989,077)     (65,000)                               (10,000)     (24,000)

Series C preferred
 stock issue                                                                                               3,634,412   $ 8,764,000

Compensation associated
 with stock option granted                    20,000

Recapitalization (Note 9)    (3,203,755)    (409,000)  3,203,755   $    1,000                 (2,440,000)               (8,763,000)

Costs associated with
 recapitalization

Exercise of common
 stock options                1,545,960

Net loss
                             ----------  -----------   ---------   ----------   ---------- ------------   -----------    ---------

Balance at
 December 31, 1993            4,750,491        1,000   3,203,755        1,000    2,764,096        1,000     3,634,412        1,000

Exercise of stock options        13,083                   10,000

Costs associated with
 recapitalization

Cancellation of common
 stock subscriptions           (945,372)

Compensation associated
 with stock options granted

Net loss
                             ----------  -----------   ---------   ----------   ---------- ------------   -----------    ---------

Balance at
 March 31, 1994               3,812,202  $     1,000   3,213,755   $    1,000    2,764,096 $      1,000     3,634,212   $    1,000
                             ==========  ===========   =========   ==========   ========== ============   ===========    =========

                                          Series D                    Series E                     Series F
                                      Preferred Stock              Preferred Stock              Preferred Stock
                                    Shares       Amount         Shares          Amount         Shares      Amount
                                   ---------   -----------   ------------   --------------   -----------   ------
Balance at
 December 31, 1992

Exercise of common
 stock options

Repurchase of stock
 (Note 9)

Series C preferred
 stock issue

Compensation associated
 with stock option granted

Recapitalization (Note 9)

Costs associated with
 recapitalization

Exercise of common
 stock options

Net loss
                                   ---------   -----------   ------------   --------------   -----------   ------

Balance at
 December 31, 1993

Exercise of stock options

Costs associated with
 recapitalization

Cancellation of common
 stock subscriptions

Compensation associated
 with stock options granted

Net loss
                                   ---------   -----------   ------------   --------------   -----------   ------
Balance at
 March 31, 1994
                                   =========   ===========   ============   ==============   ===========   ======

                               Additional       Common Stock
                                Paid-in         Subscriptions      Accumulated
                                Capital          Receivable          Deficit         Total
                               ----------        ----------          -------         -----
Balance at
 December 31, 1992                                                 ($2,709,000)    $   163,000

Exercise of common
 stock options                                                                          48,000

Repurchase of stock
 (Note 9)                                                           (2,330,000)     (2,419,000)

Series C preferred
 stock issue                                                                         8,764,000

Compensation associated
 with stock option granted                                                              20,000

Recapitalization (Note 9)        $11,611,000

Costs associated with
 recapitalization                    (44,000)                                          (44,000)

Exercise of common
 stock options                       618,000      (618,000)

Net loss                                                             (3,977,000)    (3,977,000)
                                  -----------    ---------         ------------     ----------

Balance at
 December 31, 1993                12,185,000      (618,000)          (9,016,000)     2,555,000

Exercise of stock options              2,000                                             2,000

Costs associated with
 recapitalization                    (66,000)                                          (66,000)

Cancellation of common
 stock subscriptions                (378,000)      378,000

Compensation associated
 with stock options granted            5,000                                             5,000

Net loss                                                             (1,044,000)    (1,044,000)
                                  ----------     ---------         ------------     ----------
Balance at
 March 31, 1994                  $11,748,000     $(240,000)        $(10,060,000)   $ 1,452,000
                                 ===========     =========         ============    ===========


      See accompanying notes to financial statements.

                           KNOWLEDGE ADVENTURE, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 --------------------------------------------

                                                                Series A                 Series B                  Series C
                                    Common Stock           Preferred Stock           Preferred Stock           Preferred Stock
                              ----------------------     ---------------------    ----------------------   ----------------------
                                Shares      Amount       Shares       Amount      Shares     Amount        Shares         Amount
                                ------      ------       ------       ------      ------     ------        ------         ------
Balance forward                  3,818,202  $1,000       3,213,755     $1,000      2,764,096  $1,000        3,634,412       $1,000

Series D preferred
 stock issued

Series E preferred
 stock issued

Exercise of stock
 options                         2,565,344                  40,000

Cancellation of
 common stock
 subscriptions                    (119,316)

Compensation
 associated with
 stock options granted

Net loss
                                 ---------  ------       ---------     ------      ---------  ------        ---------       ------
Balance at
 March 31, 1995                  6,264,230   1,000       3,253,755      1,000      2,764,096   1,000        3,634,412        1,000

Series F preferred
 stock issued

Exercise of stock
 options                         1,048,802

Cancellation of
 common stock
 subscriptions                    (105,464)

Common stock
 issued (Notes 9 and 10)         1,350,000

Net loss
                                 ---------  ------       ---------     ------      ---------  ------        ---------       ------

Balance at
 March 31, 1996                  8,557,568   1,000       3,253,755      1,000      2,764,096   1,000        3,634,412        1,000

Unaudited information:
 Exercise of stock options                 445,752

 Cancellation of
 common stock
 subscriptions                     (56,303)

Net income


Balance at
 September 30, 1996              8,947,017  $1,000       3,253,755     $1,000      2,764,096  $1,000        3,634,412       $1,000
                                 =========  ======       =========     ======      =========  ======        =========       ======

                                          Series D                    Series E                     Series F
                                      Preferred Stock              Preferred Stock              Preferred Stock
                                    Shares       Amount         Shares          Amount         Shares      Amount
                                   ---------   -----------   ------------   --------------   -----------   ------
Balance forward

Series D preferred
 stock issued                       321,942      $1,000

Series E preferred
 stock issued                                                 2,186,053       $1,000

Exercise of stock
 options

Cancellation of
 common stock
 subscriptions

Compensation
 associated with
 stock options granted

Net loss
                                    -------      ------       ---------       ------           -------     ------
Balance at
 March 31, 1995                     321,942      $1,000       2,186,053       $1,000

Series F preferred
 stock issued                                                                                  748,683     $1,000

Exercise of stock
 options

Cancellation of
 common stock
 subscriptions

Common stock
 issued

Net loss
                                    -------      ------       ---------       ------           -------     ------
Balance at
 March 31, 1996                     321,942       1,000       2,186,053        1,000           748,683      1,000

Unaudited information:
 Exercise of stock options

 Cancellation of
 common stock
 subscriptions

Net income
                                    -------      ------       ---------       ------           -------     ------

Balance at
 September 30, 1996                 321,942      $1,000       2,186,053       $1,000           748,683     $1,000
                                    =======      ======       =========       ======           =======     ======
                               Additional        Common Stock
                                Paid-in         Subscriptions      Accumulated
                                Capital          Receivable          Deficit         Total
                               ----------        ----------          -------         -----
Balance forward                $11,748,000       ($ 240,000)       ($10,060,000)    $ 1,452,000

Series D preferred
 stock issued                    1,980,000                                            1,981,000

Series E preferred
 stock issued                   10,894,000                                           10,895,000

Exercise of stock
 options                         1,017,000         (901,000)                           116,000

Cancellation of
 common stock
 subscriptions                     (48,000)          48,000

Compensation
 associated with
 stock options granted              15,000                                              15,000

Net loss                                                             (7,175,000)    (7,175,000)
                               -----------      -----------        ------------    -----------

Balance at
 March 31, 1995                 25,606,000       (1,093,000)        (17,235,000)     7,284,000

Series F preferred
 stock issued                    3,388,000                                           3,389,000

Exercise of stock
 options                           548,000         (232,000)                           316,000

Cancellation of
 common stock
 subscriptions                     (47,000)          47,000

Common stock
 issued                            837,000         (837,000)

Net loss                                                            (10,896,000)   (10,896,000)
                               -----------      -----------        ------------    -----------

Balance at
 March 31, 1996                 30,332,000       (2,115,000)        (28,131,000)        93,000

Unaudited information:
 Exercise of stock options         268,000         (123,000)                           145,000

 Cancellation of
 common stock
 subscriptions                     (27,000)          27,000

Net income                                                              741,000        741,000
                               -----------      -----------        ------------    -----------

Balance at
 September 30, 1996            $30,573,000      $(2,211,000)       $(27,390,000)   $   979,000
                               ===========      ===========        ============    ===========

                See accompanying notes to financial statements.

                            KNOWLEDGE ADVENTURE, INC.

                              STATEMENT OF CASH FLOWS
                             -----------------------
                                    (NOTE 13)

                                                                 For the Three     For the Year        For the Six
                                     For the Year Ended          Month Period        Ended             Months Ended
                                          March 31,             Ended March 31,    December 31,        September 30,
                                     ----------------------                                        ----------------------
                                     1996              1995       1994              1993           1996              1995
                                     ----              ----       ----              ----           ----              ----
                                                                                                          (Unaudited)
Cash flows from operating
 activities:
 Net income (loss)                ($10,896,000)     ($7,175,000)  ($1,044,000)    ($3,977,000)     $   741,000   $(10,178,000)
Adjustments to reconcile net
 income (loss) to net
 cash provided by operating
 activities:
   Depreciation and
    amortization                     1,390,000          886,000       236,000         205,000          592,000        751,000
   Writeoff of purchased
    software                         3,045,000                                                                      3,037,000
   Compensation expense
    associated with stock
    options granted                                      15,000         5,000          20,000
   Provision for losses on
    accounts receivable                250,000         (317,000)     (193,000)        483,000          162,000         87,000
   Provision for obsolete
    inventory                          120,000         (148,000)       16,000          65,000          397,000         17,000
   Provision for losses on
    employee receivables               228,000                                                         228,000
   Changes in assets and
    liabilities:
     Restricted cash                                    102,000       (67,000)        (35,000)
     Trade accounts
      receivable                    (1,585,000)         567,000     1,011,000      (1,519,000)        (662,000)    (2,068,000)
     Inventories                       407,000         (287,000)      195,000        (764,000)        (389,000)       133,000
     Current employee
      receivable                        85,000          138,000       (22,000)       (319,000)         (18,000)        78,000
     Accounts receivable,
      other                           (241,000)         (32,000)                                       266,000        213,000
     Prepaid expenses and
      other assets                     111,000           29,000      (124,000)        (40,000)        (534,000)       115,000
     Noncurrent employee
      receivables                     (196,000)        (106,000)                     (100,000)        (240,000)      (135,000)
     Advance royalties                 111,000         (288,000)        7,000         (36,000)        (440,000)       209,000
     Accounts payable                  455,000         (253,000)      (69,000)      1,483,000          748,000      2,094,000
     Accrued expenses                1,135,000           76,000                                         94,000        954,000
     Deferred royalties and
      license fees                     (63,000)         333,000       (21,000)        656,000         (270,000)       874,000
                                   -----------      -----------   -----------     -----------      -----------    -----------
     Net cash used for
      operating activities          (5,644,000)      (6,460,000)     (270,000)     (3,878,000)         675,000     (3,819,000)
                                   -----------      -----------   -----------     -----------      -----------    -----------

Cash flows from investing
 activities:
 Net change in short-term
  investments                        2,954,000       (2,954,000)                                                    2,954,000
 Change in other assets                                (125,000)
 Acquisition of property and
  equipment                           (286,000)        (664,000)     (282,000)       (712,000)        (177,000)      (580,000)
 Purchase of intangible
  assets                            (2,449,000)        (720,000)     (105,000)       (246,000)         (22,000)    (3,292,000)
                                   -----------      -----------   -----------     -----------      -----------    -----------

     Net cash provided by
      (used for)
      investing activities             219,000       (4,463,000)     (387,000)       (958,000)        (199,000)      (918,000)
                                   -----------      -----------   -----------     -----------      -----------    -----------

Cash flows from financing
 activities:
 Bank line of credit                 1,006,000       (1,000,000)    1,000,000                       (1,006,000)       718,000
 Principal payments under
  capital lease obligations           (360,000)        (113,000)       (5,000)         (2,000)        (114,000)       300,000
 Principal payments under
  note obligations                     (85,000)                                                       (162,000)       952,000
 Proceeds from sale of
  common stock                         316,000          116,000         2,000          48,000          145,000      3,431,000
 Proceeds from sale of
  preferred stock                    3,388,000       12,876,000                     8,764,000                           1,000

Repayment of stockholder                                                               (1,000)
Repayment of note payable to
 stockholder                                                                         (100,000)
Repurchase of common stock                                                         (2,395,000)
Repurchase of preferred stock                                                         (24,000)
Costs associated with
 recapitalization                                                     (66,000)        (44,000)
                                   -----------      -----------   -----------     -----------      -----------    -----------
   Net cash provided by
    financing activities             4,265,000       11,879,000       931,000       6,246,000       (1,137,000)     5,402,000
                                   -----------      -----------   -----------     -----------      -----------    -----------
Net decrease/increase in
 cash and cash equivalents          (1,160,000)         956,000       274,000       1,410,000         (661,000)       665,000

Cash and cash equivalents at
 beginning of period                 3,209,000        2,253,000     1,979,000         569,000        2,049,000      3,209,000
                                   -----------      -----------   -----------     -----------      -----------    -----------
Cash and cash equivalents at
 end of period                     $ 2,049,000      $ 3,209,000   $ 2,253,000     $ 1,979,000      $ 1,388,000    $ 3,874,000
                                   ===========      ===========   ===========     ===========      ===========    ===========

                See accompanying notes to financial statements.

                           KNOWLEDGE ADVENTURE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1 - THE COMPANY:
---------------------

Knowledge Adventure, Inc. (the "Company"), a Delaware Corporation, develops and markets interactive, educational software products. Which are designed to encourage learning through exploration, discovery and creativity rather than through highly structured exercises or games. The Company's products use a proprietary compression technology to incorporate full motion video, sound, text, and images in both disk-based and CD-ROM software products. Products are sold primarily to distributors who in turn sell to mass merchandisers and specialty retail outlets. In addition, product is sold directly to resellers and catalog companies throughout the United States and Canada. The Company also markets its products internationally through distribution and licensing agreements.

The Company has a minority ownership in Worlds, Inc. ("Worlds"). Worlds leverages the Company's proprietary technology to create on-line collaborative worlds on the Internet and other on-line services.

Effective April 1993, the Board of Directors authorized a four-for-one stock split of both common and preferred shares. All references to number of shares and per share amounts have been restated to reflect the split.

In December 1993, the Company reincorporated in Delaware and concurrently effected a change in its capital structure. As a consequence of this restructuring, each share of the Company's common stock was converted into one-half share of common stock and one-half share of Series A Convertible Preferred Stock. In addition, each share of the Company's existing Series A and Series B Convertible Preferred Stock were converted into one share of Series B and Series C Convertible Preferred Stock, respectively. All references to the classes of stock and number of shares have been restated to reflect this restructuring.

In January 1994, the Company changed its year end for financial reporting purposes to March 31.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------------

Interim Financial Data
----------------------

The interim financial data is unaudited; however, in the opinion of the management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

Operating results for the six months ended September 30, 1996 are not necessarily indicative of the results for the entire year ending March 31, 1997.

--------------------

Revenue Recognition
-------------------

Revenue generated from sales of software to distributors, resellers and end-users are recognized upon shipment of products. Because the Company provides its customers with full rights of return, allowances for stock balancing, defective or damaged products, and for estimated future returns of products are established at the time of shipment. The Company calculates the required allowance based primarily upon historical experience.

Revenues arising from licensing agreements are recognized ratably over the term of the underlying agreement.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

For purposes of reporting cash flows, the Company considers investments with an original maturity of three months or less to be cash equivalents.

Inventories
-----------

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average costing method.

Property and Equipment
----------------------

Property and equipment is stated at cost. Expenditures which substantially increase the useful lives of assets are capitalized. Repair and maintenance costs are expensed as incurred. Depreciation of property and equipment is calculated utilizing the straight-line method over the assets' estimated useful lives, which range from three to seven years. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset.

Intangible Assets
-----------------

Intangible assets are recorded at cost and consist of purchased software, as well as licenses and trademarks. Amortization is calculated using the straight-line method over the assets' estimated useful lives, ranging from six months to five years. The Company evaluates its intangibles periodically to determine whether any impairment has

-------------------

occurred. The Company bases its determination on the revenue and profitability generated by the related software title. Accumulated amortization of intangible assets was $140,000 and $430,000 as of March 31, 1996 and March 31, 1995,
respectively.

In March 1995, the Financial Accounting Standards Board issued Statement No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS 121 will become effective for the year ending March 31, 1997. The Company has studied the implication of SFAS 121 and, based upon its initial evaluation, does not believe the adoption of this Statement will have a material impact on its financial condition or results of operations.

Investments
-----------

The Company accounts for its investment in Worlds using the cost method.

Concentration of Credit Risk
----------------------------

Certain financial instruments potentially subject the Company to credit risk. These financial instruments consist primarily of trade receivables and temporary
cash investments.   The Company sells to distributors, resellers and directly to end users. The Company performs on-going credit evaluations of its customers but does not require collateral. The Company maintains reserves for potential credit losses and such losses have generally been within management's
expectations.   As described in Note 3, the Company derives a significant
portion of its revenues from sales to certain large software distributors.

In addition, the Company invests its excess cash in highly liquid short-term investments. The Company places such investments with quality financial institutions and, accordingly, management believes minimal credit risk exists with respect to these investments.

Research and Development Costs
------------------------------

Research and development costs, which primarily comprise software development costs incurred prior to attaining technological feasibility, are charged to expense as incurred.

Income Taxes
------------

Income taxes are provided based on the asset and liability approach pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income
                                                     ---------------------
Taxes.  Deferred tax liabilities and assets are recorded to reflect the expected
-----
future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Valuation allowances are provided for any deferred tax assets which management believes are not likely to be realized.

Stock Options
-------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", which will be effective for the Company beginning April 1, 1997. SFAS

------

123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages, but does not require, compensation cost to be measured based upon the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will apply APB Opinion No. 25 for stock-based compensation awards to employees pursuant to its stock option plans and will disclose the required pro forma effect on its results of operations.

Fair Value of Financial Instruments
-----------------------------------

To meet the reporting requirements of SFAS No. 107 ("Disclosures about Fair Value of Financial Instruments"), the Company calculates the fair value of financial instruments and includes this additional information in the notes to financial statements when the fair value is different than the book value of those financial instruments. When the fair value is equal to the book value, no additional disclosure is made. The Company uses quoted market prices whenever available to calculate these fair values.

Per Share Data
--------------

Net income (loss) per share is computed using the weighted average number of shares of common stock outstanding, common equivalent shares from dilutive convertible preferred stock (using the if-converted method) and common equivalent shares from dilutive stock options (using the treasury stock method).


NOTE 3 - TRADE ACCOUNTS RECEIVABLE:
-----------------------------------

Trade accounts receivable comprise the following:

                                             March 31,
                                      -----------------------
                                         1996         1995
                                      -----------   ---------

 Trade accounts receivable            $2,047,000    $462,000
 Allowance for doubtful accounts        (278,000)    (28,000)
                                      ----------    --------

                                      $1,769,000    $434,000
                                      ==========    ========

Two software distributors accounted for $3,549,000 and $1,845,000 of the Company's revenues for the year ended March 31, 1996. Trade accounts receivable at March 31, 1996 includes $1,002,000 and $45,000 related to these customers.

Four customers accounted for $3,970,000, $3,083,000, $2,438,000 and $2,279,000
of the Company's revenues for the year ended March 31, 1995. Trade accounts receivable at March 31, 1995 include $308,000, $58,000, $77,000 and $427,000

------

related to these customers.

Two customers accounted for $843,000 and $836,000 of the Company's revenues for the three months ended March 31, 1994. Trade accounts receivable at March 31, 1994 include $696,000 and $489,000 related to these customers.

Four customers accounted for $1,627,000, $1,252,000, $1,140,000 and $1,054,000
of the Company's revenues for the year ended December 31, 1993. Trade accounts receivable at December 31, 1993 include $872,000, $305,000, $368,000 and
$412,000 related to these customers.


NOTE 4 - INVENTORIES:
--------------------------------------

Inventories comprise the following:
                                                March 31,
                                           -------------------
                                           1996           1995
                                           ----           ----

 Raw materials                           $ 226,000    $  568,000
 Finished goods                            451,000       636,000
                                         ---------    ----------

                                         $ 677,000    $1,204,000
                                         =========    ==========

NOTE 5 - RELATED PARTY TRANSACTIONS:
------------------------------------

During 1993, the Company loaned $300,000 to an officer of the Company at an interest rate of 3% per year. The balance plus accrued interest was repaid in September 1994.

In December 1993, the Company loaned $100,000 to a second officer. The loan bore interest at a major regional bank's reference rate plus 2%. This loan was secured by a lien on the officer's home. Following this individual's resignation in December 1995 the loan, including accrued interest in the amount of $19,000, was refinanced. The new loan bears interest at 6.36% per year. Principal and accrued interest are to be repaid in December 2000, unless accelerated due to the Company's acquisition (as defined within the note) or the completion of an initial public offering. The new loan is secured by the former officer's common stock holdings.

The Company has also loaned $262,000 to another officer of the Company. The loan bears interest at 5.65% per year and is payable in December 1998. The individual resigned during fiscal 1996. The loan is secured by the former officer's common stock

------

holdings.

Revenues for the years ended March 31, 1996 and 1995 include $236,000 and $453,000 from sales to a stockholder of the Company. At March 31, 1996 and 1995, $29,000 and $63,000 was due from this stockholder.


NOTE 6 - PROPERTY AND EQUIPMENT:
--------------------------------

Property and equipment comprise the following:

                                                             March 31,
                                                     --------------------------
                                                         1996          1995
                                                         ----          ----

Computer equipment                                   $ 2,667,000    $2,238,000
Office equipment                                         644,000       413,000
Furniture and fixtures                                   146,000       131,000
Leasehold improvements                                   987,000        85,000
                                                     -----------    ----------

                                                       4,444,000     2,867,000

Less: accumulated depreciation and amortization       (1,840,000)     (935,000)
                                                     -----------    ----------

                                                     $ 2,604,000    $1,932,000
                                                     ===========    ==========


Depreciation and amortization expense amounted to $1,003,000, $627,000, $173,000 and $95,000 for the years ended March 31, 1996 and March 31, 1995, the three months ended March 31, 1994, and the year ended December 31, 1993, respectively.

At March 31, 1996 and 1995, property and equipment includes $965,000 and $822,000 of assets financed under capital lease arrangements, net of $500,000 and $170,000 of accumulated amortization, respectively.


NOTE 7 - COMMITMENTS:
---------------------

The Company leases office facilities under operating leases which expire in March 2001. Rent expense aggregated $409,000, $174,000, $32,000 and $60,000 for the years ended March 31, 1996 and 1995, the three month period ended March 31, 1994 and the year ended December 31, 1993, respectively.

--------------------

The Company also leases certain equipment under capital lease arrangements. The future minimum payments under non-cancelable leases as of March 31, 1996 are as follows:

      Year Ending
      March 31,                                          Operating      Capital
      -----------                                        ----------     -------

       1997                                              $  267,000   $  503,000
       1998                                                 267,000      481,000
       1999                                                 265,000      329,000
       2000                                                 263,000       16,000
       Thereafter                                           263,000
                                                         ----------   ----------

   Total future minimum lease payments                   $1,325,000    1,329,000
                                                         ==========

   Less amount representing interest                                    (246,000)
                                                                      ----------

   Present value of future minimum lease payments                      1,083,000

   Less current portion                                                  366,000
                                                                      ----------

   Non-current portion of capital lease obligations                   $  717,000
                                                                      ==========

NOTE 8 - BORROWINGS:
--------------------

The Company has a $3,000,000 bank line of credit secured by substantially all of the Company's assets. The line of credit accrues interest at the prime rate plus 0.25%. In 1996, the line of credit agreement was amended, adjusting the interest rate to prime plus 2%. Amounts available under this agreement are reduced by the balance of any outstanding letters of credit. At March 31, 1996, outstanding letters of credit aggregated $819,000. As of September 30, 1996, the Company was not in compliance with certain covenants contained within the lending agreement; a waiver of such events of noncompliance has been granted through January 31, 1997.

The Company has a capital lease line of credit agreement with a leasing company. This agreement provides for borrowings of up to $1,500,000 at an interest rate of 10.7%. Amounts are to be repaid over a forty-two month term. At the conclusion of the repayment period, the Company may purchase the leased equipment at a price equal to 15% of the asset's original cost, or elect to extend the repayment period an additional year and purchase the assets at the conclusion thereof for $1. At March 31, 1996, $1,083,000 was outstanding under the agreement.

In connection with the Company's relocation in August 1995, management negotiated

------

certain tenant improvement financing in the amount of $819,000. This amount is to be repaid over a five-year term, including interest at 11%, and is secured by a stand-by letter of credit. Future principal payments to be made pursuant to this agreement are as follows:

Year ending March 31,
       1997                   $140,000
       1998                    156,000
       1999                    174,000
       2000                    194,000
       2001                     70,000
                              --------

                              $734,000
                              ========

NOTE 9 - ACQUISITION:
---------------------

Effective August 1995, the Company acquired substantially all of the outstanding assets of a software developer for $1,144,000. A portion of the purchase price, in the amount of $150,000, was paid at the time of the acquisition. The remainder is payable in equal semi-annual installments over a four year period commencing April 1, 1996. As such obligations are non-interest bearing, the amounts to be paid pursuant to this agreement have been discounted for financial reporting purposes using an annual interest rate of 10.25%.

The Company has estimated that the fair value of in process research and development to be $624,000 and the fair value of the existing product to be $500,000. The purchase price has been allocated accordingly.

The individual from whom such assets were purchased and who became an employee of the Company was also permitted to purchase 600,000 shares of the Company's common stock at a price per share of $0.62. In exchange, the individual executed a full recourse, interest bearing note to the Company. The note, which bears interest at an annual rate of 5.75%, is to be repaid over thirty months commencing March 1996.


NOTE 10 - STOCKHOLDERS' EQUITY:
-------------------------------

The Company is authorized to issue 50,000,000 shares of common stock and 30,000,000 shares of preferred stock. Of the total authorized preferred shares, 5,000,000, 2,764,096, 3,634,412, 321,942, 2,186,053 and 800,000 shares have been designated as Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock, respectively.

Shares of each series of preferred stock have full voting rights and are convertible into common stock at the option of the holder. Upon consummation of an initial public offering, all series of preferred stock automatically convert into an equal number of shares of common stock, with the exception of the Series D and Series E shares, which convert to 330,817 and 2,190,926 common shares, respectively.

In June 1993, the Company concluded a private placement of 3,634,412 shares of Series C Convertible Preferred Stock at a price of $2.42 per share. In conjunction with the issuance of Series C Preferred Stock, the Company repurchased 989,077 shares of

-------

its common stock for $2,395,000 and 10,000 shares of its Series B preferred Stock for $24,000. The common stock repurchased includes 437,872 shares which were issued as a result of the concurrent exercise of stock options.

In connection with the sale of the Series D stock, the purchaser was granted an option to purchase 1,645,487 shares of common stock. Such shares may be purchased at a price of $0.62 per share. Fifty percent of the shares vested immediately with the remaining shares vesting ratably over twelve months.

In December 1995, the Company agreed to sell 750,000 shares of common stock to the newly elected Chief Executive Officer at a price per share of $0.62. In exchange, the Chief Executive Officer executed a full recourse, interest-bearing note to the Company. The note, which bears interest at the Applicable Federal Rate, provides for repayment over a four year term commencing January 1, 1996.

No dividends have been declared to date on any of the Company's classes of stock.

The 1993 Stock Option Plan (see Note 12) permits employees to deliver promissory notes in payment of the exercise of their common stock options. Options granted pursuant to this plan may be exercised whether fully vested or not. Each employee is permitted to borrow an amount equal to the exercise price of the options. Loans outstanding bear interest at the Applicable Federal Rate (5.45% at March 31, 1996). Such loans are presented as common stock subscriptions receivable in the accompanying balance sheet. Payments of interest are to be made annually with the principal balance due in four years. Included in interest income is $85,000, $54,000 , $6,000 and $1,000 related to these loans for the years ended March 31, 1996 and 1995, the three month period ended March 31, 1994 and the year ended December 31, 1993, respectively. The Company retains the right to repurchase all unvested options at the time of an employee's termination.


NOTE 11 - INCOME TAXES:
-----------------------

No provision for income taxes has been recorded in the accompanying financial statements as the Company operated at a loss during the period. At March 31, 1996, the Company had federal and California net operating loss carryforwards of $18,541,000 and $9,271,000, respectively. California only allows 50% of net operating losses to be carried forward to offset future taxes. Net operating losses are scheduled to expire between the years 2007 and 2011 for federal tax purposes and 1996 and 2001 for state tax purposes. The Company also had federal and California research and development credit carryforwards of $169,000 and $64,000, respectively. These federal carryforwards will expire between the years 2007 and 2011. The California credits will expire between the years 2006 and 2011.

As a result of the private placements described in Note 10, a change in ownership as defined in the Internal Revenue Code has occurred. Such ownership change has not, however, resulted in a limitation on the use of the Company's net operating loss carryforwards.

-------

Deferred tax liabilities and assets comprise the following items:

                                          March 31,
                                ---------------------------
                                    1996           1995
                                ------------   ------------
Deferred tax assets:
 Reserves                       $   663,000    $   449,000
 Miscellaneous accruals             484,000         40,000
 Amortization                       698,000        226,000
 NOL carryforwards                6,860,000      4,816,000
 R&D credit carryforwards           233,000        227,000
                                -----------    -----------

                                  8,938,000      5,758,000
Less:  Valuation allowance       (8,938,000)    (5,758,000)
                                -----------    -----------

Net deferred tax asset          $     - 0 -    $     - 0 -
                                ===========    ===========


Due to the uncertainty surrounding the realization of the favorable tax attributes of deferred tax assets in future tax returns, the Company has recorded a valuation allowance and accordingly, no deferred tax asset has been recorded in the accompanying balance sheet.


NOTE 12 - COMMON STOCK OPTIONS:
-------------------------------

During 1991 and 1992, as part of its efforts to attract and retain quality employees and consultants, the Company granted options to purchase the Company's common stock under a nonstatutory stock option plan (the "1991 Plan"). The vesting period of options granted under the 1991 Plan ranges from grant date to four years.

Certain options granted during the period January 1992 through June 1992 were issued at exercise prices which were less than fair market value. The difference between the fair market value of these options and their exercise price has been charged against results of operations as compensation expense over the options' vesting period.

In December 1993, in conjunction with the Company's reincorporation and change in capital structure, each option granted pursuant to the 1991 Plan was converted into an option to purchase one-half share of common stock and one-half share of Series A Convertible Preferred Stock. The accompanying financial statements and related footnotes have been retroactively restated to reflect this change in capital structure.

Effective December 1993, the Board of Directors adopted the Knowledge Adventure, Inc. 1993 Incentive Stock Option Plan (the "1993 Plan") and reserved 6,684,576 shares

-------

of common stock for issuance thereunder. The vesting period of options granted under the 1993 Plan ranges from grant date to four years.

In December 1993, the Board of Directors adopted the Option Regrant Package (the "Regrant Package"). Pursuant to the Regrant Package, holders of options granted under the 1991 Plan were permitted to convert each option granted under the 1991 Plan to one option under the 1993 Plan. The exercise price of options regranted is equal to the fair market value of the common stock at the date of conversion.

Exercise prices are equivalent to the fair market value of the Company's common stock as determined by the Board of Directors. The table below summarizes option activity through March 31, 1996:

                                         Shares              Exercise price
                                         ------              --------------

    Outstanding at March 31, 1992       2,581,580            $.003      -   0.400
    Granted                             2,476,532                     0.400
    Exercised                          (1,988,832)                    0.400
    Cancelled                             (76,000)            .003      -   0.400
                                       ----------

    Outstanding at March 31, 1993       2,993,280             .003      -   0.400
    Granted                               464,499                      .400
    Exercised                             (23,083)                    0.400
    Cancelled                            (217,371)                    0.400
                                       ----------

    Outstanding at March 31, 1994       3,217,325            $.003      -   0.400
    Granted                             3,319,854             .400      -   0.620
    Exercised                          (2,609,344)            .025      -   0.400
    Cancelled                            (353,631)            .003      -   0.400
                                       ----------

    Outstanding at March 31, 1995       3,574,204             .003      -   0.400
    Granted                             1,717,400             .620
    Exercised                          (1,048,802)            .400      -    .620
    Cancelled                          (1,366,919)            .400      -    .620
                                       ----------

    Outstanding at March 31, 1996       2,875,883             .003      -    .620
                                       ==========

In addition, options to purchase 550,000 units under the 1991 Plan were exercisable at March 31, 1996.

NOTE 13 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-----------------------------------------------------------

Capitalized lease obligations of $570,000, $890,000, $36,000 and $67,000 were incurred for property and equipment purchases during the years ended March 31, 1996, March 31, 1995, the three months ended March 31, 1994 and the year ended December 31, 1993, respectively. In addition, as described in Note 8, the Company financed certain leasehold improvements via a note payable.

The Company paid $286,000, $82,000, $5,000 and $6,000 in interest expense during the years ended March 31, 1996 and 1995, the three month period ended March 31, 1994 and the year ended December 31, 1993, respectively.

As described in Note 10, the Company loaned certain employees $1,070,000 in conjunction with the exercise of options to purchase common stock.


NOTE 14 - SUBSEQUENT EVENTS (Unaudited):
---------------------------------------

In October 1996, the Company agreed to a plan of merger with CUC International, Inc. ("CUC") pursuant to which all of the Company's outstanding common stock preferred stock and options to purchase to common stock are to be exchanged for shares of CUC common stock. In connection with this agreement, CUC has agreed to provide short term financing of up to $3 million available to the Company.

                                   ANNEX A-1

                               MERGER AGREEMENT


===============================================================================
                         Agreement And Plan Of Merger

                         Dated As Of October 11, 1996

                                     Among

                            CUC International Inc.,

                             KA Acquisition Corp.

                                      And

                           Knowledge Adventure, Inc.

===============================================================================

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE 1...............................................................................   2

     SECTION 1.1.   The Merger..........................................................   2

     SECTION 1.2.   Effective Time......................................................   2

     SECTION 1.3.   Closing of the Merger...............................................   2

     SECTION 1.4.   Effects of the Merger...............................................   2

     SECTION 1.5.   Certificate of Incorporation and Bylaws.............................   2

     SECTION 1.6.   Directors...........................................................   2

     SECTION 1.7.   Officers............................................................   3

     SECTION 1.8.   Conversion of Company Shares........................................   3

     SECTION 1.9.   Shares of Dissenting Holders........................................   5

     SECTION 1.10.  Exchange of Certificates............................................   5

     SECTION 1.11.  Company Stock Options...............................................   8

     SECTION 1.12.  Indemnification; Escrowed Parent Common Stock.......................   9

ARTICLE 2...............................................................................  11

     SECTION 2.1.   Organization and Qualification......................................  11

     SECTION 2.2.   Capitalization of the Company.......................................  12

     SECTION 2.3.   Authority Relative to this Agreement and Merger; Consents and
                     Approvals..........................................................  14

     SECTION 2.4.   Financial Statements; Net Assets....................................  15

     SECTION 2.5.   Information Supplied by the Company.................................  15

     SECTION 2.6.   Consents and Approvals; No Violations...............................  16

     SECTION 2.7.   No Default..........................................................  17

                                                                                         Page
                                                                                         ----
     SECTION 2.8.   No Undisclosed Liabilities; Absence of Changes......................  17

     SECTION 2.9.   Litigation..........................................................  17

     SECTION 2.10.  Compliance with Applicable Law......................................  17

     SECTION 2.11.  Employee Benefit Plan Matters.......................................  18

     SECTION 2.12.  Environmental Laws and Regulations..................................  19

     SECTION 2.13.  Labor and Employment Matters........................................  20

     SECTION 2.14.  Tax Matters.........................................................  20

     SECTION 2.15.  Properties and Inventories..........................................  23

     SECTION 2.16.  Insurance...........................................................  24

     SECTION 2.17.  Returns.............................................................  24

     SECTION 2.18.  Intellectual Property...............................................  24

     SECTION 2.19.  Opinion of Financial Adviser........................................  25

     SECTION 2.20.  Accounting Matters..................................................  25

     SECTION 2.21.  Material Contracts..................................................  26

     SECTION 2.22.  Related Party Transactions..........................................  27

     SECTION 2.23.  Brokers.............................................................  27

     SECTION 2.24.  Disclosure..........................................................  28

ARTICLE 3...............................................................................  28

     SECTION 3.1.   Organization........................................................  28

     SECTION 3.2.   Capitalization of Parent............................................  29

     SECTION 3.3.   Authority Relative to this Agreement................................  29

     SECTION 3.4.   SEC Reports; Financial Statements...................................  29

     SECTION 3.5.   Information Supplied by Parent......................................  30

                                                                                         Page
                                                                                         ----
     SECTION 3.6.   Consents and Approvals; No Violations...............................  30

     SECTION 3.7.   No Undisclosed Liabilities..........................................  31

     SECTION 3.8.   No Prior Activities.................................................  31

     SECTION 3.9.   Brokers.............................................................  31

     SECTION 3.10.  Accounting Matters..................................................  31

     SECTION 3.11.  Litigation..........................................................  32

     SECTION 3.12.  Disclosure..........................................................  32

ARTICLE 4...............................................................................  32

     SECTION 4.1.   Conduct of Business of the Company..................................  32

     SECTION 4.2.   Exemption from Registration or Securities Act Registration..........  34

     SECTION 4.3.   Stockholders' Meeting; Proxy Statement/Information Statement........  35

     SECTION 4.4.   Other Potential Acquirors...........................................  36

     SECTION 4.5.   Access to Information...............................................  36

     SECTION 4.6.   Additional Agreements; Reasonable Efforts...........................  37

     SECTION 4.7.   Consents............................................................  37

     SECTION 4.8.   Public Announcements................................................  38

     SECTION 4.9.   Directors' and Officers' Indemnification............................  38

     SECTION 4.10.  Notification of Certain Matters.....................................  38

     SECTION 4.11.  Pooling.............................................................  39

     SECTION 4.12.  Tax-Free Reorganization Treatment...................................  39

     SECTION 4.13.  Taxes...............................................................  39

     SECTION 4.14.  Employment and Non-Competition Agreements...........................  39

     SECTION 4.15.  Company Affiliates..................................................  40

                                                                                         Page
                                                                                         ----
     SECTION 4.16.  Parent Stock Option and Employee Bonus Pool.........................  40

     SECTION 4.17.  Consent and Waiver..................................................  41

     SECTION 4.18.  Stock Exchange Listing..............................................  41

     SECTION 4.19.  SEC Filings.........................................................  41

     SECTION 4.20.  Exercise of Company Stock Options...................................  41

     SECTION 4.21.  Certain Filing by Parent............................................  41

     SECTION 4.22.  Termination of Certain Side Letters.................................  42

     SECTION 4.23.  Delivery of Certified Financial Statements..........................  42

     SECTION 4.24.  Defaults Under the Silicon Loan Documents...........................  42

ARTICLE 5...............................................................................  42

     SECTION 5.1.   Conditions to Each Party's Obligations to Effect the Merger.........  42

     SECTION 5.2.   Conditions to the Obligations of the Company........................  43

     SECTION 5.3.   Conditions to the Obligations of Parent and Acquisition.............  43

ARTICLE 6...............................................................................  46

     SECTION 6.1.   Termination.........................................................  46

     SECTION 6.2.   Effect of Termination...............................................  47

     SECTION 6.3.   Expenses............................................................  48

     SECTION 6.4.   Amendment...........................................................  48

     SECTION 6.5.   Extension; Waiver...................................................  48

ARTICLE 7...............................................................................  49

     SECTION 7.1.   Survival of Representations and Warranties..........................  49

     SECTION 7.2.   Entire Agreement; Assignment........................................  49

     SECTION 7.3.   Validity............................................................  49

                                                                                         Page
                                                                                         ----
     SECTION 7.4.   Notices.............................................................  49

     SECTION 7.5.   Governing Law.......................................................  50

     SECTION 7.6.   Headings; Construction..............................................  50

     SECTION 7.7.   Parties in Interest.................................................  50

     SECTION 7.8.   Specific Performance................................................  50

     SECTION 7.9.   Brokers.............................................................  51

     SECTION 7.10.  Counterparts........................................................  51

     SECTION 7.11.  Definition of Knowledge.............................................  51

     SECTION 7.12.  Recapitalization....................................................  51

                                   EXHIBITS

Exhibit A   --   Form of Certificate of Merger

Exhibit B   --   Directors of Surviving Corporation at the Effective Time

Exhibit C   --   Officers of Surviving Corporation at the Effective Time

Exhibit D   --   Form of Escrow Agreement

Exhibit E   --   Certificate to be delivered by Parent and Acquisition in
                 Connection with Tax Opinion of Company Counsel

Exhibit F   --   Form of Amended and Restated Employment Agreement of Lawrence
                 S. Gross

Exhibit G-1 --   Form of Non-Competition Agreement of Lawrence S. Gross

Exhibit G-2 --   Form of Non-Competition Agreement of Barton Listick

Exhibit H   --   Form of Consent and Waiver

Exhibit I   --   Form of Internet Domain Name Assignment

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of October 11, 1996 (this "Agreement"), is among KNOWLEDGE ADVENTURE, INC., a Delaware corporation (the "Company"), CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and KA ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Acquisition").

     WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each have, in light of and subject to the terms and conditions set forth herein,
(i) determined that the Merger (as defined in Section 1.1) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a "pooling-of-interests";

     WHEREAS, the Company has delivered to Parent a letter identifying all persons (each, a "Company Affiliate") who are, on the date hereof, "affiliates" of the Company as defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate (other than those identified herein) has delivered to Parent a letter (each, an "Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2), of the Company Shares (as defined in
Section 1.8) beneficially owned by such Company Affiliate on the date hereof and
(ii) the transfer of the shares of Parent Common Stock (as defined in Section 1.8(a)(i)) to be received by such Company Affiliate in and pursuant to the Merger; and

     WHEREAS, in contemplation of the consummation of the Merger, Parent has agreed to loan to the Company, on the terms and subject to the conditions set forth in a Loan Agreement dated of even date herewith (the "Loan Agreement") between Parent and the Company, and the loan documents executed and delivered in connection therewith (together with the Loan Agreement, the "Loan Documents"), up to a maximum of $3.0 million to repay certain outstanding indebtedness of the Company and to fund the business operations of the Company in the ordinary course.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

     SECTION 1.1.   The Merger.  At the Effective Time and upon the terms and
                    ----------
subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease.

     SECTION 1.2.   Effective Time.  Subject to the terms and conditions set
                    --------------
forth in this Agreement, the certificate of merger to be filed with the Secretary of State of the State of Delaware in the form attached as Exhibit A (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Certificate of Merger is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or at such time as is provided in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

     SECTION 1.3.   Closing of the Merger.  The closing of the Merger (the
                    ---------------------
"Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which date shall occur on the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5 but in any case no earlier than December 31, 1996 (unless otherwise agreed by Parent), at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties.

     SECTION 1.4.   Effects of the Merger.  The Merger shall have the effects
                    ---------------------
set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5.   Certificate of Incorporation and Bylaws.  The Certificate of
                    ---------------------------------------
Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 1.6.   Directors.  The directors of Acquisition at the Effective
                    ---------
Time shall be the persons identified in Exhibit B, and such persons shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     SECTION 1.7.   Officers.  The officers of the Company at the Effective
                    --------
Time shall be the persons identified in Exhibit C, and such persons shall be
                                        ---------
the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     SECTION 1.8.   Conversion of Company Shares.
                    ----------------------------

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition or the holder of any of the Company Shares (other than (x) Company Shares held by Parent, Acquisition or any other subsidiary of Parent, (y) Company Dissenting Shares (as defined in Section 1.9) and (z) Company Shares held in the Company's treasury), all of the shares of:

          (i) Common Stock, par value $.0001 per share, of the Company ("Company Common Stock");

          (ii) Series A Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series A Preferred Stock");

          (iii) Series B Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series B Preferred Stock");

          (iv) Series C Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series C Preferred Stock");

          (v) Series D Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series D Preferred Stock");

          (vi) Series E Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series E Preferred Stock"); and

          (vii) Series F Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series F Preferred Stock");

issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in the aggregate, the total of (a) 2,277,747 fully paid and nonassessable shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock"), minus (b) a number of fully paid
                                              -----
and nonassessable shares of Parent Common Stock determined by dividing the Gross Option Spread (as defined below) by $36.22, minus (c) the Preferred Option
                                            -----
Consideration (as defined in Section 1.8(b)), plus, (d) if and only if the
                                              ----
Effective Time does not occur prior to December 1, 1996, an additional 499.232 fully paid and nonassessable shares of Parent Common Stock for each calendar day after December 1, 1996 and prior to the Closing Date, in each case subject to the indemnification and escrow provisions of Section 1.12 and the Escrow Agreement (as defined below) (the total of clause (a), minus clause (b), minus
                                                       -----             -----
clause (c) and plus clause (d), subject to such indemnification and escrow
               ----
provisions, being hereinafter
referred to as the "Merger Consideration"). Each share of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be converted into the right to receive that portion of the Merger Consideration to which such share is entitled under, and in accordance with,
Article IV, Section 2 of the Restated Certificate of Incorporation of the Company. For the purposes of this Section 1.8, the term "Gross Option Spread" shall mean the positive number, if any, obtained by subtracting (a) the aggregate exercise price under all Parent Replacement Options (as defined in
Section 1.11(a)) issued in exchange for Company Stock Options pursuant to
Section 1.11 from (b) the product of $36.22 multiplied by the aggregate number
                                            -------------
of full shares of Parent Common Stock deemed purchasable (as determined under Section 1.11) following the Merger pursuant to all such Parent Replacement Options.

     Issued and outstanding shares of Company Common Stock and issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (collectively, "Company Preferred Stock") are referred to herein collectively as the "Company Shares."

     (b) If, as of the Effective Time, there remain outstanding and unexercised any options, warrants or similar securities, whether vested or unvested, entitling the holders thereof to acquire any shares of Company Preferred Stock (as defined below) ("Preferred Options"), then, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition or the holder of any Preferred Options, all Preferred Options that remain outstanding and unexercised as of the Effective Time shall be converted into the right to receive, in the aggregate, a number of fully paid and nonassessable shares of Parent Common Stock (such number of shares of Parent Common Stock being referred to herein as the "Preferred Option Consideration") determined by:

          (i) multiplying (A) the number of shares of Company Preferred Stock purchasable upon the exercise of the Preferred Options that remain outstanding and unexercised as of the Effective Time, times (B) the number
                                                           -----
     of shares of Parent Common Stock, or a fraction thereof, that a person holding the number of shares of Company Preferred Stock into which such Preferred Options were exercisable would have been entitled to receive in the Merger pursuant to the last sentence of the immediately succeeding paragraph (without taking into account whether such Preferred Options were in fact exercisable and without adjusting the allocation of the Merger Consideration among the Company Shares to give effect to any deemed exercise of Preferred Options), and

          (ii) subtracting from the product determined under clause (i) above a number of shares of Parent Common Stock determined by dividing (A) the aggregate exercise prices of all Preferred Options that remain outstanding and unexercised as of the Effective Time by (B) $36.22;
                                              --

in each case, subject to the indemnification and escrow provisions of Section
1.12 and the Escrow Agreement, to be divided among the holders of Preferred Options pro rata in accordance with the respective liquidation preferences of the shares of Company Preferred Stock theretofore purchasable on exercise of such Preferred Options.

     (c) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation.

     (d) At the Effective Time, each Company Share, if any, held by Parent, Acquisition or any subsidiary of Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition or such subsidiary, be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

     (e) At the Effective Time, each Company Share held in the Company's treasury immediately prior to the Effective Time shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

     SECTION 1.9.   Shares of Dissenting Holders.
                    ----------------------------

     (a) Notwithstanding anything to the contrary contained in this Agreement, any holder of Company Shares issued and outstanding immediately prior to the Effective Time with respect to which dissenters' rights, if any, are granted by reason of the Merger under the DGCL and who does not vote in favor of the Merger and who otherwise complies with Section 262 of the DGCL and, if applicable, Chapter 13 of the California General Corporation Law ("CGCL") ("Company Dissenting Shares") shall not be entitled to receive shares of Parent Common Stock pursuant to Section 1.8, unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Merger under the DGCL or the CGCL. Such holder shall be entitled to receive only such rights as are granted by Section 262 of the DGCL and/or Chapter 13 of the CGCL. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the DGCL or the CGCL, his or her Company Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive shares of Parent Common Stock pursuant to Section 1.8 based upon the class of equity security comprising such Company Dissenting Shares.

     (b) Any payments relating to Company Dissenting Shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Acquisition or any of Parent's other direct or indirect subsidiaries for such payment.

     SECTION 1.10.  Exchange of Certificates.
                    ------------------------

     (a) As of the Effective Time, Parent shall deposit with The Bank of Boston, or another bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article 1, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock into which the Company Shares held by the stockholders of the Company immediately prior to the Effective Time shall become convertible pursuant to Section 1.8 (rounded down to the nearest whole share), less the number of shares of Escrowed Common Stock (as defined below) (rounded up to the nearest whole share) to be deposited into the escrow account pursuant to Section 1.12(b) and the Escrow Agreement, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 1.8 and 1.10(f) in exchange for outstanding Company Shares.

     (b) As soon as practicable but no later than thirty (30) days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") whose Company Shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8 and whose shares are not Company Dissenting Shares: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Promptly following the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and Acquisition, together with such letter of transmittal, duly executed, the Exchange Agent shall deliver to the holder of such Certificate a certificate representing that number of whole shares of Parent Common Stock, less the number of shares of Escrowed Parent Common Stock, and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock pursuant to Section 1.10(f), which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, subject to the indemnification and escrow provisions of Section 1.12 and the Escrow Agreement, and cash in lieu of any fractional shares of Parent Common Stock to which the holder may be entitled as contemplated by this Section 1.10.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to any whole shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid prior to surrender with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) In the event that any Certificate for Company Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion, require the delivery of a bond or indemnity of a type that is usual and customary in transactions of this nature.

     (e) All shares of Parent Common Stock issued upon the surrender for exchange of Company Shares in accordance with the terms hereof (including the Escrowed Parent Common Stock and any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price per share for Parent Common Stock as reported on the NYSE (as defined below) on the day immediately preceding the date of the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

     (g) Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and/or any dividends or distributions with respect to Parent Common Stock.

     (h) Neither Parent nor the Company shall be liable to any holder of Company Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or other distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.11.  Company Stock Options.
                    ---------------------

     (a) At the Effective Time, each outstanding option, warrant or similar security, whether vested or unvested, to acquire any Company Common Stock, whether issued pursuant to the Company's 1991 Stock Option Plan or the Company's 1993 Stock Option Plan (collectively, the "Company Plans") or otherwise (individually, a "Company Stock Option," and, collectively, "Company Stock Options"), shall be cancelled and, in lieu thereof, Parent shall issue to each holder of a Company Stock Option an option (each, a "Parent Replacement Option") to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Common Stock that a person holding the number of shares of Company Common Stock into which such Company Stock Option was exercisable would have been entitled to receive pursuant to the Merger (without taking into account whether such option was in fact exercisable at such time and without adjusting the allocation of the Merger Consideration among the Company Shares to give effect to any deemed exercise of the Company Stock Options), at a price per share equal to (i) the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option divided by (ii) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option as described above; provided, however, that (A) the number of Parent Replacement Options, and the number of shares of Parent Common Stock that may be purchased upon the exercise of such Parent Replacement Options, shall be subject to the indemnification provisions of Section 1.12 and (B) the number of shares of Parent Common Stock that may be purchased upon exercise of such Parent Replacement Option shall not include any fractional share and, upon exercise of the Parent Replacement Option, any fractional share shall be rounded up to the nearest whole share.
The term "Closing Price" shall mean, on any day, the last reported sale price of one share of Parent Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions.

     (b) No less than twenty (20) business days prior to the Effective Time, the Company shall deliver a notice to each holder of any Company Stock Options, at the address of such holder shown on the Company's records, notifying such holder (i) of the right of such holder to exercise such Company Stock Options in accordance with their terms prior to the Effective Time and (ii) that any of such holder's Company Stock Options that remain unexercised as of the Effective Time will be cancelled and exchanged for Parent Replacement Options pursuant to
Section 1.11(a).

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Replacement Options. Parent shall use its best efforts to cause there to be effective as of the Effective Time, or as soon as practicable thereafter, a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the Parent Common Stock subject to any Parent Replacement Options held by persons who are or were directors, officers, employees or consultants (subject to the rules of such form) of the Company, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Replacement Options remain outstanding.

     (d) The Company shall not assign to Parent, Acquisition or the Surviving Corporation any rights of the Company under certain stock purchase agreements between the Company and certain employees and other persons to repurchase Company Common Stock acquired upon the exercise of Company Stock Options.

     SECTION 1.12.  Indemnification; Escrowed Parent Common Stock.
                    ---------------------------------------------

     (a) The stockholders of the Company immediately prior to the Effective Time (including for all purposes in this Section 1.12, all holders of Preferred Options that remain outstanding and unexercised immediately prior to the Effective Time) and all holders of Parent Replacement Options shall indemnify, defend and hold harmless, jointly and severally, Parent, Acquisition and, after the Effective Time, the Surviving Corporation, and each of their respective affiliates, successors, assigns, agents and representatives (collectively, the "Affiliated Parties"), against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties (including, without limitation, interest, penalties, settlement costs and any legal, accounting or other fees and expenses for investigating or defending any claims or threatened actions) (collectively, "Losses") that Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties actually incur or suffer in connection with:

          (i) any breach of any of the representations or warranties made by the Company in this Agreement or in any certificate, instrument or other document delivered pursuant hereto;

          (ii) any breach of any covenant of the Company contained in this Agreement;

          (iii) the restatement, if any, by Price Waterhouse LLP, the Company's auditors, of the financial statements of the Company identified in Sections 2.4(a)(i) or (ii), provided that, in respect of this clause (iii), such indemnification shall be limited to Losses that are actually incurred or suffered as a result of a claim or demand made by any person against Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties, whether for Taxes or otherwise; or

          (iv) any default under or violation of the Loan and Security Agreement dated February 2, 1994, between the Company and Silicon Valley Bank, including all exhibits and schedules thereto and all related agreements, instruments and other documents (in each case as supplemented, amended or otherwise modified from time to time, the "Silicon Loan Documents"), whether in existence on the date hereof or arising after the date hereof and prior to the Effective Time;

provided, however, that no claim, demand, suit or cause of action shall be brought against the stockholders of the Company or holders of Parent Replacement Options under Section 1.12(a)(i) or (ii) unless and until the aggregate amount of claims under this Section 1.12(a) exceeds, on a cumulative basis, $250,000, in which event Parent, Acquisition, the Surviving Corporation and any of their respective Affiliated Parties shall be entitled to indemnification from the stockholders of the Company or holders of Parent Replacement Options for all claims under Section 1.12(a)(i) or (ii) relating back to the first dollar.

     (b) At the Closing, certificates representing nine percent (9%) of the number of shares of Parent Common Stock (rounded up to the nearest whole share) issued in the Merger pursuant to Section 1.8 (the "Escrowed Parent Common Stock") shall be deposited into an escrow account and held pursuant to the terms of an Escrow Agreement among Parent, the Surviving Corporation, the Escrow Committee (as defined therein) and the escrow agent, in substantially the form of Exhibit D (the "Escrow Agreement"). The Escrowed Parent Common Stock shall
   ---------
be withheld pro rata from the number of shares of Parent Common Stock to be received by each stockholder of the Company in the Merger. To the extent that Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties shall have any claims for indemnification pursuant to Section 1.12(a), it or they may seek recourse against the Escrowed Parent Common Stock in seeking satisfaction of such claims. The Escrowed Parent Common Stock, less
                                                                           ----
the number of shares of Escrowed Parent Common Stock having a fair market value most nearly equal to the aggregate amount of all indemnification claims made by Parent, Acquisition, the Surviving Corporation or their respective Affiliated Parties under Section 1.12(a) (for such purposes, the fair market value of one share of Escrowed Parent Common Stock shall be equal to $36.22), shall be released to the stockholders of the Company pursuant to the Escrow Agreement on the earlier to occur (the "Escrow Release Date") of (i) the four (4) month anniversary of the Closing and (ii) the date upon which audited consolidated financial statements of Parent, which include the results of operations of the Surviving Corporation, shall have been completed and Parent shall have received a signed opinion of Ernst & Young LLP ("E&Y"), its independent auditors, with respect to such financial statements. Upon the approval by the stockholders of the Company of the Merger Agreement and the Merger, such stockholders shall be deemed to have irrevocably appointed an escrow committee consisting of Michael Levinthal and Jon Feiber (the "Escrow Committee") to act as their attorney-in-fact on behalf of such stockholders and the holders, if any, of Preferred Options to consent to, contest, settle, compromise or otherwise dispose of any claim made by Parent or any other Affiliated Party in accordance with Section 1.12(a) and the Escrow Agreement. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. The Escrow Committee shall be empowered to act by majority vote with respect to all matters arising under Section 1.12(a) and the Escrow Agreement. If any member of the Escrow Committee shall die, become disabled or otherwise be unable or unwilling to fulfill his responsibilities hereunder, each the remaining members of the Escrow Committee shall select a replacement member. Such remaining members of the Escrow Committee shall notify Parent and the Escrow Agent in writing of any change in the composition of the Escrow Committee.

     (c) The sole and exclusive remedy of Parent, Acquisition, the Surviving Corporation and their respective Affiliated Parties against the stockholders of the Company for any indemnification claim brought under Section 1.12(a) following the Effective Time shall be the return of shares of Escrowed Parent Common Stock pursuant to the Escrow Agreement. If, and to the extent that, there are Company Stock Options that remain outstanding and unexercised immediately prior to the Effective Time, Parent, Acquisition, the Surviving Corporation and any of their respective Affiliated Parties will be entitled to have recourse against the holders of Parent Replacement Options issued in the Merger in exchange for such Company Stock Options in seeking satisfaction of any indemnification claims, which recourse shall only be available prior to the Escrow Release Date and shall be limited solely to the right to demand the return (or cancellation) of a number of Parent Replacement Options, or Parent Common Stock if such Parent Replacement Options have theretofore been exercised, having a fair market value most nearly equal to the aggregate amount of all indemnification claims; provided, however, that such indemnified parties shall only be entitled pursuant to this sentence to demand the return (or cancellation) of Parent Replacement Options, or Parent Common Stock, having a fair market value that does not exceed 9% of the fair market value of the Parent Replacement Options, or Parent Common Stock, as applicable, received by such holders in exchange for their Company Stock Options (for all such purposes, the fair market value of one share of Parent Common Stock shall be equal to $36.22). Notwithstanding anything to the contrary, nothing contained in this Section 1.12 shall in any way limit any claim, cause of action or remedy that may be available to Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties against (i) any stockholder of the Company or any holder of options to acquire capital stock of the Company, whether at law or in equity, for willful or intentional fraud or in connection with the execution and/or delivery by such stockholder or optionholder of its Affiliate Letter or any certificate, instrument or agreement executed and/or delivered by such stockholder or optionholder or (ii) the Company for breach of any representation, warranty, covenant or agreement contained herein or in any other certificate, instrument or agreement (including any Affiliate Letter) executed and delivered in connection with the Merger.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Acquisition as follows:

     SECTION 2.1.   Organization and Qualification.
                    ------------------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company, the term "Material Adverse Effect" means any change or effect that (i) is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of the Company, or

(ii) may materially impair the ability of the Company to consummate the transactions contemplated hereby.

     (b) Except as disclosed in Section 2.1 of the Company Disclosure Schedule dated October 11, 1996, previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company does not own any equity or other interest, or right to acquire any equity or other interest, in any corporation, partnership, joint venture, limited liability company or similar entity other than (i) 997,407 shares of common stock of Worlds, Inc., a Delaware corporation ("Worlds"), which, to the knowledge of the Company, represents 17.85% of the outstanding common stock of Worlds and (ii) 28,498 shares of series A preferred stock of Worlds. To the knowledge of the Company, the outstanding common stock and series A preferred stock of Worlds held by the Company represents approximately 12.45% of the total outstanding capital stock of Worlds on a fully diluted basis.

     (c) Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (d) The Company has heretofore delivered to Parent copies of the Restated Certificate of Incorporation and Bylaws of the Company, in each case as currently in effect, which copies are true, correct and complete except as set forth in Section 2.1 of the Company Disclosure Schedule.

     SECTION 2.2.   Capitalization of the Company.
                    -----------------------------

     (a)  The authorized capital stock of the Company consists of:

          (i) 50,000,000 shares of Company Common Stock, of which 8,725,381 are issued and outstanding as of the date hereof;

          (ii) 5,000,000 shares of Series A Preferred Stock, of which 3,253,754 are issued and outstanding as of the date hereof;

          (iii) 2,764,096 shares of Series B Preferred Stock, all of which are issued and outstanding as of the date hereof;

          (iv) 3,634,412 shares of Series C Preferred Stock, all of which are issued and outstanding as of the date hereof;

          (v) 321,942 shares of Series D Preferred Stock, all of which are issued and outstanding as of the date hereof;

          (vi) 2,186,053 shares of Series E Preferred Stock, all of which are issued and outstanding as of the date hereof; and

          (vii) 800,000 shares of Series F Preferred Stock, of which 748,683 shares are issued and outstanding as of the date hereof.

     All of the Company Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of August 31, 1996, 3,426,149 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options, and 275,000 shares of Series A Preferred Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the outstanding Preferred Options. Section 2.2 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of August 31, 1996, of Company Stock Options and Preferred Options, including, for each such Company Stock Option and Preferred Option, the date of grant, the Company Plan under which it was granted, if applicable, the number of shares of Company capital stock which may be purchased and the exercise price. The Company has previously delivered to Parent copies of all forms of stock option agreements, notes and stock pledge agreements used by the Company in connection with the grant and exercise of Company Stock Options and Preferred Options. All Company Stock Options and Preferred Options that are not exercised prior to the Effective Time will terminate by their terms unless assumed by Parent pursuant to Section 1.11. Since August 31, 1996, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options and Preferred Options in existence on such date and no additional Company Stock Options or Preferred Options have been granted. Except as set forth above, as of the date hereof, there are outstanding no (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) except as set forth in Section 2.2 of the Company Disclosure Schedule, options, warrants or other rights to acquire from the Company, and no obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) equity equivalents or other similar rights (collectively, "Company Securities").

     (b) There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Other than the Restated Investors Rights Agreement referred to in Section 5.3(j), there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any Company Securities. Section 2.2 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of August 31, 1996, of all record holders of Company Shares, including the names of such holders and the number and type(s) of Company Shares held.

     (c) All of the outstanding shares of capital stock of Worlds owned by the Company are held directly by the Company, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (d) None of the Company Securities are registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     SECTION 2.3.   Authority Relative to this Agreement and Merger; Consents
                    ---------------------------------------------------------
and Approvals.
--------------

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than as provided in Section 2.3(c). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and by the limitations imposed by general principles of equity.

     (b) The Company Board, at a meeting duly called and held, has, by unanimous vote of the members of the Company Board present at such meeting, duly and validly approved, and taken all corporate actions required to be taken by the Company Board for the consummation of, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Company Board has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the DGCL and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or any of the transactions contemplated hereby or thereby.

     (c) The affirmative votes of the holders of at least (i) a majority of all of the outstanding Company Common Stock voting together as a class with all of the outstanding Company Preferred Stock (with each share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time), and (ii) 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting as a single class (with each such share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time, provided that each share of Series D Preferred Stock shall be deemed to be convertible at such time into six shares of Company Common Stock), are the only votes of the holders of any class or series of the Company Securities necessary to approve and adopt this Agreement, the Merger and the Articles Amendment (as defined in Section 4.3(a)).

     SECTION 2.4.   Financial Statement Net Assets.
                    ------------------------------

     (a)  The consolidated financial statements of the Company, which consist of
(i) the audited consolidated balance sheets of the Company and the notes thereto as of March 31, 1995 and 1996 and the audited consolidated statements of income, stockholder's equity and cash flow and the notes thereto for the three fiscal years ended March 31, 1996, certified by Price Waterhouse LLP whose reports thereon are included therewith, and (ii) the unaudited consolidated balance sheet of the Company as of August 31, 1996 (the "Company Balance Sheet") and unaudited consolidated statements of income and cash flow for the five (5) months then ended, true and correct copies of which Company Balance Sheet and unaudited consolidated statements of income and cash flow were previously delivered to Parent, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with respect to prior periods and present fairly the consolidated financial position of the Company and the results of its operations as of the relevant dates thereof and for the periods covered thereby, except that the unaudited financial statements are subject to normal year-end audit adjustments. The unaudited consolidated balance sheet and the unaudited consolidated statements of income and cash flow referred to above were prepared in accordance with GAAP on a basis consistent with prior interim periods and include all adjustments (consisting only of normal recurring accruals but subject to normal year-end audit adjustments) necessary for a fair presentation of the results of operations for such periods. Except as set forth in Section 2.4 of the Company Disclosure Schedule, (A) all of the accounts receivable reflected on the Company Balance Sheet and all accounts receivable incurred since the date of the Company Balance Sheet are fully collectible in the normal course of business and there are no known or asserted claims or other rights of set-off against any thereof, except for any reserves established on the Company Balance Sheet for sales returns or uncollectible accounts, and (B) as of August 31, 1996, there is (w) no account debtor delinquent in its payment by more than ninety (90) days, (x) no account debtor that has refused (or, to the knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (y) to the knowledge of the Company, no account debtor that is insolvent or bankrupt, and (z) no account receivable which is pledged to any third party by the Company.

     (b) The "Net Assets" of the Company as of the Closing shall be not less than $100,000. For purposes of this Agreement, "Net Assets" means the excess of
(i) the sum of the Company's cash, cash equivalents, collectible receivables, saleable inventory, fixed assets, prepaid expenses and marketable securities over (ii) all of the Company's liabilities, including, without limitation, all liabilities with respect to Taxes, in each case as determined in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to prior periods.

     SECTION 2.5.   Information Supplied by the Company.
                    -----------------------------------

     (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Hearing Documents (as defined in Section 4.2(a)) to be filed with the Commissioner of Corporations of the State of California (the "California Commissioner of Corporations") contains or will contain, at the time such information is supplied, at the time such Hearing Documents are filed or at the time the Fairness Hearing (as defined in Section 4.2(a)) is held, or (ii) the proxy statement furnished by the Company to its stockholders relating to the meeting of the Company's stockholders to be held in connection with the Merger or the information statement to be furnished to the Company's stockholders in the event the Company solicits consents of its stockholders to approve the Merger in lieu of a meeting of the Company's stockholders (the "Proxy Statement/Information Statement") contains or will contain, at the time such information is supplied, on the date such Proxy Statement/Information Statement is mailed to stockholders, at the time the Fairness Hearing is held or at the times of such meeting or meetings of stockholders, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) In the event that the parties prepare, and Parent files with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-4 (the "S-4") in connection with the issuance of shares of Parent Common Stock in the Merger as contemplated by Section 4.2(b), none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 contains or will contain, at the time the information is supplied, at the time the S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The Proxy Statement/Information Statement will comply in all material respects with the requirements of the DGCL and, to the extent applicable, the CGCL. The S-4, if filed, will comply as to form in all material respects with the provisions of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations promulgated thereunder.

     SECTION 2.6.   Consents and Approvals; No Violations.  Except for filings,
                    -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the California Corporate Securities Law of 1968, as amended (the "California Securities Law") and other state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of the Certificate of Merger as provided by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement or the Certificate of Merger by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar governing documents) of the Company, (b) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (c) except as set forth in Section 2.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets, except, in the case of clauses (b) and (c), for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

     SECTION 2.7.   No Default.  Except as set forth in Section 2.7 of the
                    ----------
Company Disclosure Schedule, the Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws, (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is now a party or by which it or any of its properties or assets may be bound, except for defaults or breaches that would not have a Material Adverse Effect on the Company, or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.

     SECTION 2.8.   No Undisclosed Liabilities; Absence of Changes.  Except as
                    ----------------------------------------------
set forth in Section 2.8 of the Company Disclosure Schedule, as of August 31, 1996, the Company did not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which, individually or in the aggregate, could have a Material Adverse Effect on the Company. Since August 31, 1996, the business of the Company has been carried on in the ordinary and usual course, the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could have, and there have been no events, changes or effects with respect to the Company having, or which could have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 2.9.   Litigation.  Except as set forth in Section 2.9 of the
                    ----------
Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets which, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect on the Company or (b) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transaction contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. The Company is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could have a Material Adverse Effect on the Company or could prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 2.10.  Compliance with Applicable Law.  Section 2.10 of the
                    ------------------------------
Company Disclosure Schedule sets forth a list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Company Permits") used by the Company in the conduct of its businesses. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, could not have a Material Adverse Effect on the Company. The Company is in compliance with the terms of the Company Permits, except where the failure so to comply could not have a Material Adverse Effect on the Company. Except as set forth in Section 2.10 of the Company Disclosure Schedule, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12(a)) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

     SECTION 2.11.  Employee Benefit Plan Matters.
                    -----------------------------

     (a) Section 2.11 of the Company Disclosure Schedule sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement providing employee benefits maintained or contributed to by the Company in which any employee of the Company has participated or under which any employee has accrued and remains entitled to any benefits (the "Benefit Plans"). The Company has delivered to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required, and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

     (b) The Benefit Plans maintained or contributed to, or formerly maintained or contributed to, by the Company have been maintained, operated and administered in all material respects in accordance with their terms and with all provisions of the Employee Retirement Income Security Act of 1974, as amended (including the rules and regulations thereunder) ("ERISA") and other applicable laws. All accrued obligations of the Company applicable to its employees whether arising by operation of law, by contract, by past custom or otherwise, for payments by the Company to any Benefit Plan or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to employment, or to said employees through the date hereof have been paid or will be paid in the ordinary course within sixty (60) days.

     (c) There are no "pension benefit plans" as defined by Section 3(2) of ERISA that are defined benefit plans (including a multiemployer plan) that at any time have been established, maintained or contributed to by the Company.

     (d) No Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) provides retiree medical benefits to any employees of the Company except as required under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA").

     (e) Except as set forth in Section 2.11 of the Company Disclosure Schedule, no employee of the Company will accrue or receive severance benefits or additional benefits, service or accelerated rights to payment of benefits under any Benefit Plan maintained by the Company, including, without limitation, the right to receive any parachute payment, as a result of the transactions contemplated by this Agreement. There are no material claims or lawsuits (other than routine claims for benefits) which have been asserted or instituted in respect of any of the Benefit Plans maintained or contributed to by the Company and, to the knowledge of the Company, no basis for any such claim or lawsuit exists.

     (f) Section 2.11 of the Company Disclosure Schedule sets forth a true, complete and correct list of all loans and advances made by the Company to any of its directors, officers or employees or other persons, whether or not made in connection with the acquisition of Company Securities or pursuant to the exercise of any Company Stock Options, and indicating whether such director, officer, employee or other person is a current employee of the Company. To the knowledge of the Company, all loans or advances made by the Company to any of its directors, officers or employees or other persons in connection with the acquisition of Company Securities or pursuant to the exercise of any Company Stock Options were made in accordance with all applicable laws, rules and regulations.

     SECTION 2.12   Environmental Laws and Regulations.
                    ----------------------------------

     (a) Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) to the knowledge of the Company, the Company is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, without limitation, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to possess such permits and other governmental authorizations could not have a Material Adverse Effect on the Company; (ii) the Company has not received written notice of, or, to the knowledge of the Company, is not the subject of, any action, cause of action, claim, investigation, demand, notice or Lien by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) There are no Environmental Claims against the Company that are pending or, to the knowledge of the Company, threatened against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     SECTION 2.13.  Labor and Employment Matters.  Except as set forth in
                    ----------------------------
Section 2.13 of the Company Disclosure Schedule, there is no collective bargaining agreement or other labor agreement to which the Company is a party or by which the Company is bound. The Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of the employees of the Company, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and have withheld and paid to the appropriate governmental authorities, or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of the Company and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no: (a) unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state or local agency; (b) pending labor strike or other material labor trouble affecting the Company; (c) material labor grievance pending against the Company; (d) pending representation question respecting the employees of the Company; (e) pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company is a party or by which it is bound; or (f) to the knowledge of the Company, any basis for which a claim may be made under any collective bargaining agreement listed in Section 2.13 of the Company Disclosure Schedule.

     SECTION 2.14.  Tax Matters.
                    -----------

     (a)  For purposes of this Agreement:

          (i) the term "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

          (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

     (b) The Company has prepared and timely filed all Tax Returns required to be filed. Such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

     (c) As of the taxable year ended March 31, 1996, to the knowledge of the Company based upon the advice of its independent public accountants, the Company had approximately $18,541,000 and $9,271,000 of net operating loss carryovers for federal and California Tax purposes, respectively. To the knowledge of the Company based upon the advice of its independent public accountants, the Company has not experienced an "ownership change" within the meaning of Section 382(g) of the Code other than the "ownership change" that occurred on December 6, 1993 or that will occur as a result of the transactions contemplated by this Agreement.

     (d) (i) No claim has been made by any Taxing authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction, and (ii) no extensions or waivers of statutes of limitations with respect to the Tax Returns have been given by or requested from the Company other than with respect to periods for which the statute of limitations on the assessment and collection of Taxes has now expired.

     (e)  Section 2.14 of the Company Disclosure Schedule sets forth:

          (i) the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

          (ii) those years for which examinations by the Taxing authorities have been completed;

          (iii) those years for which examinations by Taxing authorities are presently being conducted;

          (iv) those years for which notice of pending or threatened examination or adjustment has been received; and

          (v) those years for which required income Tax Returns have not yet been filed.

     (f) All deficiencies asserted or assessments made as a result of any examinations by any Taxing authority have been fully paid, or are fully reflected as a liability in the Company Balance Sheet.

     (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

     (h) Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

     (i) The Company is not a party to or bound by any closing agreement or offer in compromise with any Taxing authority.

     (j) (i) The Company has not been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), (ii) the Company has not had any liability for Taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract, or otherwise; (iii) the Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them; (iv) the Company has not made a consent dividend election under Section 565 of the Code; (v) the Company has not been a personal holding company under Section 542 of the Code; and (vi) the Company has not participated in an international boycott within the meaning of Section 999 of the Code.

     (k) None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company secures, directly or indirectly, any debt the interest on which is tax exempt under
Section 103(a) of the Code; none of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (l) The Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) (or any change in the manner in which the Company applies Section 263A) of the Code or any comparable provision of state or foreign Tax laws by reason of a change in accounting method or otherwise. The Company has not taken action which is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

     (m) Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (n) Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company does not have, or has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and the Company has not engaged in a trade or business within, or derived any income from, any foreign country.

     (o) To the knowledge of the Company, the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

     (p) No material election with respect to Taxes of the Company will be made after the date of this Agreement without the prior written consent of Parent.

     (q) The provisions for Taxes currently payable on the Company Balance Sheet are at least equal, as of the date thereof, to all unpaid Taxes of the Company, whether or not disputed.

     (r) Except as may result as a consequence of the transactions contemplated by this Agreement, none of the income recognized, for federal, state, local or foreign income Tax purposes, by the Company during the period commencing on the date hereof and ending on the Closing Date will be derived other than in the ordinary course of business, and all Taxes that are due prior to the Closing Date shall be paid on or prior to the date such Taxes are due.

     (s) The Company is not, and has not been, a "United States real property holding corporation" (as defined in Section 897(c)(2)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding Tax provision).

     SECTION 2.15.  Properties and Inventories.
                    --------------------------

     (a) The Company has good title to, valid leasehold interests in or other valid and enforceable rights to use all of the tangible assets used in its operations or necessary for the conduct of its businesses, including, without limitation, the assets reflected on the Company Balance Sheet, free and clear of any Liens except as set forth in Section 2.15 of the Company Disclosure Schedule, material restrictions or adverse claims, except for such imperfections of title and Liens, if any, which are not substantial in character, amount or extent, and which do not and are not reasonable likely to materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby. All of such assets are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

     (b) Since the date of the Company Balance Sheet, there has not occurred any transfer of title other than in the ordinary course of business or any abandonment, any pilferage or any other material loss with respect to, any of its property, plant or equipment, except where the occurrence of any such abandonment, pilferage or other material loss could not have a Material Adverse Effect on the Company.

     (c) The Company does not own any real property. Section 2.15 of the Company Disclosure Schedule also sets forth a true, correct and complete list of all real property leases to which the Company is a party or by which it is bound. All improvements on leased property used in the business of the Company and the present uses thereof are in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance could not have a Material Adverse Effect on the Company.

     SECTION 2.16.  Insurance.  Section 2.16 of the Company Disclosure
                    ---------
Schedule sets forth a true, complete and correct list of the insurance policies held by the Company and providing coverage for the Company. The Company is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated. The Company reasonably believes that such policies provide adequate coverage for the operations conducted by the Company.

     SECTION 2.17.  Returns.  The Company has not had any of its products
                    -------
returned by a purchaser or user thereof, other than for minor, nonrecurring warranty problems, stock balancing, overstock and version changes and upgrades. The Company is not aware of any pending warranty claims against it other than those that arise in the ordinary course of business and which are not expected to require a bulk recall of products currently sold to customers or in the distribution channel.

     SECTION 2.18.  Intellectual Property.
                    ---------------------

     (a) Section 2.18 of the Company Disclosure Schedule contains a true, complete and correct list of all patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, servicemarks, servicemark applications and trade names owned by or licensed to the Company and used in its business. Except as set forth in Section 2.18 of the Company Disclosure Schedule, the Company owns, licenses or otherwise has lawful rights to use all patents, patent rights, trademarks, trademark rights, copyrights, servicemarks, servicemark rights, trade names, trade name rights, trade secrets, know-how and other proprietary rights and information (collectively, "Intellectual Property Rights") necessary or required for the conduct of its businesses as presently conducted, free and clear of any Liens other than Liens created by the license agreements set forth in Section 2.18 of the Company Disclosure Schedule, and such ownership or other rights to use, sell or license are sufficient for such conduct of its businesses (provided, however, that this sentence shall not be deemed to be a representation or warranty by the Company regarding any infringement by the Company on the intellectual property rights of others). To the knowledge of the Company and except as set forth in Section
2.18 of the Company Disclosure Schedule, all Intellectual Property Rights used in its businesses as now conducted (i) do not infringe on the rights of others and (ii) are valid, subsisting, unexpired, enforceable and have not been abandoned.

     (b) Except as set forth in Section 2.18 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement to which the Company is a party or by which it is bound governing any Intellectual Property Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right or materially impair the right of the Company to use, sell or license any Intellectual Property Right or portion thereof.

     (c) Except as set forth in Section 2.18 of the Company Disclosure Schedule, neither the development, manufacture, marketing, license, sale or intended use of any product currently or within the previous five (5) years licensed or sold by the Company or currently under development by the Company violates any license or agreement between the Company and any third party or, to the knowledge of the Company, infringes any Intellectual Property Right of any other party, and there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting or materially impacting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right or alleging the violation by the Company of any obligation of confidentiality or nondisclosure, nor, to the knowledge of the Company, is there any basis for any such claim, nor has the Company received any notice asserting that any Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Company, is there any basis for any such assertion.

     (d) The Company has taken reasonable steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Intellectual Property Rights, except where the failure to take such steps could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not breached any confidentiality, non-disclosure or other agreement covering any information of third parties as to which there exists an obligation of confidentiality on the part of the Company. Except as set forth in Section 2.18 of the Company Disclosure Schedule, all former and current officers, employees, independent contractors and consultants of the Company have executed and delivered to the Company a written agreement regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons. No current or former officers, employees or consultants of the Company claim an ownership interest in any Intellectual Property Rights as a result of having been involved in the development of such property while employed by or consulting to the Company or otherwise.

     SECTION 2.19.  Opinion of Financial Adviser.  Piper Jaffray, Inc. (the
                    ----------------------------
"Financial Adviser") has delivered to the Company Board its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of all of the Company Shares from a financial point of view. A signed, true, correct and complete copy of such opinion has been delivered to Parent, and such opinion has not been modified in any material respect or withdrawn.

     SECTION 2.20.  Accounting Matters.
                    ------------------

     (a) Neither the Company nor, to the knowledge of the Company, any of its affiliates or stockholders (including, without limitation, the Company Affiliates) has taken or agreed to take any of the following actions in contemplation of, or for purposes of effecting, any reorganization, merger, consolidation, combination or similar transaction (collectively, "Pooling Prevention Events") during the two (2) year period immediately prior to the date hereof: (i) changed the equity interests of any shares of Company Common Stock;
(ii) reacquired any shares of Company Common Stock; (iii) made any distributions to the stockholders of the Company or issued, exchanged or retired any of the Company's securities; or (iv) deprived or restricted the voting rights of any holder of Company Common Stock.

     (b) In addition to the representations and warranties set forth in Section 2.20(a), to the knowledge of the Company, neither the Company nor any of its affiliates or stockholders (including, without limitation, the Company Affiliates) has taken or agreed to take any other action that could prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests."

     (c) The Company has not failed to bring to the attention of Parent any actions, or agreements or understandings, whether written or oral, to act that, to the knowledge of the Company, could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests."

     SECTION 2.21.  Material Contracts.
                    ------------------

     (a) The Company has delivered or otherwise made available to Parent true, correct and complete copies of the following contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company is a party or by which any of its properties or assets are bound:

          (i) any agreement presently in effect for the purchase of inventory, supplies, equipment or other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $100,000;

          (ii) any lease presently in effect or ownership of equipment, machinery or other personal property involving aggregate annual payments in excess of $100,000;

          (iii) any agreement presently in effect for the sale or lease of products or furnishing of its services, except individual purchase orders or aggregate purchase orders from a single customer involving payments of less than $100,000;

          (iv) any joint venture, partnership or other contract or arrangement presently in effect involving the sharing of profits other than license agreements;

          (v) any agreement presently in effect relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets or securities by any other person, or of any other person by it, other than as contemplated herein;

          (vi) any agreement presently in effect containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity material to it or to compete with any person or entity in a business material to it;

          (vii) any agreement presently in effect pursuant to which it has appointed any organization or person to act as its distributor or sales agent or pursuant to which it has been appointed a distributor or sales agent by any third party;

          (viii) any agreement presently in effect with any of its officers, directors or affiliates;

          (ix) any agreement presently in effect for the license of any patent, copyright, trade secret or other proprietary information agreements involving the payment by or to the Company in excess of $25,000;

          (x) any agreement presently in effect involving payments to or obligations of it in excess of $100,000, not otherwise described in this
     Section 2.21; or

          (xi) any agreement of indebtedness or capital equipment leases presently in effect in excess of $100,000 (collectively, together with any such contracts entered into in accordance with Section 4.1, the "Contracts").

     (b)  Except as set forth in Section 2.21 of the Company Disclosure
Schedule:

          (I) There is no default under any Contract either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both could constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case, individually or in the aggregate, in which such default or event could reasonably be expected to have a Material Adverse Effect on the Company;

          (II) No party to any such Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on the Company; and

          (III) To the knowledge of the Company, no party to any such Contract intends to cancel, withdraw, modify or amend any such Contract.

     SECTION 2.22.  Related Party Transactions.  Except as set forth in Section
                    --------------------------
2.22 of the Company Disclosure Schedule, (a) no current or former employee, officer or director of the Company, or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, and (b) none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that such employees, officers or directors, and members of their immediate families, may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any former or current officer or director of the Company is directly interested in any material contract with the Company.

     SECTION 2.23.  Brokers.  No broker, finder or investment banker
                    -------
(other than the Financial Adviser, a true and correct copy of whose engagement agreements have been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates or stockholders (including the Company Affiliates). The Company shall be responsible for all such fees and expenses, except that, as of the Effective Time, the Surviving Corporation shall assume the Company's obligation to pay the Financial Adviser any amounts owing under the terms of the engagement agreements previously provided to Parent.

     SECTION 2.24.  Disclosure.  None of this Agreement or any certificate
                    ----------
delivered by the Company to Parent or Acquisition, or any item of information set forth in the Company Disclosure Schedule or otherwise supplied by or on behalf of the Company to Parent or Acquisition, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made. Except as set forth in Section 2.24 of the Company Disclosure Schedule, the Company does not know of any facts which now or in the future are reasonably likely to cause a Material Adverse Effect on the Company.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION

     Parent and Acquisition hereby represent and warrant to the Company as follows:

     SECTION 3.1.   Organization.
                    ------------

     (a) Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition, the term "Material Adverse Effect" means any change or effect that
(i) is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, or (ii) may materially impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

     (b) Parent has heretofore delivered to the Company accurate and complete copies of the certificates of incorporation and bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 3.2.   Capitalization of Parent.  The authorized capital stock of
                    ------------------------
Parent consists of (a) 600,000,000 shares of Parent Common Stock, of which, as of August 31, 1996, approximately 264,000,000 shares of Parent Common Stock were issued and outstanding and approximately 4,000,000 shares of Parent Common Stock were held in treasury, and (b) 1,000,000 shares of preferred stock, $.01 par value per share, none of which is issued or outstanding. All of the shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of August 31, 1996, approximately 45,000,000 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options and otherwise. Except (i) as described in the Parent SEC Reports (as defined in Section 3.4), (ii) for stock options granted from time to time pursuant to the Parent Stock Option Plan (as defined in Section 4.16) or any other stock incentive plan of Parent or any capital stock issued or issuable from time to time upon the exercise of such stock options and (iii) for issuances of capital stock of Parent from time to time in connection with acquisition transactions that are not, individually or in the aggregate, material to Parent, as of the date hereof, there are outstanding no (A) shares of capital stock or other voting securities of Parent, (B) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, (C) options or other rights to acquire from Parent, and no obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, or (D) equity equivalents of Parent or other similar rights (collectively, "Parent Securities"). Except as described in the Parent SEC Reports, there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent Securities.

     SECTION 3.3.   Authority Relative to this Agreement.  Each of Parent and
                    ------------------------------------
Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and by the limitations imposed by general principles of equity.

     SECTION 3.4.   SEC Reports; Financial Statements.  Parent has filed all
                    ---------------------------------
required forms, reports and documents with the SEC since February 1, 1994, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended January 31, 1994,

1995 and 1996, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since February 1, 1994 and (iii) all other Exchange Act reports filed by Parent with the SEC since February 1, 1994 (the "Parent SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interests, such original financial statements do not reflect such restatements).

     SECTION 3.5.   Information Supplied by Parent.
                    ------------------------------

     (a) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Hearing Documents to be filed with the California Commissioner of Corporations contains or will contain, at the time such information is supplied, at the time such Hearing Documents are filed or at the time the Fairness Hearing is held, or (ii) the Proxy Statement/Information Statement contains or will contain, at the time such information is supplied, on the date such Proxy Statement/Information Statement is mailed to stockholders, at the time the Fairness Hearing is held or at the times of such meeting or meetings of the Company's stockholders, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) In the event that the parties prepare and file with the SEC the S-4 in connection with the issuance of shares of Parent Common Stock in the Merger as contemplated by Section 4.2(b), none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 contains or will contain, at the time the information is supplied, at the time the S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The S-4, if filed, will comply as to form in all material respects with the provisions of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations promulgated thereunder.

     SECTION 3.6.   Consents and Approvals; No Violations.  Except for filings,
                    -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the California Securities Law and other state securities or blue sky laws, the HSR Act, and the filing and recordation of the Certificate of Merger as provided by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or
Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults which would not have a Material Adverse Effect on Parent.

     SECTION 3.7.   No Undisclosed Liabilities.  Except as and to the extent
                    --------------------------
publicly disclosed by Parent, as of July 31, 1996, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent and its subsidiaries (including the notes thereto) as of such date or which would reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 3.8.   No Prior Activities.  Except for obligations incurred in
                    -------------------
connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

     SECTION 3.9.   Brokers.  No broker, finder or investment banker is
                    -------
entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquisition.

     SECTION 3.10.  Accounting Matters.  Neither Parent nor Acquisition has
                    ------------------
taken or agreed to take any action that could prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." Neither Parent nor Acquisition has failed to bring to the attention of the Company any actions, or agreements or understandings, whether written or oral, to act that, to the knowledge of Parent, could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests."

     SECTION 3.11.  Litigation.  Except as publicly disclosed by Parent, there
                    ----------
is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its properties or assets which, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect on Parent or (b) questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transaction contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Parent is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could have a Material Adverse Effect on Parent or could prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.12.  Disclosure.  None of this Agreement or any certificate
                    ----------
delivered by Parent or Acquisition to the Company, or any item of information supplied by or on behalf of Parent or Acquisition to the Company, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made. Neither Parent nor Acquisition knows of any facts which now or in the future are reasonably likely to cause a Material Adverse Effect on Parent.

                                   ARTICLE 4

                                   COVENANTS

     SECTION 4.1.   Conduct of Business of the Company.  Except as otherwise
                    ----------------------------------
contemplated by this Agreement or the Loan Documents, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable efforts to (a) preserve intact its current business organizations, (b) keep available the service of its current officers and employees and (c) preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of Parent:

     (i)  amend its certificate of incorporation or bylaws;

     (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights); provided, however, that the Company shall be permitted to issue shares of Company Common Stock pursuant to any outstanding Company Stock Options and to grant to newly-hired employees and to its existing employees in the ordinary course of business options to acquire up to 150,000 shares of Company Common Stock so long as the grant of any such options does not adversely affect or otherwise jeopardize the "pooling of interests" treatment of the Merger and, provided further, however, that the Company shall be permitted to issue shares of Company Common Stock on conversion of outstanding shares of Company Preferred Stock pursuant to the terms of the Restated Certificate of Incorporation of the Company as in effect on the date hereof;

     (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of its subsidiary;

     (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

     (v) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

     (vi) (A) incur or assume any long-term or short-term indebtedness or issue any debt securities, except for borrowings under the Loan Agreement; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company; (C) except with respect to the issuance of Company Common Stock or Company Stock Options pursuant to clause (ii) above, make any loans, advances or capital contributions to, or investments in, any other person (other than advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (D) pledge or otherwise encumber shares of capital stock of the Company; or (E) mortgage or pledge any of its material assets, tangible or intangible, or create any material Lien thereupon;

     (vii) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units), except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company;

     (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

     (ix) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (x) revalue any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (xi) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

     (xii) make or revoke any material Tax election or settle or compromise any Tax liability material to the Company (or make a request to any Taxing authority to change) any material aspect of its method of accounting for Tax purposes;

     (xiii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice;

     (xiv) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

     (xv) take, propose to any person other than Parent, Acquisition or any affiliate thereof (a "Third Party") to take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through 4.1(xiv).

     SECTION 4.2.   Exemption from Registration or Securities Act Registration.
                    ----------------------------------------------------------

     (a) As soon as practicable following the execution of this Agreement, the parties (i) shall (A) file with the California Commissioner of Corporations an Application for Qualification of Securities by Permit under Section 25121 of the California Securities Law, including a related notice of hearing, the proxy statement of the Company and related disclosure materials (collectively, the "Hearing Documents"), to qualify the shares of Parent Common Stock, and (B) hold a fairness hearing (the "Fairness Hearing") to enable the California Commissioner of Corporations to determine the fairness of the terms and conditions of the Merger pursuant to

Section 25142 of the California Securities Law, and (ii) except as otherwise provided in Section 4.2(b), Parent shall thereby issue the Parent Common Stock to the stockholders of the Company in the Merger in reliance upon the exemption under Section 3(a)(10) of the Securities Act from the registration requirements thereunder.

     (b) In the event that the exemption under Section 3(a)(10) of the Securities Act is not available to the parties or, after holding a Fairness Hearing, the California Commissioner of Corporations does not determine that the terms and conditions of the Merger are fair, then, the parties shall defer the timing of the Effective Time and prepare, and Parent shall file as soon as practicable with the SEC, the S-4 with respect to the shares of Parent Common Stock to be issued to the stockholders of the Company in the Merger. The parties will use their reasonable best efforts to cause the S-4 to be declared effective as soon as practicable after the date of such filing.

     SECTION 4.3.  Stockholders' Meeting; Proxy Statement/Information Statement.
                   ------------------------------------------------------------

     (a) The Company shall (i) call, give notice of, convene and hold a special meeting of the stockholders of the Company to be held for the purpose of voting upon (A) this Agreement, the Merger and related matters and (B) an amendment to the Restated Certificate of Incorporation of the Company to clarify that the Merger Consideration shall be valued on the Closing Date under Article IV,
Section 2(f) for the purposes of determining the liquidation preferences of the holders of Company Shares under Article IV, Section 2 of the Restated Certificate of Incorporation of the Company (the "Articles Amendment") or (ii) solicit written consents to approve this Agreement, the Merger and related matters and the Articles Amendment for a period of at least thirty (30) days. The Company, Parent and Acquisition shall coordinate and cooperate with respect to the timing of such meeting, provided that the Company shall use its best efforts to call, give notice of, convene and hold such meeting, or solicit such written consents, as soon as practicable after the Fairness Hearing or, if applicable, after the S-4 has been declared effective by the SEC.

     (b) The Company shall prepare, with the cooperation of Parent and Acquisition, the Proxy Statement/Information Statement for the stockholders of the Company (i) to approve this Agreement, the Merger and the transactions contemplated hereby and (ii) the Articles Amendment, and Parent shall have a reasonable opportunity to review the form and content of the Proxy Statement/Information Statement and approve the same prior to its mailing to the Company's stockholders, which approval shall not be unreasonably withheld. Each of Parent, Acquisition and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as may be reasonably required or appropriate for inclusion in the Proxy Statement/Information Statement or, if applicable, the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the same.

     (c) The Company shall include in the Proxy Statement/Information Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of this Agreement and the approval of the Merger and the Articles Amendment, and shall use its best efforts to obtain the requisite stockholder approvals. If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Hearing Documents, the S-4 or the Proxy Statement/Information Statement, as applicable, the Company shall promptly so advise Parent and Acquisition and such event shall be so described, and such amendment or supplement (which Parent and Acquisition shall have a reasonable opportunity to review) shall be promptly filed with the California Commissioner of Corporations or the SEC, as applicable, and, if required by law, disseminated to the stockholders of the Company.

     SECTION 4.4.   Other Potential Acquirors.  The Company, its affiliates and
                    -------------------------
their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company. The Company Board shall (a) provide a copy of any such written proposal and a summary of any oral proposal to Parent and Acquisition immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the person making such proposal), (b) afford Parent and Acquisition a reasonable opportunity to respond to such proposal and (c) keep Parent and Acquisition promptly advised of any development with respect thereto. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Acquisition, any affiliate or associate of Parent and Acquisition or any designees of Parent and Acquisition) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company.

     SECTION 4.5.   Access to Information.
                    ---------------------

     (a) Between the date hereof and the Effective Time, the Company will give Parent and Acquisition and their authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company, will permit Parent and Acquisition to make such inspections as Parent and Acquisition may reasonably request and will cause the Company's officers to furnish Parent and Acquisition with such financial and operating data and other information with respect to the business, properties and personnel of the Company as Parent or Acquisition may from time to time reasonably request, provided that no investigation pursuant to this Section 4.5(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

     (b) Between the date hereof and the Effective Time, Parent will cause its officers to furnish to the Company, as the Company may reasonably request from time to time, such financial and operating data and other information with respect to the business, properties and personnel of Parent and Acquisition as may be included in the Parent SEC Reports or is otherwise publicly available, provided that no investigation pursuant to this Section 4.5(b) shall affect or be deemed to modify any of the representations or warranties of Parent or Acquisition.

     (c) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Acquisition within twenty (20) business days after the end of each calendar month (commencing with September 30, 1996), an unaudited balance sheet of the Company as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and, within twenty (20) business days after the end of each calendar quarter, cash flows for the quarter then ended, each prepared in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of the Company and fairly present the financial position of the Company (taking into account the differences between the monthly and quarterly statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

     (d) Each of Parent and Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the Company furnished to Parent or Acquisition in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement dated July 16, 1996, entered into among the Company, Parent and Davidson & Associates, Inc. The Company will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated hereby pursuant to the terms of that certain Confidentiality Agreement dated August 26, 1996, between Parent and the Company.

     SECTION 4.6.  Additional Agreements; Reasonable Efforts.  Subject to the
                   -----------------------------------------
terms and conditions herein provided, each of the parties agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) cooperation in the preparation and filing of the Hearing Documents, the Proxy Statement/Information Statement and, if filed, the S-4, any filings that may be required under the HSR Act, and any amendments or supplements thereto, and in the holding of the Fairness Hearing, (b) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents under existing obligations of the Company or amend any agreements relating thereto to the extent required by such agreements; (c) contesting any legal proceeding relating to the Merger; and (d) the execution and delivery of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party shall take all such necessary action.

     SECTION 4.7.  Consents.  Each of Parent, Acquisition and the Company will
                   --------
use all reasonable efforts to obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement.

     SECTION 4.8.   Public Announcements.  Parent, Acquisition and the Company,
                    --------------------
as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except, in the case of Parent or Acquisition, as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE as determined by Parent in its sole discretion.

     SECTION 4.9.   Directors' and Officers' Indemnification.  Parent and
                    ----------------------------------------
Acquisition agree that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company as provided in the charter or bylaws of the Company, the indemnification agreements of such persons with the Company or otherwise in effect as of the date hereof with respect to matters (a) occurring prior to the Effective Time or (b) as a result of any action taken by the Company Board in connection with the consummation of the Merger shall survive the Merger and shall continue in full force and effect for a period of five (5) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Surviving Corporation shall advance expenses in connection with such indemnification to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided, however, the indemnification provided hereunder shall not be greater than the indemnification permissible pursuant to the charter and bylaws of the Company or such indemnification agreements as in effect as of the date hereof.

     SECTION 4.10.  Notification of Certain Matters.  The Company shall give
                    -------------------------------
prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it to which it is a party or is subject, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (e) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 4.11.  Pooling.  Each of the Company and Parent agrees that it (a)
                    -------
will not engage in, or take any action which might result in, any Pooling Prevention Event and (b) will use its best efforts to refrain from taking any other action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes. The Company will bring to the attention of Parent, and Parent will bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests." Parent shall use commercially reasonable efforts to cause E&Y to deliver to Parent a letter to the effect that pooling-of-interests accounting is appropriate for the Merger if it is closed and consummated in accordance with the terms of this Agreement, and the Company shall use commercially reasonable efforts to cause Price Waterhouse LLP to cooperate fully with E&Y (including, without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to Parent, the Company and E&Y a letter substantially similar to E&Y's letter to Parent) in connection with E&Y's delivery of such letter. The parties acknowledge that the receipt of a letter from Price Waterhouse LLP regarding pooling matters substantially similar to E&Y's letter to Parent is a precondition to E&Y's ability to deliver its letter to Parent. The Company will cause Price Waterhouse LLP to inform all Company Affiliates and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a "pooling-of-interests."

     SECTION 4.12.  Tax-Free Reorganization Treatment.  The Company, on the one
                    ---------------------------------
hand, and Parent and Acquisition, on the other hand, shall execute and deliver at the Closing to Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel to the Company, certificates, in a form reasonably satisfactory to Parent in the case of the Company and substantially in the form attached as Exhibit E in the case of Parent, in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and the Company and Parent shall each provide a copy thereof to the other parties. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of their respective representations in such form, in the case of the Company, or in the form of Exhibit E, in the case of Parent and Acquisition.
---------

     SECTION 4.13.  Taxes.  If any Tax Return is required to be filed on or
                    -----
prior to the Effective Time, the Company shall prepare and timely file such Tax Return in a manner consistent with prior years and all applicable laws and regulations; provided, however, that Parent shall be notified and given an opportunity to review and to comment, prior to the filing thereof, on any such Tax Return (a) which relates to a Tax which is based upon or measured by income,
(b) which is not regularly filed by the Company in connection with the conduct of its business in the ordinary course, or (c) for which Parent requests such opportunity, although neither Parent's approval nor consent shall be required prior to the filing of any such Tax Return.

     SECTION 4.14.  Employment and Non-Competition Agreements.
                    -----------------------------------------

     (a) The Company shall, as of or prior to the Effective Time, enter into an employment agreement with Lawrence S. Gross, on substantially the terms set forth in the form of the

Amended and Restated Employment Agreement attached as Exhibit F, and an
                                                      ---------
employment agreement with Barton Listick, in form and substance acceptable to Parent (such employment agreements being hereinafter referred to as the "Employment Agreements").

     (b) The Company shall, as of or prior to the Effective Time, enter into non-competition agreements with Lawrence S. Gross and Barton Listick, on substantially the terms set forth in the forms of Non-Competition Agreement attached as Exhibit G-1 and Exhibit G-2, respectively (the "Non-Competition
            -----------     -----------
Agreements").

     SECTION 4.15.  Company Affiliates.  The Company has identified to Parent
                    ------------------
each Company Affiliate, and each Company Affiliate (other than those identified in Section 4.15 of the Company Disclosure Schedule) has delivered to Parent on or prior to the date hereof, the Affiliate Letter providing, among other things, that (i) such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Company Affiliate pursuant to the Merger, except as permitted by, and in accordance with, Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act and (ii) until after such time as consolidated financial statements covering at least thirty (30) days of post-merger combined operations of Parent and the Company have been published by Parent, such Company Affiliate will not sell or in any other way reduce such Company Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies" (April 15, 1982), (S) 201.01 (Risk-Sharing Business Combinations Accounted for as Pooling-of-Interests)), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. The Company will use its best efforts to cause each Company Affiliate identified in
Section 4.15 of the Company Disclosure Schedule to execute and deliver Affiliate Letters in form and substance acceptable to Parent as promptly as practicable and, in any event, by no later than October 18, 1996.

     SECTION 4.16.  Parent Stock Option and Employee Bonus Pool.
                    -------------------------------------------

     (a) At the Closing, Parent will grant to certain employees of the Surviving Corporation identified by the Chief Executive Officer of the Company and agreed upon by Parent, options to acquire an aggregate of 300,000 shares of Parent Common Stock ("Parent Stock Options") under the Parent's 1992 Employee Stock Option Plan (the "Parent Stock Option Plan"). The exercise price of each such Parent Stock Option will be equal to the closing price per share of Parent Common Stock as reported on the NYSE on the business day immediately preceding the Effective Time. Each Parent Stock Option will vest over a five (5) year period in accordance with the custom and practice of grants made by Parent to its own employees under the Parent Stock Option Plan.

     (b) As an incentive to cause existing employees of the Company to remain in the employment of the Surviving Corporation following the Merger, the Surviving Corporation will establish a cash bonus pool of up to $1.538 million that will be available for persons who are employees of the Company on the Closing Date and who remain employees of the Surviving Corporation for a minimum of six months following the Closing Date ("Remaining Employees").

On July 1, 1997, the Surviving Corporation will make cash bonus awards totaling approximately 20% of the bonus pool in the aggregate to the Remaining Employees, in specific amounts for each Remaining Employee as determined by the Board of Directors of the Surviving Corporation (each such Remaining Employee's July 1, 1997 cash bonus being referred to as his or her "Base Award"). On each of February 1, 1998, July 1, 1998, February 1, 1999 and July 1, 1999, the Surviving Corporation will make cash bonus awards to each of the Remaining Employees who remains in the employ of the Surviving Corporation as of such date in an amount equal to each Remaining Employee's Base Award.

     SECTION 4.17.  Consent and Waiver.  The Company shall obtain from Lawrence
                    ------------------
S. Gross, William Gross, Barton Listick, George Lichter and Jay Meschel (collectively, the "Management Stockholders"), and shall use its best efforts to obtain from each holder of outstanding Company Preferred Stock (the "Preferred Stockholders"), a signed Consent and Waiver, in substantially the form of Exhibit H (a "Consent and Waiver"), pursuant to which each Management
---------
Stockholder and each such holder shall acknowledge and consent to the methodology adopted or to be adopted by the Company Board in connection with the allocation among the stockholders of the Company of the Merger Consideration to be received in the Merger pursuant to Section 1.8 and the Company's Restated Certificate of Incorporation and shall agree to waive any rights, claims or causes of action such holder may have against Parent, Acquisition, the Company, the Surviving Corporation or any of their respective Affiliated Parties arising out of or relating to the application of such methodology by the Company Board. The Company shall include a form of Consent and Waiver in the Proxy Statement/Information Statement.

     SECTION 4.18.  Stock Exchange Listing.  Parent shall use its reasonable
                    ----------------------
efforts to cause the shares of Parent Common Stock to be issued to the stockholders of the Company in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     SECTION 4.19.  SEC Filings.  Parent shall promptly furnish the Company with
                    -----------
copies of all filings made by Parent with the SEC or any other federal or state Governmental Entity after the date of this Agreement and prior to the Effective Time.

     SECTION 4.20.  Exercise of Company Stock Options.  On the Closing Date,
                    ---------------------------------
the Company will deliver to Parent an annotated copy of Section 2.2 of the Company Disclosure Schedule, certified by an officer of the Company, showing (i) all Company Stock Options that have been granted since the date of this Agreement, (ii) all Company Stock Options that have been exercised since the date of this Agreement and (iii) all Company Stock Options that shall be cancelled in exchange for Parent Replacement Options pursuant to Section 1.11.

     SECTION 4.21.  Certain Filing by Parent.  If the Closing Date shall occur
                    ------------------------
at any time after December 31, 1996, Parent agrees to file with the SEC under the Exchange Act, as soon as practicable (but no later than thirty (30) days) after the results of the combined operations of Parent and the Surviving Corporation for a full thirty (30)-day calendar month become available, a Current Report on Form 8-K reporting such results of operations.

    SECTION 4.22.  Termination of Certain Side Letters.  The Company entered
                    -----------------------------------
into a letter agreement dated June 8, 1994 with Steven Spielberg and a letter agreement dated August 19, 1994 with Random House, in each case with respect to, among other things, the issuance of additional securities of the Company under certain circumstances. The Company agrees to use its best efforts to cause the termination of each such letter agreement on or prior to the Closing Date.

     SECTION 4.23.  Delivery of Certified Financial Statements.  The Company
                    ------------------------------------------
shall use its best efforts to deliver to Parent, as soon as practicable but in any event no later than the Closing Date, the restatement, if any, of the Company's financial statements identified in Section 2.4(a)(i), certified by Price Waterhouse LLP; provided, however, that in no event shall any such restatement or restatements, in the aggregate, result in a reduction of more than $400,000 in the assets of the Company or the historic revenues or earnings of the Company or an increase of more than $400,000 in the liabilities of the Company.

     SECTION 4.24.  Defaults Under the Silicon Loan Documents.  The Company
                    -----------------------------------------
shall use its best efforts to cure any defaults under or violations of the Silicon Loan Documents and/or obtain a duly executed waiver by Silicon Valley Bank of such defaults or violations, in form and substance satisfactory to Parent.

                                   ARTICLE 5

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 5.1.  Conditions to Each Party's Obligations to Effect the Merger.
                   -----------------------------------------------------------
The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

     (d) the issuance of a favorable fairness determination from the California Commissioner of Corporations in the Fairness Hearing (without the imposition of any material conditions or changes to the terms of the Merger) and a permit to issue the Parent Common Stock to the stockholders of the Company in the Merger or, if a favorable fairness determination shall not have been so issued, the S-4 contemplated by Section 4.2(b) shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 5.2.   Conditions to the Obligations of the Company.  The
                    --------------------------------------------
obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the aggregate effect of any inaccuracies in the representations and warranties of Parent and Acquisition contained in this Agreement or in any other document delivered pursuant hereto has not had at and as of the Effective Time, and is not reasonably likely to have, a Material Adverse Effect on Parent and its subsidiaries taken as a whole, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (b) each of the obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (c) the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

     (d) the opinions of (i) Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel to the Company, addressed to the Company and its stockholders to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Robert Tucker, Esq., special counsel to Parent and Acquisition, to the effect that the Parent Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, shall have been delivered, and such opinions shall not have been withdrawn or modified in any material respect;

     (e) Parent shall have granted to certain employees of the Surviving Corporation identified by the Chief Executive Officer of the Company and agreed upon by Parent the Parent Stock Options as contemplated by, and in accordance with, Section 4.16; and

     (f) there shall have been no events, changes or effects with respect to Parent or Acquisition or any of their respective subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent and, at the Closing, Parent shall have delivered to the Company a certificate to that effect.

     SECTION 5.3.   Conditions to the Obligations of Parent and Acquisition.
                    -------------------------------------------------------
The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) each of the representations and warranties of the Company contained in this Agreement or in any other document delivered pursuant hereto is true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to such effect; provided, however, that for any representation or warranty other than those contained in Sections 2.1, 2.2(b) or (d), 2.3, 2.5 or 2.9, it shall only be a condition to closing that the aggregate effect of any inaccuracies in such representations or warranties shall not have had, between the date hereof and the Effective Time and at and as of the Effective Time, and shall not be reasonably likely to have, a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company, or have resulted in, or be reasonably likely to result in, a decrease in the value of the assets of the Company or an increase in the liabilities of the Company of in excess of $5.0 million; and provided further, however, that, except as otherwise provided in Section 1.12(c), notwithstanding the occurrence of the Closing, neither Parent nor Acquisition shall be deemed to have waived or otherwise limited its right to recover Losses pursuant to Section 1.12 or otherwise for any breach of or inaccuracy in any such representations and warranties of the Company.

     (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

     (c) each Company Affiliate shall have performed his or its obligations under the applicable Affiliate Letter, and Parent shall have received a certificate signed by each of them to such effect;

     (d) Parent shall have received a letter from E&Y to the effect that "pooling-of-interests" accounting is appropriate for the Merger if the Merger is closed and consummated in accordance with the terms of this Agreement, and such letter shall not have been withdrawn or modified in any material respect.

     (e) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents or approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company;

     (f) the number of Company Dissenting Shares as of the Effective Time shall not exceed 9% of the then issued and outstanding Company Shares (with each share of Company Preferred Stock being converted into the number of shares of Company Common Stock into which such share of Company Preferred Stock may be converted);

     (g) the Escrow Agreement shall have been duly executed and delivered by the Company, the Escrow Committee and The Bank of Boston, in its capacity as escrow agent, and shall be in full force and effect;

     (h) the Employment Agreement between the Company and Lawrence S. Gross shall be in full force and effect, and Lawrence S. Gross shall be in good physical and mental health and capable of performing his obligations under such Employment Agreement;

     (i)  the Non-Competition Agreements shall be in full force and effect;

     (j) (i) the Restated Investors' Rights Agreement dated as of September 25, 1995, by and among the Company, the persons listed on Exhibit A thereto as Investors, the persons listed on Exhibit A thereto as Founders, and William Lohse and William Gross, as amended from time to time, and (ii) all registration rights existing with respect to any Company Securities, shall have been terminated, and Parent and Acquisition shall have received written evidence of the same;

     (k) the Articles Amendment shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company;

     (l) all of the Management Stockholders, together with Preferred Stockholders holding at least 90% of the Company Shares held by all Preferred Stockholders, shall have executed and delivered to the Company a Consent and Waiver as contemplated by Section 4.17, or each share of Company Preferred Stock shall have been converted prior to the Effective Time into shares of Company Common Stock pursuant to Article IV, Section 5(c)(i) of the Restated Certificate of Incorporation of the Company;

     (m) William Gross shall have executed and delivered to the Company an internet domain assignment agreement, substantially in the form of Exhibit I,
                                                                   ---------
pursuant to which Mr. Gross will assign the entire right, title and interest held by him and/or certain entities owned or controlled (in whole or in part) by him in the internet domain names and related intellectual property identified in such form;

     (n) each of the Company Affiliates identified in Section 4.15 of the Company Disclosure Schedule shall have executed and delivered the Affiliate Letter; and

     (o) there shall have been no events, changes or effects with respect to the Company having or which could reasonably be expected to have a Material Adverse Effect on the Company and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect.

                                   ARTICLE 6

                        TERMINATION; AMENDMENT; WAIVER

     SECTION 6.1.   Termination.  This Agreement may be terminated and the
                    -----------
Merger may be abandoned at any time, but prior to the Effective Time:

     (a)  by mutual written consent of Parent, Acquisition and the Company;

     (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by January 15, 1997, or as otherwise extended by the parties or as contemplated by the penultimate paragraph of this
Section 6.1 (the "Termination Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have directly resulted in the failure of the Effective Time to occur on or before said date;

     (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) would be incapable of being satisfied by the Termination Date,
(ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, provided that, with respect to clauses (i) and (ii) above, the Company has not materially breached any of its obligations hereunder and has not failed to timely cure such breach, or (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger or solicited written consents to approve the Merger for thirty (30) days and, in either case, shall have failed to obtain the requisite vote or consent of its stockholders;

     (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Termination Date, (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Parent or Acquisition thereof, provided that, with respect to clauses (i) or
(ii) above, neither Parent nor Acquisition has materially breached any of their respective obligations hereunder and has not failed to timely cure such breach,
(iii) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this

Agreement or the Merger, or shall have recommended to the Company's stockholders a Third Party Acquisition (as defined below) or a Significant Acquisition (as defined below), or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger or to solicit written consents to approve the Merger, or shall have adopted any resolution to effect any of the foregoing, or (iv) the Company shall have convened a meeting of its stockholders to vote upon the Merger or solicited written consents to approve the Merger for thirty (30) days and, in either case, shall have failed to obtain the requisite vote or consent of its stockholders.

     (e) by Parent and Acquisition if each of the Company Affiliates identified in Section 4.15 of the Company Disclosure Schedule shall not have executed and delivered Affiliate Letters in form and substance acceptable to Parent on or before October 18, 1996.

     Notwithstanding Section 6.1(b), in the event that the parties prepare, and Parent files with the SEC, the S-4 as contemplated by Section 4.2(b), the Termination Date shall be January 31, 1997, or as otherwise extended by the parties, provided that if the S-4 is filed with the SEC and, as of January 31, 1997, (A) the S-4 shall not have been declared effective by the SEC, or (B) the S-4 shall have been declared effective by the SEC but a sufficient period of time has not transpired since the date the S-4 shall have been declared effective to allow the Company to mail the Proxy Statement/Information Statement to its stockholders, to solicit proxies to approve the Merger and the Articles Amendment and to convene a special meeting of stockholders to vote on the Merger, or (C) if the Company elects to solicit written consents to the Merger and the Articles Amendment in lieu of holding a special meeting of stockholders, the S-4 shall have been declared effective but sufficient consents of the stockholders of the Company approving the Merger and the Articles Amendment shall not have been received and the Company has not been able to solicit such consents for at least thirty (30) days following the effective date of the S-4, then, in any such case, the Termination Date shall be automatically extended to a date which is sixty (60) days following the date upon which the S-4 shall have been or is declared effective by the SEC.

     The term "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company; or (iii) the acquisition by a Third Party of 30% or more of the outstanding shares of Company Common Stock. The term "Significant Acquisition" means the acquisition by the Company, by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 40% of the annual revenues, net income or assets of the Company.

     SECTION 6.2.   Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.5(c), 6.3, 7.5, 7.8 and
7.9. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 6.3. Expenses.
                  --------

     (a) Upon the termination of this Agreement pursuant to Section 6.1(c)(iii) or Section 6.1(d), the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten (10) business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $250,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to counsel to any of the foregoing, and accountants). If Parent or Acquisition shall submit a request for reimbursement hereunder, Parent or Acquisition will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount requested (not to exceed $250,000) no later than ten (10) business days following such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.

     (b) Upon the termination of this Agreement pursuant to Section 6.1(c)(i) or (ii), Parent shall reimburse the Company and their affiliates (not later than ten (10) business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $425,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If the Company shall have submitted a request for reimbursement hereunder, the Company will provide Parent in due course with invoices or other reasonable evidence of such expenses upon request. Parent shall in any event pay the amount requested (not to exceed $425,000) no later than ten (10) business days following such request, subject to Parent's right to demand a return of any portion as to which invoices are not received in due course.

     (c) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 6.4.   Amendment.  This Agreement may be amended by action taken
                    ---------
by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

     SECTION 6.5.  Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth
                                      48
in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.1.   Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties made herein shall be deemed to have been made as of the Effective Time and, for purposes of Section 1.12 and the Escrow Agreement, survive the Effective Time and continue until the Escrow Release Date (except to the extent that claims against the Escrowed Parent Common Stock shall have been made during such period, in which case such survival period shall continue until such claims have been resolved).

     SECTION 7.2.   Entire Agreement; Assignment.  This Agreement, together
                    ----------------------------
with the Loan Documents, and the Confidentiality Agreements referred to in
Section 4.5(d), (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 7.3.   Validity.  If any provision of this Agreement, or the
                    --------
application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     SECTION 7.4.   Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

          if to Parent or Acquisition:  CUC International Inc.
                                        707 Summer Street
                                        Stamford, CT  06901
                                        Attention:  Amy N. Lipton, Esq.
                                        Facsimile:  (203) 348-1982

          with copies to:               Davidson & Associates, Inc.
                                        19840 Pioneer Avenue
                                        Torrance, CA  90503
                                        Attention:  Paula V. Duffy, Esq.
                                        Facsimile:  (310) 793-0735

                                       Gibson, Dunn & Crutcher LLP
                                       333 South Grand Avenue
                                       Los Angeles,  CA
                                       Attention:  Bradford P. Weirick, Esq.
                                       Facsimile:  (213) 229-6765

          if to the Company:           Knowledge Adventure, Inc.
                                       1311 Grand Central Avenue
                                       Glendale, CA.  91201
                                       Attention:  Lawrence S. Gross
                                       Facsimile: (818) 246-9186

          with a copy to:              Gunderson Dettmer Stough Villeneuve
                                       Franklin and Hachigian, LLP
                                       600 Hansen Way, 2nd Floor
                                       Palo Alto, CA.  94304
                                       Attention:  Margaret E. Nibbi, Esq.
                                       Facsimile:  (415) 843-0314

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 7.5.   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     SECTION 7.6.   Headings; Construction.  The descriptive headings herein
                    ----------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement, Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

     SECTION 7.7.   Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 7.8.   Specific Performance.  The parties acknowledge that
                    --------------------
irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     SECTION 7.9.   Brokers.  Except as otherwise provided in Section 6.3, the
                    -------
Company agrees to indemnify and hold harmless Parent and Acquisition from and against any and all liability to which Parent and Acquisition may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company.

     SECTION 7.10.  Counterparts.  This Agreement may be executed in one or
                    ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     SECTION 7.11.  Definition of Knowledge.  When any fact is stated to be to
                    -----------------------
the "knowledge of the Company," such reference shall mean that one or more of the members of the Company Board and/or any of the following executive officers or employees of the Company knows or should have known in the normal course of business of the existence or non-existence of such fact: Lawrence S. Gross, William Gross, Barton Listick and George Lichter.

     SECTION 7.12.  Recapitalization.  Whenever (a) the number of outstanding
                    ----------------
shares of Parent Common Stock is changed after the date hereof by reason of a subdivision or combination of shares, whether effected by reclassification of shares or otherwise or (b) Parent pays a stock dividend or makes a similar stock distribution on shares of Parent Common Stock, each specified number of shares of Parent Common Stock referred to in this Agreement, the Escrow Agreement or any other document or agreement executed and delivered in connection herewith and each specified per share amount (other than par values) with respect to shares of Parent Common Stock (including, without limitation, $36.22 wherever such figure appears) referred to herein or therein shall be adjusted.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                       KNOWLEDGE ADVENTURE, INC., a
                                       Delaware corporation


                                       By: /s/ Lawrence S. Gross
                                           ------------------------------------
                                           Lawrence S. Gross
                                           President



                                       CUC INTERNATIONAL INC., a Delaware
                                       corporation


                                       By: /s/ Robert M. Davidson
                                           ------------------------------------
                                           Robert M. Davidson
                                           Vice Chairman



                                       KA ACQUISITION CORP., a Delaware
                                       corporation


                                       By: /s/ Paula V. Duffy
                                           ------------------------------------
                                           Paula V. Duffy
                                           Vice President

                                   EXHIBIT A

                                    FORM OF
                             CERTIFICATE OF MERGER
                             ---------------------



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT B

                       DIRECTORS OF SURVIVING CORPORTION
                             AT THE EFFECTIVE TIME
                             ---------------------



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT C

                       OFFICERS OF SURVIVING CORPORTION
                             AT THE EFFECTIVE TIME
                             ---------------------



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT D

                                    FORM OF
                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT is made and entered into as of the ___th day of _________, 199__, by and among CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), KNOWLEDGE ADVENTURE, INC., a Delaware corporation (the "Company"), the persons listed on the signature page hereto in their respective capacities as members of the escrow committee (the "Escrow Committee") acting on behalf of all of the Company Stockholders (as defined below), and ______________________, in its capacity as escrow agent (the "Escrow Agent").

                                R E C I T A L S
                                ---------------

     A. Parent, KA Acquisition Corp., a Delaware corporation and a wholly owned direct subsidiary of Parent ("Acquisition Sub"), and the Company have entered into an Agreement and Plan of Merger dated as of October __, 1996 (collectively, with all schedules, exhibits, amendments and certificates referred to therein, the "Merger Agreement"), which provides for the acquisition by Parent of the Company by way of a merger of Acquisition Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     B. The Merger Agreement provides that at the Effective Time of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, certain shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") to be issued to the stockholders of the Company immediately prior to the Effective Time (the "Stockholders") and the holders, if any, of all Preferred Options that remain outstanding and unexercised immediately prior to the Effective Time (the "Preferred Optionholders" and, collectively with the Stockholders, the "Company Stockholder") in the Merger will be deposited into an escrow account and held by the Escrow Agent pursuant to the terms of this Agreement.

     C. Pursuant to Section 3.1 hereof and Section 1.12(b) of the Merger Agreement, and by virtue of the approval by the Stockholders of the Merger Agreement and the Merger, the Company Stockholders shall be deemed to have, without any further action on the part of Parent, the Company or any Company Stockholder, irrevocably appointed the Escrow Committee as their attorney-in-fact to act on behalf of the Company Stockholders with respect to the Escrow Shares (as defined below).

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                           ESCROW AND ESCROW SHARES
                           ------------------------

     SECTION 1.1    ESCROW.  At the Closing, nine percent (9%) of the shares of
                    ------
Parent Common Stock (rounded up to the nearest whole share) to be issued to the Company Stockholders in the Merger shall be withheld pro rata from the number of shares of Parent Common Stock to be received by each Company Stockholder and delivered to the escrow agent for deposit into an escrow account (such shares of Parent Common Stock to be delivered to the Escrow Agent for deposit into the escrow account are referred to herein as the "Escrow Shares"). The initial number of Escrow shares is _________, and the initial number of Escrow Shares beneficially owned by each company stockholder is set forth in Exhibit A. The
                                                               ---------
Escrow Agent shall deposit into the escrow account certificates representing the shares of Parent Common Stock constituting the Escrow Shares, which certificates shall be in the names of each of the Company Stockholders. The Escrow Agent shall hold, distribute and release the Escrow Shares in accordance with the terms and conditions of this Agreement.

                                  ARTICLE II

                         APPLICATION OF ESCROW SHARES
                         ----------------------------

     SECTION 2.1    DISTRIBUTION OF ESCROW SHARES.
                    -----------------------------

     (a) The Escrow Shares shall be held as a source of satisfaction of indemnification claims made by Parent, Acquisition Sub or, after the Effective Time, the Company, and their respective Affiliated Parties (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") under Section 1.12(a) of the Merger Agreement.

     (b) Within five (5) business days after the earlier to occur of (i) the four (4) month anniversary of the Closing of the Merger and (ii) the date upon which audited consolidated financial statements of Parent, which include the results of operations of the Company, shall have been completed and Parent shall have received a signed opinion from Ernst & Young LLP, its independent auditors, with respect to such financial statements, the Escrow Agent shall, upon receipt of written notice from Parent (with a copy delivered simultaneously by Parent to the Escrow Committee), distribute to the respective Company Stockholders the Escrow Shares (rounded down to the nearest whole share) then held in the escrow account pursuant to this Agreement and Section 1.12(b) of the Merger Agreement, less the number of Escrow Shares (rounded up to the nearest whole share) having
----
a fair market value most nearly equal to the aggregate amount of all pending claims asserted by the Indemnified Parties (determined in accordance with Section 2.1(c)), with the value of such pending claims determined in good faith by the Board of Directors of Parent, after taking into account such factors as such Board of Directors shall deem appropriate. If the Escrow Committee does not agree with the determination made by the Board of Directors of Parent of the value of such pending claims and promptly furnishes a written objection to the Escrow Agent and Parent stating in detail the nature of its objection, the value of such pending claims shall be finally determined by arbitration in accordance with Section 2.5. Each Company Stockholder shall receive in any such distribution the number of Escrow Shares then held in the escrow account for the account of such Company Stockholder, less such Company
                                                            ----
Stockholder's pro rata share of the number of Escrow Shares to be held in the escrow account in respect of such pending claims.

     (c) For purposes of calculating the number of Escrow Shares having a "fair market value most nearly equal to the aggregate amount of any pending claims asserted by the Indemnified Parties" under Section 2.1(b), the value of one share of Parent Common Stock shall be equal to $36.22.

     (d) The Escrow Shares not distributed to the Company Stockholders pursuant to Section 2.1(b) shall be retained by the Escrow Agent in the escrow account until all pending claims asserted by the Indemnified Parties shall have been resolved (by mutual agreement or otherwise) and the Escrow Agent shall have received written instructions from Parent to distribute such Escrow Shares; provided, however, that upon the resolution of less than all of the claims pending at any time, the Escrow Agent shall, upon receipt of written instructions from Parent, deliver to the Company Stockholders such number of Escrow Shares (rounded down to the nearest whole share) as is indicated in such written notice and as is most nearly equal to the excess of the fair market value of the Escrow Shares then held over the aggregate amount of all remaining unresolved and pending claims as determined above. The number of Escrow Shares to be so distributed to each Company Stockholder shall be determined in the same manner as set forth in Section 2.1(b).

     SECTION 2.2    PROCEDURE FOR INDEMNIFICATION OF PARENT AND THE OTHER
                    -----------------------------------------------------
INDEMNIFIED PARTIES (NON-THIRD PARTY CLAIMS).  If any Indemnified Party shall
--------------------------------------------
have any indemnification claim pursuant to Section 1.12(a) of the Merger Agreement for which it seeks recourse against the escrow shares, it shall promptly give written notice thereof to the Escrow Agent and the Escrow Committee, including in such notice a brief description of the nature of the claim and the amount thereof. If the Escrow Committee objects to the allowance of such claim, it shall give written notice to such Indemnified Party and the Escrow Agent within thirty (30) days following receipt of such notice of claim, stating in detail the nature of its objection and that it does not consent to the delivery of any Escrow Shares for application to such claim. If no such written notice is received by such Indemnified Party and the Escrow Agent within such thirty (30) day notice period or notice is timely received from the Escrow Committee stating that no objection will be made, the Escrow Agent shall, within five (5) days after the expiration of such notice period or timely receipt of such notice from the Escrow Committee, deliver to parent from the escrow account the number of Escrow Shares (rounded up to the nearest whole share) that has a fair market value (determined as provided in Section 2.1(c)) most nearly equal to the aggregate amount of the then existing claim to be satisfied or, if the aggregate amount of the then existing claim to be satisfied is greater than the fair market value of the escrow shares then held in the escrow account, all of the Escrow Shares remaining in the escrow account. If the Escrow Committee provides such Indemnified Party and the Escrow Agent with such written notice within such thirty (30) day notice period, the Escrow Agent shall continue to hold the number of Escrow shares (rounded to the nearest whole share) that has a fair market value (determined as provided in Section 2.1(c)) most nearly equal to the aggregate amount of the claim to be satisfied until the rights of such Indemnified Party and the Company Stockholders with respect thereto have been agreed upon by parent and the Escrow Committee (or otherwise resolved in accordance with section 2.5) and the Escrow Agent receives joint written instructions from parent and the Escrow Committee directing the disposition of such Escrow Shares. If any distribution to an indemnified party in satisfaction of a claim hereunder involves fewer than all of the Escrow Shares, the number of Escrow Shares so distributed shall be deducted pro rata from the number of Escrow Shares then held in the escrow account for the account of each Company Stockholder at the time of such distribution.

     SECTION 2.3  PROCEDURE FOR INDEMNIFICATION OF PARENT AND THE OTHER
                  -----------------------------------------------------
INDEMNIFIED PARTIES FOR THIRD PARTY CLAIMS.
-------------------------------------------

     If any Indemnified Party shall have a claim based upon the assertion of liability by a third party and shall seek indemnification with respect to such claim pursuant to Section 1.12 of the Merger Agreement, it shall follow the procedures set forth in Section 2.2. In addition, such Indemnified Party may select and employ counsel in connection with such claim (which counsel shall be subject to the reasonable approval of the Escrow Committee, which approval shall not be unreasonably withheld), and such Indemnified Party shall be reimbursed from the escrow account for all fees and expenses of such counsel reasonably incurred by such Indemnified Party as such fees and expenses accrue, in accordance with the procedures set forth in Section 2.2 for the satisfaction of claims.

     SECTION 2.4  OWNERSHIP OF ESCROW SHARES; VOTING RIGHTS.  The Company
                  -----------------------------------------
Stockholders shall remain the registered owners of the Escrow Shares held for their respective accounts, subject to any claims made by the Indemnified Parties. The Company Stockholders shall retain the right to vote their respective Escrow Shares and receive distributions thereon, as well as the obligation to pay all taxes, assessments, and charges with respect thereto. notwithstanding anything to the contrary, the Company Stockholders shall not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of any of their Escrow Shares (or any interest therein), and any distribution of Parent Common Stock on or with respect to such escrow shares, and any other securities into which such Escrow Shares may be changed or for which they may be exchanged pursuant to corporate action on the part of parent affecting holders of Parent Common Stock generally, shall be delivered to the Escrow Agent and, upon such delivery and receipt, held in the escrow account and made subject to the provisions of this Agreement. Any amounts earned and received into the escrow account on account of such Escrow Shares (including, without limitation, dividends or other distributions) shall be distributed pro rata to the Company Stockholders (based upon the number of shares of Parent Common Stock then held in the escrow account for the account of each Company Stockholder at the time of receipt of such amounts) from time to time upon the written request of the Escrow Committee. The Escrow Agent shall have no responsibility or liability for shares or property not delivered and received by it.

     SECTION 2.5  ARBITRATION.  Any dispute or controversy involving an
                  -----------
indemnification claim by Parent or any other Indemnified Party pursuant to
Section 1.12(a) or (b) of the Merger Agreement or this Agreement shall be finally settled by arbitration in Los Angeles, California, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by one (1) arbitrator, who shall be a retired judge, chosen by mutual agreement of Parent and the Escrow Committee. Failing such agreement, the arbitrator shall be chosen in accordance with the foregoing Commercial Arbitration Rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated; (b) depositions of all party witnesses; and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. The prevailing party in any such arbitration shall be entitled to recover its cost and expenses (including, without limitation, attorneys' fees) of any such arbitration. The Escrow Committee and Parent shall use their best efforts to cause the arbitrator to decide the matter submitted for arbitration pursuant hereto within ninety (90) days after the formal appointment of the arbitrator. Upon final settlement of any claim pursuant to this Section 2.5, the arbitrator shall provide written notice thereof to the Escrow Agent.

                                  ARTICLE III

                         AUTHORITY AND INDEMNIFICATION

                              OF ESCROW COMMITTEE
                              -------------------

     SECTION 3.1  AUTHORITY.  Upon the approval by the Stockholders of the
                  ---------
Merger Agreement and the Merger and in consideration of the issuance of the Escrow Shares to the Company Stockholders in the Merger, the Company Stockholders shall be deemed to have irrevocably appointed Michael Levinthal and John Feiber as members of the Escrow Committee to act as their attorney-in-fact to consent to, contest, settle, compromise or otherwise dispose of any claim made by Parent or any other Indemnified Party in accordance with this Agreement. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. The Escrow Committee shall be empowered to act by majority vote with respect to all matters arising under this Agreement.

     SECTION 3.2  INDEMNITY.  No Escrow Committee member shall be liable to
                  ---------
anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted to be taken by him in good faith or for any mistake of fact or law for anything which he may do or refrain from doing in connection herewith, unless caused by or arising out of his own gross negligence or willful misconduct. The Escrow Committee shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Company Stockholders shall, jointly and severally, indemnify and hold harmless the Escrow Committee, and each of them, from any and all liability and expense arising out of any action taken or omitted to be taken by the Escrow Committee in accordance with this Agreement, except where such liability or expense is a result of the gross negligence or willful misconduct of the Escrow Committee (or any Escrow Committee member).

     SECTION 3.3  REPLACEMENT OF MEMBER.  If any member of the Escrow Committee
                  ---------------------
shall die, become disabled or otherwise be unable or unwilling to fulfill his responsibilities hereunder, the remaining members of the Escrow Committee shall select a replacement member. The remaining members of the Escrow Committee shall notify in writing Parent and the Escrow Agent of any change in the composition of the Escrow Committee.

                                   ARTICLE IV

                                  ESCROW AGENT
                                  ------------

     SECTION 4.1  DUTIES AND OBLIGATIONS.  The duties and obligations of the
                  ----------------------
Escrow Agent are exclusively set forth in this Agreement, as they may be amended from time to time. The Escrow Agent may request and rely upon, and shall be protected in acting or refraining from acting upon, any written notice, request, waiver, consent, receipt or other document from Parent, the Company or the Escrow Committee (or any Escrow Committee member), not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no notice of invalidity, lack of authority or other deficiency.

     The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted to be taken by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for any liability caused by or arising from its own gross negligence or willful misconduct.

     The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel. The Escrow Agent shall be entitled to request written instructions from Parent or the Escrow Committee, as the case may be, and shall have the right to refrain from acting until it has received such written instructions.

     No provision in this Agreement or in the Merger Agreement shall require the Escrow Agent to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Escrow Agent shall be promptly paid or reimbursed upon request for any and all expenses, fees, costs, disbursements or advances which may be incurred or made by it in accordance with the provisions hereof (including reasonable compensation, and any expenses and disbursements of Escrow Agent's counsel, and all agents not regularly in Escrow Agent's employ).

     SECTION 4.2  RISK OF LOSS.  The Escrow Agent acknowledges and agrees that
                  ------------
the Escrow Agent bears the exclusive risk of loss, theft or damage with respect to the Escrow Shares in its possession.

     SECTION 4.3  COMPENSATION OF ESCROW AGENT.  Parent shall pay to the Escrow
                  ----------------------------
Agent compensation in respect of the duties and obligations of the Escrow Agent under this Agreement. Upon the execution of this Agreement and the delivery of the Escrow Shares to the Escrow Agent, the Escrow Agent shall be entitled to a one-time escrow fee of $_______; provided that in the event that the escrow contemplated by this Agreement remains in effect after the six month anniversary of the consummation of the Merger, then the Escrow Agent shall be entitled to receive from Parent such additional escrow fees as the parties may agree.

     SECTION 4.4  RESIGNATION; SUCCESSOR ESCROW AGENT.  The Escrow Agent may
                  -----------------------------------
resign at any time by giving not less than sixty (60) days' prior written notice thereof to each of Parent and the Escrow Committee. Upon receipt of the Escrow Agent's notice of resignation, Parent and the Escrow Committee may appoint a successor escrow agent. Upon the acceptance by a successor escrow agent of the appointment as escrow agent hereunder and the transfer to such successor escrow agent of the Escrow Shares then remaining in the escrow account, the resignation of the Escrow Agent shall become effective and the Escrow Agent shall be discharged from any future duties and obligations under this Agreement.

     SECTION 4.5  INDEMNITY.  Parent, on the one hand, and the Company
                  ---------
Stockholders, on the other hand, hereby agree to jointly and severally indemnify and hold harmless the Escrow Agent against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim asserted by any person (other than a party to this Agreement), except in those cases where such loss, liability or expense is caused by or arises from the gross negligence or willful misconduct of the Escrow Agent.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

     SECTION 5.1 NOTICES. Unless otherwise provided, all notices or other
                 -------
communications required or permitted to be given to the parties shall be in writing and shall be deemed to have been given if personally delivered (including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient), or three (3) days after mailing by certified or registered mail, return receipt requested, first class postage-prepaid, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 5.1):

     If to Parent, the          CUC International Inc.
     Company or any             707 Summer Street
     other Indemnified          Stamford, CT.  06901
     Party:                     Attention:  Amy N. Lipton, Esq.
                                Facsimile:  (203) 348-1982



                                with copies to:
                                --------------

                                Davidson & Associates, Inc.
                                19840 Pioneer Avenue
                                Torrance, CA  90503
                                Attention:  Paula V. Duffy, Esq.
                                Facsimile:  (310) 793-0735

                                Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                                Los Angeles,  CA
                                Attention:  Bradford P. Weirick, Esq.
                                Facsimile:  (213) 229-6765

     If to the Escrow           ___________________________
      Committee:                ___________________________
                                Attention:  __________________
                                Facsimile:  __________________

     If to the Escrow Agent:    ___________________________
                                ___________________________
                                Attention:  __________________
                                Facsimile:  __________________

     SECTION 5.2  TERMINATION. This Agreement shall terminate upon the mutual
                  -----------
written express agreement of Parent and the Escrow Committee. In any event, this Agreement shall terminate when all of the Escrow Shares remaining in the escrow account shall have been distributed according to the terms hereof.

     SECTION 5.3  GOVERNING LAW.  The validity, construction, interpretation and
                  -------------
enforcement of this Agreement shall be determined and governed by the laws of the State of Delaware, excluding the conflicts and choice of law principles.

     SECTION 5.4  SEVERABILITY.  The invalidity or unenforceability of any
                  ------------
provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Agreement or the applicability of such provision, as the case may be.

     SECTION 5.5  CONSTRUCTION; INTERPRETATION.  The headings contained in this
                  ----------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party. In the event of a conflict between the terms of this Agreement and the Merger Agreement, the terms of the Merger Agreement shall govern.

     SECTION 5.6  COUNTERPARTS.  This Agreement may be signed in two or more
                  ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     SECTION 5.7  TRANSFER OF INTERESTS.  None of the Company Stockholders shall
                  ---------------------
sell, transfer, pledge, hypothecate or otherwise dispose of any Escrow Shares, or any interest therein prior to the distribution of such Escrow Shares in accordance with Section 2.1 above.

     SECTION 5.8  TAXES.  For purposes of federal and state income taxation, the
                  -----
Escrow Shares shall be treated as owned by the Company Stockholders as provided in Section 2.4, and this Agreement shall be interpreted in a manner to effect the Company Stockholders' ownership of the Escrow Shares for such tax purposes.

     IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

                                PARENT
                                ------
                                CUC INTERNATIONAL INC., a Delaware corporation By:_______________________________
                                Name:
                                Its:

                                COMPANY
                                -------
                                KNOWLEDGE ADVENTURE, INC., a Delaware
                                corporation
                                By:_______________________________
                                Name:
                                Its:

                                ESCROW COMMITTEE
                                ----------------
                                _______________________________
                                Name:
                                _______________________________
                                Name:
                                _______________________________
                                Name:

                                ESCROW AGENT
                                ------------
                                _______________________________
                                By:_______________________________
                                Name:
                                Its:

                                   EXHIBIT E

                                    FORM OF

                           TAX CERTIFICATE OF PARENT
                           -------------------------

                             CUC International Inc.

                               707 Summer Street

                               Stamford, CT 06901



                         [Insert Date of Closing], 1996


Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

600 Hansen Way, Second Floor

Palo Alto, CA  94304

          Re: Merger pursuant to the Agreement and Plan of Merger (the "Agreement"), dated October 11, 1996, among KA Acquisition Corp., a Delaware corporation ("Sub"), CUC International Inc., a Delaware corporation ("Parent"), and Knowledge Adventure, Inc., a Delaware corporation ("Target")

Ladies and Gentlemen:

          This letter is supplied to you in connection with your rendering of opinions pursuant to Section 5.2(d)(i) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

          A.   Representations.  After due inquiry and investigation
               ---------------
regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that, assuming the Merger were to occur on the date hereof and without waiver of the conditions set forth in
Section 5.3(f) of the Agreement, the following facts are now true and will continue to be true as of the Effective Time (as defined in Section 1.2 of the Agreement):

          1. Pursuant to the Merger, Sub will merge with and into Target, and Target will acquire all of the assets and liabilities of Sub. Either (i) at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger or
(ii) except for assets used by Target to pay shareholders with respect to Dissenting Shares or to pay other expenses or liabilities incurred in connection with the Merger, all assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger will be held by Target immediately after the Merger. For the purpose of determining the percentage of Target's and Sub's net and gross assets held by Target immediately following the Merger, the following assets will be treated as property held by Target or Sub, as the case may be, immediately prior but not subsequent to the Merger: (i) assets used by Target or Sub to pay shareholders with respect to Dissenting Shares or to pay other expenses or liabilities incurred in connection with the Merger, and (ii) assets used to make distribution, redemption or other payments in respect of Target capital stock (except for regular, normal distributions) or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

          2. Parent is participating in the Merger for good and valid business reasons and not for tax purposes;

          3. Prior to the Merger, Parent will be in "Control" of Sub. As used herein, "Control" of a corporation shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          4. Parent has no plan or intention to cause Target to issue additional shares of stock after the Merger that would result in Parent losing Control of Target;

          5. Other than with respect to (i) the possible acquisition of shares held by Target employees pursuant to a surrender of such shares to Parent as part or full payment for the exercise price of options granted under the Company Plans, and (ii) the possible reacquisition of Escrowed Parent Common Stock pursuant to the provisions of the Escrow Agreement attached as Exhibit D to the Agreement, Parent has no plan or intention to reacquire any of the Parent Common stock issued pursuant to the Merger;

          6. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4) ("Permissible Transfers"), Parent has no plan or intention to take any of the following actions: (i) liquidate Target; (ii) except for the Merger, merge Target with or into another corporation including Parent or its affiliates; (iii) sell, distribute or otherwise dispose of the capital stock of Target; or (iv) cause Target to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub except for dispositions made in the ordinary course of business or payment of expenses incurred by Target pursuant to the Merger (including payments with respect to Dissenting Shares and fractional shares, if any);

          7. In the Merger, Sub will have no liabilities assumed by Target and will not transfer to Target any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement. Sub is a newly formed corporation that was created for the sole purpose of facilitating the Merger, and it has conducted no business activities and has not disposed of any assets prior to the Effective Time, other than pursuant to its obligations under the Agreement;

          8. Following the Merger, Target will either continue its historic business or use a significant portion of Target's historic business assets in a business; provided, however, that to the extent that the business or assets are subject to a Permissible Transfer, Parent will cause the transferee to continue the historic business of Target or use a significant portion of Target's assets in a business;

          9. Neither Parent nor any current or former subsidiary of Parent owns, or has owned during the past five (5) years, directly or indirectly, any shares of Target capital stock, or the right to acquire or vote any such shares;

          10. Neither Parent nor Sub is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

          11. No shareholder of Target is acting as agent for Parent in connection with the Merger or approval thereof, and Parent will not reimburse any Target shareholder for Target capital stock such shareholder may have purchased or for other obligations such shareholder may have incurred;

          12. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          13. Parent and Sub are not participating in any plan or arrangement (a "Plan") that would result in Target's shareholders engaging in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock to be issued to such shareholders in the Merger, that would reduce ownership by shareholders of Target of Parent Common Stock issued to such shareholders to a number having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Target capital stock. For purposes of this paragraph, shares of Target capital stock (or the portion thereof) (i) with respect to which a Target shareholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received with respect to Dissenting Shares or in lieu of fractional shares of Parent Common Stock), and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger (other than the conversion of

Target Preferred Stock into Target Common Stock) shall be considered shares of outstanding Target capital stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan. Parent's and Sub's compliance with Sections 4.2, 4.3, 4.18 and 4.21 of the Agreement shall in no event constitute participation in a Plan for purposes of the foregoing;

          14. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Target shareholders in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Target shareholders in exchange for their shares of Target capital stock;

          15. Except with respect to (i) payments of cash to Target shareholders in lieu of fractional shares of Parent Common Stock, (ii) payments of cash to Target shareholders with respect to Dissenting Shares, and (iii) shares of Target stock cancelled pursuant to Section 1.8(c) and Section 1.8(d) of the Agreement, one hundred percent (100%) of the Target capital stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock;

          16. The number of Target Dissenting Shares as of the Effective Time shall not exceed 9% of the then issued and outstanding Target shares of capital stock then outstanding (with each share of target Preferred Stock being converted into the number of shares of Target Common Stock into which such share of Target Preferred Stock may be converted);

          17. At the Effective Time, the fair market value of the Parent Common Stock received by each Target shareholder will be approximately equal to the fair market value of the Target capital stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target capital stock will be approximately equal to the fair market value of all of the outstanding shares of Target capital stock immediately prior to the Merger;

          18. No shares of Sub have been or will be used as consideration or issued to shareholders of Target pursuant to the Merger;

               19. The Escrow Agreement is being established for good and valid business reasons;

               20. The Escrowed Parent Common Stock will appear as issued and outstanding on the balance sheet of Parent;

          21. Sub, Parent, Target and the shareholders of Target will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, other than Target expenses solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187;

          22. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued at a discount (other than any indebtedness issued pursuant to the Loan Agreement), acquired at a discount (other than any indebtedness acquired pursuant to the Loan Agreement) or that will be settled at a discount as a result of the Merger;

          23. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          24. None of the compensation received by any shareholder-employees of Target will be separate consideration for, or allocable to, any of their shares of Target capital stock; none of the shares of Parent Common Stock received by any shareholder-employees of Target will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          25. Any amounts paid to Target shareholders that have perfected dissenters' rights shall be paid by Target, solely from Target's assets, and without reimbursement therefor by Parent or Sub;

          26. No "poison pill" or similar rights will be associated with the Parent Common Stock on or prior to the date of the Merger; and

               27. Parent and Sub are authorized to make all of the representations set forth herein.

     B.   Reliance by You in Rendering Opinions; Limitations on Your Opinions.
          -------------------------------------------------------------------

          1. The undersigned recognizes that (i) your opinions will be based on, among other things, certain assumptions and the representations and statements set forth herein, in the Agreement (including Exhibits and Schedules attached thereto) and in the documents related thereto, and the opinions may not be relied upon if any such assumptions, representations, or statements are not accurate in all material respects, and (ii) your opinions will be subject to certain stated limitations and qualifications.

          2. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Target prior to the Effective Time.

          3. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                Very truly yours,

                                CUC INTERNATIONAL INC.,
                                a Delaware corporation
                                By:
                                   -------------------------------
                                Title:

                                KA ACQUISITION CORP.,
                                a Delaware corporation
                                By:
                                   -------------------------------
                                Title:

                                   EXHIBIT F

                                    FORM OF
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                             FOR LAWRENCE S. GROSS
                             ---------------------


                            [INTENTIONALLY OMITTED]

                                  EXHIBIT G-1

                                    FORM OF
                            COVENANT NOT TO COMPETE
                             FOR LAWRENCE S. GROSS
                             ---------------------


                            [INTENTIONALLY OMITTED]

                                  EXHIBIT G-2

                                    FORM OF
                            COVENANT NOT TO COMPETE
                               FOR BARTON LISTICK
                               ------------------


                            [INTENTIONALLY OMITTED]

                                   EXHIBIT H

                                    FORM OF
                               CONSENT AND WAIVER
                               ------------------

     CONSENT AND WAIVER (this "Consent and Waiver"), made by the stockholder of KNOWLEDGE ADVENTURE, INC., a Delaware corporation (the "Company"), named below (the "Stockholder").

     A.  PURPOSE OF CONSENT AND WAIVER.
         -----------------------------

     This Consent and Waiver is being executed and delivered by the Stockholder in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of October __, 1996 (the "Merger Agreement"), among the Company, CUC INTERNATIONAL INC., a Delaware corporation ("CUC"), and KA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of CUC ("Acquisition Sub"), pursuant to which, among other things, at the Effective Time and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, Acquisition Sub will be merged with and into the Company (the "Merger"). Following the consummation of the Merger, the Company will continue as the surviving corporation and a wholly owned subsidiary of CUC. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     The purpose of this Consent and Waiver is to obtain the consent of the Stockholder to the methodology adopted by the Board of Directors of the Company (the "the Company Board") to allocate, based upon the provisions of the existing Restated Certificate of Incorporation of the Company (the "Restated Certificate"), the Merger Consideration (as defined below) to be received in the Merger among the holders of the classes or series of capital stock of the Company, and the waiver by the Stockholder of any claims and/or actions that the Stockholder has or may have in connection with the application of such methodology to determine such allocation.

     Pursuant to Section 1.8 of the Merger Agreement, at the Effective Time of the Merger, all of the shares of Common Stock, par value $.0001 per share, of the Company ("Common Shares"), Series A Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series A Preferred Shares"), Series B Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series B Preferred Shares"), Series C Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series C Preferred Shares"), Series D Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series D Preferred Shares"), Series E Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series E Preferred Shares"), and Series F Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series F Preferred Shares"), issued and outstanding immediately prior to the Effective Time (collectively, the "Company Shares") will be converted into the right to receive the Merger Consideration contemplated by, and in accordance with, Section 1.8 of the Merger Agreement.

     The Merger Agreement provides that each Company Share will be converted into the right to receive that portion of the Merger Consideration to which such Company Share is entitled under, and in accordance with, Article IV, Section 2 of the Restated Certificate (the "Applicable Charter Provisions"). The Applicable Charter Provisions expressly provide for the distribution among the stockholders of the Company of the consideration to be received in the event of a "Liquidating Event" (as defined therein), which includes the Merger, including specific provisions pursuant to which the Merger Consideration would be distributed among the stockholders of the Company based upon the class or series of capital stock held by such stockholders.

     The Applicable Charter Provisions provide that, for purposes of distributing the consideration to be received in the Merger, if a Liquidating Event occurs and if the consideration to be received by the corporation is other than cash, the value of such consideration will be deemed its fair market value. The Applicable Charter Provisions further provide that the value of securities or other property paid or distributed thereunder will be "computed at fair market value at the time of payment to the corporation or at the time made available to [the Company's] stockholders, all as determined by the [Company Board] in the good faith exercise of its reasonable business judgment," provided that if such securities are listed on any established national securities exchange (as are the shares of CUC Common Stock constituting the Merger Consideration), the fair market value of such securities shall be the closing sales price for such securities as quoted on such exchange "for the date the value is to be determined . . ." The Company Board has concluded that the foregoing provisions should be interpreted to mean that, for purposes of allocating the Merger Consideration among the holders of Company Shares, the value of the consideration to be received by such holders in the Merger is to be computed as of the Closing Date of the Merger, and, in order to clarify the meaning of the Applicable Charter Provisions, the Company Board has solicited the vote or consent of such holders in the Proxy Statement/Information Statement to a clarifying amendment to the Restated Certificate (the "Articles Amendment") that will explicitly provide that the value of the Merger Consolidation will be determined as of the Closing Date. Approval of the Articles Amendment by the requisite vote or consent of the holders of Company Shares is a condition to the obligations of CUC to consummate the Merger. However, whether or not the Articles Amendment is approved, the Company Board believes that its interpretation of the Applicable Charter Provisions is correct. Notwithstanding that the Articles Amendment may not be approved by the requisite vote or consent of the holders of Company Shares, CUC could elect to waive the Articles Amendment requirement, and the Merger could be consummated based upon the Company Board's existing interpretation of the Applicable Charter Provisions.

     The holders of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares (collectively, the "Preferred Shares") have certain rights and preferences with respect to the allocation of the Merger Consideration described in the Applicable Charter Provisions, and the date upon which the Merger Consideration is valued for the purpose of such allocation and other methodologies that are adopted by the Company Board for allocating the Merger Consideration among the holders of the Company Shares will have an impact upon the relative portion of the

Merger Consolidation to be received by the holders of the Common Shares and the series of Preferred Shares.

     Based upon the Applicable Charter Provisions as described above and solely for the purpose of allocating the Merger Consideration among the Company Shares, the Company Board will value the Merger Consideration based upon the closing price of the CUC Common Stock as reported on the New York Stock Exchange Composite Transactions ("NYSE") as of the closing of business on the Closing Date, and has adopted other methodologies [describe other methodologies] (collectively, the "Adopted Methodology") to allocate the value of the Merger Consideration to be received in the Merger among the holders of Company Shares. Set forth in the Proxy Statement/Information Statement [pages/exhibits] are several examples of the application of the Adopted Methodology, (i) assuming certain closing prices per share of CUC Common Stock as reported on the NYSE as of the closing of business on the Closing Date and (ii) assuming [(a) no Preferred Shares are converted into Common Shares prior to the Effective Time,
(b) fifty percent (50%) of all outstanding Preferred Shares are converted into Common Shares prior to the Effective Time and (c)] all outstanding Preferred Shares are converted into Common Shares prior to the Effective Time [and assuming all outstanding options to purchase Common Shares that are exercisable (________) and any additional options to purchase Common Shares granted prior to the Effective Time (up to 150,000) are exercised in full prior to the Effective Time].

     The examples of the application of the Adopted Methodology do not purport to represent all possible variables and outcomes; rather, they are intended to provide an example of how the Adopted Methodology would be applied to allocate the Merger Consideration among the holders of Company Shares under certain particular circumstances.

     B.  CONSENT AND WAIVER.
         ------------------

     In consideration for the portion of the Merger Consideration to be allocated to the Stockholder by virtue of his ownership of Company, as determined by the application of the Adopted Methodology by the Company Board, and for other good and valuable consideration:

     1. Representations and Warranties. The Stockholder represents and warrants that:

     (a) The Stockholder has received the Proxy Statement/Information Statement, which includes a copy of the Merger Agreement and all exhibits thereto (collectively, the "Disclosure Document"), and has carefully reviewed them, and the Stockholder has had the opportunity to review it with counsel of the Stockholder's choosing. The Stockholder has had adequate opportunity to make whatever investigation or inquiry the Stockholder deems necessary or desirable in connection with the subject matter of this Consent and Waiver prior to the execution hereof. No information in addition to that contained in the Disclosure Document has been given to the Stockholder by the Company or anyone acting on its behalf in connection with the Disclosure Document.

     (b) The Stockholder is the record owner of the type and number of Company Shares referred to on the signature page below.

     2. Consent to Methodology. The Stockholder hereby acknowledges that the application by the Company Board of the Adopted Methodology, as reflected in the examples set forth in the Proxy Statement/Information Statement, will result in a proper allocation of the Merger Consideration to be received in the Merger among the holders of Company Shares and hereby consents to the application of the Adopted Methodology for such purpose.

     3.  Waiver and Release.

     (a) The Stockholder, for himself and his successors and assigns, hereby waives, settles, releases and absolutely discharges CUC, Acquisition Sub, the Company and their respective subsidiaries, affiliates, successors, assigns, stockholders, officers, directors, agents, employees, accountants, attorneys and representatives (collectively, the "Released Parties"), from all claims, damages, liabilities, costs, expenses, obligations and causes of action, in each case of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of or relating to the application of the Adopted Methodology to determine the proper allocation of the Merger Consideration to be received in the Merger among the holders of Company Shares (the "Released Matters"), including, without limitation, any claim that the Stockholder is entitled to receive a number of shares of CUC Common Stock that is different from the number of shares of CUC Common Stock to which such Stockholder is entitled by application of the Adopted Methodology.

     (b) The Stockholder waives and relinquishes any right or benefit which the Stockholder has or may have under Section 1542 of the Civil Code of the State of California (the "California Civil Code") or any similar provision of the statutory or non-statutory law of any other jurisdiction to the full extent that the Stockholder may lawfully waive such rights and benefits pertaining to the subject matter of this Consent and Waiver. Section 1542 of the California Civil Code reads:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     In connection with the foregoing waiver and relinquishment, the Stockholder acknowledges that the Stockholder is aware that he or his attorneys or others may hereafter discover claims or facts in addition to or different from those which the Stockholder now knows or believes to exist with respect to the subject matter of this Consent and Waiver, but that it is nevertheless the Stockholder's intention to fully, finally and forever settle, release, waive and discharge all of the Released Matters. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

     4. Covenant Not to Sue. The Stockholder hereby agrees that the Stockholder will not commence, maintain or join any action (at law or otherwise) involving any of the Released Parties in which any of the Released Matters is asserted. In addition, the Stockholder further agrees that the Stockholder will opt-out of any class of which the Stockholder is a member which has been certified in any class action which is prohibited under the immediately preceding sentence.

     5. No Admission of Liability. Nothing contained herein shall be construed as an admission by any person of any liability of any kind to any person.

     6.  Miscellaneous.

     (a) Governing Law. This Consent and Waiver in all respects shall be interpreted, enforced and governed by and under the internal laws, and not the laws pertaining to the choice or conflicts of laws, of the State of Delaware.

     (b) Construction; Interpretation. The headings contained in this Consent and Waiver are for reference purposes only and shall not affect in any way the meaning or interpretation of this Consent and Waiver. Article, section, schedule, exhibit, recital and party references are to this Consent and Waiver unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Consent and Waiver for purposes of construing the provisions of this Consent and Waiver, and all provisions of this Consent and Waiver shall be construed in accordance with their fair meaning, and not strictly for or against any party hereto.

     (c) Severability. If any provision or portion of this Consent and Waiver is held for any reason to be unenforceable or illegal in any jurisdiction, that provision or portion shall be severed from this Consent and Waiver in such jurisdiction and the remainder of this Consent and Waiver shall be valid and enforceable just as if the provision or portion held to be illegal or unenforceable has never been included.

     (d) Successors and Third Party Beneficiaries. This Consent and Waiver shall inure to the benefit of each of the Released Parties and its successors and assigns, each of which is a third party beneficiary of this Consent and Waiver. This Consent and Waiver shall be binding upon the successors and assigns of the Stockholder, whether by will, bequest, the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets or, without limitation, otherwise.

     The Stockholder has executed this Consent and Waiver, either in an individual capacity or pursuant to due authorization on behalf of the Stockholder.

Dated:  ________________, 199__         ____________________________________
                                                     Print Name
                                        ____________________________________
                                                     Signature
                                        ____________________________________
                                          Title or Representative Capacity
                                                  (if applicable)
                                        ____________________________________
                                                Signature of Spouse
                                                  (if applicable)

                                     Company Shares of the Stockholder:

                                     Number of Series A Preferred Shares: _____

                                     Number of Series B Preferred Shares: _____

                                     Number of Series C Preferred Shares: _____

                                     Number of Series D Preferred Shares: _____

                                     Number of Series E Preferred Shares: _____

                                     Number of Series F Preferred Shares: _____

                                     Number of Common Shares: _____

                                   EXHIBIT I

                                    FORM OF
                           INTERNET DOMAIN ASSIGNMENT
                           --------------------------


                            [INTENTIONALLY OMITTED]

                                   ANNEX A-2

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AMENDMENT NO. 1, dated as of December 20, 1996 (this "Amendment"), is among KNOWLEDGE ADVENTURE, INC., A Delaware corporation (the "Company"), CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and KA ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Acquisition").

                                R E C I T A L S
                                ---------------

     A. Parent, Acquisition and the Company have entered into an Agreement and Plan of Merger dated as of October 11, 1996 (collectively, with all schedules, exhibits, amendments and certificates referred to therein, the "Merger Agreement"), which provides for the acquisition by Parent of the Company by way of a merger of Acquisition Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     B. The parties wish to amend the Merger Agreement on the terms and subject to the conditions set forth herein.


                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing and the provisions set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

     1.  AMENDMENT OF SECTION 1.8 (CONVERSION OF COMPANY SHARES).  Section 1.8
         -------------------------------------------------------
of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:


     "Section 1.8  Conversion of Company Shares.
                   ----------------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition or the holders of any of the Company Shares (other than (x) Company Shares held by Parent, Acquisition or any other subsidiary of Parent, (y) Company Dissenting Shares (as defined in Section 1.9) and (z) Company Shares held in the Company's treasury), all of the shares of:

               (i) Common Stock, par value $.0001 per share, of the Company ("Company Common Stock");

               (ii) Series A Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series A Preferred Stock");

               (iii) Series B Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series B Preferred Stock");

               (iv) Series C Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series C Preferred Stock");

               (v) Series D Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series D Preferred Stock");

               (vi) Series E Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series E Preferred Stock"); and

               (vii) Series F Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series F Preferred Stock");

     issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in the aggregate, the total of (a) 2,277,747 fully paid and nonassessable shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock") (the "Base Consideration"), minus (b) the aggregate number of fully paid and nonassessable shares of Parent Common Stock issuable after the Effective Time upon exercise of all Parent Replacement Options (as defined in Section 1.11(a)) minus (c) the aggregate number of fully paid and nonassessable
              -----
     shares of Parent Common Stock issuable after the Effective Time upon exercise of all Preferred Replacement Options (as defined in Section 1.11(a)), plus, (d) an additional 499.232 fully paid and nonassessable
               ----
     shares of Parent Common Stock for each calendar day after December 1, 1996 and prior to the Closing Date (the "Additional Consideration"), in each case subject to the indemnification and escrow provisions of Section 1.12 and the Escrow Agreement (as defined below) (the total of clause (a), minus
                                                                           -----
     clause (b), minus clause (c) and plus clause (d), subject to such
                 -----                ----
     indemnification and escrow provisions, being hereinafter referred to as the "Merger Consideration"). Each share of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be converted into the right to receive that portion of the Merger Consideration to which such share is entitled under, and in accordance with, Article IV, Section B.2 of the Restated Certificate of Incorporation of the Company.

          Issued and outstanding shares of Company Common Stock and issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (collectively, "Company Preferred Stock") are referred to herein collectively as the "Company Shares."

          (b)  [Intentionally omitted.]

          (c) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation.

          (d) At the Effective Time, each Company Share, if any, held by Parent, Acquisition or any subsidiary of Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition or such subsidiary, be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

          (e) At the Effective Time, each Company Share held in the Company's treasury immediately prior to the Effective Time shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto."

     2.  AMENDMENT OF SECTION 1.11 (COMPANY STOCK OPTIONS).  Section 1.11 of the
         -------------------------------------------------
Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

     "Section 1.11  Company Stock Options.
                    ---------------------

          (a) At the Effective Time, each outstanding option, warrant or similar security, whether vested or unvested, entitling the holder thereof to acquire any Company Common Stock, whether issued pursuant to the Company's 1991 Stock Option Plan or the Company's 1993 Stock Option Plan (collectively, the "Company Plans") or otherwise (individually, a "Company Stock Option," and, collectively, "Company Stock Options"), shall be assumed by Parent and converted into an option (each, a "Parent Replacement Option") to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to this Agreement had such holder exercised such option in full immediately prior to the Effective Time (assuming, for the purpose of such calculation only, that all outstanding and unexercised Preferred Options and Company Stock Options, whether or not then exercisable, were exercised in full immediately prior to the Effective Time and that, for the purpose of such calculation only, the Merger Consideration will equal the sum of the Base Consideration and the Additional Consideration), at a price per share equal to (i) the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option, divided by (ii) the number of full shares of Parent
                           ----------
     Common Stock deemed purchasable pursuant to such Company Stock Option as described above; provided, however, that (A) the number of Parent Replacement Options, and the number of shares of Parent Common Stock that may be purchased upon the exercise of such Parent Replacement Options, shall be subject to the indemnification provisions of Section 1.12, (B) the number of shares of Parent Common Stock that may be purchased upon exercise of such Parent Replacement Options shall not include any fractional share and, upon exercise of the Parent Replacement Options, any fractional share shall be rounded down to the nearest whole share, and (C) in the case of any Company Stock Option to which Section 421 of the Code (as defined below) applies by reason of its qualification under Section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of such option shall be determined in order to comply with Section 424(a) of the Code. At the Effective Time, each outstanding option, warrant or similar security, whether vested or unvested, entitling the holders thereof to acquire any shares of Company Preferred Stock (individually, a "Preferred Option," and, collectively, "Preferred Options"), shall be assumed by Parent and converted into an option (each, a "Preferred Replacement Option") to acquire, on substantially the same terms and conditions as were applicable under such Preferred Option, the same number of shares of Parent Common Stock as the holder of such Preferred Option would have been entitled to receive pursuant to this Agreement had such holder exercised such option in full immediately prior to the Effective Time (assuming, for the purpose of such calculation only, that all outstanding and unexercised Preferred Options and Company Stock Options, whether or not then exercisable, were exercised in full immediately prior to the Effective Time and that, for the purpose of such calculation only, the Merger Consideration will equal the sum of the Base Consideration and the Additional Consideration), at a price per share equal to (i) the aggregate exercise price for the shares of Company Preferred Stock subject to such Preferred Option, divided by (ii) the
                                                       ----------
     number of full shares of Parent Common Stock deemed purchasable pursuant to such Preferred Option as described above; provided, however, that (A) the number of Preferred Replacement Options, and the number of shares of Parent Common Stock that may be purchased upon the exercise of such Preferred Replacement Options, shall be subject to the indemnification provisions of
     Section 1.12 and (B) the number of shares of Parent Common Stock that may be purchased upon exercise of such Preferred Replacement Options shall not include any fractional share and, upon exercise of the Preferred Replacement Options, any fractional share shall be rounded down to the nearest whole share. It is understood that each Company Plan and each agreement pertaining to any other Company Stock Option or Preferred Option (other than any rights on the part of the Company contained therein to repurchase shares of Company Common Stock received on exercise of options) shall continue in effect as a plan or agreement of the Company as the Surviving Corporation in the Merger, unaffected and unmodified by the Merger, other than that each such Company Stock Option and each such Preferred Option shall thereafter be exercisable for Parent Common Stock as a Parent Replacement Option or Preferred Replacement Option, as provided above. The foregoing shall not obligate the Company, Surviving Company or Parent to issue any further options under any Company Plan.

          (b) No less than twenty (20) business days prior to the Effective Time, the Company shall deliver a notice to each holder of any Company Stock Options or any Preferred Options, at the address of such holder shown on the Company's records, notifying such holder (i) of the right of such holder to exercise such Company Stock Options or Preferred Options in accordance with their terms prior to the Effective Time and (ii) that any of such holder's Company Stock Options or Preferred Options that remain unexercised as of the Effective Time will be assumed by Parent and converted into Parent Replacement Options or Preferred Replacement Options, as applicable, pursuant to Section 1.11(a).

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Replacement Options and Preferred Replacement Options. Parent shall use its best efforts to cause there to be effective as of the Effective Time, or as soon as practicable thereafter, a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the Parent Common Stock subject to any Parent Replacement Options and Preferred Replacement Options held by persons who are or were directors, officers, employees or consultants (subject to the rules of such form) of the Company, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Replacement Options and Preferred Replacement Options remain outstanding.

          (d) The Company shall not assign to Parent, Acquisition or the Surviving Corporation, and neither Parent, Acquisition nor the Surviving Corporation shall assume, any rights of the Company under certain stock purchase agreements between the Company and certain employees and other persons to repurchase Company Common Stock acquired upon the exercise of Company Stock Options."

     3.  AMENDMENTS TO SECTION 1.12 (INDEMNIFICATION; ESCROWED PARENT COMMON
         -------------------------------------------------------------------
STOCK).  Section 1.12 of the Merger Agreement is hereby amended by deleting such
------
Section in its entirety and replacing it with the following:

     "Section 1.12  Indemnification; Escrowed Parent Common Stock.
                    ---------------------------------------------

          (a) The holders of Company Shares immediately prior to the Effective Time and all holders of Parent Replacement Options and Preferred Replacement Options shall indemnify, defend and hold harmless, jointly and severally, Parent, Acquisition and, after the Effective Time, the Surviving Corporation, and each of their respective affiliates, successors, assigns, agents and representatives (collectively, the "Affiliated Parties"), against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties (including, without limitation, interest, penalties, settlement costs and any legal, accounting or other fees and expenses for investigating or defending any claims or threatened actions) (collectively, "Losses") that Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties actually incur or suffer in connection with:

               (i) any breach of any of the representations or warranties made by the Company in this Agreement or in any certificate, instrument or other document delivered pursuant hereto;

               (ii) any breach of any covenant of the Company contained in this Agreement;

               (iii) the restatement, if any, by Price Waterhouse LLP, the Company's auditors, of the financial statements of the Company identified in Sections 2.4(a)(i) or (ii), provided that, in respect of this clause (iii), such indemnification shall be limited to Losses that are actually incurred or suffered as a result of a claim or demand made by any person against Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties, whether for Taxes or otherwise; or

               (iv) any default under or violation of the Loan and Security Agreement dated February 2, 1994, between the Company and Silicon Valley Bank, including all exhibits and schedules thereto and all related agreements, instruments and other documents (in each case as supplemented, amended or otherwise modified from time to time, the "Silicon Loan Documents"), whether in existence on the date hereof or arising after the date hereof and prior to the Effective Time;

     provided, however, that no claim, demand, suit or cause of action shall be brought against the stockholders of the Company or holders of Parent Replacement Options or Preferred Replacement Options under Section 1.12(a)(i) or (ii) unless and until the aggregate amount of claims under this Section 1.12(a) exceeds, on a cumulative basis, $250,000, in which event Parent, Acquisition, the Surviving Corporation and any of their respective Affiliated Parties shall be entitled to indemnification from the stockholders of the Company or holders of Parent Replacement Options or Preferred Replacement Options for all claims under Section 1.12(a)(i) or
     (ii) relating back to the first dollar.

          (b) At the Closing, certificates representing nine percent (9%) of the number of shares of Parent Common Stock (rounded up to the nearest whole share) issued in the Merger pursuant to Section 1.8 (the "Escrowed Parent Common Stock") shall be deposited into an escrow account and held pursuant to the terms of an Escrow Agreement among Parent, the Surviving Corporation, the Escrow Committee (as defined therein) and the escrow agent, in substantially the form of Exhibit D (the "Escrow Agreement").
                                         ---------
     The Escrowed Parent Common Stock shall be withheld pro rata from the number of shares of Parent Common Stock to be received by each stockholder of the Company in the Merger; for such purpose, rounding shall be utilized so that the total withheld is exactly nine percent (9%) of the number of shares of Parent Common Stock (rounded up to the nearest whole share). To the extent that Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties shall have any claims for indemnification pursuant to Section 1.12(a), it or they may seek recourse against the Escrowed Parent Common Stock in seeking satisfaction of such claims. The Escrowed Parent Common Stock, less the number of shares of Escrowed Parent
                                   ----
     Common Stock having a fair market value most nearly equal to the aggregate amount of all indemnification claims made by Parent, Acquisition, the Surviving Corporation or their respective Affiliated Parties under Section 1.12(a) (for such purposes, the fair market value of one share of Escrowed Parent Common Stock shall be equal to its Closing Price (as defined below) as of the Closing Date), shall be released to the stockholders of the Company pursuant to the Escrow Agreement on the earlier to occur (the "Escrow Release Date") of (i) the four (4) month anniversary of the Closing and (ii) the date upon which audited consolidated financial statements of Parent, which include the results of operations of the Surviving Corporation, shall have been completed and Parent shall have received a signed opinion of Ernst & Young LLP ("E&Y"), its independent auditors, with respect to such financial statements. Upon the approval by the stockholders of the Company of the Merger Agreement and the Merger, such stockholders shall be deemed to have irrevocably appointed an escrow committee consisting of Michael Levinthal and Jon Feiber (the "Escrow Committee") to act as their attorney-in-fact on behalf of such stockholders to consent to, contest, settle, compromise or otherwise dispose of any claim made by Parent or any other Affiliated Party in accordance with Section 1.12(a) and the Escrow Agreement. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. The Escrow Committee shall be empowered to act by majority vote with respect to all matters arising under Section 1.12(a) and the Escrow Agreement. If any member of the Escrow Committee shall die, become disabled or otherwise be unable or unwilling to fulfill his responsibilities hereunder, each the remaining members of the Escrow Committee shall select a replacement member. Such remaining members of the Escrow Committee shall notify Parent and the Escrow Agent in writing of any change in the composition of the Escrow Committee. The term "Closing Price" shall mean, on any day, the last reported sale price of one share of Parent Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions.

          (c) The sole and exclusive remedy of Parent, Acquisition, the Surviving Corporation and their respective Affiliated Parties against the stockholders of the Company for any indemnification claim brought under
     Section 1.12(a) following the Effective Time shall be the return of shares of Escrowed Parent Common Stock pursuant to the Escrow Agreement. If, and to the extent that, there are Company Stock Options or Preferred Options that remain outstanding and unexercised immediately prior to the Effective Time, Parent, Acquisition, the Surviving Corporation and any of their respective Affiliated Parties will be entitled to have recourse against the holders of Parent Replacement Options and/or Preferred Replacement Options, as applicable, issued in the Merger in exchange for such Company Stock Options or Preferred Options in seeking satisfaction of any indemnification claims, which recourse shall only be available prior to the Escrow Release Date and shall be limited solely to the right to demand the return (or cancellation) of a number of Parent Replacement Options and/or Preferred Replacement Options, or Parent Common Stock if such Parent Replacement Options or Preferred Replacement Options, as applicable, have theretofore been exercised, having a fair market value most nearly equal to the aggregate amount of all indemnification claims; provided, however, that such indemnified parties shall only be entitled pursuant to this sentence to demand the return (or cancellation) of Parent Replacement Options, Preferred Replacement Options, or Parent Common Stock, as applicable, having a fair market value that does not exceed 9% of the fair market value of the Parent Replacement Options, Preferred Replacement Options, or Parent Common Stock, as applicable, received by such holders in exchange for their Company Stock Options or Preferred Options (for all such purposes, the fair market value of one share of Parent Common Stock shall be equal to its Closing Price as of the Closing Date). Notwithstanding anything to the contrary, nothing contained in this Section 1.12 shall in any way limit any claim, cause of action or remedy that may be available to Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties against (i) any stockholder of the Company or any holder of options to acquire capital stock of the Company, whether at law or in equity, for willful or intentional fraud or in connection with the execution and/or delivery by such stockholder or optionholder of its Affiliate Letter or any certificate, instrument or agreement executed and/or delivered by such stockholder or optionholder or
     (ii) the Company for breach of any representation, warranty, covenant or agreement contained herein or in any other certificate, instrument or agreement (including any Affiliate Letter) executed and delivered in connection with the Merger."

     4.  AMENDMENT OF SECTION 2.2 (CAPITALIZATION OF THE COMPANY).  Section
         --------------------------------------------------------
2.2(a) of the Merger Agreement is hereby amended by deleting the penultimate sentence in the last paragraph of Section 2.2(a) in its entirety and replacing it with the following:

     "Since August 31, 1996, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options or Preferred Options in existence on such date and no additional Company Stock Options or Preferred Options have been granted, other than shares of Company capital stock and options permitted to be issued and granted pursuant to Section 4.1(ii)."

     5.  CLARIFICATION OF SECTION 2.4(a) (FINANCIAL STATEMENTS; NET ASSETS).
         ------------------------------------------------------------------
The first sentence of Section 2.4(a) of the Merger Agreement refers to audited consolidated statements of income, stockholder's equity and cash flow and the notes thereto of the Company for the three years ended March 31, 1996. as a matter of clarification, the parties acknowledge and agree that the fiscal year ended March 31, 1994 was a short fiscal year commencing January 1, 1994.

     6.  AMENDMENT OF SECTION 2.4(b) (FINANCIAL STATEMENTS: NET ASSETS).
         ----------------------------------------------------------------
Section 2.4(b) of the Merger Agreement is hereby amended to read in its entirety as follows:

     "The "Net Assets" of the Company as of the Closing shall be not less than $100,000. For purposes of this Agreement, "Net Assets" means the excess of
     (i) the sum of the Company's cash, cash equivalents, capitalized software acquisition costs, licenses and trademarks, investment in KA Worlds, collectible receivables, salable inventory (including raw materials for inventory), fixed assets, prepaid expenses (including advance royalties), marketable securities and up to $425,000 of capitalized costs of the Merger over (ii) all of the Company's liabilities, including, without limitation, all liabilities with respect to Taxes, in each case as determined in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to prior periods. The parties acknowledge that the unaudited balance sheet of the Company as of September 30, 1996 reflects "Net Assets" of approximately $979,000."

     7.  AMENDMENT OF SECTION 4.2 (EXEMPTION FROM REGISTRATION OR SECURITIES ACT
         -----------------------------------------------------------------------
REGISTRATION).  Section 4.2 of the Merger Agreement is hereby amended by adding
-------------
thereto a new paragraph (c), which shall read in full as follows:

          "(c) The parties have agreed that, in light of the recent adoption of the National Securities Markets Improvement Act of 1996 (the "Improvement Act"), the availability of the exemption under Section 3(a)(10) of the Securities Act with respect to the securities to be issued in the Merger is unclear, and, accordingly, the parties have agreed to prepare and file with the SEC the S-4. If, prior to the time the S-4 is declared effective by the SEC, the Company and/or Parent receive a formal written interpretive letter from the SEC advising them that the exemption under Section 3(a)(10) of the Securities Act continues to be available with respect to the issuance of securities of a NYSE listed corporation in a merger transaction that is the subject of a Fairness Hearing under Section 25142 of the California Securities Law, then, if Parent and the Company mutually elect, the parties shall withdraw the S-4 from the SEC and recommence the preparation and filing of the necessary documentation to hold a Fairness Hearing with respect to the Merger, as contemplated by Section 4.2(a) above."

     8.  AMENDMENT TO SECTION 4.11 (POOLING).  The third, fourth and fifth
         -----------------------------------
sentences of Section 4.11 of the Merger Agreement are hereby amended by deleting such sentences in their entirety and replacing them with the following:

          "Parent shall use commercially reasonable efforts to cause E&Y to deliver to Parent a letter to the effect that pooling-of-interest accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger if it is closed and consummated in accordance with the terms of this Agreement, and the Company shall use commercially reasonable efforts to cause Price Waterhouse LLP to cooperate fully with E&Y (including, without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to Parent, the Company and E&Y a letter (the "PW Pooling Letter"), subject to customary qualifications, to the effect that pooling-of-interest accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger) in connection with E&Y's delivery of such letter. The parties acknowledge that the receipt of the PW Pooling Letter from Price Waterhouse LLP is a precondition to E&Y's ability to delivery its letter to Parent. The Company will inform all Company affiliates and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a pooling-of-interests."

     9.  AMENDMENT OF SECTION 4.16 (PARENT STOCK OPTION AND EMPLOYEE BONUS
         -----------------------------------------------------------------
POOL).  Section 4.16(b) of the Merger Agreement is hereby amended by replacing
-----
the figure "$1.538 million" in the first sentence of such Section with "$1.16 million."

     10.  AMENDMENT OF SECTION 4.21 (CERTAIN FILING BY PARENT).  Section 4.21 of
          ----------------------------------------------------
the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          "If the Closing Date shall occur at any time after December 31, 1996, Parent agrees to file with the SEC under the Exchange Act a Current Report on Form 8-K reporting the results of the combined operations of Parent and the Surviving Corporation for a full thirty (30) day period (the "Combined Period"), no later than thirty (30) days following the completion of such Combined Period."

     11.  AMENDMENT OF SECTION 5.3 (CONDITIONS TO THE OBLIGATIONS OF PARENT AND
          ---------------------------------------------------------------------
ACQUISITION).  Section 5.3 of the Merger Agreement is amended by deleting
------------
Section 5.3(m) thereof in its entirety. the parties hereto agree that, for purposes of the agreement, (i) Section 2.18 of the Company Disclosure Schedule shall be deemed to include the top-level internet domain names listed in Exhibit A to this Amendment (the "Domain Names"), (ii) the Domain Names shall be deemed included within the term "Intellectual Property Rights" as such term is used throughout the Agreement, and (iii) the representations and warranties of the Company contained in the second sentence and the third sentence of Section 2.18(a) of the Agreement shall be deemed to cover the Domain Names, whether or not such Domain Names are used in the Company's businesses as presently conducted or are necessary or required for the conduct of the Company's businesses as presently conducted.

     12.  AMENDMENT OF SECTION 6.2 (EFFECT OF TERMINATION).  The first sentence
          ------------------------------------------------
of Section 6.2 of the Merger Agreement is hereby amended by replacing the reference to "Section 4.5(c)" therein with the reference to "Section 4.5(d)."

     13.  AMENDMENT OF COMPANY DISCLOSURE SCHEDULE.  The references in Section
          ----------------------------------------
2.2 to the Company Disclosure Schedule to certain agreements between William Gross and other individuals relating to the issuance or grant of options to acquire Company Common Stock and Company Preferred Stock by William Gross are hereby deleted in their entirety and replaced with the schedule of option grants attached to that certain letter from William Gross to Lawrence S. Gross dated October 11, 1996, a copy of which has been provided to Parent.

     14.  STOCK SPLIT.  The parties acknowledge that, since the date of the
          -----------
Agreement, the Common Stock of parent has split on a 3 for 2 basis effective as of October 21, 1996. References in this Amendment are to the pre-split shares.

     15.  MISCELLANEOUS.  This Amendment shall be governed by and construed and
          -------------
enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts or choice of law principles. This amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     16.  FULL FORCE AND EFFECT.  Except as provided herein, the Merger
          ---------------------
Agreement shall remain in full force and effect. As amended hereby, the Merger Agreement is hereby ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                KNOWLEDGE ADVENTURE, INC., a
                                Delaware corporation


                                By:  /s/ Lawrence S. Gross
                                   ------------------------------
                                   Lawrence S. Gross
                                   President


                                CUC INTERNATIONAL INC., a Delaware
                                corporation


                                By:  /s/ Robert M. Davidson
                                   ------------------------------
                                   Robert M. Davidson
                                   Vice Chairman


                                KA ACQUISITION CORP., a Delaware
                                corporation

                                By:  /s/ Paula V. Duffy
                                   ------------------------------
                                   Paula V. Duffy
                                   Vice President

                                   EXHIBIT A
                                   ---------

                                  DOMAIN NAMES

          1stgrade.com

          2ndgrade.com

          3rdgrade.com

          4thgrade.com

          5thgrade.com

          6thgrade.com

          7thgrade.com

          8thgrade.com

          9thgrade.com

          10thgrade.com

          11thgrade.com

          12thgrade.com

          firstgrade.com

          secondgrade.com

          thirdgrade.com

          fourthgrade.com

          fifthgrade.com

          sixthgrade.com

          pre-k.com

          kidchat.com

          knowledgeland.com

          jumpstart.com

          jumpstart-ka.com

                                    ANNEX B
                                    -------

                          APPLICABLE CHARTER PROVISION

2.  LIQUIDATION PREFERENCE.
    -----------------------

     In the event of any liquidation, dissolution, or winding up of the corporation (a "Liquidation Event"), whether voluntary or not, distributions to the stockholders of the corporation shall be made in the following manner:

     (a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, each holder of Series B, Series C, Series D, Series E and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Series A Preferred Stock or Common Stock, an amount per share equal to the sum of (i) in the case of the Series B Preferred Stock, (A) $.8885 for each share of series B Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such share of Series B Preferred Stock, (ii) in the case of the Series C Preferred Stock, (A) $2.4213 for each share of Series C Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such share of Series C Preferred Stock, (iii) in the case of the Series D Preferred Stock, (A) $6.2123 for each share of Series D Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such share of Series D Preferred Stock, (iv) in the case of the Series E Preferred Stock, (A) $5.0319 for each share of Series E Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such share of Series E Preferred Stock, and (v) in the case of the Series F Preferred Stock, (A) $4.6749 for each share of Series F Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such share of Series F Preferred stock. If upon the occurrence of a Liquidation Event the assets and funds available to be distributed among the holders of Series B, Series C, Series D, Series E and Series F Preferred Stock pursuant to this subsection 2(a) shall be insufficient to permit the Payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution to such holders pursuant to this subsection 2(a) shall be distributed ratably among the holders of Series B, Series C, Series D, Series E and Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive by reason of this subsection 2(a).

     (b) Upon the completion of the distributions required by subsection (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, each holder of Series A and Series B Preferred Stock shall be entitled to receive, prior and in preference to any further distribution to the holders of Series C, Series D, Series E or Series F Preferred Stock or any distribution to the holders of Common Stock, an amount per share equal to (i) in the case of the Series A Preferred Stock, (A) $3.0656 for each share of Series A Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock, and (ii) in the case of the Series B Preferred Stock, $1.5328 for each share of Series B Preferred Stock then held by such holder (in addition to the amounts paid pursuant to subsection
(a) of this Section 2). If upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series A and Series B Preferred stock pursuant to this subsection 2(b) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the corporation legally available for distribution to such holders pursuant to this subsection 2(b) shall be distributed ratably among the holders of Series A and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive by reason of this subsection 2(b).

     (c) Upon the completion of the distributions required by subsection (a) and subsection (b) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, each holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any further distribution to the holders of Series B, Series C, Series D, Series E or Series F Preferred

Stock or to any distribution to the holders of Common Stock, an amount per share equal to $1.777 for each share of Series A Preferred Stock then held by such holder (in addition to the amounts paid pursuant to subsection (b) of this Section 2). If upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series A Preferred Stock pursuant to this subsection 2(c) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the corporation legally available for distribution to such holders pursuant to this subsection 2(c) shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive by reason of this subsection 2(c).

     (d) After payment has been made to the holders of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock of the full amounts to which they shall be entitled as aforesaid and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed ratably among the holders of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock and Common Stock based on the number of shares of Common Stock held by each (assuming conversion of all Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock at the then applicable Conversion Rates).

     (e) For purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the corporation; or (B) a sale of all or substantially all of the assets of the corporation.

     (f) If any of the events described in Section 2(e) shall occur and if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such
                -------------------
securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low ask prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

     (g) Nothing hereinabove set forth shall affect in any way the right of each holder of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 5 hereof.

                                   ANNEX C-1
                                   ---------

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                     C-1-1

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.
     Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S)228 or
     (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to

                                     C-1-2
     give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

                                     C-1-3

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349, L. '96, eff. 7-1-96.)

                                     C-1-4

                                   ANNEX C-2
                                   ---------

               SECTION 1300 THROUGH AND INCLUDING SECTION 1312 OF
                     THE CALIFORNIA GENERAL CORPORATION LAW

SECTION
-------

1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions.
1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents.
1302.  Submission of share certificates for endorsement; uncertificated securities.
1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.
1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers.
1305.  Report of appraisers; confirmation; determination by court; judgment;
       payment; appeal;   costs.
1306.  Prevention of immediate payment; status as creditors; interest.
1307.  Dividends on dissenting shares.
1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment.
1309.  Termination of dissenting share and shareholder status.
1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval.
1311.  Exempt shares.
1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions.

(S) 1300.  REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
           PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 an 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in * * * subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                                     C-2-1

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in * * * subparagraph
     (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that * * * subparagraph (A) rather than * * * subparagraph (B) of this paragraph, applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301.  NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR
           PURCHASE; TIME; CONTENTS

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302.  SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
           SECURITIES

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the

                                     C-2-2
corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303.  PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET
           VALUE; FILING; TIME OF PAYMENT

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304.  ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
           MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305.  REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT;
           PAYMENT; APPEAL; COSTS

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1 306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

                                     C-2-3

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

(S) 1306.  PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307.  DIVIDENDS ON DISSENTING SHARES

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308.  RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF
           DEMAND FOR PAYMENT

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309.  TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

                                     C-2-4

(S) 1310.  SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
           LITIGATION OF SHAREHOLDERS' APPROVAL

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311.  EXEMPT SHARES

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312.  RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
           MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     C-2-5

                                    ANNEX D
                                    -------

                         OPINION OF PIPER JAFFRAY INC.
                         -----------------------------

October 4, 1996

Board of Directors
Knowledge Adventure, Inc.
1311 Grand Central Avenue
Glendale, CA  91201

Members of the Board:

We understand that Knowledge Adventure, Inc., a California corporation (the "Company"), and CUC International Inc., a Delaware corporation ("CUC"), will enter into an Agreement and Plan of Merger (the "Merger Agreement"), which will provide, among other things, for the merger of a wholly owned subsidiary of CUC with and into the Company (the "Merger"). Pursuant to the Merger Agreement, the Company will become a wholly owned subsidiary of CUC and each issued and outstanding share of common stock, par value $.0001 per share, and each issued and outstanding share of convertible preferred stock, par value $.0001 per share, of the Company (collectively, "Company Stock") other than the shares held in treasury or subject to dissenter's rights will be converted automatically into the right to receive the number of shares of common stock, par value $.01 per share, of CUC ("CUC Common Stock") as set forth in the Merger Agreement.
The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion, as of this date, as to whether the aggregate consideration to be received by the holders of shares of the Company Stock as a group pursuant to the Merger Agreement is fair to such holders as a group from a financial point of view.

Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Company will pay us a fee and indemnify us against certain liabilities. The opinion fee is not contingent upon the consummation of the Merger.

In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed a draft dated October 2, 1996 of the Merger Agreement and certain related documents;

2. Analyzed certain internal financial and operating data concerning the Company prepared by management of the Company, including the Company's audited financial statements for its fiscal year ended March 31, 1996;

3. Analyzed certain publicly available historical business and financial information relating to CUC as presented in documents filed with the Securities and Exchange Commission, including CUC's Annual Report on Form 10-K for its fiscal year ended January 31, 1996 and CUC's Quarterly Reports on Form 10-Q for its quarters ended April 30 and July 31, 1996;

4. Reviewed certain financial forecasts and budgets for the Company prepared by management of the Company;

5. Conducted discussions with certain members of the senior management of the Company and CUC concerning their respective businesses, operations and strategic objectives, as well as the strategic implications and operating efficiencies that might be realized following the consummation of the Merger;

6. Compared the financial performance of the Company and CUC and the price and trading activity of CUC Common Stock with that of certain other publicly-traded companies which we considered to be similar to the Company and CUC;

7. Reviewed the trading history of CUC Common Stock, including its performance in comparison to market indices and to selected companies in comparable businesses;

8. Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions involving acquired entities deemed similar to the Company; and

9. Performed such other analyses as we considered appropriate.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Company and CUC or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of the Company's and CUC's management that the information provided pertaining to the Company and CUC has been prepared on a reasonable basis and, with respect to financial planning data, reflects the best currently available estimates and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither the Company nor CUC is a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or in the ordinary course of business.

In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Company or CUC and express no opinion regarding the liquidation value of the Company or CUC. Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof. We express no opinion herein as to the prices at which shares of CUC Common Stock may trade at any future time, nor do we express any opinion herein concerning the terms and conditions of the escrow of CUC Common Stock contemplated by the Merger Agreement and have assumed for purposes hereof that the holders of Company Stock will receive all the shares of CUC Common Stock proposed to be exchanged.

This opinion is for the benefit of the Board of Directors of the Company and shall not be published or otherwise used, nor shall any public references to Piper Jaffray be made without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. In connection with this opinion, we were not requested to opine as to, and this opinion does not address, the merits of the basic business decision to proceed with or effect the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the aggregate consideration to be received by the holders of shares of Company Stock as a group pursuant to the Merger Agreement is fair, from a financial point of view, to such holders as a group, as of the date hereof.

Sincerely,



PIPER JAFFRAY INC.

                                    ANNEX E
                                    -------

                               CONSENT AND WAIVER
                               ------------------

     CONSENT AND WAIVER (this "Consent and Waiver"), made by the stockholder of KNOWLEDGE ADVENTURE, INC., a Delaware corporation (the "Company"), named below (the "Stockholder").

     A.  PURPOSE OF CONSENT AND WAIVER.
         ------------------------------

     This Consent and Waiver is being executed and delivered by the Stockholder in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of October 11, 1996 (the "Merger Agreement"), among the Company, CUC INTERNATIONAL INC., a Delaware corporation ("CUC"), and KA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary oF CUC ("Merger Sub"), pursuant to which, among other things, at the Effective Time and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, Merger Sub will be merged with and into the Company (the "Merger"). Following the consummation of the Merger, the Company will continue as the surviving corporation and a wholly owned subsidiary of CUC. Capitalized terms not otherwise defined herein shall have the meanings set forth in the merger agreement.

     The purpose of this Consent and Waiver is to obtain the consent of the Stockholder to the methodology adopted by the Board of Directors of the Company (the "Company Board") to allocate, based upon the provisions of the existing Restated Certificate of Incorporation of the Company (the "Restated Certificate"), the Merger Consideration (as defined below) to be received in the Merger among the holders of the classes or series of capital stock of the Company, and the waiver by the Stockholder of any claims and/or actions that the Stockholder has or may have in connection with the application of such methodology to determine such allocation.

     Pursuant to Section 1.8 of the Merger Agreement, at the Effective Time of the Merger, all of the shares of Common Stock, par value $.0001 per share, of the Company ("Common Shares"), Series A Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series A Preferred Shares"), Series B Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series B Preferred Shares"), Series C Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series C Preferred Shares"), Series D Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series D Preferred Shares"), Series E Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series E Preferred Shares"), and Series F Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series F Preferred Shares"), issued and outstanding immediately prior to the Effective Time (collectively, the "Company Shares") will be converted into the right to receive the Merger Consideration contemplated by, and in accordance with, Section 1.8 of the Merger Agreement.

     The Merger Agreement provides that each Company Share will be converted into the right to receive that portion of the Merger Consideration to which such Company Share is entitled under, and in accordance with, Article IV, Section 2 of the Restated Certificate (the "Applicable Charter Provision"). The Applicable Charter Provision expressly provide for the distribution among the stockholders of the Company of the consideration to be received in the event of a "Liquidating Event" (as defined therein), which includes the Merger, including specific provisions pursuant to which the Merger Consideration would be distributed among the stockholders of the Company based upon the class or series of capital stock held by such stockholders.

     The Applicable Charter Provision provide that, for purposes of distributing the consideration to be received in the Merger, if a Liquidating Event occurs and if the consideration to be received by the corporation is other than cash, the value of such consideration will be deemed its fair market value. The Applicable

Charter Provision further provide that the value of securities or other property paid or distributed thereunder will be "computed at fair market value at the time of payment to the corporation or at the time made available to [the Company's] stockholders, all as determined by the [Company Board] in the good faith exercise of its reasonable business judgment," provided that if such securities are listed on any established national securities exchange (as are the shares of CUC Common Stock constituting the Merger Consideration), the fair market value of such securities shall be the closing sales price for such securities as quoted on such exchange "for the date the value is to be determined . . . ."  The Company Board has concluded that the foregoing provisions should be interpreted to mean that, for purposes of allocating the Merger Consideration among the holders of Company Shares, the value of the consideration to be received by such holders in the Merger is to be computed as of the Closing Date of the Merger, and, in order to clarify the meaning of the Applicable Charter Provision, the Company Board has solicited the vote or consent of such holders in the Proxy Statement/Information Statement to a clarifying amendment to the Restated Certificate (the "Articles Amendment") that will explicitly provide that the value of the Merger Consolidation will be determined as of the Closing Date. Approval of the Articles Amendment by the requisite vote or consent of the holders of Company Shares is a condition to the obligations of CUC to consummate the Merger. However, whether or not the Articles Amendment is approved, the Company Board believes that its interpretation of the Applicable Charter Provision is correct. Notwithstanding that the Articles Amendment may not be approved by the requisite vote or consent of the holders of Company Shares, CUC could elect to waive the Articles Amendment requirement, and the Merger could be consummated based upon the Company Board's existing interpretation of the Applicable Charter Provision.

     The holders of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares (collectively, the "Preferred Shares") have certain rights and preferences with respect to the allocation of the Merger Consideration described in the Applicable Charter Provision, and the date upon which the Merger Consideration is valued for the purpose of such allocation and other methodologies that are adopted by the Company Board for allocating the Merger Consideration among the holders of the Company Shares will have an impact upon the relative portion of the Merger Consolidation to be received by the holders of the Common Shares and the series of Preferred Shares.

     Based upon the Applicable Charter Provision as described above and solely for the purpose of allocating the Merger Consideration among the Company Shares, the Company Board will value the Merger Consideration based upon the closing price of the CUC Common Stock as reported on the New York Stock Exchange Composite Transactions ("NYSE") as of the closing of business on the Closing Date, and has adopted other methodologies (collectively, the "Adopted Methodology") to allocate the value of the Merger Consideration to be received in the Merger among the holders of Company Shares. For the purpose of providing holders of Company Shares with an indication of the approximate number of shares of CUC Common Stock into which their Company Shares could be converted in the Merger, set forth in the Proxy Statement/Prospectus are tables that illustrate, first, the exchange ratios for each share of Company Preferred Stock and Company Common Stock and, second, the corresponding dollar values of the consideration to be received by each holder of Company Preferred Stock and Company Common Stock assuming a range of closing sales prices for CUC Common Stock on the Closing Date. The tables set forth the results based on closing sales prices per share of CUC Common Stock on the Closing Date ranging from $15 to $30 per share.

     The examples of the application of the Adopted Methodology do not purport to represent all possible variables and outcomes; rather, they are intended to provide an example of how the Adopted Methodology would be applied to allocate the Merger Consideration among the holders of Company Shares under certain particular circumstances.

     B.  CONSENT AND WAIVER.
         -------------------

     In consideration for the portion of the Merger Consideration to be allocated to the Stockholder by virtue of his ownership of Company, as determined by the application of the Adopted Methodology by the Company Board, and for other good and valuable consideration:

     1. Representations and Warranties. The Stockholder represents and warrants that:

     (a) The Stockholder has received the Proxy Statement/Information Statement, which includes a copy of the Merger Agreement and all exhibits thereto (collectively, the "Disclosure Document"), and has carefully reviewed them, and the Stockholder has had the opportunity to review it with counsel of the Stockholder's choosing. The Stockholder has had adequate opportunity to make whatever investigation or inquiry the Stockholder deems necessary or desirable in connection with the subject matter of this Consent and Waiver prior to the execution hereof. No information in addition to that contained in the Disclosure Document has been given to the Stockholder by the Company or anyone acting on its behalf in connection with the Disclosure Document.

     (b) The Stockholder is the record owner of the type and number of Company Shares referred to on the signature page below.

     2. Consent to Methodology. The Stockholder hereby acknowledges that the application by the Company Board of the Adopted Methodology, as reflected in the examples set forth in the Proxy Statement/Information Statement, will result in a proper allocation of the Merger Consideration to be received in the Merger among the holders of Company Shares and hereby consents to the application of the Adopted Methodology for such purpose.

     3.  Waiver and Release.

     (a) The Stockholder, for himself and his successors and assigns, hereby waives, settles, releases and absolutely discharges CUC, Merger Sub, the Company and their respective subsidiaries, affiliates, successors, assigns, stockholders, officers, directors, agents, employees, accountants, attorneys and representatives (collectively, the "Released Parties"), from all claims, damages, liabilities, costs, expenses, obligations and causes of action, in each case of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of or relating to the application of the Adopted Methodology to determine the proper allocation of the Merger Consideration to be received in the Merger among the holders of Company Shares (the "Released Matters"), including, without limitation, any claim that the Stockholder is entitled to receive a number of shares of CUC Common Stock that is different from the number of shares of CUC Common Stock to which such Stockholder is entitled by application of the Adopted Methodology.

     (b) The Stockholder waives and relinquishes any right or benefit which the Stockholder has or may have under Section 1542 of the Civil Code of the State of California (the "California Civil Code") or any similar provision of the statutory or non-statutory law of any other jurisdiction to the full extent that the Stockholder may lawfully waive such rights and benefits pertaining to the subject matter of this Consent and Waiver. Section 1542 of the California Civil Code reads:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     In connection with the foregoing waiver and relinquishment, the Stockholder acknowledges that the Stockholder is aware that he or his attorneys or others may hereafter discover claims or facts in addition to or different from those which the Stockholder now knows or believes to exist with respect to the subject matter of this Consent and Waiver, but that it is nevertheless the Stockholder's intention to fully, finally and forever settle, release, waive and discharge all of the Released Matters. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

     4. Covenant Not to Sue. The Stockholder hereby agrees that the Stockholder will not commence, maintain or join any action (at law or otherwise) involving any of the Released Parties in which any of the Released Matters is asserted. In addition, the Stockholder further agrees that the Stockholder will opt-out of any class of which the Stockholder is a member which has been certified in any class action which is prohibited under the immediately preceding sentence.

     5. No Admission of Liability. Nothing contained herein shall be construed as an admission by any person of any liability of any kind to any person.

     6.  Miscellaneous.

     (a) Governing Law. This Consent and Waiver in all respects shall be interpreted, enforced and governed by and under the internal laws, and not the laws pertaining to the choice or conflicts of laws, of the State of Delaware.

     (b) Construction; Interpretation. The headings contained in this Consent and Waiver are for reference purposes only and shall not affect in any way the meaning or interpretation of this Consent and Waiver. Article, section, schedule, exhibit, recital and party references are to this Consent and Waiver unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Consent and Waiver for purposes of construing the provisions of this Consent and Waiver, and all provisions of this Consent and Waiver shall be construed in accordance with their fair meaning, and not strictly for or against any party hereto.

     (c) Severability. If any provision or portion of this Consent and Waiver is held for any reason to be unenforceable or illegal in any jurisdiction, that provision or portion shall be severed from this Consent and Waiver in such jurisdiction and the remainder of this Consent and Waiver shall be valid and enforceable just as if the provision or portion held to be illegal or unenforceable has never been included.

     (d) Successors and Third Party Beneficiaries. This Consent and Waiver shall inure to the benefit of each of the Released Parties and its successors and assigns, each of which is a third party beneficiary of this Consent and Waiver. This Consent and Waiver shall be binding upon the successors and assigns of the Stockholder, whether by will, bequest, the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets or, without limitation, otherwise.

     The Stockholder has executed this Consent and Waiver, either in an individual capacity or pursuant to due authorization on behalf of the Stockholder.

Dated:  ________________, 199__         ____________________________________
                                                     Print Name

                                        ____________________________________
                                                     Signature

                                        ____________________________________
                                          Title or Representative Capacity
                                                  (if applicable)



                                        ____________________________________
                                                Signature of Spouse
                                                  (if applicable)



                                     Company Shares of the Stockholder:
                                     ------------------------------------------
                                     Number of Series A Preferred Shares: _____
                                     Number of Series B Preferred Shares: _____
                                     Number of Series C Preferred Shares: _____
                                     Number of Series D Preferred Shares: _____
                                     Number of Series E Preferred Shares: _____
                                     Number of Series F Preferred Shares: _____
                                     Number of Common Shares: _____

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

   CUC International's By-Laws contain provisions that indemnify officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

   As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, CUC International's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to CUC International or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

   CUC International maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits.

Exhibit
Number       Description of Exhibit
---------    -----------------------
 2.1         Agreement and Plan of Merger dated as of October 11, 1996, among
             CUC International Inc., KA Acquisition Corp. and Knowledge
             Adventure, Inc.

 2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of December 20, 1996, among CUC International Inc., KA Acquisition Corp. and Knowledge Adventure, Inc.

 2.3 Form of Escrow Agreement among CUC International Inc., Knowledge Adventure, Inc., the Escrow Agent and the Escrow Committee.

 4 Form of Certificate evidencing shares of CUC International Common Stock (Filed as Exhibit 4.1 to CUC International's Registration Statement (No. 33-44453), on Form S-4 dated December 19, 1991).*

 5 Opinion of Robert T. Tucker, Esq. as to the legality of CUC International's Common Stock.

 8 Tax Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. **

15.1 Letter of Ernst & Young LLP re: Unaudited Interim Financial Information of CUC International Inc.

23.1         Consent of Robert T. Tucker, Esq. (included in Exhibit 5).

23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 8).

23.3         Consent of Ernst & Young LLP.

23.4 Consent of Price Waterhouse LLP (relating to the Knowledge Adventure, Inc. financial statements).

23.5         Consent of Price Waterhouse LLP (relating to the Ideon Group, Inc.
             financial statements).

23.6 Consent of KPMG Peat Marwick LLP (relating to the Davidson & Associates, Inc. financial statements).

23.7 Consent of Deloitte & Touche LLP (relating to the Sierra On-Line, Inc. financial statements).

23.8 Consent of Deloitte & Touche LLP (relating to the Advance Ross Corporation financial statements).

24 Power of Attorney (included as part of the signature page of this Registration Statement).

27           Financial Data Schedule of CUC International Inc.

99.1         Proxy Card (included in this Registration Statement).

---------------------
*   Incorporated herein by reference.
**  To be filed by amendment.

(b)  Financial Statement Schedules.

     The following Financial Statement Schedule is filed herewith:

     Schedule II -- Valuation and Qualifying Accounts of Knowledge Adventure,
     Inc.

(c) See Exhibits 5 and 8 in Item 21(a) above and the Opinion of Piper Jaffray Inc. included in the Proxy Statement/Prospectus which is part of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on December 20, 1996.


                                   CUC INTERNATIONAL INC.



                                   By:      /s/ WALTER A. FORBES
                                      -----------------------------------
                                                Walter A. Forbes
                                      Chief Executive Officer and Chairman
                                             of the Board of Directors


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                          DATE
          ---------                         -----                          ----
     /s/ WALTER A. FORBES        Chief Executive Officer and         December 20, 1996
-----------------------------       Chairman of the Board
      Walter A. Forbes              (Principal Executive Officer)

     /s/ COSMO CORIGLIANO         Senior Vice President and          December 20, 1996
-----------------------------      Chief Financial Officer
      Cosmo Corigliano             (Principal Financial and
                                   Accounting Officer)

      /s/ BARTLETT BURNAP         Director                           December 20, 1996
-----------------------------
      Bartlett Burnap

      /s/ JANICE G. DAVIDSON      Director                           December 20, 1996
-----------------------------
      Janice G. Davidson

     /s/ ROBERT M. DAVIDSON       Director                           December 20, 1996
-----------------------------
      Robert M. Davidson



    /s/ T. BARNES DONNELLEY       Director                      December 20, 1996
-----------------------------
      T. Barnes Donnelley

     /s/ STEPHEN A. GREYSER       Director                      December 20, 1996
-----------------------------
      Stephen A. Greyser

    /s/ CHRISTOPHER K. MCLEOD     Director                      December 20, 1996
-----------------------------
      Christopher K. McLeod

        /s/ BURTON C. PERFIT      Director                      December 20, 1996
-----------------------------
      Burton C. Perfit

 /s/ ROBERT P. RITTEREISER        Director                      December 20, 1996
-----------------------------
      Robert P. Rittereiser

/s/ STANLEY M. RUMBOUGH, JR.      Director                      December 20, 1996
-----------------------------
     Stanley M. Rumbough, Jr.

   /s/ E. KIRK SHELTON            Director                      December 20, 1996
-----------------------------
      E. Kirk Shelton

  /s/ KENNNETH A. WILLIAMS        Director                      December 20, 1996
-----------------------------
      Kenneth A. Williams


                              KNOWLEDGE ADVENTURE

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                       Balance at     Charged to                    Balance at
                                       beginning      costs and                        end
                                       of period       expenses      Deductions      of period
                                       ----------     ----------     ----------     ---------

DESCRIPTION

Year ended March 31, 1996
Allowance for doubtful accounts         $   28,000        259,000          9,000     $  278,000
                                        ==========     ==========     ==========     ==========


Year ended March 31, 1995
Allowance for doubtful accounts         $  345,000        360,000        677,000     $   28,000
                                        ==========     ==========     ==========     ==========

Year ended March 31, 1996
Returns Reserve                         $  813,268     $4,693,264     $4,481,108     $1,025,424
                                        ==========     ==========     ==========     ==========

Year ended March 31, 1995
Returns Reserve                         $1,215,317     $7,255,540     $5,379,911     $  813,268
                                        ==========     ==========     ==========     ==========

Three Months Ended March 31, 1994
Returns Reserve                         $1,676,351     $  368,403     $  829,437     $1,215,317
                                        ==========     ==========     ==========     ==========
